     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               AURORA FOODS INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                       2045                     94-3303521
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
     incorporation or           Classification Code
       organization)                  Number)

                            ------------------------
                             456 Montgomery Street
                                   Suite 2200
                            San Francisco, CA 94104
                                 (415) 982-3019

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                               M. LAURIE CUMMINGS
                            CHIEF FINANCIAL OFFICER
                               AURORA FOODS INC.
                             456 MONTGOMERY STREET,
                                   SUITE 2200
                            SAN FRANCISCO, CA 94104
                                 (415) 982-3019

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------
                                    COPY TO:
                             Frank L. Schiff, Esq.
                                White & Case LLP
                          1155 Avenue of the Americas
                         New York, New York 10036-2787
                                 (212) 819-8752
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered in connection with the information of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED          PROPOSED
             TITLE OF EACH                                     OFFERING         AGGREGATE
          NOTE OF SECURITIES               AMOUNT TO BE       PRICE PER          OFFERING         AMOUNT OF
           TO BE REGISTERED                 REGISTERED         NOTE(1)           PRICE(1)      REGISTRATION FEE
8 3/4% Senior Subordinated Notes
  due 2008.............................    $200,000,000          100%          $200,000,000        $59,000

(1) In accordance with Rule 457(f)(2), the registration fee is calculated based on the book value, which has been computed as of July 21, 1998, of the outstanding 8 3/4% Senior Subordinated Notes due 2008 of Aurora Foods Inc. to be cancelled in the exchange transaction hereunder.
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JULY 21, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                               AURORA FOODS INC.

                               OFFER TO EXCHANGE
               8 3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
         FOR ALL OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008

                               THE EXCHANGE OFFER
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON              , 1998, UNLESS EXTENDED
                             ---------------------

    Aurora Foods Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"; together with the Prospectus, the "Exchange Offer"), to exchange up to an aggregate principal amount of $200,000,000 of its 8 3/4% Series B Senior Subordinated Notes due 2008 (the "New Notes") for up to an aggregate principal amount of $200,000,000 of its outstanding 8 3/4% Senior Subordinated Notes due 2008 (the "Old Notes"). The proceeds from the issuance of the Old Notes were used to pay a portion of the outstanding indebtedness under the Aurora Senior Bank Facilities (as defined) and to pay related fees and expenses. The terms of the New Notes are identical in all material respects to those of the Old Notes, except for certain transfer restrictions, registration rights and liquidated damages relating to the Old Notes. The New Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined) governing the Old Notes. The New Notes and the Old Notes are sometimes referred to collectively as the "Notes."

    Interest on the New Notes is payable semi-annually on January 1 and July 1 of each year, commencing on January 1, 1999. The New Notes will mature on July 1, 2008. Except as described below, the Company may not redeem the New Notes prior to July 1, 2003. On or after such date, the Company may redeem the New Notes, in whole or in part, at any time at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time on or prior to July 1, 2001, the Company may, subject to certain requirements, redeem up to $70.0 million of the aggregate principal amount of the Notes with the cash proceeds received from one or more Subsequent Equity Offerings (as defined) at a redemption price equal to 108.75% of the principal amount to be redeemed, together with accrued and unpaid interest, if any, to the date of redemption, provided that at least $130.0 million of the aggregate principal amount of the Notes remain outstanding immediately after each such redemption. The Notes will not be subject to any sinking fund requirement. Upon the occurrence of a Change of Control (as defined), (i) the Company will have the option, at any time on or prior to July 1, 2003, to redeem the New Notes in whole but not in part at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined) plus accrued and unpaid interest to the date of redemption, and (ii) if the Company does not so redeem the New Notes or if such Change of Control occurs after July 1, 2003, the Company will be required to make an offer to repurchase the New Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See "Description of Notes -- Optional Redemption".

    The New Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company and will be effectively subordinated to all obligations of any subsidiaries of the Company as may exist from time to time. On the date of issuance of the New Notes, the Company will not have any subsidiaries; however neither the Existing Indentures (as defined) nor the Indenture will restrict the ability of the Company to create, acquire or capitalize subsidiaries in the future. The New Notes will rank PARI PASSU with the Existing Notes (as defined) and with any future Senior Subordinated Indebtedness (as defined) of the Company and will rank senior to all other subordinated indebtedness of the Company. As of March 28, 1998, on a pro forma basis after giving effect to the Equity Offerings (as defined) and Refinancings (as defined), the Company would have had $306.8 million of Senior Indebtedness outstanding (excluding unused revolving credit commitments of $93.2 million) and the Company would have had $202.4 million of Senior Subordinated Indebtedness outstanding other than the Notes. See "Description of Notes -- Ranking".

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 10 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                                 THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

(CONTINUED FROM COVER)

    The Old Notes were originally issued and sold on July 1, 1998 (the "Issue Date") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided in Rule 144A and Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available.

    The Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time,
on            , 1998, unless extended by the Company in its sole discretion (the
"Expiration Date"). The Expiration Date will not in any event be extended to a
date later than            , 1998. Tenders of Old Notes may be withdrawn at any
time prior to 5:00 p.m., New York City time, on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000.

    The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement dated as of July 1, 1998 (the "Exchange and Registration Rights Agreement") by and between the Company and Chase Securities Inc., Goldman Sachs & Co. and NatWest Capital Markets Limited, as initial purchasers (each an "Initial Purchaser" and collectively, the "Initial Purchasers"), with respect to the initial sale of the Old Notes. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") rendered to third parties in similar transactions, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by respective holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in the distribution of such New Notes and is not engaged in and does not intend to engage in a distribution of the New Notes. Only broker-dealers who acquired the Old Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for Old Notes if such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

    There has not previously been any public market for the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that an active market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition, and other factors. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Absence of Public Market".

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to pay the expenses incident to the Exchange Offer.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.
                            ------------------------

    Until            , 1998 (90 days after commencement of this offering), all
dealers effecting transactions in the New Notes, whether or not participating in this offering, may be required to deliver a Prospectus.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a registration statement on Form S-4 (the "Registration Statement") under the Securities Act, with respect to the New Notes. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Items of information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Electronic filings filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") are publicly available through the Commission's home page on the Internet at http://www.sec.gov.

    The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that the Company ceases to be subject to the informational requirements of the Exchange Act, the Company has agreed to file with the Commission and provide to the Trustee and the holders of Notes annual reports and the information, documents and other reports otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act. See "Description of Notes -- Certain Covenants -- SEC Reports".

    DUNCAN HINES-Registered Trademark-, LOG CABIN-Registered Trademark-, MRS. BUTTERWORTH'S-Registered Trademark-, AUNT JEMIMA-Registered Trademark-, COUNTRY KITCHEN-Registered Trademark-, WIGWAM-Registered Trademark-, VAN DE KAMP'S-Registered Trademark-, MRS. PAUL'S-Registered Trademark-, and CELESTE-Registered Trademark- are registered trademarks of the Company. The Aunt Jemima trademark is licensed from The Quaker Oats Company ("Quaker Oats"). This Prospectus also includes trademarks of companies other than the Company.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, THE "COMPANY" REFERS TO AURORA FOODS INC., A DELAWARE CORPORATION, AND ITS PREDECESSORS. EXCEPT AS OTHERWISE INDICATED, ALL REFERENCES TO CATEGORY AND SEGMENT SALES AND SHARE PERCENTAGES AND POSITIONS ARE BASED ON U.S. RETAIL SUPERMARKET SALES DOLLARS FOR THE 52-WEEK PERIOD IN THE CASE OF SYRUPS, ENDED APRIL 18, 1998, AND IN THE CASE OF BAKING MIXES, ENDED APRIL 11, 1998, AS GATHERED AND PUBLISHED BY A.C. NIELSEN COMPANY ("NIELSEN") AND, IN THE CASE OF FROZEN CONVENIENCE FOODS, ENDED APRIL 19, 1998, AS GATHERED AND PUBLISHED BY INFORMATION RESOURCES INCORPORATED ("IRI").

                                  THE COMPANY

    The Company is a leading producer and marketer of premium branded food products including DUNCAN HINES baking mixes, LOG CABIN and MRS. BUTTERWORTH'S syrup, VAN DE KAMP'S and MRS. PAUL'S frozen seafood, AUNT JEMIMA frozen breakfast products and CELESTE frozen pizza. The Company's brands are among the most widely recognized food brands in the United States, have leading market positions and participate in some of the fastest growing categories in the supermarket. LOG CABIN and MRS. BUTTERWORTH'S have a leading 34.0% share of the syrup category, VAN DE KAMP'S and MRS. PAUL'S have a leading 28.1% share of the frozen seafood category, DUNCAN HINES is the #2 cake mix with a 36.3% share and CELESTE is the #3 brand of frozen pizza in the Northeast. In 1997, dollar sales of frozen pizza, frozen seafood and frozen waffles grew at annual rates of 8.5%, 9.5% and 7.8%, respectively. For the year ended December 27, 1997, the Company's pro forma net sales were $874.2 million and the Company's pro forma Adjusted EBITDA was $154.6 million (see Note 1 to the "Unaudited Pro Forma Statement of Operations for the year ended December 27, 1997").

    The Company was formed by Dartford Partnership L.L.C. ("Dartford"), Fenway Partners, Inc. and McCown De Leeuw & Co., Inc. ("MDC") to serve as a platform upon which to build a leading branded grocery products company through both strategic acquisitions and internal growth. The Company has been built through six separate acquisitions over the last three years. The Company seeks to acquire well-recognized brands which have become non-core businesses to their corporate parents, but which retain strong brand equities and long-term growth potential. The Company's objective is to revitalize the brands it acquires and renew their growth by providing them with the strategic direction, dedicated management and marketing focus they lacked under prior owners.

    Under the direction of CEO Ian R. Wilson and Dartford, each of the brands owned by the Company for more than one year has experienced significant growth. The following table sets forth (i) the growth rates of the brands for the twelve months prior to the date of acquisition, and (ii) the annual growth rate as measured eighteen months after the date of acquisition, in each case based on dollar sales data provided by IRI and Nielsen.

                                              DATE
                                               OF         GROWTH PRIOR          GROWTH
BRAND                     PRIOR OWNER      ACQUISITION   TO ACQUISITION    AFTER ACQUISITION
---------------------  -----------------  -------------  ---------------  -------------------
VAN DE KAMP'S          Pillsbury            Sept. 1995           -2.5%              +5.0%
MRS. PAUL'S            Campbell Soup          May 1996           -9.2               +7.1
AUNT JEMIMA            Quaker Oats           July 1996           -8.9              +10.5
CELESTE                Quaker Oats           July 1996          -16.8               +8.6
MRS. BUTTERWORTH'S     Unilever              Dec. 1996            0.0               +3.1
LOG CABIN              Kraft                 July 1997           -6.0                n/a
DUNCAN HINES           Procter & Gamble      Jan. 1998           -5.0                n/a

    The Company has renewed the growth of its brands by providing them with experienced management, refocusing marketing support, reformulating and repackaging outdated products, developing and launching new products and expanding distribution. The Company has also realized significant cost savings by consolidating and improving the efficiency of its manufacturing operations, outsourcing the production of certain products and eliminating redundant administrative functions. The Company believes that the growth exhibited by the brands it acquired in 1995 and 1996, combined with expected growth from its most recent acquisitions and additional cost savings opportunities, have positioned it to achieve superior long-term sales and earnings growth.

BUSINESS STRATEGY

    The Company's objective is to continue to generate sales and earnings growth by (i) sustaining the growth of the brands it acquired in 1995 and 1996, (ii) achieving similar results for its recently acquired brands, and (iii) continuing to acquire brands with strong equities and long-term growth potential. The Company's strategy is to revitalize its brands, reduce costs and continue to make strategic acquisitions.

    REVITALIZE BRANDS. To revitalize the brands it has acquired and stimulate growth, the Company (i) provides experienced management, (ii) refocuses marketing support, (iii) reformulates and repackages outdated products, (iv) develops and launches new products, and (v) expands distribution of its products.

    PROVIDE EXPERIENCED MANAGEMENT. The Company has assembled a dedicated sales, marketing and administrative infrastructure by recruiting experienced managers from a wide variety of food and consumer products companies. The Company believes that it significantly improves the performance of its brands by taking them out of large organizations where they have not been a priority and providing them with experienced, dedicated management.

    REFOCUS MARKETING SUPPORT. The Company refocuses and broadens marketing support for its brands by rationalizing product lines, refreshing advertising campaigns and adjusting the mix of its marketing programs. The Company increases media advertising and consumer promotional events (coupons) and generally reduces price discounting.

    REFORMULATE AND REPACKAGE PRODUCTS. To reinvigorate its brands, the Company reformulates and repackages outdated products. For example, the Company has reformulated MRS. BUTTERWORTH'S Lite syrup and certain AUNT JEMIMA frozen breakfast products, resulting in significant increases in unit volumes for both product lines.

    DEVELOP AND LAUNCH NEW PRODUCTS. The Company has successfully developed and launched more than 25 new products. New product successes include grilled and premium fish fillets marketed under both the VAN DE KAMP'S and MRS. PAUL'S brands and MAMA CELESTE Fresh Baked Rising Crust pizza.

    EXPAND DISTRIBUTION.  The Company expands distribution of its products by
    (i) improving the selection of its products on the shelf, (ii) increasing penetration in established markets, (iii) broadening the geographic distribution of its products, and (iv) improving its presence in selected channels of distribution including club stores and foodservice.

    REDUCE COSTS. The Company has reduced costs of the acquired businesses by approximately $49.9 million since their respective acquisitions. To achieve these cost reductions, the Company has (i) consolidated the manufacture of MRS. PAUL'S frozen seafood products into the Van de Kamp's facilities, (ii) outsourced the production of syrup, (iii) reduced fixed costs and improved the efficiency of its manufacturing facilities, and (iv) eliminated redundant administrative functions of the acquired businesses. The Company believes that there are further opportunities to reduce costs, which include outsourcing the production of baking mixes and further consolidating its brokerage and administrative functions. No assurances can be given, however, that these cost reductions can be realized.

    MAKE STRATEGIC ACQUISITIONS. The Company has a proven track record of successfully acquiring and integrating food businesses. The Company's acquisition strategy is to acquire established, well-recognized food brands that can leverage off of the infrastructure it has developed. The Company will continue to look for opportunities where strong but non-core brands would benefit from the renewed focus and experienced management it brings to its acquisitions. Management believes that these opportunities will continue to arise as a result of large food companies continuing their recent trend of divesting non-core businesses.

                                   OWNERSHIP

    Fenway Partners Capital Fund, L.P. and certain of its affiliates (collectively, "Fenway") beneficially own 24.8%, affiliates of MDC beneficially own 24.4%, Dartford beneficially owns 10.9%, and divisional management beneficially owns 5.1% of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"). See "Principal Stockholders".

    CONFLICTS OF INTEREST. MDC, Fenway and their professional staffs are not restricted from acquiring or managing other companies in the food business, including companies that may be competitive with the Company. In addition, certain directors of the Company affiliated with Fenway or MDC also serve as officers or directors of other portfolio companies of Fenway or MDC.

                           MANAGEMENT INCENTIVE PLANS

    Certain officers and other employees of the Company are participants in incentive plans sponsored by MBW Investors LLC and VDK Foods LLC whereby they were given an opportunity to participate in the appreciation in value of Aurora Foods Holdings Inc. ("Aurora") or VDK Holdings, Inc. ("VDK"). Amounts due under the Aurora Plan (as defined) and the VDK Plan (as defined) became fully vested on July 1, 1998 as a result of the completion of the sale by the Company and certain of the Company's shareholders (the "Equity Offerings", collectively with the Offering, the "Offerings") of 14,500,000 shares of the Company's Common Stock and the final value of all classes of Management Units (as defined) were determined prior to the closing of the Equity Offerings based on the initial public offering price of the Common Stock. The sponsors of such plans will satisfy the amounts due by distributing to the plans a fixed number of shares of Common Stock of the Company, currently estimated at 7,742,210 shares in the aggregate. There are 87 employees that are participants in such plans. After giving effect to the completion of the Equity Offerings and after aggregating the shares to be distributed under such plans with those shares already owned by such employees, employees of the Company will own 16.0% of the outstanding shares of Common Stock of the Company. For the quarter ended March 1998, Aurora and VDK recorded $60.0 million and $69.0 million, respectively, of non-cash incentive plan expense relating to those plans based on estimated valuations of each company. No additional incentive plan expense will be recorded under the plans after the completion of the Equity Offerings. See "Management--Aurora Incentive Plan" and "--VDK Incentive Plan".

    After giving effect to pro forma adjustments based on the completion of the Equity Offerings (at a price of $21.00 per share) and the Refinancings, for the quarter ended March 28, 1998, pro forma as adjusted net loss per share of $1.43 included $1.53 net loss per share related to the incentive plan expense.

    All employees of the Company are eligible to participate in the Company's 1998 Incentive Plan (as defined). See "Management--Executive Compensation", "--1998 Long Term Incentive Plan" and "-- 1998 Employee Stock Purchase Plan".

                               THE EXCHANGE OFFER

The New Notes.......  The forms and terms of the New Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the Old Notes described below under "Description of Notes" and "Old Notes Exchange and Registration Rights Agreement".

The Exchange          The Company is offering to exchange up to $200,000,000
  Offer.............  aggregate principal amount of the New Notes for up to
                      $200,000,000 aggregate principal amount of Old Notes. Old
                      Notes may be exchanged only in integral multiples of $1,000.

Expiration Date;      The Exchange Offer will expire at 5:00 p.m., New York City
  Withdrawal of       time, on             , 1998, or such later date and time
  Tender............  to which it is extended by the Company (the "Expiration
                      Date"). The tender of Old Notes pursuant to the Exchange
                      Offer may be withdrawn at any time prior to the Expiration
                      Date. The Expiration Date will not in any event be
                      extended to a date later than             , 1998. Any Old
                      Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Certain Conditions
  to the Exchange
  Offer.............  The Exchange Offer is subject to customary conditions, which may be waived by the Company. See "The Exchange Offer -- Certain Conditions to the Exchange Offer".

Procedures for        Each holder of Old Notes wishing to accept the Exchange
  Tendering Old       Offer must complete, sign and date the Letter of
  Notes.............  Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes and any other required documentation to the Exchange Agent at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each Holder whose Old Notes are held through DTC and wishes to participate in the Exchange Offer may do so through DTC's Automated Tender Offer Program ("ATOP") by which each tendering participant will agree to be bound by the Letter of Transmittal as though each Holder had executed such Letter of Transmittal.

Interest on the New   Interest on the New Notes will accrue from the date of
  Notes.............  issuance (the "New Note Issue Date") at the rate of 8 3/4%
                      per annum, and will be payable semi-annually in arrears on each January 1 and July 1, commencing on January 1, 1999.
                      Holders of the New Notes will also on January 1, 1999
                      receive an amount equal to the accrued interest on the Old
                      Notes. Interest on the Old Notes accepted for exchange
                      will cease to accrue upon issuance of the New Notes.

Special Procedures
  for Beneficial
  Owners............  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company
                      or other nominee and who wishes to tender such Old Notes
                      in the Exchange Offer should contact such registered
                      holder promptly and instruct such registered holder to
                      tender on such beneficial owner's behalf. If such
                      beneficial owner wishes to tender on such owner's own
                      behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes,
                      either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The
                      transfer of registered ownership may take considerable
                      time and may not be able to be completed prior to the
                      Expiration Date.

Guaranteed Delivery   Holders of Notes who wish to tender their Old Notes and
  Procedure.........  whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal
                      or any other documents required by the Letter of
                      Transmittal to the Exchange Agent, prior to the Expiration
                      Date, must tender their Old Notes according to the
                      guaranteed delivery procedures set forth in "The Exchange
                      Offer -- Guaranteed Delivery Procedures".

Registration          The Company has agreed to use its best efforts to
  Requirements......  consummate on or prior to 165 days after the date of original issuance of the Old Notes (the "Issue Date") the
                      registered Exchange Offer pursuant to which holders of the
                      Old Notes will be offered an opportunity to exchange their
                      Old Notes for the New Notes which will be issued without
                      legends restricting the transfer thereof. In the event
                      that applicable interpretations of the staff of the
                      Commission do not permit the Company to effect the
                      Exchange Offer or in certain other circumstances, the
                      Company has agreed to file a Shelf Registration Statement
                      covering resales of the Old Notes and to use its best
                      efforts to cause such Shelf Registration Statement to be
                      declared effective under the Securities Act and, subject
                      to certain exceptions, keep such Shelf Registration
                      Statement effective until two years after the Issue Date.
                      If the Company fails to consummate the Exchange Offer on
                      or prior to 165 days after the Issue Date or, in the event that the Company is not in compliance with certain
                      obligations under the Exchange and Registration

                      Rights Agreement, the Company shall be obligated to pay liquidated damages to holders of the Old Notes. See "Old
                      Notes Exchange and Registration Rights Agreement".

Certain Federal Tax
  Considerations....  For a discussion of certain federal income tax considerations relating to the exchange of the New Notes
                      for the Old Notes, see "Certain United States Federal Tax
                      Considerations".

Use of Proceeds.....  There will be no proceeds to the Company from the exchange of Notes pursuant to the Exchange Offer.

Exchange Agent......  Wilmington Trust Company is the Exchange Agent. The
                      address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent".

                               TERMS OF THE NOTES

    The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes are registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and will not contain the registration rights and liquidated damages provisions relating to the Old Notes. See "Description of Notes" and "Old Notes Exchange and Registration Rights Agreement".

                                  RISK FACTORS

    See "Risk Factors" for a discussion of certain factors that should be considered by participants in the Exchange Offer.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth summary historical and unaudited pro forma financial data of the Company for the periods ended and as of the dates indicated. Pro forma as adjusted net loss per share for the three months ended March 28, 1998 of $1.43 per share included $1.53 net loss per share related to the non-cash incentive plan expense. This expense relates to incentive plans (the Aurora Plan and the VDK Plan) for which the final value was determined and all rights vested as a result of the completion of the Equity Offerings. Therefore, no additional incentive plan expense will be recorded under the plans after the completion of the Equity Offerings.

    The summary historical statement of operations data for the year ended December 27, 1997 and the summary historical balance sheet data as of December 27, 1997 are derived from audited financial statements of the Company included elsewhere in this Prospectus. The summary historical statement of operations data for the three months ended March 28, 1998 and the summary historical balance sheet data as of March 28, 1998 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus which, in the opinion of management, include all normal recurring adjustments. The summary unaudited pro forma and pro forma as adjusted statement of operations data reflect adjustments, where appropriate, to the historical financial data of the Company to give effect to (i) the acquisition of the LOG CABIN business, the DUNCAN HINES business and VDK, (ii) the Desserts Sale (as defined), (iii) the Equity Offerings and (iv) the Refinancings, as if each had occurred on January 1, 1997. The summary unaudited pro forma and pro forma as adjusted balance sheet data reflect adjustments, where appropriate, to the historical financial data for the Company to give effect to (i) the acquisition of VDK, (ii) the Desserts Sale, (iii) the Equity Offerings and (iv) the Refinancings as if each had occurred on March 28, 1998. This information should be read in conjunction with the Company's unaudited pro forma and historical financial statements, and related notes thereto, each appearing elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                       Year Ended                       Three Months Ended
                                                    December 27, 1997                     March 28, 1998
                                           -----------------------------------  -----------------------------------
                                                                    Pro Forma                            Pro Forma
 (in thousands, except per share data)      Actual     Pro Forma   As Adjusted   Actual     Pro Forma   As Adjusted
                                           ---------  -----------  -----------  ---------  -----------  -----------
STATEMENT OF OPERATIONS DATA:
Net sales................................  $ 143,020   $ 874,231    $ 874,231   $  89,385   $ 240,337    $ 240,337
Cost of goods sold.......................     45,729     373,101      373,101      37,734      95,111       95,111
                                           ---------  -----------  -----------  ---------  -----------  -----------
  Gross profit...........................     97,291     501,130      501,130      51,651     145,226      145,226
                                           ---------  -----------  -----------  ---------  -----------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution.............     17,096      88,188       88,188       9,355      23,544       23,544
  Trade promotions.......................     26,075     172,487      172,487      15,568      57,737       57,737
  Consumer marketing.....................     15,142      65,717       65,717       7,997      21,057       21,057
                                           ---------  -----------  -----------  ---------  -----------  -----------
Total brokerage, distribution and
  marketing expenses.....................     58,313     326,392      326,392      32,920     102,338      102,338
Amortization of goodwill and other
  intangibles............................      5,938      33,424       33,424       4,597       8,356        8,356
Selling, general and administrative
  expenses...............................      5,229      34,427       34,427       2,346       7,084        7,084
Incentive plan expense...................      2,300       2,300        2,300      60,000     129,000      121,323(1)
Transition expenses......................      2,113       3,405        3,405       1,926       1,926        1,926
                                           ---------  -----------  -----------  ---------  -----------  -----------
Total operating expenses.................     73,893     399,948      399,948     101,789     248,704      241,027
                                           ---------  -----------  -----------  ---------  -----------  -----------
  Operating income (loss)................     23,398     101,182      101,182     (50,138)   (103,478)     (95,801)
Interest income..........................       (151)       (515)        (515)       (223)       (253)        (253)
Interest expense.........................     18,393      84,502       58,748      12,837      21,126       14,687
Amortization of deferred financing
  expense................................      3,059       4,575        1,491         513       1,144          373
Other bank and financing expenses........         83         304          304          51          95           95
                                           ---------  -----------  -----------  ---------  -----------  -----------
  Income (loss) before income taxes and
    extraordinary item...................      2,014      12,316       41,154     (63,316)   (125,590)    (110,703)
Income tax expense (benefit).............        779       4,865       16,256        (360)    (21,393)     (14,843)
                                           ---------  -----------  -----------  ---------  -----------  -----------
  Net income (loss) before extraordinary
    item.................................  $   1,235   $   7,451    $  24,898   $ (62,956)  $(104,197)   $ (95,860)
                                                      -----------  -----------             -----------  -----------
                                                      -----------  -----------             -----------  -----------
Extraordinary loss on early
  extinguishment of debt.................     --                                   (1,876)
                                           ---------                            ---------
Net income (loss)........................  $   1,235                            $ (64,832)
                                           ---------                            ---------
                                           ---------                            ---------

                                                       Year Ended                       Three Months Ended
                                                    December 27, 1997                     March 28, 1998
                                           -----------------------------------  -----------------------------------
                                                                    Pro Forma                            Pro Forma
 (in thousands, except per share data)      Actual     Pro Forma   As Adjusted   Actual     Pro Forma   As Adjusted
                                           ---------  -----------  -----------  ---------  -----------  -----------
Basic and diluted earnings (loss) per
  share before extraordinary item........  $    0.04(7)                         $   (2.17 (7)
Extraordinary item per share.............     --                                    (0.06 (7)
                                           ---------                            ---------
Basic and diluted earnings (loss)
  per share..............................  $    0.04(7)                         $   (2.23 (7)
                                           ---------                            ---------
                                           ---------                            ---------
Weighted average number of shares
  outstanding............................     29,053(7)                            29,053(7)
                                           ---------                            ---------
                                           ---------                            ---------
Pro forma basic and diluted earnings
  (loss) per share(2)....................              $    0.14(7)                         $   (1.93)(7)
                                                      -----------                          -----------
                                                      -----------                          -----------
Pro forma weighted average number of
  shares outstanding(2)..................                 54,091(7)                            54,091(7)
                                                      -----------                          -----------
                                                      -----------                          -----------
Pro forma as adjusted basic and diluted
  earnings per share(3)..................                           $    0.37                            $   (1.43)
                                                                   -----------                          -----------
                                                                   -----------                          -----------
Pro forma as adjusted weighted average
  number of shares outstanding(3)........                              67,000                               67,000
                                                                   -----------                          -----------
                                                                   -----------                          -----------
OPERATING AND OTHER DATA:
  Adjusted EBITDA(4).....................  $  34,877   $ 154,617    $ 154,617(5) $  17,587  $  39,080    $  39,080(5)
  Depreciation and amortization..........     10,057      52,094       49,010       6,140      12,618       11,847
  Capital expenditures...................      2,411      13,471       13,471       1,511       4,253        4,253
  Ratio of Adjusted EBITDA to interest
    expense(8)...........................                                2.7x                                 2.7x
  Ratio of earnings to fixed
    charges(9)...........................                                1.7x                                   --(10)

BALANCE SHEET DATA (END OF PERIOD):
  Working capital (excluding current
    portion of long-term debt)...........  $   6,524                            $  29,164   $  54,548    $  54,548
  Total assets...........................    372,739                              869,551   1,412,092    1,413,497
  Long-term debt (including current
    portion).............................    279,919                              652,377     937,136(6)    709,192
  Stockholders' equity...................     65,223                              154,029     337,498      583,975

------------------------------

(1) Pro forma as adjusted incentive plan expense represents the expense incurred under the VDK Plan and the Aurora Plan, which are described elsewhere in this Prospectus. See "Management--VDK Incentive Plan" and
    "Management--Aurora Incentive Plan".

(2) Pro forma basic and diluted earnings per share and the pro forma weighted average number of shares outstanding gives effect to the acquisitions as described in the notes to the Unaudited Pro Forma Financial Information.

(3) Pro forma as adjusted basic and diluted earnings per share and the pro forma as adjusted weighted average number of shares outstanding gives effect to the acquisitions and the Equity Offerings as described in the notes to the Unaudited Pro Forma Financial Information.

(4) Adjusted EBITDA is defined as net income (loss) before interest expense, taxes, depreciation, amortization, extraordinary items, incentive plan expense (see (1) above) and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(5) Adjusted EBITDA of $154.6 million and $39.1 million for the year ended December 27, 1997 and for the three months ended March 28, 1998, respectively, would increase to $172.8 million and $40.8 million if cost savings of $18.2 million and $1.7 million, respectively, were included. Cost savings primarily reflect savings pursuant to long-term contract manufacturing agreements the Company has entered into for its syrup and baking mix products and the elimination of manufacturing and administrative expenses allocated from prior owners. Cost savings represent an estimate and there can be no assurance the cost savings will be realized. Actual results could differ materially from those presented.

(6) Includes $15.0 million of revolving debt outstanding under the VDK Senior Bank Facilities.

(7) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc.

    capital structure basis. Earnings per share data as of previous dates have been recomputed based on the revised outstanding share amounts.

(8) The ratio of Adjusted EBITDA to interest expense for the year ended December 27, 1997 and for the three months ended March 28, 1998 would increase to 3.0x and 2.8x if cost savings of $18.2 million and $1.7 million, respectively, were included. Cost savings primarily reflect savings pursuant to long term contract manufacturing agreements the Company has entered into for its syrup and baking mix products and the elimination of manufacturing and administrative expenses allocated from prior owners. Cost savings represent an estimate and there can be no assurance the cost savings will be realized. Actual results could differ materially from those presented.

(9) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before provision for income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing fees and one-third of rental expense on operating leases, representing that portion of rental expense deemed by the Company to be attributable to interest.

(10) For the three months ended March 28, 1998, fixed charges exceeded earnings before fixed charges by $110.7 million.

                                  RISK FACTORS

    Prospective investors should carefully consider the following factors in addition to the other information set forth in this Prospectus before participating in the Exchange Offer.

SUBSTANTIAL LEVERAGE

    Following the consummation of the Offering, the Company remains significantly leveraged. At March 28, 1998, on a pro forma basis after giving effect to the Equity Offerings and the Refinancings, the Company would have had outstanding $709.2 million in aggregate principal amount of indebtedness (excluding trade payables and other liabilities and unused revolving credit commitments of $93.2 million). The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company will have significant cash interest expense and principal repayment obligations with respect to outstanding indebtedness, including the Senior Credit Facilities, the Company's 9 7/8% Series B Senior Subordinated Notes due 2007 (the "Aurora Series B Notes"), the Company's 9 7/8 Series D Senior Subordinated Notes due 2007 (the "Aurora Series D Notes", collectively the "Aurora Notes"), and the Notes; (ii) the Company could be vulnerable to changes in general economic conditions or increases in prevailing interest rates; (iii) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (iv) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; (v) all of the indebtedness outstanding under the Senior Credit Facilities will be secured by substantially all the assets of the Company and matures prior to the maturity of the Notes; and (vi) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. See "Description of Other Indebtedness--Senior Credit Facilities", "Description of Other Indebtedness--Existing Notes" and "Description of Notes".

    The Company believes that its cash flow from operations will be sufficient to meet its payment obligations under the Senior Credit Facilities and other operational requirements. If the Company is unable to generate sufficient cash flow from operations, it may be required to delay or forego its acquisition strategy, reduce or delay planned product improvement initiatives or refinance all or a portion of amounts outstanding under the Senior Credit Facilities at or prior to their maturity, which is prior to the maturity of the Notes. Other potential measures to raise cash include the sale of assets or equity. However, the Company's ability to raise funds by selling assets is restricted by the Senior Credit Facilities, and its ability to effect equity financings is dependent on results of operations and market conditions. In the event that the Company is unable to refinance such indebtedness or raise funds through asset sales, sales of equity or otherwise, its ability to pay principal of, and interest on, the Notes would be adversely affected.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

    The Indenture restricts, and the indenture (the "Series B Indenture") pursuant to which the Series B Notes were issued and the indenture (the "Series D Indenture", collectively with the Series B Indenture, the "Aurora Indentures") pursuant to which the Series D Notes were issued, restrict, among other things, the Company's ability to incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, the Senior Credit Facilities contain other and more restrictive covenants and prohibit the Company from prepaying its other indebtedness (including the Notes). See "Description of Notes--Certain Covenants", "Description of Other Indebtedness--Senior Credit Facilities" and "Description of Other Indebtedness--Existing Notes". The Senior Credit Facilities require the Company to maintain specified financial ratios and satisfy financial condition tests. The Company's ability to meet those financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Senior Credit Facilities and/or the Indenture and the Aurora Indentures. Upon the occurrence of an event of default under the Senior Credit Facilities, the lenders could elect to declare all amounts outstanding under the Senior Credit Facilities, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the lenders under the Senior Credit Facilities accelerate the payment of the indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes and the Existing Notes. See "Description of Other Indebtedness--Senior Credit Facilities".

SUBORDINATION; ASSET ENCUMBRANCES

    The Notes are subordinated in right of payment to all existing and future Senior Indebtedness, including the principal of (and premium, if any) and interest on and all other amounts due on or payable in connection with Senior Indebtedness. As of March 28, 1998, on a pro forma basis after giving effect to the Equity Offerings and the Refinancings, there would have been $306.8 million of Senior Indebtedness outstanding (excluding unused revolving commitments of $93.2 million). By reason of such subordination, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of the Company or upon a default in payment with respect to, or the acceleration of, any Senior Indebtedness, the holders of such Senior Indebtedness and any other creditors who are holders of Senior Indebtedness and creditors of subsidiaries that are not guarantors of the Notes must be paid in full before the Holders of the Notes may be paid. The Company does not currently have any subsidiaries, however, neither the Existing Indentures nor the Indenture restrict the ability of the Company to create, acquire or capitalize subsidiaries in the future. The Indenture permits subsidiaries of the Company to incur debt provided certain conditions are met and such subsidiaries guarantee the Notes. The Notes rank PARI PASSU with the Existing Notes, and Holders of the Notes will share ratably with holders of the Existing Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. If the Company incurs any additional PARI PASSU debt, the holders of such debt would be entitled to share ratably with the Holders of the Notes and the holders of the Existing Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of the Company. This may have the effect of reducing the amount of proceeds paid to Holders of the Notes. In addition, no payments may be made with respect to the principal of (and premium, if any) or interest on the Notes if a payment default exists with respect to Senior Indebtedness and, under certain circumstances, no payments may be made with respect to the principal of (and premium, if any) or interest on the Notes for a period of up to 179 days if a non-payment default exists with respect to Senior Indebtedness. See "Description of Notes".

    The Company has granted the lenders under the Senior Credit Facilities security interests in substantially all of the current and future assets of the Company, including a pledge of all of the issued and outstanding shares of capital stock of the Company's future domestic subsidiaries. In the event of a default on such indebtedness (whether as a result of the failure to comply with a payment or other covenant, a cross-default, or otherwise), the parties granted such security interests will have a prior secured claim on the capital stock of the Company and the assets of the Company and any guarantors under the Senior Credit Facilities. If such parties should attempt to foreclose on their collateral, the Company's financial condition and the value of the Notes would be materially adversely affected. See "Description of Other Indebtedness--Senior Credit Facilities".

LIMITATION ON CHANGE OF CONTROL

    The Indenture requires the Company, in the event of a Change of Control in respect of which it has not elected to redeem the Notes, to repurchase any Notes that holders thereof desire to have repurchased at 101% of the principal amount thereof, plus accrued interest to the Change of Control repurchase date. See "Description of Notes -- Change of Control".

    The Change of Control purchase feature of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of the Company. There can be no assurance that the Company will have funds available to redeem or repurchase the Notes and the Existing Notes upon the occurrence of a Change of Control. In particular, a Change of Control may cause an acceleration of the Senior Credit Facilities and other indebtedness, if any, of the Company, in which case such indebtedness would be required to be repaid in full before redemption or repurchase of the Notes. See " Description of Notes -- Change of Control" and "Description of Other Indebtedness--Senior Credit Facilities". The occurrence of the events that would constitute a Change of Control would also constitute a "Change of Control" under the Existing Indentures. In such a case, the Company would be subject to the same obligations with respect to the Existing Notes as the Company would be subject to with respect to the Notes. The inability to repay such indebtedness, if accelerated, or to redeem or repurchase all of the Notes and the Existing Notes upon the occurrence of a Change in Control would constitute an event of default under the Indenture and the Existing Indentures, respectively.

IMPLEMENTATION OF BUSINESS STRATEGY; LIMITED OPERATING HISTORY; STRATEGIC
  ACQUISITIONS

    The Company intends to pursue a business strategy of increasing sales and earnings through revitalizing its brands and achieving operational cost savings. No assurance can be given that the Company will be successful in implementing this strategy. See "Business--Competition" and "Business". Van de Kamp's, Inc. was incorporated in July 1995 and Aurora Foods was incorporated in December 1996. Accordingly, investors have a limited operating history upon which to base an evaluation of the Company's performance and an investment in the Company. Moreover, certain of the financial statements included herein represent the operations of the various Acquired Businesses (as defined) by persons other than the Company's management and may not be comparable with current operations or indicative of future performance.

    The Company also intends to pursue a business strategy of growth through strategic acquisitions. The Company cannot predict whether it will be successful in pursuing any acquisition opportunities or whether any acquisitions will be successful. The Company continually evaluates potential strategic acquisitions; however, the Company has no binding commitment to acquire any business or other material assets. The Company's acquisition strategy involves numerous risks including integration of the operations, systems, and management of acquired businesses and the diversion of management's attention from other business concerns. Depending on the nature, size, and timing of future acquisitions, the Company may be required to raise additional financing. There can be no assurance that the Credit Agreement, entered into by and between the Company and The Chase Manhattan Bank (the "Senior Credit Facilities"), the Indenture, the indenture (the "VDK Indenture", together with the Aurora Indentures, the "Existing Indentures" and collectively the Indenture and the Existing Indentures, the "Indentures") related to the 12% Senior Subordinated Notes due 2005 issued by VDK (the "VDK Notes", collectively with the Aurora Notes, the "Existing Notes"), the Aurora Indentures, and the Existing Notes and the Notes (collectively the "Senior Subordinated Notes") or any other loan agreement to which the Company may become a party will permit such additional financing or that any additional financing will be available on terms acceptable to the Company.

GENERAL RISKS OF FOOD INDUSTRY; COMPETITION

    The Company is subject to the general risks of the food industry, and particularly to the risk that a competitor gains a technological advantage such as technology that flash freezes fish that is better tasting and has a higher quality; evolving consumer preferences such as the current trend toward ethnic foods; lack of attractiveness of a particular food product line after its novelty has worn off; nutritional and health-related concerns; federal, state, and local food processing controls; consumer product liability claims; the risk of product tampering; mislabeling; and the availability and expense of insurance. See "Business".

    The food products business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on brand recognition and loyalty, price, quality, and convenience. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have broader product lines, substantially greater financial and other resources available to them, lower fixed costs and/or longer operating histories than the Company. There can be no assurance that the Company can compete successfully with such other companies. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion, which could have a material adverse effect on the Company. See "Business".

PRODUCT LIABILITY; PRODUCT RECALLS

    The Company may be subject to significant liability should the consumption of any of its products cause injury, illness, or death and may be required to recall certain of its products in the event of contamination, mislabeling or damage to its products. There can be no assurance that product liability claims will not be asserted against the Company or that the Company will not be obligated to recall its products. A product liability judgment against the Company or a product recall could have a material adverse effect on the Company's business, financial condition, and results of operations.

GOVERNMENTAL REGULATION

    The Company's operations are subject to extensive regulation by the United States Food and Drug Administration ("FDA"), the United States Department of Agriculture (the "USDA") and other state and local authorities regarding the processing, packaging, storage, distribution, advertising, and labeling of the Company's products, and environmental compliance. The material regulations to which the Company is subject include regulations promulgated under the Federal Food, Drug and Cosmetic Act, the Nutrition Labeling and Education Act, the Federal Trade Commission Act and the Occupational Safety and Health Act, each as amended. The Company seeks to comply with applicable regulations by a combination of employing internal personnel to ensure quality assurance compliance (for example, assuring that food packages contain only ingredients as specified on the package labeling) and contracting with third-party laboratories that conduct analyses of products for the nutritional labeling requirements (for example, determining the percent or amount of specific ingredients and other components of a food product). The Company's principal officers monitor regulatory compliance within their functional areas and report to the president of their division. The Company's manufacturing facilities and products are subject to periodic inspection by federal, state, and local authorities. There can be no assurance, however, that the Company is in compliance with such laws and regulations or that it will be able to comply with any future laws and regulations. Failure by the Company to comply with applicable laws and regulations could subject the Company to civil remedies, including fines, injunctions, recalls, or seizures, as well as potential criminal sanctions, which could have a material adverse effect on the Company. See "Business--Certain Legal and Regulatory Matters" and "--Environmental".

TRADEMARKS

    The Company believes that its trademarks and other proprietary rights are important to its success and its competitive position. There can be no assurance that the actions taken by the Company to establish and protect its trademarks and other proprietary rights will be adequate to prevent imitation of its products by others or to prevent others from seeking to block sales of the Company's products as violative of the trademarks and proprietary rights of others. Moreover, no assurance can be given that others will not assert rights in, or ownership of, trademarks and other proprietary rights of the Company or that the Company will be able to successfully resolve such conflicts. See "Business--Trademarks".

DEPENDENCE ON RAW MATERIALS

    The Company's primary raw materials are fish (primarily pollock), flour, sugar, corn syrup, liquid sucrose, maple sugar, flavorings, cheeses, meat, eggs, milk, and vegetable oil. The Company purchases fish from various North Pacific suppliers and its other raw materials from the U.S. commodity market. While all such materials are currently available from numerous independent suppliers, commodity raw materials are subject to increases in price attributable to, among other things, changes in crop size and federal and state agricultural programs. Such increases could have a material adverse effect on the performance of the Company. For example, if the federal government increases import or excise taxes on imported sugar, domestic sugar suppliers could raise their prices. Such increased prices could materially adversely affect the Company's profitability for its products that use sugar, such as DUNCAN HINES baking mixes. See "Business--Raw Materials".

CONTROL BY PRINCIPAL STOCKHOLDERS; CONSENT RIGHTS; AND ALLOCATION OF CORPORATE
  OPPORTUNITIES

    Fenway indirectly or directly beneficially owns approximately 24.8%, affiliates of MDC beneficially own 24.4%, and the parties to the Securityholders Agreement dated April 8, 1998 (the "Securityholders Agreement") by and among New LLC, MBW Investors LLC, VDK Foods LLC, Fenway, MDC, Dartford, the California Public Employees Retirement System ("CALPERS"), UBS Capital LLC ("UBS"), an affiliate of Tiger Oats Limited ("Tiger Oats"), Sunapee Securities, Inc. and Squam Lake Investors II, L.P., (collectively, "Sunapee"), certain divisional management and other parties thereto (the "Stockholders") beneficially own, in the aggregate, 78.4% of the outstanding shares of Common Stock. Pursuant to the Securityholders Agreement, the Stockholders have agreed that until the occurrence of certain events, the initial Board of Directors will consist of three directors designated by Fenway, three directors designated by MDC, two directors designated by Dartford, one director designated by UBS, and one director designated by Tiger Oats. In addition, for a period not to exceed 30 months after the closing of the Equity Offerings, the affirmative consent of Fenway and MDC is required for certain actions which could otherwise be approved by a majority of the directors including certain acquisitions or divestitures by the Company and the removal or termination of Ian R. Wilson or the employment or termination of his successor as Chief Executive Officer of the Company. In addition, under the Company's By-Laws, the majority of the Board of Directors that authorizes the creation of any committee of the Board must include at least one director designated by Fenway and one director designated by MDC until, with respect to either Fenway or MDC, such time as it shall not beneficially own a number of shares of Common Stock equal to at least 50% of the shares of Common Stock beneficially owned by MDC (excluding any shares held by proxy) at the closing of the Equity Offerings. The interests of Fenway and/or MDC in respect of such matters may be different from, or conflict with, those of the Company and with other stockholders of the Company. By reason of these consent rights and the fact that if Fenway and MDC vote together, they have the right to designate a majority of the directors, Fenway and MDC will be able to practically determine the outcome of significant matters affecting the management and business affairs of the Company. See "Principal Stockholders--Securityholders Agreement" and "Certain Relationships and Related Transactions".

    In addition, certain directors of the Company affiliated with Fenway or MDC also serve as officers or directors of other portfolio companies of Fenway or MDC. Service as a director of the Company and as a director or officer of another company (other than a subsidiary of the Company) could create or appear to create conflicts of interest when the director is faced with decisions that could have different implications for the Company and such other company. A conflict of interest could also exist with respect to allocation of the time and attention of persons who are officers of both the Company and one or more other companies. MDC, Fenway and their professional staffs are not restricted from acquiring or managing other companies in the food business, including companies that may be competitive with the Company. For example, Fenway controls Delimex Holdings, Inc., a leading manufacturer and distributor of Mexican and other ethnic frozen food. Each of Dartford, and its partners (Messrs. Ian R. Wilson, James B. Ardrey, and Ray Chung, and Ms. M. Laurie Cummings) are restricted from acquiring or managing companies other than the Company and Windy Hill Pet Food Company, Inc. ("Windy Hill") for certain periods of time. If Dartford's management services agreement with Windy Hill is terminated, Dartford may acquire or manage another company in place of Windy Hill. On June 10, 1998 Windy Hill entered into an Agreement and Plan of Merger with DPC Acquisition Corp., Doane Products Company and certain other parties. The closing of this Merger Agreement is scheduled to occur in July, 1998 but is subject to a number of regulatory and other conditions. Dartford's management services agreement with Windy Hill will be terminated if and when this Merger Agreement closes. During the period that Messrs. Wilson, Ardrey, and Chung and Ms. Cummings are subject to non-compete covenants in their employment agreements, they are not permitted to manage or acquire any additional company in the business of offering food products (other than beverages) for human consumption. See "Management--Employment Agreements", "Principal Stockholders--Securityholders Agreement" and "Certain Relationships and Related Transactions".

INTEREST RATE SWAP AGREEMENTS

    The Company in the ordinary course of business enters into interest rate swap agreements with major financial institutions in order to reduce the impact of changes in interest rates on its floating rate long-term debt. The Company's principal risk under these agreements is that the financial institution defaults. In such case, the Company would not receive a swap payment from the financial institution that otherwise would have resulted in a reduction in net interest expense. Management believes that any potential loss in future earnings and cash flows attributable to its interest rate swap agreements would not be material.

ABSENCE OF PUBLIC MARKET

    There has not previously been any public market for the New Notes on the Old Notes. The Company does not intend to apply for listing of the Notes on any securities exchange or on any automated dealer quotation system. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes, the ability of holders to sell the New Notes, or the price at which holders would be able to sell the New Notes. Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Notes, if such market develops, will not be subject to similar disruptions.

                                EQUITY OFFERINGS

    Concurrently with the Offering, the Company and certain of the Company's shareholders offered 14,500,000 shares of the Company's common stock, par value $.01 per share. The net proceeds to be received by the Company from the Equity Offerings (after deducting the underwriting discounts and estimated offering expenses) were approximately $250.2 million. The net proceeds will be used to
(i) redeem $35.0 million principal amount of the VDK Notes and pay the associated redemption premium of $3.5 million pursuant to the VDK Indenture on July 31, 1998, (ii) repay in full the outstanding indebtedness of approximately $184.8 million under the Second Amended and Restated Credit and Guarantee Agreement, dated as of July 9, 1996, among VDK, Van de Kamp's, Inc., the banks and other financial institutions parties thereto and the Chase Manhattan Bank, NA, as agent, as amended (the "VDK Senior Bank Facilities") and (iii) repay indebtedness of approximately $26.9 million under the Second Amended and Restated Credit Agreement, dated as of January 16, 1998, by and among Aurora Foods, Aurora, the lenders listed therein, The Chase Manhattan Bank, The National Westminister Bank PLC, and Swiss Bank Corporation (the "Aurora Senior Bank Facilities").

                                  REFINANCINGS

    The outstanding indebtedness of approximately $184.8 million under the VDK Senior Bank Facilities was repaid in full with the proceeds of the Equity Offerings. In addition, the outstanding indebtedness of approximately $423.1 million under the Aurora Senior Bank Facilities was repaid in full with the proceeds of the Refinancings and a portion of the proceeds of the Equity Offerings.

    Concurrently with the closing of the Offerings, the Company entered into the Senior Credit Facilities. The repayment of the VDK Senior Bank Facilities and the Aurora Senior Bank Facilities, the entering into of the Senior Credit Facilities and the Offering are hereinafter referred to as the "Refinancings". The Company plans to borrow under the Senior Credit Facilities to redeem $65.0 million principal amount of the VDK Notes and to pay the related redemption premium of $11.0 million on August 1, 1998.

                        USE OF PROCEEDS OF THE NEW NOTES

    This Exchange Offer is intended to satisfy obligations of the Company under the Exchange and Registration Rights Agreement. The Company will not receive any proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive, in exchange, Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except as otherwise described herein under "The Exchange Offer--Terms of the Exchange Offer". The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the outstanding debt of the Company.

                                   BACKGROUND

    Aurora Foods Inc. ("Aurora Foods"), a wholly-owned subsidiary of Aurora, was incorporated in Delaware in December 1996 for the purpose of acquiring the MRS. BUTTERWORTH'S syrup business from Conopco, Inc. (the "Predecessor"), a subsidiary of Unilever United States, Inc. ("Unilever"). Aurora Foods then acquired the LOG CABIN syrup business from Kraft Foods, Inc. ("Kraft") in July 1997 and the DUNCAN HINES baking mix business from The Procter & Gamble Company ("P&G") in January 1998.

    Van de Kamp's, Inc., a wholly-owned subsidiary of VDK, was incorporated in Delaware in July 1995 for the purpose of acquiring the VAN DE KAMP'S frozen seafood business from the Pillsbury Company ("Pillsbury") in September 1995. Van de Kamp's, Inc. then acquired the MRS. PAUL'S frozen seafood business from the Campbell Soup Company ("Campbell Soup") in May 1996 and the AUNT JEMIMA frozen breakfast and CELESTE frozen pizza businesses from Quaker Oats in July 1996. The acquisitions consummated by Aurora Foods and Van de Kamp's, Inc., are collectively referred to as the "Acquired Businesses".

    On April 8, 1998, MBW Investors LLC and VDK Foods LLC formed Aurora/VDK LLC ("New LLC"). MBW Investors LLC contributed all of the capital stock of Aurora and VDK Foods LLC contributed all of the capital stock of VDK to New LLC (the "Contribution Transaction"). In return for those contributions, MBW Investors LLC was issued 55.5% of the interests in New LLC plus a right to receive a special $8.5 million priority distribution from New LLC, and VDK Foods LLC was issued 44.5% of the interests in New LLC plus a right to receive a special $42.4 million priority distribution from New LLC. Each of UBS and Tiger Oats has agreed to receive its $9.7 million portion of its priority distribution in shares of Common Stock of the Company. The Company was incorporated on June 19, 1998, just prior to the Equity Offerings, New LLC contributed all of the issued and outstanding stock of Aurora and VDK to it.

    New LLC is a majority-owned subsidiary of MBW Investors LLC. New LLC and the Company will account for the contribution of the ownership of Aurora at MBW Investors LLC's historical cost and the contribution of the ownership of VDK will be accounted for as an acquisition using the purchase method of accounting at New LLC's cost.

    Unless the context otherwise requires, discussion of the business of the Company gives effect to acquisitions made by Aurora or VDK and to the merger of Aurora, Aurora Foods, VDK, and Van de Kamp's, Inc. with and into the Company, concurrently with the closing of the Equity Offerings (the "Merger"). All references to the Company's historical financial statements are to the historical financial statements of Aurora, to which the Company will be the successor upon formation and after the Merger. The consummation of the Merger is a condition to, and will close concurrently with, the closing of the Equity Offerings.

    New LLC sold 1,590,628 shares of Common Stock in the Equity Offerings and as soon as practicable after the closing of the Equity Offerings, New LLC will be dissolved.

    The Company's principal executive offices are located at 456 Montgomery Street, Suite 2200, San Francisco, California 94104, and the telephone number is 415-982-3019.

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of the Company as of March 28, 1998 ("Actual"), the unaudited pro forma capitalization of the Company after giving effect to the VDK acquisition and the Desserts Sale (as defined) ("Pro Forma"), and the unaudited pro forma as adjusted capitalization of the Company, after giving further effect to the Equity Offerings and Refinancings and the application of the net proceeds therefrom ("Pro Forma As Adjusted"). This table should be read in conjunction with the historical financial statements of the Company, the unaudited pro forma financial statements, the financial statements of the Acquired Businesses and the Predecessor, and the related notes thereto included elsewhere in this Prospectus.

                                                              AS OF MARCH 28, 1998
                                                -------------------------------------------------
                                                 ACTUAL     PRO FORMA     PRO FORMA AS ADJUSTED
                                                ---------  -----------  -------------------------
                                                                         ONLY FOR    FURTHER FOR
                                                                        THE EQUITY       THE
                                                                         OFFERINGS   REFINANCINGS
                                                                  (IN MILLIONS)
Long-term debt (including current maturities):
  Senior Credit Facilities....................  $      --   $      --    $      --    $    306.8(1)
  Aurora Senior Bank Facilities...............      450.0       450.0        423.1(2)          --(2)
  VDK Senior Bank Facilities..................         --       184.8           --(2)          --(2)
  12% Senior Subordinated Notes due 2005......         --       100.0         65.0              (2)
  9 7/8% Series B Senior Subordinated Notes
    due 2007..................................      100.0       100.0        100.0         100.0
  9 7/8% Series D Senior Subordinated Notes
    due 2007..................................      102.4       102.4        102.4         102.4
  The Notes...................................         --          --           --         200.0
                                                ---------  -----------  -----------  ------------
      Total long-term debt....................      652.4       937.2        690.5         709.2
                                                ---------  -----------  -----------  ------------
Stockholders' equity:
  Preferred stock (no shares issued and
    outstanding)..............................         --          --           --            --
  Common stock................................        0.3(3)        0.5(3)        0.7(2)         0.7(2)
  Paid-in capital.............................      217.9       401.3        646.2(2)       646.2(2)
  Promissory notes............................       (0.6)       (0.7)        (0.7)         (0.7)
  Accumulated deficit.........................      (63.6)      (63.6)       (62.2)(2)       (62.2)(2)
                                                ---------  -----------  -----------  ------------
    Total stockholders' equity................      154.0       337.5        584.0         584.0
                                                ---------  -----------  -----------  ------------
      Total capitalization....................  $   806.4   $ 1,274.7    $ 1,274.5    $  1,293.2
                                                ---------  -----------  -----------  ------------
                                                ---------  -----------  -----------  ------------

------------------------

(1) The Senior Credit Facilities provides for borrowings of up to $400.0 million. See "Description of Other Indebtedness".

(2) Pro Forma As Adjusted gives effect to the net proceeds to the Company from the Equity Offerings and the Refinancings and other pro forma adjustments (see Notes to Unaudited Pro Forma Balance Sheet as of March 28, 1998).

(3) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc. capital structure basis. Earnings per share data as of previous dates have been recomputed based on the revised outstanding share amounts.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    Pursuant to the Exchange and Registration Rights Agreement, the Company has agreed to file a registration statement with respect to an offer to exchange the Old Notes for senior subordinated debt securities of the Company with terms substantially identical to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages) on or prior to 45 days after the Issue Date and to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act within 135 days after the Issue Date. The Old Notes were issued on July 1, 1998. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer as contemplated thereby, or if certain holders of the Old Notes notify the Company that they are not eligible to participate in, or would not receive freely tradeable New Notes in exchange for tendered Old Notes pursuant to, the Exchange Offer, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until two years after the Issue Date. In the event that the Company is not in compliance with certain obligations under the Exchange and Registration Rights Agreement, the Company shall be obligated to pay liquidated damages to holders of the Old Notes. See "Old Notes Exchange and Registration Rights Agreement".

    Each holder of the Old Notes that wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

RESALE OF NEW NOTES

    Based on interpretations by the staff of the Commission set forth in no-action letters issued to third-parties, the Company believes that, except as described below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such New Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein. Only broker-dealers who acquired the Old Notes as a result of market-making activities or other trading activities may participate in the Exchange Offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

    As of the date of this Prospectus, $200.0 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

    The Company intends to conduct the Exchange Offer in accordance with the provisions of the Exchange and Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Exchange and Registration Rights Agreement.

    The Company shall be deemed to have accepted for exchange properly tendered Notes when, as and if the Company shall have given oral or written notice thereof to the Exchange Agent and complied with the provisions of Section 1 of the Exchange and Registration Rights Agreement. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from the Company. The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions specified below under "-- Certain Conditions to the Exchange Offer."

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time on
      , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting for exchange any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of Old Notes. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

INTEREST ON THE NEW NOTES

    The New Notes will bear interest at a rate of 8 3/4% per annum, payable semi-annually, on January 1 and July 1 of each year, commencing on January 1, 1999. Holders of New Notes will receive interest on January 1, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange any New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of any Old Notes for exchange, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in the Company's reasonable judgment, might materially impair the ability of the Company to proceed with the Exchange Offer; or

        (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof. During any such extensions, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified above under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the

Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "TIA").

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or facsimile thereof, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or, in the alternative, comply with DTC's ATOP procedures described below. In addition, either (i) Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility" or "DTC") pursuant to the procedure for book-entry transfer described below or properly transmitted Agent's Message (as defined below) must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "The Exchange Offer--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

    The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

    Signatures on a Letter of Transmittal or a notice of withdrawal described below, as the case be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, provide evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's ATOP to tender. Accordingly, participants in DTC's ATOP may, in lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, electronically transmit their acceptance of the Exchange Offer by causing the Depositary to transfer the Old Notes to the Exchange Agent in accordance with the Depositary's ATOP procedures for transfer. The Depositary will then send an Agent's Message to the Exchange Agent.

    The term "Agent's Message" means a message transmitted by DTC received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that the Depositary has received an express acknowledgement from a participant in DTC's ATOP that is tendering Old Notes which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal (or, in the case of an Agent's Message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable Notice of Guaranteed Delivery), and that the agreement may be enforced against such participant.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

        (a) The tender is made through an Eligible Institution;

        (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three
    (3) New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), or properly transmitted Agent's Message as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three (3) New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, (i) a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" or (ii) holders must comply with the appropriate procedures of DTC's ATOP system. Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes were registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

    Wilmington Trust Company has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

    BY REGISTERED OR CERTIFIED MAIL OR BY                        BY HAND:
             OVERNIGHT COURIER:
          Wilmington Trust Company                       Wilmington Trust Company
             Attn: Kristin Long                      Attn: Corporate Trust Operations
   Corporate Trust & Administration Window         c/o Harris Trust Company of New York,
          1100 North Market Street                               as Agent
             Rodney Square North                              75 Water Street
       Wilmington, Delaware 19890-0001                   New York, New York 10004

                                       BY FACSIMILE:
                                  Wilmington Trust Company
                               Corporate Trust Administration
                                 Facsimile: (302) 651-1079
                            Confirm by Telephone: (302) 651-1562


FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $250,000. Such expenses include registration fees, fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, and related fees and expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer. If, however, certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes, as set forth (i) in the legend thereon as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise set forth in the Offering Memorandum dated June 25, 1998 distributed in connection with the Offering. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or such securities laws have been complied with. The Company has agreed, pursuant to the Exchange and Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the New Notes may request in writing.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial statements of the Company are based on the audited and unaudited historical financial statements of (i) the Company, (ii) the LOG CABIN business, acquired by the Company on July 1, 1997,
(iii) the DUNCAN HINES business, acquired by the Company on January 16, 1998, and (iv) VDK, acquired by the Company on April 8, 1998. These audited and unaudited historical financial statements are included elsewhere in this Prospectus, except for the DUNCAN HINES stub period January 1, 1998 through January 15, 1998, and the VDK business for the three months ended March 28, 1998, which are not included herein.

    The unaudited pro forma statements of operations has been prepared to give effect to (i) the acquisition of the LOG CABIN business, (ii) the acquisition of the DUNCAN HINES business, (iii) the acquisition of VDK, (iv) the Desserts Sale (as defined), (v) the Equity Offerings, and (vi) the Refinancings as if each had occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared to give effect to (i) the acquisition of VDK, (ii) the Desserts Sale,
(iii) the Equity Offerings, and (iv) the Refinancings as though each had occurred as of March 28, 1998.

    The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements of (i) the Company, (ii) the DUNCAN HINES business, (iii) the LOG CABIN business and (iv) VDK and other financial information pertaining to the Company, including "The Company", "Capitalization", and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The unaudited pro forma financial statements are not indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 27, 1997

                                                                         DUNCAN HINES
                                                                            TWELVE
                                                             LOG CABIN      MONTHS
                                                COMPANY         SIX         ENDED         VDK
                                                  YEAR        MONTHS     DECEMBER 31,     PRO      PRO FORMA
                                                 ENDED         ENDED         1997        FORMA    ADJUSTMENTS
                                              DECEMBER 27,   JUNE 28,        SEE          SEE         FOR        COMPANY
(in thousands, except per share data)             1997         1997        TABLE 1      TABLE 2   ACQUISITIONS  PRO FORMA
--------------------------------------------  ------------  -----------  ------------  ---------  -----------  -----------
Net sales...................................   $  143,020    $  51,222    $  233,150   $ 413,523   $  33,316(a)  $ 874,231
Cost of goods sold..........................       45,729       18,067       160,577     162,248     (13,520)(b)    373,101(h)
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Gross profit..............................       97,291       33,155        72,573     251,275      46,836      501,130
                                              ------------  -----------  ------------  ---------  -----------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution................       17,096        3,239        --          39,110      28,743(c)     88,188
  Trade promotions..........................       26,075        9,457        --         111,146      25,809(a)    172,487
  Consumer marketing........................       15,142          597        16,450      30,544       2,984(a)     65,717
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Total brokerage, distribution and
    marketing expenses......................       58,313       13,293        16,450     180,800      57,536      326,392
Amortization of goodwill and other
  intangibles...............................        5,938          675        --          12,374      14,437(d)     33,424
Selling, general and administrative
  expenses..................................        5,229        3,637         7,995      17,566      --           34,427(e)(h)
Allocated selling expense...................       --           --             4,215      --          (4,215)(c)     --
Incentive plan expense......................        2,300       --            --          --          --            2,300
Transition expenses.........................        2,113       --            --           1,292      --            3,405
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Total operating expenses..................       73,893       17,605        28,660     212,032      67,758      399,948
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Operating income..........................       23,398       15,550        43,913      39,243     (20,922)     101,182
Interest income.............................         (151)      --            --            (364)     --             (515)
Interest expense............................       18,393       --            --          29,672      36,437(f)     84,502
Amortization of deferred financing
  expense...................................        3,059       --            --           1,900        (384)(f)      4,575
Other bank and financing expenses...........           83       --            --             221      --              304
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Income before income taxes................        2,014       15,550        43,913       7,814     (56,975)      12,316
Income tax expense..........................          779        6,376        --           3,087      (5,377)(g)      4,865
                                              ------------  -----------  ------------  ---------  -----------  -----------
  Net income................................   $    1,235    $   9,174    $   43,913   $   4,727   $ (51,598)   $   7,451
                                              ------------  -----------  ------------  ---------  -----------  -----------
                                              ------------  -----------  ------------  ---------  -----------  -----------
Adjusted EBITDA.............................
Basic and diluted earnings per share........   $     0.04(2)
                                              ------------
                                              ------------
Weighted average number of shares
  outstanding...............................       29,053(2)
                                              ------------
                                              ------------
Pro forma basic and diluted earnings per
  share                                                                                                         $    0.14(2)
                                                                                                               -----------
                                                                                                               -----------
Pro forma weighted average number of shares
  outstanding...............................                                                                       54,091(2)
                                                                                                               -----------
                                                                                                               -----------
Pro forma as adjusted basic and diluted
  earnings per share
Pro forma as adjusted weighted average
  number of shares outstanding


                                               PRO FORMA
                                              ADJUSTMENTS
                                               FOR EQUITY     COMPANY
                                               OFFERINGS     PRO FORMA
                                                  AND           AS
(in thousands, except per share data)         REFINANCINGS   ADJUSTED
--------------------------------------------  ------------  -----------
Net sales...................................   $   --        $ 874,231
Cost of goods sold..........................       --          373,101
                                              ------------  -----------
  Gross profit..............................       --          501,130
                                              ------------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution................       --           88,188
  Trade promotions..........................       --          172,487
  Consumer marketing........................       --           65,717
                                              ------------  -----------
  Total brokerage, distribution and
    marketing expenses......................       --          326,392
Amortization of goodwill and other
  intangibles...............................       --           33,424
Selling, general and administrative
  expenses..................................       --           34,427
Allocated selling expense...................       --           --
Incentive plan expense......................       --            2,300
Transition expenses.........................       --            3,405
                                              ------------  -----------
  Total operating expenses..................       --          399,948
                                              ------------  -----------
  Operating income..........................       --          101,182
Interest income.............................       --             (515)
Interest expense............................      (25,754)(i)     58,748
Amortization of deferred financing
  expense...................................       (3,084)(i)      1,491
Other bank and financing expenses...........       --              304
                                              ------------  -----------
  Income before income taxes................       28,838       41,154
Income tax expense..........................       11,391(j)     16,256
                                              ------------  -----------
  Net income................................   $   17,447    $  24,898
                                              ------------  -----------
                                              ------------  -----------
Adjusted EBITDA.............................                 $ 154,617(1)
                                                            -----------
                                                            -----------
Basic and diluted earnings per share........

Weighted average number of shares
  outstanding...............................

Pro forma basic and diluted earnings per share

Pro forma weighted average number of shares
  outstanding...............................

Pro forma as adjusted basic and diluted
  earnings per share                                         $    0.37
                                                            -----------
                                                            -----------
Pro forma as adjusted weighted average
  number of shares outstanding                                  67,000
                                                            -----------
                                                            -----------

   See accompanying notes to the Unaudited Pro Forma Statement of Operations

------------------------------
(1) Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation, amortization, extraordinary items, incentive plan expense and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Adjusted EBITDA does not include any of the cost savings disclosed in the Notes to the Unaudited Pro Forma Statement of Operations.
(2) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc. capital structure basis. Earnings per share data as of previous dates have been recomputed based on the revised outstanding share amounts.

TABLE 1

    The following table derives the statement of direct revenues, direct expenses, and allocated selling expense of the DUNCAN HINES business for the twelve months ended December 31, 1997, by deducting data for the six months ended December 31, 1996, from the year ended June 30, 1997, and adding data for the six months ended December 31, 1997. The DUNCAN HINES business was acquired from P&G in January 1998. The historical statements of direct revenues and direct expenses for the year ended June 30, 1997 and the six months ended December 31, 1996 and 1997 are derived from the financial statements of the DUNCAN HINES business included elsewhere in this Prospectus. The basis of presentation of the statements of direct revenues and direct expenses is disclosed in Note 1 to the DUNCAN HINES financial statements included elsewhere in this Prospectus.

                                                                                 SIX MONTHS ENDED
                                                                                   DECEMBER 31,         TWELVE MONTHS
                                                                YEAR ENDED    ----------------------        ENDED
(in thousands)                                                 JUNE 30, 1997     1996        1997     DECEMBER 31, 1997
-------------------------------------------------------------  -------------  ----------  ----------  -----------------
Direct revenues:
Gross revenues...............................................   $   253,548   $  146,124  $  154,519     $   261,943
  Less: trade spending.......................................       (19,646)      (9,659)    (15,822)        (25,809)
  Less: coupon expense.......................................        (2,900)      (2,110)     (2,194)         (2,984)
                                                               -------------  ----------  ----------        --------
    Net direct revenues......................................       231,002      134,355     136,503         233,150

Cost of products sold:
  Product costs..............................................       144,261       80,361      85,139         149,039
  Delivery costs.............................................        11,787        6,647       6,398          11,538
                                                               -------------  ----------  ----------        --------
    Total costs of products sold.............................       156,048       87,008      91,537         160,577
                                                               -------------  ----------  ----------        --------
Gross margin.................................................        74,954       47,347      44,966          72,573

Direct marketing:
  Consumer promotional expense...............................         3,376        1,226       1,184           3,334
  Advertising expense........................................         9,957        5,576       6,549          10,930
  Other marketing expenses...................................         2,520        1,453       1,119           2,186
                                                               -------------  ----------  ----------        --------
    Total direct marketing expense...........................        15,853        8,255       8,852          16,450

Direct selling, administrative and other.....................        10,041        6,177       4,131           7,995
Allocated selling expense....................................         4,750        3,297       2,762           4,215
                                                               -------------  ----------  ----------        --------
Excess of direct revenues over direct expenses...............   $    44,310   $   29,618  $   29,221     $    43,913
                                                               -------------  ----------  ----------        --------
                                                               -------------  ----------  ----------        --------

   See accompanying notes to the Unaudited Pro Forma Statement of Operations

TABLE 2

    On May 1, 1998, the Company completed the sale of the frozen desserts product line of VDK (the "Desserts Sale") to Mrs. Smith's Bakeries, Inc., a subsidiary of Flowers, Inc. The Company received approximately $28.0 million from the sale of certain assets of the frozen desserts product line. The Company plans to close the Chambersburg, Pennsylvania facility where the frozen desserts were manufactured and has taken steps to eliminate certain corporate management and administrative positions related to the desserts business. Machinery and equipment related to the production of certain frozen seafood and vegetable products, which is currently relocated at the Chambersburg facility, will be relocated to the Company's Erie, Pennsylvania, and Jackson, Tennessee manufacturing facilities. The impact of the Desserts Sale on the Company's annual results of operations is not expected to be material and management believes the Desserts Sale will not materially impact future results. The net proceeds from the Desserts Sale were used to repay $25.0 million in indebtedness under the VDK Senior Bank Facilities. Because VDK was acquired by the Company shortly before the Desserts Sale, the Company will not recognize any gain or loss as a result of the sale.

    The following table sets forth the statements of operations for VDK for the periods ended as indicated. The audited statements of operations for the year ended June 30, 1997 and the unaudited statement of operations for the six months ended December 31, 1996 and 1997 are derived from the VDK financial statements included elsewhere in this Prospectus. The pro forma statement of operations is based on the audited and unaudited historical financial statements of VDK adjusted to reflect the Desserts Sale as if it occurred on January 1, 1997. This table derives the statement of operations for VDK for the year ended December 31, 1997, by deducting data for the six months ended December 31, 1996, from the year ended June 30, 1997, and adding data for the six months ended December 31, 1997.

                                                                                                PRO FORMA
                                                      SIX MONTHS ENDED                         ADJUSTMENTS
                                                        DECEMBER 31,             TWELVE            FOR
                                    YEAR ENDED    ------------------------    MONTHS ENDED      DESSERTS
(in thousands)                     JUNE 30, 1997     1996         1997      DECEMBER 31, 1997     SALE       PRO FORMA
                                   -------------  -----------  -----------  -----------------  -----------  -----------
Net sales........................    $ 435,476     $ 193,046    $ 199,329       $ 441,759       $ (28,236)(k)  $ 413,523
Cost of goods sold...............      180,941        83,581       79,575         176,935         (14,687)(k)    162,248
                                   -------------  -----------  -----------       --------      -----------  -----------
  Gross profit...................      254,535       109,465      119,754         264,824         (13,549)(k)    251,275
                                   -------------  -----------  -----------       --------      -----------  -----------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution.....       45,352        22,824       19,764          42,292          (3,182)(k)     39,110
  Trade promotions...............      108,925        47,045       58,340         120,220          (9,074)(k)    111,146
  Consumer marketing.............       29,524        10,040       12,443          31,927          (1,383)(k)     30,544
                                   -------------  -----------  -----------       --------      -----------  -----------
Total brokerage, distribution and
  marketing expenses.............      183,801        79,909       90,547         194,439         (13,639)     180,800
Amortization of goodwill and
  other intangibles..............       13,142         6,760        6,792          13,174            (800)(l)     12,374
Selling, general and
  administrative expenses........       14,270         6,081        9,377          17,566              --       17,566
Transition expenses..............        2,885         1,593           --           1,292              --        1,292
                                   -------------  -----------  -----------       --------      -----------  -----------
Total operating expenses.........      214,098        94,343      106,716         226,471         (14,439)     212,032
                                   -------------  -----------  -----------       --------      -----------  -----------
  Operating income...............       40,437        15,122       13,038          38,353             890       39,243
Interest income..................         (965)         (632)         (31)           (364)             --         (364)
Interest expense.................       32,499        16,603       15,839          31,735          (2,063)(m)     29,672
Amortization of deferred
  financing expense..............        2,108         1,047        1,080           2,141            (241)(n)      1,900
Other bank and financing
  expenses.......................          265           132           88             221              --          221
                                   -------------  -----------  -----------       --------      -----------  -----------
  Income (loss) before income
    tax..........................        6,530        (2,028)      (3,938)          4,620           3,194        7,814
Income tax expense benefit.......        2,377          (811)      (1,439)          1,749           1,338        3,087
                                   -------------  -----------  -----------       --------      -----------  -----------
  Net income (loss)..............    $   4,153     $  (1,217)   $  (2,499)      $   2,871       $   1,856    $   4,727
                                   -------------  -----------  -----------       --------      -----------  -----------
                                   -------------  -----------  -----------       --------      -----------  -----------

   See accompanying notes to the Unaudited Pro Forma Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 28, 1998

                                        COMPANY      DUNCAN
                                         THREE        HINES                                                         PRO FORMA
                                        MONTHS        STUB                          PRO FORMA                      ADJUSTMENTS
                                         ENDED       PERIOD           VDK          ADJUSTMENTS                     FOR EQUITY
(in thousands, except per              MARCH 28,     JANUARY       PRO FORMA           FOR          COMPANY         OFFERINGS
  share data)                            1998      1-15, 1998     SEE TABLE 1     ACQUISITIONS     PRO FORMA    AND REFINANCINGS
------------------------------------  -----------  -----------  ---------------  ---------------  -----------  -------------------
Net sales...........................   $  89,385    $   4,951      $ 145,267        $     734(o)   $ 240,337        $  --
Cost of goods sold..................      37,734        3,322         54,371             (316)(p)     95,111(u)         --
                                      -----------  -----------  ---------------  ---------------  -----------         -------
  Gross profit......................      51,651        1,629         90,896            1,050        145,226           --
                                      -----------  -----------  ---------------  ---------------  -----------         -------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution........       9,355       --             13,542              647(q)      23,544           --
  Trade promotions..................      15,568       --             41,621              548(o)      57,737           --
  Consumer marketing................       7,997          333         12,638               89(o)      21,057           --
                                      -----------  -----------  ---------------  ---------------  -----------         -------
Total brokerage, distribution and
  marketing expenses................      32,920          333         67,801            1,284        102,338           --
Amortization of goodwill and other
  intangibles.......................       4,597       --              3,202              557(r)       8,356           --
Selling, general and administrative
  expenses..........................       2,346          144          4,594           --    (e)       7,084(u)         --
Incentive plan expense..............      60,000       --             69,000           --            129,000           (7,677)(v,w)
Transition expenses.................       1,926       --             --               --              1,926           --
                                      -----------  -----------  ---------------  ---------------  -----------         -------
Total operating expenses............     101,789          477        144,597            1,841        248,704           (7,677)
                                      -----------  -----------  ---------------  ---------------  -----------         -------
  Operating loss....................     (50,138)       1,152        (53,701)            (791)      (103,478)           7,677
Interest income.....................        (223)      --                (30)                           (253)          --
Interest expense....................      12,837       --              7,279            1,010(s)      21,126           (6,439) (x)
Amortization of deferred financing
  expense...........................         513       --                472              159(s)       1,144             (771) (x)
Other bank and financing expenses...          51       --                 44           --                 95           --
                                      -----------  -----------  ---------------  ---------------  -----------         -------
  Loss before income tax and
    extraordinary item..............     (63,316)       1,152        (61,466)          (1,960)      (125,590)          14,887
Income tax (benefit)................        (360)      --            (19,464)          (1,569)(t)    (21,393)           6,550(y)
                                      -----------  -----------  ---------------  ---------------  -----------         -------
  Net (loss) income before
    extraordinary item..............   $ (62,956)   $   1,152      $ (42,002)       $    (391)     $(104,197)       $   8,337
                                      -----------  -----------  ---------------  ---------------  -----------         -------
                                      -----------  -----------  ---------------  ---------------  -----------         -------

Adjusted EBITDA

Basic and diluted loss per share
  before extraordinary item.........   $   (2.17)(2)
                                      -----------
                                      -----------
Weighted average number of shares
  outstanding.......................      29,053(2)
                                      -----------
                                      -----------
Pro forma basic and diluted loss per
  share.............................                                                               $   (1.93)(2)
                                                                                                  -----------
                                                                                                  -----------
Pro forma weighted average number of
  shares outstanding................                                                                  54,091(2)
                                                                                                  -----------
                                                                                                  -----------
Pro forma as adjusted basic and
  diluted loss per share............
Pro forma as adjusted weighted
  average number of shares
  outstanding.......................


                                        COMPANY
(in thousands, except per              PRO FORMA
  share data)                         AS ADJUSTED
------------------------------------  ------------
Net sales...........................   $  240,337
Cost of goods sold..................       95,111
                                      ------------
  Gross profit......................      145,226
                                      ------------
Brokerage, distribution and
  marketing expenses:
  Brokerage and distribution........       23,544
  Trade promotions..................       57,737
  Consumer marketing................       21,057
                                      ------------
Total brokerage, distribution and
  marketing expenses................      102,338
Amortization of goodwill and other
  intangibles.......................        8,356
Selling, general and administrative
  expenses..........................        7,084
Incentive plan expense..............      121,323
Transition expenses.................        1,926
                                      ------------
Total operating expenses............      241,027
                                      ------------
  Operating loss....................      (95,801)
Interest income.....................         (253)
Interest expense....................       14,687
Amortization of deferred financing
  expense...........................          373
Other bank and financing expenses...           95
                                      ------------
  Loss before income tax and
    extraordinary item..............     (110,703)
Income tax (benefit)................      (14,843)
                                      ------------
  Net (loss) income before
    extraordinary item..............   $  (95,860)
                                      ------------
                                      ------------
Adjusted EBITDA                        $   39,080(1)
                                      ------------
                                      ------------
Basic and diluted loss per share
  before extraordinary item.........

Weighted average number of shares
  outstanding.......................

Pro forma basic and diluted loss per
  share.............................

Pro forma weighted average number of
  shares outstanding................

Pro forma as adjusted basic and
  diluted loss per share............   $    (1.43)
                                      ------------
                                      ------------
Pro forma as adjusted weighted
  average number of shares
  outstanding.......................       67,000
                                      ------------
                                      ------------

   See accompanying notes to the Unaudited Pro Forma Statement of Operations
------------------------------
(1) Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation, amortization, extraordinary items, incentive plan expense and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Adjusted EBITDA does not include any of the cost savings disclosed in the Notes to the Unaudited Pro Forma Statement of Operations.

(2) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc. capital structure basis. Earning per share data as of previous dates have been recomputed based on the revised outstanding share amounts.

TABLE 1

    The following table sets forth the unaudited statement of operations for the three months ended March 31, 1998, derived from the VDK financial statements not included herein. The unaudited statement of operations has been adjusted to reflect the Desserts Sale as if it occurred as of January 1, 1998.

                                                                                 PRO FORMA
                                                                 THREE MONTHS   ADJUSTMENTS
                                                                    ENDED       FOR SALE OF
(in thousands)                                                  MARCH 31, 1998   DESSERTS      PRO FORMA
--------------------------------------------------------------  --------------  -----------  --------------
Net sales.....................................................    $  148,959     $  (3,692)(z)  $    145,267
Cost of goods sold............................................        56,202        (1,831)(z)        54,371
                                                                --------------  -----------  --------------
  Gross profit................................................        92,757        (1,861)         90,896
                                                                --------------  -----------  --------------

Brokerage, distribution and marketing expenses:
Brokerage and distribution....................................        14,001          (459)(z)        13,542
Trade promotions..............................................        43,194        (1,573)(z)        41,621
Consumer marketing............................................        12,705           (67)(z)        12,638
                                                                --------------  -----------  --------------
Total brokerage, distribution and marketing expenses..........        69,900        (2,099)         67,801

Amortization of goodwill and other intangibles................         3,402          (200) aa)         3,202
Selling, general and administrative expenses..................         4,594        --               4,594
Incentive plan expense........................................        69,000        --              69,000
                                                                --------------  -----------  --------------
Total operating expenses......................................       146,896        (2,299)        144,597
                                                                --------------  -----------  --------------

  Operating income............................................       (54,139)          438         (53,701)

Interest income...............................................           (30)       --                 (30)
Interest expense..............................................         7,795          (516) bb)         7,279
Amortization of deferred financing expense....................           532           (60) cc)           472
Other bank and financing expenses.............................            44        --                  44
                                                                --------------  -----------  --------------

  Loss before income tax......................................       (62,480)        1,014         (61,466)
Income tax benefit............................................       (19,865)          401         (19,464)
                                                                --------------  -----------  --------------
  Net loss....................................................    $  (42,615)    $     613    $    (42,002)
                                                                --------------  -----------  --------------
                                                                --------------  -----------  --------------

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Pro Forma Adjustments for the Acquisitions for the Year Ended December 27, 1997

(a) Adjustments to net sales reflect the following:

                                                                                                     (in
                                                                                                 thousands)
Reclassification of trade spending expense, netted against sales by P&G, to trade
  promotions..................................................................................   $    25,809
Reclassification of cash discounts, netted against sales by P&G, to brokerage and
  distribution................................................................................         4,523
Reclassification of coupon expense, netted against sales by P&G, to consumer marketing........         2,984
                                                                                                -------------
                                                                                                 $    33,316
                                                                                                -------------
                                                                                                -------------

(b) Adjustments to cost of goods sold reflect the following:

                                                                                                     (in
                                                                                                 thousands)
Adjustments to convert LOG CABIN cost of goods sold from a Last-in, First-out Inventory basis for the six month period ended June 30, 1997, prior to July 1, 1997 acquisition by the
  Company, to the First-in, First-out basis to be consistent with the inventory accounting
  policy of the Company.......................................................................   $         9
Reclassification of warehousing and shipping expense, included in cost of goods sold by P&G,
  to brokerage and distribution...............................................................        (3,800)
Reclassification of delivery expense, included in cost of goods sold by P&G, to brokerage and
  distribution................................................................................       (11,538)
Depreciation(1)...............................................................................         1,809
                                                                                                -------------
                                                                                                 $   (13,520)
                                                                                                -------------
                                                                                                -------------

------------------------

    (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

        The Company entered into a co-pack agreement with the Red Wing Company, Inc. ("Red Wing") on June 9, 1997, pursuant to which Red Wing contract manufactures MRS. BUTTERWORTH'S syrup until November 19, 2002. In addition, on November 19, 1997, the Company entered into a second co-pack agreement, pursuant to which Red Wing also contract manufactures LOG CABIN syrup until November 19, 2002. The Company commenced transferring production of LOG CABIN syrup from Kraft to Red Wing in February 1998 and expects to complete the transition by June 1998.

        The Company has entered into a co-pack agreement with Glister-Mary Lee Corporation, dated as of June 4, 1998 and expects in the future to enter into co-pack agreements whereby third parties will contract manufacture the DUNCAN HINES cake mix, frosting, brownies and specialty products.

        The Company anticipates lower conversion costs pursuant to such co-pack agreements. As a result, the Company anticipates lower costs than those incurred by the prior owners in the annual amount of $12.4 million. The adjustment related to the anticipated cost savings from the co-pack agreements is not reflected in the pro forma statement of operations as it is not viewed as being directly related to the acquisitions.

(c) Adjustments reflect (i) reclassifications of selling expenses of $4.2 million recorded to allocated selling expense, by P&G, to brokerage and distribution by Company, and (ii) selling expenses related to brokerage expense based on the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of Duncan Hines products, incremental to the amount in (i) above, plus (iii) brokerage expense at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of LOG CABIN syrup products, and (iv) the reclassification of cash discounts of $4.5 million, warehousing and shipping expense of

    $3.8 million and delivery expense of $11.5 million from (a) and (b) above. The Company anticipates a cost reduction in the amount of $0.7 million due to the new contractual brokerage rates. In addition, the Company anticipates lower annual warehousing and distribution costs of $3.8 million going forward. The warehousing and distribution cost savings relate to allocations made by the prior owner of the DUNCAN HINES business. However, as these anticipated cost reductions are not viewed as being directly related to the acquisitions, the pro forma cost savings are not included in the pro forma statement of operations.

(d) Reflects goodwill and intangible amortization expense as a result of the acquisitions. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years.

(e) The Company has completed a thorough analysis of anticipated costs going forward. Based on this analysis, the Company developed a detailed annual operating budget which reflected approximately $33.1 million in factually supportable selling, general and administrative costs, which is approximately $1.3 million lower than the combined amounts previously incurred to operate the business. A substantial portion of these savings is attributable to a lower headcount relative to the headcount included in the historical allocations from prior owners. These direct and indirect allocations included multiple layers of management which the Company believes it will not need to replicate. The table below reflects cost reductions resulting from the new personnel infrastructure of the Company. However, as these potential adjustments are not viewed as directly related to the acquisitions, the pro forma cost savings are not included in the unaudited pro forma statement of operations.

                                                                                                          (in
                                                                                                   thousands)
Selling, general and administrative expenses:
1997 pro forma expenses.......................................................................    $  34,427
                                                                                                -------------
Company's anticipated expenses:
  Executive and finance.......................................................................       16,021
  Division management and marketing...........................................................        9,641
  Sales.......................................................................................        7,458
                                                                                                -------------
Total Company pro forma expense...............................................................       33,120
                                                                                                -------------
Difference....................................................................................    $  (1,307)
                                                                                                -------------
                                                                                                -------------

(f) The adjustment to interest expense reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business and the fair value adjustment to the VDK Notes. The adjustment to the amortization of deferred financing costs reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business, net of the write-off of Aurora's pre-DUNCAN HINES indebtedness and the related costs thereof.

(g) Reflects an adjustment to the income tax provision to reflect an effective rate of 39.5% based upon the Company's effective rate for the year ended December 27, 1997.

(h) Pro forma depreciation expense for the Company included in cost of goods sold for the year ended December 27, 1997 is $13.8 million. Pro forma depreciation expense for the Company included in selling, general and administrative expenses is $0.3 million.

Pro Forma Adjustments for the Equity Offerings and Refinancings for the Year Ended December 27, 1997

(i) Pro forma as adjusted interest expense has been calculated based upon pro forma debt levels and the applicable interest rates after giving effect to the Equity Offerings and the Refinancings and the application of the net proceeds to the Company therefrom. The table below presents pro forma as adjusted interest expense, noted with the respective interest rates or fee, and pro forma as adjusted debt amortization of deferred financing costs:

                                                                                                     (in
                                                                                                 thousands)
Interest expense:
Aurora Series B Notes ($100.0 million at 9.875%)..............................................    $   9,875
Aurora Series D Notes ($100.0 million at 9.875%)..............................................        9,875
The Notes ($200.0 million at 8.75%)...........................................................       17,500
Senior Credit Facilities ($306.8 million estimated at 6.950%).................................       21,323
Commitment fee on unused senior revolving facility............................................          375
                                                                                                -------------
  Cash interest expense.......................................................................       58,948
Less: bond premium amortization...............................................................         (200)
                                                                                                -------------
    Pro forma as adjusted interest expense....................................................    $  58,748
                                                                                                -------------
                                                                                                -------------
Pro forma amortization of deferred financing costs............................................    $   1,491
                                                                                                -------------
                                                                                                -------------

(j) Reflects an adjustment to the income tax provision at an effective rate of 39.5%, based upon the Company's effective rate for the year ended December 27, 1997.

Pro Forma Adjustments for the Desserts Sale for the Year Ended December 27, 1997

(k) Reflects the elimination of sales and operating expenses of the business sold in the Desserts Sale.

(l) Reflects the impact on amortization expense of the write-off of goodwill and intangibles related to the Desserts Sale.

(m) Reflects the reduction in interest expense related to the repayment of VDK Senior Bank Facilities with the net proceeds from the Desserts Sale ($25.0 million at an interest rate of 8.25%).

(n) Reflects the elimination of a portion of amortization of deferred financing costs related to the repayment of $25.0 million of VDK Senior Bank Facilities term debt with the net proceeds from the Desserts Sale.

Pro Forma Adjustments for the Acquisitions for the Three Months Ended March 28, 1998

(o) Adjustments to net sales reflect the following:

For the period January 1- January 15, 1998                                                 (in thousands)
----------------------------------------------------------------------------------------
Reclassification of trade spending expense, netted against sales by P&G, to trade
 promotions.............................................................................      $     548
Reclassification of cash discounts, netted against sales by P&G, to brokerage and
 distribution...........................................................................             97
Reclassification of coupon expense, netted against sales by P&G, to consumer
 marketing..............................................................................             89
                                                                                                  -----
                                                                                              $     734
                                                                                                  -----
                                                                                                  -----

(p) Adjustments to cost of goods sold reflect the following:

For the period January 1- January 15, 1998                                                (in thousands)
----------------------------------------------------------------------------------------
Reclassification of warehousing and shipping expense, included in cost of goods sold by
 P&G, to brokerage and distribution.....................................................    $     (158)
Reclassification of delivery expense, included in cost of goods sold by P&G, to
 brokerage and distribution.............................................................          (233)
Depreciation(1).........................................................................            75
                                                                                               -------
                                                                                            $     (316)
                                                                                               -------
                                                                                               -------

------------------------

     (1) Represents adjustment to reflect pro forma depreciation expense based on acquired machinery and equipment at fair market value and estimated remaining useful lives.

    The Company anticipates lower conversion costs pursuant to its co-pack agreements of $1.7 million for the quarter. The adjustment related to the anticipated cost savings from the co-pack agreements is not reflected in the pro forma statement of operations as it is not viewed as being directly related to the acquisitions.

(q) Adjustment reflects (i) brokerage expense for the January 1- January 15, 1998 period at the contractual rates which the Company will be charged under its existing contracts with its broker network for the sale of DUNCAN HINES products, and (ii) the reclassification of cash discounts of $0.1 million, warehousing and shipping expense of $0.2 million and delivery expense of $0.2 million from (o) and (p) above.

(r) Reflects goodwill and intangible amortization expense as a result of the acquisitions. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years.

(s) The adjustment to interest expense reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business and the fair value adjustment to the VDK Notes. The adjustment to the amortization of deferred financing costs reflects the effect of the additional financing incurred in connection with the acquisition of the DUNCAN HINES business for the period January 1- January 15, 1998, net of the write-off of Aurora's pre-DUNCAN HINES indebtedness and the related costs thereof.

(t) Reflects an adjustment to the income tax provision to reflect an effective rate of 39.5%, after taking into consideration the non-deductible portion of incentive plan expense of $69.1 million.

(u) Pro forma depreciation expense for the Company included in cost of goods sold for the three months ended March 28, 1998 is $2.9 million. Pro forma depreciation expense for the Company included in selling, general and administrative expenses is $0.2 million.

Pro Forma Adjustments for the Equity Offerings and the Refinancings for the Three Months Ended March 28, 1998

(v) Reflects an adjustment to incentive plan expense under the VDK Plan and the Aurora Plan, which are described elsewhere in this Prospectus, based on the value of the Company at the Equity Offerings. This expense reflects an initial public offering price per share of $21.00 and based on acceleration of vesting due to the Equity Offerings. See "Management--VDK Incentive Plan" and "Management-- Aurora Incentive Plan." Note that all pro forma adjustments for incentive plan expense have been recorded to the three month period ended March 28, 1998.

(w) Reflects an adjustment to incentive plan expense for tax gross-up payments due under the VDK Plan (see (h) in Unaudited Pro Forma Balance Sheet). See "Management--VDK Incentive Plan".

(x) Pro forma as adjusted interest expense for the quarter has been calculated based upon pro forma as adjusted debt levels and the applicable interest rates after giving effect to the Equity Offerings and the Refinancings and the application of the net proceeds to the Company therefrom. The table below presents pro forma as adjusted interest expense and pro forma as adjusted debt amortization of deferred financing costs:

                                                                                          THREE MONTHS ENDED
(IN THOUSANDS)                                                                              MARCH 28, 1998
                                                                                          -------------------
Interest expense:
Aurora Series B Notes...................................................................       $   2,469
Aurora Series D Notes...................................................................           2,469
The Notes...............................................................................           4,375
Senior Credit Facilities................................................................           5,331
Commitment fee on unused senior debt....................................................              93
                                                                                                 -------
  Cash interest expense.................................................................          14,737
Less: bond premium amortization.........................................................             (50)
                                                                                                 -------
    Pro forma as adjusted interest expense..............................................       $  14,687
                                                                                                 -------
                                                                                                 -------
Pro forma amortization of deferred financing costs......................................       $     373
                                                                                                 -------
                                                                                                 -------

(y) Reflects an adjustment to the income tax provision at an effective rate of 39.5%, after taking into consideration the $73.1 million non-deductible portion of incentive plan expense.

Pro Forma Adjustments for the Desserts Sale for the Three Months Ended March 28, 1998

(z) Reflects the elimination of sales and operating expenses of the business sold in the Desserts Sale.

(aa) Reflects the impact on amortization expense of the write-off of goodwill and intangibles related to the Desserts Sale.

(bb) Reflects the reduction in interest expense related to the repayment of VDK Senior Bank Facilities with the net proceeds from the Desserts Sale ($25.0 million at an interest rate of 8.25%).

(cc) Reflects the elimination of a portion of amortization of deferred financing costs related to the repayment of $25.0 million of VDK Senior Bank Facilities term debt with the net proceeds from the Desserts Sale.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 28, 1998

                                                                                               PRO FORMA
                                                                                              ADJUSTMENTS
                                                         VDK      PRO FORMA                    FOR EQUITY
                                                      PRO FORMA  ADJUSTMENTS                   OFFERINGS        COMPANY
                                                         SEE         FOR         COMPANY          AND          PRO FORMA
(in thousands)                              COMPANY    TABLE 1   ACQUISITIONS   PRO FORMA     REFINANCINGS   AS ADJUSTED(1)
-----------------------------------------  ---------  ---------  -----------  --------------  ------------  ----------------
ASSETS:
Cash and cash equivalents................  $  23,330  $      53   $  --        $     23,383    $   --    (f)   $     23,383
Accounts receivable, net.................     22,847     43,350      --              66,197        --               66,197
Inventories..............................     24,851     33,825      --              58,676        --               58,676
Prepaid expenses and other assets........      4,973      1,459      --               6,432        --                6,432
Current deferred tax assets..............      8,537     12,397     (13,116)(d)         7,818      --                7,818
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Total current assets.................     84,538     91,084     (13,116)        162,506                        162,506
Property, plant and equipment, net.......     45,031     86,359      --             131,390(3)      --             131,390(2)
Goodwill and other intangible assets,
  net....................................    717,956    306,548      49,103(a)     1,073,607       --            1,073,607
Non-current deferred tax assets..........     --          7,171      18,269(d)        25,440       (1,505)(g)         23,935
Other assets.............................     22,026     15,415     (18,292)(c)        19,149       2,910(h)         22,059
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Total assets.........................  $ 869,551  $ 506,577   $  35,964    $  1,412,092    $    1,405     $  1,413,497
                                           ---------  ---------  -----------  --------------  ------------  ----------------
                                           ---------  ---------  -----------  --------------  ------------  ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current portion of long term debt........  $   9,000  $  16,978   $  --        $     25,978    $  (15,978)(f)   $     10,000
Accounts payable and accrued
  liabilities............................     55,374     47,784       4,800(b)       107,958       --              107,958
Senior secured revolving debt facility...     --         15,000      --              15,000       (15,000)(f)        --
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Total current liabilities............     64,374     79,762       4,800         148,936       (30,978)         117,958
Senior term facility.....................    441,000    152,781      --             593,781      (296,966)(f)        296,815
Senior subordinated notes................    202,377    100,000      --             302,377       100,000(f)        402,377
Other liabilities........................     --         15,000      14,500(c)        29,500      (17,128)(i)         12,372
Deferred tax liabilities.................      7,771     --          (7,771)(d)       --           --              --
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Total liabilities....................    715,522    347,543      11,529       1,074,594      (245,072)         829,522
                                           ---------  ---------  -----------  --------------  ------------  ----------------
Total stockholders' equity:
Common stock.............................      291(3)    --             250   )(3         541(3)         129(j)            670
Paid-in capital..........................    217,900    198,635     (15,309)(e)       401,226     245,007(j)        646,233
Promissory notes.........................       (565)      (107)     --                (672)       --                 (672)
Retained earnings........................    (63,597)   (39,494)     39,494(e)       (63,597)       1,341(k)        (62,256)
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Stockholders' equity.................    154,029    159,034      24,435         337,498       246,477          583,975
                                           ---------  ---------  -----------  --------------  ------------  ----------------
    Total liabilities and stockholders'
      equity.............................  $ 869,551  $ 506,577   $  35,964    $  1,412,092    $    1,405     $  1,413,497
                                           ---------  ---------  -----------  --------------  ------------  ----------------
                                           ---------  ---------  -----------  --------------  ------------  ----------------

          See accompanying notes to Unaudited Pro Forma Balance Sheet
------------------------------

(1) Based on an initial public offering price of $21.00 per share of Common
    Stock.

(2) Pro forma and pro forma as adjusted capital expenditures for the three months ended March 28, 1998 totaled $4,253,000.

(3) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc. capital structure basis. Earnings per share data as of previous dates have been recomputed based on the revised outstanding share amounts.

TABLE 1

    The following table sets forth the unaudited balance sheet as of March 31, 1998, derived from the VDK financial statements included elsewhere in this Prospectus. The unaudited pro forma balance sheet has been adjusted to reflect the Desserts Sale as if it occurred as of March 31, 1998.

(in thousands)
                                                                  PRO FORMA
                                                                 ADJUSTMENTS    VDK PRO FORMA
                                                  VDK AS OF     FOR DESSERTS        AS OF
                                               MARCH 31, 1998       SALE       MARCH 31, 1998
                                               ---------------  -------------  ---------------
ASSETS:
Cash and cash equivalents....................     $      53       $  --           $      53
Accounts receivable, net.....................        43,350          --              43,350
Inventories..................................        35,825          (2,000)(l)       33,825
Prepaid expenses.............................         1,459          --               1,459
Current deferred tax assets..................        11,989             408(m)       12,397
                                               ---------------  -------------  ---------------
    Total current assets.....................        92,676          (1,592)         91,084
Property, plant and equipment, net...........        88,240          (1,881)(n)       86,359
Goodwill and other intangible
  assets, net................................       322,550         (16,002)(o)      306,548
Non-current deferred tax assets..............         7,171          --               7,171
Other assets.................................        16,434          (1,019)(m)       15,415
                                               ---------------  -------------  ---------------
    Total assets.............................     $ 527,071       $ (20,494)      $ 506,577
                                               ---------------  -------------  ---------------
                                               ---------------  -------------  ---------------
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current portion of long term debt............     $  16,978       $  --           $  16,978
Accounts payable and accrued liabilities.....        45,184           2,600(p)       47,784
Senior secured revolving debt facility.......        15,000          --              15,000
                                               ---------------  -------------  ---------------
    Total current liabilities................        77,162           2,600          79,762
Senior term facility.........................       177,781         (25,000)(q)      152,781
Senior subordinated notes....................       100,000          --             100,000
Other liabilities............................        15,000          --              15,000
                                               ---------------  -------------  ---------------
    Total liabilities........................       369,943         (22,400)        347,543
                                               ---------------  -------------  ---------------
Stockholder's equity:
Common stock.................................        --              --              --
Paid-in capital..............................       198,635          --             198,635
Promissory notes.............................          (107)         --                (107)
Retained earnings............................       (41,400)          1,906(m)       39,494
                                               ---------------  -------------  ---------------
    Total stockholder's equity...............       157,128           1,906         159,034
                                               ---------------  -------------  ---------------
    Total liabilities and stockholder's
      equity.................................     $ 527,071       $ (20,494)      $ 506,577
                                               ---------------  -------------  ---------------
                                               ---------------  -------------  ---------------

          See accompanying notes to Unaudited Pro Forma Balance Sheet

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 28, 1998

Pro Forma Adjustments for the Acquisition of VDK.
(a) Reflects the excess of cost over the fair market value of the net assets purchased in connection with the VDK acquisition. Goodwill will be amortized on a straight-line basis over a forty year period and other intangibles will be amortized over periods ranging from five to forty years. The Company will evaluate the net realizable value of intangible assets on an ongoing basis relying on a number of factors, including operating results and future undiscounted cash flows.

(b) Reflects an accrual for acquisition costs related to the acquisition of VDK.

(c) Reflects the adjustment to record the VDK Notes and the VDK Senior Bank Facilities at fair value.

(d) Reflects the reclassification of non-current deferred tax assets originating from net operating loss carryforwards of $13.1 million, plus the tax benefit from the adjustment to record the VDK Notes and the VDK Senior Bank Facilities to fair value of $8.0 million and $4.9 million, respectively, (see (c) above).

(e) Represents the equity adjustments associated with the acquisition of VDK.

Pro Forma Adjustments for the Equity Offerings and Refinancings

(f) Reflects the proceeds to the Company from the Equity Offerings and the Refinancings and the application of proceeds therefrom as follows:

                                                                                    (in
                                                                                 millions)
                                                                                -----------
      Gross proceeds to the Company from the Equity Offerings.................   $   271.1
      Uses:
        Repayment of Aurora Senior Bank Facilities............................        26.9
        Repayment of VDK Senior Bank Facilities...............................       184.8
        Repayment of principal on VDK Notes...................................        35.0
        Redemption premium on VDK Notes.......................................         3.5
        Underwriting discounts, fees and expenses.............................        20.9
                                                                                -----------
        Remaining Cash........................................................   $  --
                                                                                -----------

      Gross proceeds to the Company from the Refinancings.....................       506.8
      Uses:
        Repayment of principal on VDK Notes...................................        65.0
        Redemption premium on VDK Notes.......................................        11.0
        Repayment of Aurora Senior Bank Facilities............................       423.1
        Fees and expenses.....................................................         7.7
                                                                                -----------
        Remaining cash........................................................   $  --
                                                                                -----------
                                                                                -----------

(g) Reflects a $3.4 million adjustment reducing the tax benefit from the deductible portion of incentive plan expense, partially offset by the tax benefit of $1.9 million for the write-off of deferred financing costs related to the repayment of Aurora Senior Bank Facilities.

(h) Reflects deferred financing costs related to the new Senior Credit Facilities of $7.7 million partially offset by the write-off of deferred financing costs of $4.8 million related to the repayment of Aurora Senior Bank Facilities.

(i) Reflects (i) the payment of the $14.5 million of premiums on the VDK Notes redemption and (ii) an adjustment of $2.6 million to the liability recorded in connection with the incentive plan expense.

(j) Reflects the gross proceeds of the Equity Offerings of $271.1 million, net of underwriting discounts, fees and expenses of $20.9 million, partially offset by the adjustment to incentive plan expense of $5.1 million.

(k) Reflects the impact on retained earnings of the adjustment to incentive plan expense, net of tax of $4.2 million partially offset the write-off of deferred financing costs, net of tax, of $2.9 million related to the repayment of the Aurora Senior Bank Facilities.

Pro Forma Adjustments for the Desserts Sale

(l) Reflects the finished goods inventory included in the Desserts Sale.

(m) Reflects excess of liabilities over VDK assets associated with the Desserts Sale.

(n) Reflects the book value of the machinery and equipment included in the Desserts Sale.

(o) Reflects the write-off of the allocated goodwill and intangibles from the Desserts Sale.

(p) Reflects costs related to the Desserts Sale to be paid subsequent to the closing date of such sale.

(q) Reflects repayment of VDK Senior Bank Facilities from the proceeds of the Desserts Sale.

                       SELECTED HISTORICAL FINANCIAL DATA

THE COMPANY

    The following table sets forth selected historical financial and operating information of the Predecessor and the Company for the periods ended and as of the dates indicated. Statement of operations data for the years ended December 1994, 1995, and 1996 represents the operations of the MRS. BUTTERWORTH'S business by the Predecessor while such data for the year ended December 27, 1997 includes the operations of the MRS. BUTTERWORTH'S business by the Company and commencing July 1, 1997, the operations of the acquired LOG CABIN business, and does not include the operations of VDK or the DUNCAN HINES business which were acquired in 1998. Statement of operations data for the three months ended March 29, 1997 includes the operations of the MRS. BUTTERWORTH'S business by the Company. Statement of Operations data for the three months ended March 28, 1998 includes the operations of the MRS. BUTTERWORTH'S and LOG CABIN businesses and commencing January 16, 1998, the operations of the acquired DUNCAN HINES business. The selected historical statements of operations data for the years ended December 31, 1994, 1995, and 1996 are derived from the audited financial statements of the Predecessor included elsewhere in this Prospectus for 1995 and 1996 and not included herein for 1994. The selected historical statement of operations data and the historical balance sheet data for the year ended as of December 27, 1997 are derived from the audited financial statements of the Company included elsewhere in this Prospectus. The selected historical statement of operations data for the three months ended March 29, 1997 and March 28, 1998 and the historical balance sheet data as of March 28, 1998 are derived from the unaudited financial statements of the Company included elsewhere in this Prospectus and which, in the opinion of management, include all normal recurring adjustments. This table should be read in conjunction with the Predecessor's and the Company's historical consolidated financial statements, the Company's unaudited pro forma financial statements and related notes appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                                                 PREDECESSOR
                                                                                      ---------------------------------
                                                                                           YEAR ENDED DECEMBER 31,
                                                                                      ---------------------------------
(in thousands)                                                                          1994       1995        1996
                                                                                      ---------  ---------  -----------
STATEMENTS OF OPERATIONS DATA:
Net sales...........................................................................  $  96,729  $  91,302  $    89,541
Cost of goods sold..................................................................     29,930     27,743       28,955
                                                                                      ---------  ---------  -----------
  Gross profit......................................................................     66,799     63,559       60,586
                                                                                      ---------  ---------  -----------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution........................................................      8,662      7,583        8,140
  Trade promotions..................................................................     21,911     19,380       17,672
  Consumer marketing................................................................     15,297     13,291       10,835
                                                                                      ---------  ---------  -----------
Total brokerage, distribution and marketing expenses................................     45,870     40,254       36,647
Amortization of goodwill and other intangibles......................................     --         --          --
Selling, general and administrative expenses........................................      6,829      6,120        6,753
Incentive plan expense..............................................................     --         --          --
Transition expenses.................................................................     --         --          --
                                                                                      ---------  ---------  -----------
Total operating expenses............................................................     52,699     46,374       43,400
                                                                                      ---------  ---------  -----------
  Operating income..................................................................     14,100     17,185       17,186
Interest income.....................................................................     --         --          --
Interest expense....................................................................     --         --          --
Amortization of deferred financing expense..........................................     --         --          --
Other bank and financing expenses...................................................     --         --          --
                                                                                      ---------  ---------  -----------
  Income (loss) before income taxes and extraordinary item..........................     14,100     17,185       17,186
Income tax expense (benefit)........................................................      5,429      6,616        6,616
                                                                                      ---------  ---------  -----------
  Income (loss) before extraordinary item...........................................      8,671     10,569       10,570
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184..........     --         --          --
                                                                                      ---------  ---------  -----------
  Net income (loss).................................................................  $   8,671  $  10,569  $    10,570
                                                                                      ---------  ---------  -----------
                                                                                      ---------  ---------  -----------
Basic and diluted earnings (loss) per share before extraordinary item...............
Extraordinary item per share........................................................
Basic and diluted earnings (loss) per share.........................................
Weighted average number of shares outstanding.......................................
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)..................................................................  $  14,315  $  17,496  $    17,463
Adjusted EBITDA margin(2)...........................................................       14.8%      19.2%        19.5%
Depreciation and amortization.......................................................  $     215  $     311  $       277
Capital expenditures................................................................
Ratio of earnings to fixed charges(4)...............................................
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).......................
Total assets........................................................................
Long-term debt (including current portion)..........................................
Stockholder's equity................................................................

                                                                                                  COMPANY
                                                                                      --------------------------------
                                                                                                        THREE MONTHS
                                                                                        YEAR ENDED         ENDED
                                                                                       DECEMBER 27,   ----------------
(in thousands)                                                                             1997        MARCH 29, 1997
                                                                                      --------------  ----------------
STATEMENTS OF OPERATIONS DATA:
Net sales...........................................................................   $    143,020      $   21,253
Cost of goods sold..................................................................         45,729           7,167
                                                                                      --------------  ----------------
  Gross profit......................................................................         97,291          14,086
                                                                                      --------------  ----------------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution........................................................         17,096           2,279
  Trade promotions..................................................................         26,075           3,643
  Consumer marketing................................................................         15,142           1,331
                                                                                      --------------  ----------------
Total brokerage, distribution and marketing expenses................................         58,313           7,253
Amortization of goodwill and other intangibles......................................          5,938             828
Selling, general and administrative expenses........................................          5,229           1,053
Incentive plan expense..............................................................          2,300          --
Transition expenses.................................................................          2,113             126
                                                                                      --------------  ----------------
Total operating expenses............................................................         73,893           9,260
                                                                                      --------------  ----------------
  Operating income..................................................................         23,398           4,826
Interest income.....................................................................           (151)            (32)
Interest expense....................................................................         18,393           2,654
Amortization of deferred financing expense..........................................          3,059           2,313
Other bank and financing expenses...................................................             83               9
                                                                                      --------------  ----------------
  Income (loss) before income taxes and extraordinary item..........................          2,014            (118)
Income tax expense (benefit)........................................................            779             (47)
                                                                                      --------------  ----------------
  Income (loss) before extraordinary item...........................................          1,235             (71)
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184..........        --               --
                                                                                      --------------  ----------------
  Net income (loss).................................................................   $      1,235      $      (71)
                                                                                      --------------  ----------------
                                                                                      --------------  ----------------
Basic and diluted earnings (loss) per share before extraordinary item...............   $       0.04(3)    $   --    (3)
Extraordinary item per share........................................................        --               --
                                                                                      --------------  ----------------
Basic and diluted earnings (loss) per share.........................................           0.04(3)        --    (3)
                                                                                      --------------  ----------------
                                                                                      --------------  ----------------
Weighted average number of shares outstanding.......................................         29,053(3)        29,053(3)
                                                                                      --------------  ----------------
                                                                                      --------------  ----------------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)..................................................................   $     34,796      $    5,936
Adjusted EBITDA margin(2)...........................................................           24.3%          27.9%
Depreciation and amortization.......................................................   $      9,976      $    3,274
Capital expenditures................................................................          2,411              96
Ratio of earnings to fixed charges(4)...............................................            1.1x         --
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).......................   $      6,524      $   10,709
Total assets........................................................................        372,739         140,942
Long-term debt (including current portion)..........................................        279,919         100,000
Stockholder's equity................................................................         65,223          33,089

(in thousands)                                                                         MARCH 28, 1998
                                                                                      ----------------
STATEMENTS OF OPERATIONS DATA:
Net sales...........................................................................     $   89,385
Cost of goods sold..................................................................         37,734
                                                                                      ----------------
  Gross profit......................................................................         51,651
                                                                                      ----------------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution........................................................          9,355
  Trade promotions..................................................................         15,568
  Consumer marketing................................................................          7,997
                                                                                      ----------------
Total brokerage, distribution and marketing expenses................................         32,920
Amortization of goodwill and other intangibles......................................          4,597
Selling, general and administrative expenses........................................          2,346
Incentive plan expense..............................................................         60,000
Transition expenses.................................................................          1,926
                                                                                      ----------------
Total operating expenses............................................................        101,789
                                                                                      ----------------
  Operating income..................................................................        (50,138)
Interest income.....................................................................           (223)
Interest expense....................................................................         12,837
Amortization of deferred financing expense..........................................            513
Other bank and financing expenses...................................................             51
                                                                                      ----------------
  Income (loss) before income taxes and extraordinary item..........................        (63,316)
Income tax expense (benefit)........................................................           (360)
                                                                                      ----------------
  Income (loss) before extraordinary item...........................................        (62,956)
  Extraordinary loss on early extinguishment of debt, net of tax of $1,184..........          1,876
                                                                                      ----------------
  Net income (loss).................................................................     $  (64,832)
                                                                                      ----------------
                                                                                      ----------------
Basic and diluted earnings (loss) per share before extraordinary item...............     $    (2.17)(3)
Extraordinary item per share........................................................          (0.06)(3)
                                                                                      ----------------
Basic and diluted earnings (loss) per share.........................................          (2.23)(3)
                                                                                      ----------------
                                                                                      ----------------
Weighted average number of shares outstanding.......................................         29,053(3)
                                                                                      ----------------
                                                                                      ----------------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)..................................................................     $   17,587
Adjusted EBITDA margin(2)...........................................................           19.7%
Depreciation and amortization.......................................................     $    6,140
Capital expenditures................................................................          1,511
Ratio of earnings to fixed charges(4)...............................................         --
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of long-term debt).......................     $   29,164
Total assets........................................................................        869,551
Long-term debt (including current portion)..........................................        652,377
Stockholder's equity................................................................        154,029

------------------------
(1) Adjusted EBITDA is defined as net income before interest expense, taxes, depreciation, amortization, extraordinary items, incentive plan expense and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.
(2) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net sales.
(3) Aurora Foods Inc., which was formed shortly before the Equity Offerings, is the successor to Aurora. As such, Aurora Foods Inc. will assume the historical financial statements of Aurora as its historical financial statements. Therefore, the capital structure of Aurora Foods Inc. must be applied to the historical capital structure and per share information of Aurora. Immediately prior to the Equity Offerings, Aurora Foods Inc. had 54,090,628 shares of Common Stock outstanding. Based on these outstanding shares and prior capital transactions of Aurora, outstanding shares as of previous dates have been revised to be on an Aurora Foods Inc. capital structure basis. Earnings per share data as of previous dates have been recomputed based on the revised outstanding share amounts.
(4) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before provision for income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred finanding fees and one-third of rental expense on operating leases, representing that portion of rental expense deemed by the Company to be attributable to interest. Unilever did not allocate any fixed charges to the MBW Predecessor. For the three months ended March 28, 1998 and March 29, 1997, fixed charges exceeded earnings before fixed charges by $63.3 million and $0.1 million, respectively.

VDK

    The following table sets forth selected historical financial and operating information of the Predecessor to VDK and VDK for the periods ended and as of the dates indicated. VDK commenced operations in September 1995, concurrent with the acquisition of the VAN DE KAMP's business from Pillsbury. Commencing May 1996, the VDK statement of operations data includes the operations of the MRS. PAUL'S business and commencing July 1996, it includes the operations of the AUNT JEMIMA and CELESTE businesses. The selected historical statements of operations data for the years ended June 30, 1993, 1994 and 1995 and for the operating period July 1, 1995 through September 18, 1995 are derived from the audited financial statements of the Predecessor to VDK included elsewhere in this Prospectus for 1995 and the operating period July 1, 1995 through September 18, 1995 and from audited financial statements not included herein for 1993 and 1994. The selected historical statements of operations data for the operating period September 19, 1995 through June 29, 1996 and for the year ended June 30, 1997 and the historical balance sheet data at June 29, 1996 and June 30, 1997 are derived from the audited financial statements of VDK included elsewhere in this Prospectus. The selected historical statements of operations data and the historical balance sheet data for the nine months ended and as of March 31, 1997 and 1998 are derived from the unaudited financial statements of VDK included elsewhere in this Prospectus and which, in the opinion of management, include all normal, recurring adjustments. This table should be read in conjunction with VDK's historical financial statements appearing elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                  PREDECESSOR TO VDK                            VDK
                                                    ----------------------------------------------  ----------------------------
                                                                                                       OPERATING
                                                          FOR THE YEARS ENDED        JULY 1, 1995       PERIOD       YEAR ENDED
                                                               JUNE 30,                 THROUGH      SEPTEMBER 19,    JUNE 30,
                                                    -------------------------------  SEPTEMBER 18,   1995 THROUGH    -----------
(in thousands)                                        1993       1994       1995         1995        JUNE 29, 1996      1997
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
STATEMENTS OF OPERATIONS DATA:
Net sales.........................................  $ 159,004  $ 153,314  $ 149,359    $  20,545       $ 143,296      $ 435,476
Cost of goods sold................................     77,387     67,881     66,111       10,978          60,367        180,941
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
  Gross profit....................................     81,617     85,433     83,248        9,567          82,929        254,535
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution......................     11,695     11,671     11,376        1,616          15,901         45,352
  Trade promotions................................     33,964     33,304     34,530        3,699          32,517        108,925
  Consumer marketing..............................      6,586      9,852      8,260        1,919          11,336         29,524
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
Total brokerage, distribution and marketing
  expenses........................................     52,245     54,827     54,166        7,234          59,754        183,801
Amortization of goodwill and other intangibles....      3,305      3,305      3,305          689           4,223         13,142
Selling, general and administrative expenses......      9,518      8,682      9,789        1,370           5,267         14,270
Incentive plan expense............................     --         --         --           --              --             --
Transition expenses...............................     --         --         --           --               1,337          2,885
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
Total operating expenses..........................     65,068     66,814     67,260        9,293          70,581        214,098
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
  Operating income................................     16,549     18,619     15,988          274          12,348         40,437
Interest income...................................     --         --         --           --                (135)          (965)
Interest expense..................................     --         --         --           --              12,469         32,499
Amortization of deferred financing expense........     --         --         --           --                 607          2,108
Other bank and financing expenses.................     --         --         --           --                  79            265
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
  Income (loss) before income taxes...............     16,549     18,619     15,988          274            (672)         6,530
Income tax expense (benefit)......................      7,841      8,769      7,716          396            (233)         2,377
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
  Net income (loss) before cumulative effect of
    accounting change.............................      8,708      9,850      8,272         (122)           (439)         4,153
Cumulative effect of accounting change, net of
  income taxes....................................        222     --         --           --              --             --
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
Net income (loss).................................  $   8,486  $   9,850  $   8,272    $    (122)      $    (439)     $   4,153
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
Basic and diluted earnings (loss) per share.......                                                     $      (4)     $      42
                                                                                                    ---------------  -----------
                                                                                                    ---------------  -----------
Weighted average number of shares outstanding.....                                                           0.1            0.1
                                                                                                    ---------------  -----------
                                                                                                    ---------------  -----------


                                                         NINE MONTHS ENDED
                                                             MARCH 31,
                                                    ---------------------------
(in thousands)                                            1997          1998
                                                    ----------------  ---------
                                                            (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net sales.........................................     $  344,113     $ 348,288
Cost of goods sold................................        143,522       135,777
                                                         --------     ---------
  Gross profit....................................        200,591       212,511
                                                         --------     ---------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution......................         37,005        33,765
  Trade promotions................................         83,908       101,534
  Consumer marketing..............................         23,897        25,151
                                                         --------     ---------
Total brokerage, distribution and marketing
  expenses........................................        144,810       160,450
Amortization of goodwill and other intangibles....          9,982        10,194
Selling, general and administrative expenses......          9,825        13,968
Incentive plan expense............................         --            69,000
Transition expenses...............................          2,073            --
                                                         --------     ---------
Total operating expenses..........................        166,690       253,612
                                                         --------     ---------
  Operating income................................         33,901       (41,101)
Interest income...................................           (939)          (60)
Interest expense..................................         24,762        23,634
Amortization of deferred financing expense........          1,573         1,612
Other bank and financing expenses.................            215           131
                                                         --------     ---------
  Income (loss) before income taxes...............          8,290       (66,418)
Income tax expense (benefit)......................          3,316       (21,304)
                                                         --------     ---------
  Net income (loss) before cumulative effect of
    accounting change.............................          4,974       (45,114)
Cumulative effect of accounting change, net of
  income taxes....................................         --            --
                                                         --------     ---------
Net income (loss).................................     $    4,974     $ (45,114)
                                                         --------     ---------
                                                         --------     ---------
Basic and diluted earnings (loss) per share.......     $       50     $    (451)
                                                         --------     ---------
                                                         --------     ---------
Weighted average number of shares outstanding.....            0.1           0.1
                                                         --------     ---------
                                                         --------     ---------

                                                                  PREDECESSOR TO VDK                            VDK
                                                    ----------------------------------------------  ----------------------------
                                                                                                       OPERATING
                                                          FOR THE YEARS ENDED        JULY 1, 1995       PERIOD       YEAR ENDED
                                                               JUNE 30,                 THROUGH      SEPTEMBER 19,    JUNE 30,
                                                    -------------------------------  SEPTEMBER 18,   1995 THROUGH    -----------
(in thousands)                                        1993       1994       1995         1995        JUNE 29, 1996      1997
                                                    ---------  ---------  ---------  -------------  ---------------  -----------
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)................................  $  22,620  $  24,826  $  22,309    $   1,616       $  20,588      $  64,231
Adjusted EBITDA margin(2).........................       14.2%      16.2%      14.9%         7.9%           14.4%          14.8%
Depreciation and amortization.....................  $   6,071  $   6,207  $   6,321    $   1,342       $   7,454      $  22,317
Capital expenditures..............................      1,403      2,075      1,884       --               2,204         14,379
Ratio of earnings to fixed charges(3).............                                                        --                1.2x
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of
  long-term debt).................................                                                     $  25,019      $  37,921
Total assets......................................                                                       305,499        509,591
Long term debt (including current portion)........                                                       188,750        312,856
Stockholder's equity..............................                                                        83,676        147,921

                                                         NINE MONTHS ENDED
                                                             MARCH 31,
                                                    ---------------------------
(in thousands)                                            1997          1998
                                                    ----------------  ---------
                                                            (UNAUDITED)
OPERATING AND OTHER DATA:
Adjusted EBITDA(1)................................     $   51,897     $  43,699
Adjusted EBITDA margin(2).........................           15.1%         12.6%
Depreciation and amortization.....................     $   16,772     $  17,483
Capital expenditures..............................         12,717         7,524
Ratio of earnings to fixed charges(3).............            1.3x       --
BALANCE SHEET DATA (END OF PERIOD):
Working capital (excluding current portion of
  long-term debt).................................     $   37,958     $  47,492
Total assets......................................        521,406       527,071
Long term debt (including current portion)........        321,856       309,759
Stockholder's equity..............................        148,742       157,128

------------------------

(1) Adjusted EBITDA is defined as net income (loss) before interest expense, taxes, depreciation, amortization, extraordinary items, incentive plan expense, and transition expenses and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(2) Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net sales.

(3) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before provision for income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of deferred financing fees and one-third of rental expense on operating leases, representing that portion of rental expense deemed by the Company to be attributable to interest. Pillsbury did not allocate any fixed charges to the Predecessor to VDK. For the nine months ended March 31, 1998, and the operating period September 19, 1995 through June 29, 1996, fixed charges exceeded earnings before fixed charges by $66.4 million and $0.7 million, respectively.

DUNCAN HINES

    The following table sets forth selected historical financial data of the DUNCAN HINES business for the periods ended as indicated. The Company acquired the DUNCAN HINES business in January 1998. All statement of direct revenues, direct expenses, and allocated selling expense, operating and other data presented below represent the DUNCAN HINES business while under the management of P&G. The selected historical statements of direct revenues and direct expenses for the years ended June 30, 1995, 1996 and 1997 are derived from the audited financial statements of the DUNCAN HINES business included elsewhere in this Prospectus. The selected historical statements of direct revenues, direct expenses, and allocated selling expense for the six months ended December 31, 1996 and 1997 are derived from the unaudited financial statements of the DUNCAN HINES business included elsewhere in this Prospectus and which, in the opinion of management, include all normal, recurring adjustments. Certain amounts have been reclassified to conform to the Company's presentation. This table should be read in conjunction with the DUNCAN HINES business historical financial statements and related notes thereto included elsewhere in this Prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                                                              SIX MONTHS ENDED
                                                                                 YEAR ENDED JUNE 30,            DECEMBER 31,
                                                                           -------------------------------  --------------------
(in thousands)                                                               1995       1996       1997       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                                                                (UNAUDITED)
STATEMENTS OF DIRECT REVENUES, DIRECT EXPENSES, AND ALLOCATED SELLING
  EXPENSE:
Net sales(1).............................................................  $ 286,167  $ 282,525  $ 257,932  $ 148,652  $ 157,191
Cost of goods sold.......................................................    153,015    153,791    144,261     80,361     85,139
                                                                           ---------  ---------  ---------  ---------  ---------
  Gross profit...........................................................    133,152    128,734    113,671     68,291     72,052
                                                                           ---------  ---------  ---------  ---------  ---------
Brokerage, distribution and marketing expenses:
  Brokerage and distribution(1)..........................................     25,560     24,565     20,921     12,472     11,832
  Trade promotions.......................................................     14,775     16,357     19,646      9,659     15,822
  Consumer marketing.....................................................     25,407     26,411     18,753     10,365     11,046
                                                                           ---------  ---------  ---------  ---------  ---------
    Total brokerage, distribution and marketing expenses.................     65,742     67,333     59,320     32,496     38,700
Selling, general and administrative expenses.............................      9,962     10,791     10,041      6,177      4,131
                                                                           ---------  ---------  ---------  ---------  ---------
    Total expenses.......................................................     75,704     78,124     69,361     38,673     42,831
                                                                           ---------  ---------  ---------  ---------  ---------
  Excess of Direct Revenues over Direct Expenses and Allocated Selling
    Expense..............................................................  $  57,448  $  50,610  $  44,310  $  29,618  $  29,221
                                                                           ---------  ---------  ---------  ---------  ---------
                                                                           ---------  ---------  ---------  ---------  ---------

OPERATING AND OTHER DATA:
EBITDA(2)................................................................  $  61,048  $  54,310  $  48,110  $  31,518  $  31,171
EBITDA margin(3).........................................................       21.3%      19.2%      18.7%      21.2%      19.8%
Depreciation and amortization (unaudited)................................  $   3,600  $   3,700  $   3,800  $   1,900  $   1,950
Ratio of earnings to fixed charges(4)....................................        N/A        N/A        N/A        N/A        N/A

------------------------
(1) Cash discounts of $4,864, $4,804, $4,384, $2,528, and $2,672 for the years ended June 30, 1995, 1996, and 1997 and the six-month periods ended December 31, 1996 and 1997, respectively, have been reclassified from net sales to brokerage and distribution expenses to provide consistency with the Company's presentation and accounting policy. Allocated selling expense of $6,429, $6,373, $4,750, $3,297 and $2,762 for the years ended June 30, 1995,
    1996 and 1997 and the six-month periods ended December 31, 1997 and 1996 have been included in brokerage and distribution to be consistent with the Company's presentation and accounting policy.

(2) EBITDA is defined as the excess of direct revenues over direct expenses and allocated selling expense before interest expense, taxes, depreciation, amortization, and extraordinary items and is presented because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance and to determine a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operating activities or other consolidated income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.

(3) EBITDA margin is computed as EBITDA as a percentage of net sales.

(4) P&G did not allocate any fixed charges to the DUNCAN HINES business.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY AND PREDECESSOR

    The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the historical financial information of the Company and the Predecessor included in the financial statements and notes to the financial statements. Unless otherwise noted, fiscal years in this discussion refer to the Company's fiscal year ended December 27 or December 31, as the case may be.

STATEMENTS OF OPERATIONS

    The following table sets forth for the periods indicated the percentage which the items in the Statements of Operations bear to net sales. Certain amounts from prior years have been reclassified to conform to the Company's current year presentation. The Statements of Operations columns for the years ended December 31, 1995 and 1996 are that of the Predecessor.

                                                                                                                      THREE
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                                                                    ---------
                                                             PREDECESSOR
                                            ----------------------------------------------         COMPANY
                                                                                            ----------------------
                                                       YEARS ENDED DECEMBER 31,
                                            ----------------------------------------------        YEAR ENDED
                                                                                                 DECEMBER 27,       MARCH 29,
                                                     1995                    1996                    1997             1997
                                            ----------------------  ----------------------  ----------------------  ---------
                                                          % OF                    % OF                    % OF
(in thousands)                               AMOUNT     NET SALES    AMOUNT     NET SALES    AMOUNT     NET SALES
                                            ---------  -----------  ---------  -----------  ---------  -----------
                                                                                                                     AMOUNT
                                                                                                                    ---------
STATEMENTS OF OPERATIONS:
Net sales.................................  $  93,382(1)      100.0% $  91,581(1)      100.0% $ 143,020      100.0% $  21,253
Cost of goods sold........................     27,743        29.7      28,955        31.6      45,729        32.0       7,167
                                            ---------       -----   ---------       -----   ---------       -----   ---------
  Gross profit............................     65,639        70.3      62,626        68.4      97,291        68.0      14,086
                                            ---------       -----   ---------       -----   ---------       -----   ---------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution..............      9,663(1)       10.3    10,180(1)       11.1    17,096        12.0       2,279
  Trade promotions........................     19,380        20.8      17,672        19.3      26,075        18.2       3,643
  Consumer marketing......................     13,291        14.2      10,835        11.8      15,142        10.6       1,331
                                            ---------       -----   ---------       -----   ---------       -----   ---------
Total brokerage, distribution and
  marketing expenses......................     42,334        45.3      38,687        42.2      58,313        40.8       7,253
Amortization of goodwill and other
  intangibles.............................     --          --          --          --           5,938         4.1         828
Selling, general and administrative
  expenses................................      6,120         6.6       6,753         7.4       5,229         3.6       1,053
Incentive plan expense....................     --          --          --          --           2,300         1.6      --
Transition expenses.......................     --          --          --          --           2,113         1.5         126
                                            ---------       -----   ---------       -----   ---------       -----   ---------
Total operating expenses..................     48,454        51.9      45,440        49.6      73,893        51.6       9,260
                                            ---------       -----   ---------       -----   ---------       -----   ---------
  Operating income (loss).................     17,185        18.4      17,186        18.8      23,398        16.4       4,826
Interest income...........................     --          --          --          --            (151)       (0.1)        (32)
Interest expense..........................     --          --          --          --          18,393        12.9       2,654
Amortization of deferred financing
  expense.................................     --          --          --          --           3,059         2.1       2,313
Other bank and financing expenses.........     --          --          --          --              83         0.1           9
                                            ---------       -----   ---------       -----   ---------       -----   ---------
  Income (loss) before income taxes and
    extraordinary item....................     17,185        18.4      17,186        18.8       2,014         1.4        (118)
Income tax expense (benefit)..............      6,616         7.1       6,616         7.2         779         0.5         (47)
                                            ---------       -----   ---------       -----   ---------       -----   ---------
Income (loss) before extraordinary item...     10,569        11.3      10,570        11.6       1,235         0.9         (71)
Extraordinary loss on early extinguishment
  of debt, net of tax of $1,184...........         --          --          --          --          --          --          --
                                            ---------       -----   ---------       -----   ---------       -----   ---------
Net income (loss).........................  $  10,569        11.3%  $  10,570        11.6%  $   1,235         0.9%  $     (71)
                                            ---------       -----   ---------       -----   ---------       -----   ---------
                                            ---------       -----   ---------       -----   ---------       -----   ---------

                                                               MARCH 28,
                                                                  1998
                                                         ----------------------
                                               % OF                    % OF
(in thousands)                               NET SALES    AMOUNT     NET SALES
                                            -----------  ---------  -----------
STATEMENTS OF OPERATIONS:
Net sales.................................       100.0%  $  89,385       100.0%
Cost of goods sold........................        33.7      37,734        42.2
                                                 -----   ---------       -----
  Gross profit............................        66.3      51,651        57.8
                                                 -----   ---------       -----
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution..............        10.7       9,355        10.5
  Trade promotions........................        17.1      15,568        17.4
  Consumer marketing......................         6.3       7,997         8.9
                                                 -----   ---------       -----
Total brokerage, distribution and
  marketing expenses......................        34.1      32,920        36.8
Amortization of goodwill and other
  intangibles.............................         3.9       4,597         5.2
Selling, general and administrative
  expenses................................         5.0       2,346         2.6
Incentive plan expense....................      --          60,000        67.1
Transition expenses.......................         0.6       1,926         2.2
                                                 -----   ---------       -----
Total operating expenses..................        43.6     101,789       113.9
                                                 -----   ---------       -----
  Operating income (loss).................        22.7     (50,138)      (56.1)
Interest income...........................        (0.1)       (223)       (0.3)
Interest expense..........................        12.5      12,837        14.4
Amortization of deferred financing
  expense.................................        10.9         513         0.5
Other bank and financing expenses.........      --              51         0.1
                                                 -----   ---------       -----
  Income (loss) before income taxes and
    extraordinary item....................        (0.6)    (63,316)      (70.8)
Income tax expense (benefit)..............        (0.2)       (360)       (0.4)
                                                 -----   ---------       -----
Income (loss) before extraordinary item...        (0.4)    (62,956)      (70.4 )
Extraordinary loss on early extinguishment
  of debt, net of tax of $1,184...........          --       1,876         2.1
                                                 -----   ---------       -----
Net income (loss).........................        (0.4)% $ (64,832)      (72.5)%
                                                 -----   ---------       -----
                                                 -----   ---------       -----

------------------------
(1) Cash discounts of the Predecessor of $2,080 and $2,040 for the years ended December 31, 1995 and 1996, respectively, have been reclassified from net sales to brokerage and distribution expense to provide consistency with the Company's presentation and accounting policy, and to facilitate comparison between periods.

THREE MONTHS ENDED MARCH 28, 1998 COMPARED TO THREE MONTHS ENDED MARCH 29, 1997

    NET SALES. Net sales for the three months ended March 28, 1998 were $89.4 million, which was an increase of $68.1 million compared to sales in the prior year's quarter of $21.3 million. The increase was the result of the acquisitions of LOG CABIN and DUNCAN HINES, which provided $25.9 and $42.7 million in net sales, respectively. Net dollar sales for MRS. BUTTERWORTH'S branded products were down slightly for the three months ended March 28, 1998 at $20.8 million. However, sales volume increased 4.5% for the three months ended March 28, 1998.

    Syrup net sales of $44.8 million increased $26.2 million, of which $25.9 million was attributable to the LOG CABIN acquisition. Net sales for MRS. BUTTERWORTH'S syrup products increased $0.3 million compared to the 1997 period while MRS. BUTTERWORTH'S syrup case volume increased by 10.8% from 788,000 standard cases in the 1997 period to 874,000 standard cases in 1998. The growth in MRS. BUTTERWORTH'S syrup volume was attributable to increased sales of lower revenue per case products sold to the club store and foodservice markets.

    MRS. BUTTERWORTH'S pancake mix sales were $1.9 million overall in the 1998 period compared to $2.7 million in the 1997 period. The decrease was due to a decline in the overall pancake mix category and a retail inventory build up during the first quarter of 1997 in anticipation of a consumer event that occurred in the second quarter of 1997.

    Net sales for the Company's DUNCAN HINES baking mix products were $42.7 million for the three months ended March 28, 1998 and included results of operations from January 16, 1998, the date of acquisition. Including results for the stub period (January 1 to January 15), sales would have been $47.8 million, which was a decrease of 10.1% from the prior year period. Sales of DUNCAN HINES products were negatively impacted in January and February by a case load into retail channels initiated by P&G in the latter part of 1997 which resulted in volume increases in December 1997 relative to December 1996 for cake mix and ready-to-spread frosting of 118.3% and 129.5%, respectively. Monthly sales volumes since February have returned to prior year levels.

    GROSS PROFIT. Gross profit as a percentage of net sales was 57.8% for the three months ended March 28, 1998 as compared to 66.3% for the corresponding 1997 period. The gross margin was affected by the inclusion of sales of DUNCAN HINES baking mix products, which have lower gross margins than syrup and pancake mix products. The syrup and pancake mix products had a gross margin of 67.2% in the current quarter, a 0.9% increase compared to the 1997 period. The improvement was attributable to lower manufacturing expense resulting from the Company's long-term contract manufacturing agreements and lower corn syrup costs.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for the three months ended March 28, 1998 were 36.8% as a percentage of net sales compared to 34.1% in the 1997 period. The increase was primarily the result of the implementation of new advertising programs for all of the Company's brands where none existed during the prior year period.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and other intangibles of $4.6 million was attributable to the acquisitions of the MRS. BUTTERWORTH'S business on December 31, 1996, LOG CABIN on July 1, 1997 and DUNCAN HINES on January 16, 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $2.3 million were 2.6% as a percentage of net sales, as compared to 5.0% for the same period in 1997. The favorable variance represents the efficiencies realized from the increased size of the Company.

    INCENTIVE PLAN EXPENSE. For the three months ended March 28, 1998, the Company recorded non-cash incentive plan expense of $60.0 million based on the estimated current valuation of the Company and in accordance with the Aurora Plan contained in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC. The previous estimated valuation of the Company for the year ended December 27, 1997 resulted in recording $2.3 million of incentive plan expense. The current estimated valuation of the Company has increased significantly and has resulted in significant incentive plan expense.

In addition, most rights under the Aurora Plan are fully vested. The expense has been recorded as a liability of MBW Investors LLC as the sponsor of the Aurora Plan. However, because the Aurora Plan is for the benefit of employees of the Company, expense recognized under the Aurora Plan has been pushed down to the Company, and has been recorded by the Company as incentive plan expense and as additional paid-in capital from its parent. See "Management--Aurora Incentive Plan."

    TRANSITION EXPENSES. Transition expenses consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses, including relocation expenses, recruiting fees, sales support and other unique transitional expenses. The increase for the 1998 period of $1.8 million as compared to 1997 was due to the LOG CABIN and DUNCAN HINES acquisitions. The 1997 period included transition expenses for the MRS. BUTTERWORTH'S business only.

    OPERATING (LOSS) INCOME. Operating loss for the three months ended March 28, 1998 was $50.1 million as compared to operating income of $4.8 million for the prior year period. Excluding the effect of the recognition of non-cash incentive plan expense of $60.0 million, operating profit was $9.9 million, which was an increase of $5.0 million compared to the same period in 1997. The operating income margin, excluding (i) incentive plan expense, (ii) higher goodwill amortization (5.2% versus 3.9% as a percentage of net sales in 1997), and (iii) higher transition related expenses (2.2% versus 0.6% as a percentage of net sales) associated with the acquisitions of LOG CABIN and DUNCAN HINES, would have been 18.5%, as compared to 22.7% in the prior year's quarter. The margin decrease was due to lower gross margins and incremental marketing costs for advertising associated with reestablishing media programs for the MRS. BUTTERWORTH'S and LOG CABIN syrup brands and ongoing media support for the DUNCAN HINES brand.

    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. The aggregate of net interest expense and amortization of deferred financing expense was $13.1 million in the three months ended March 28, 1998. The increased expenses were related to the financing of the acquisitions of LOG CABIN and DUNCAN HINES.

    INCOME TAX BENEFIT. The effective tax rate was lower than the statutory rate due to the effect of non-deductible incentive plan expense.

    NET LOSS. Net loss was $64.8 million for the three months ended March 28, 1998. Excluding the effect of non-cash incentive plan expense, the net loss of $4.8 million was greater than the net loss incurred in the same period in 1997 due to higher interest expense and amortization of deferred financing expense.

                        LIQUIDITY AND CAPITAL RESOURCES

    For the three months ended March 28, 1998, and the year ended December 27, 1997 cash provided by operations was $14.4 million and $23.0 million, respectively. Net income (loss) plus non-cash charges provided $2.8 million and $14.3 million, respectively, of operating cash flow. A decrease in net working capital generated an additional $11.5 million in cash from operations for the three months ended March 28, 1998. The decrease in net working capital was primarily the result of the timing of working capital commitments associated with the Company's transition agreements with prior owners of the LOG CABIN and DUNCAN HINES businesses. The transition agreements resulted in minimal working capital commitments for the Company during the transition period due to a monthly settlement procedure by which the Company remitted payments subsequent to the receipt of finished goods. At March 28, 1998 current assets, excluding cash and current deferred tax assets, increased $30.0 million as compared to December 27, 1997 and current liabilities, excluding current maturities of senior secured term debt, increased $31.5 million as compared to December 27, 1997. The increase in both current assets and current liabilities was the result of three factors: (1) inclusion of all items of working capital related to the LOG CABIN business, which had previously been accounted for on the prior owner's books through the transition period and recorded on the Company's books as a monthly net cash settlement, (2) addition of inventory balances of DUNCAN HINES products which were assumed in March 1998 as part of the transition process from P&G, and (3) receivable balance due from P&G to cover reimbursable costs incurred in connection with the relocation of manufacturing equipment from P&G to the Company's contract manufacturers' production facilities.

    Net cash used in investing activities was $449.4 million and $229.2 million for the three months ended March 28, 1998 and the year ended December 27, 1997, respectively. In addition to the acquisition of DUNCAN HINES, the Company spent $1.5 million on capital expenditures and $0.1 million on furniture and fixtures during the three months ended March 28, 1998. In addition to the acquisition of LOG CABIN, the Company spent $2.4 million on capital expenditures and $0.8 million on software to establish a management information computer system for the Company during the year ended December 27, 1997. The capital expenditures were incurred to relocate and install acquired manufacturing equipment at the Company's contract manufacturers' production facilities. In addition, the Company disposed of surplus production equipment and received proceeds of $0.3 million from the dispositions. The Company expects to spend approximately $10.7 million on capital expenditures in 1998 for the Aurora Division and anticipates that these expenditures will be funded from internal cash flow. As of March 28, 1998, the Company had no commitments for any other material capital expenditures for the current operations for the Aurora Division.

    During the three months ended March 28, 1998, and the year ended December 27, 1998 financing activities provided cash of $453.6 million and $202.2 million, respectively. To finance the acquisition of DUNCAN HINES and related expenses, the Company incurred an early extinguishment of its existing senior secured term debt and senior secured revolving debt facility, which totaled $76.5 million. The Company borrowed $450 million of senior secured bank debt under the Aurora Senior Bank Facilities. During 1997, the Company received $202.5 million from issuances of senior subordinated notes and $90.0 million from borrowings under the senior secured term debt and a senior secured revolving debt facilities under the Aurora Senior Bank Facilities. In addition, the Company received a capital contribution from MBW Investors LLC in the amount of $28.5 million. The proceeds from the notes and debt facilities were used to repay senior secured debt and a senior subordinated note, together totaling $95.0 million, existing from the acquisition of MRS. BUTTERWORTH'S on December 31, 1996, and to fund the $222.0 million acquisition of LOG CABIN on July 1, 1997. The Company's Senior Credit Facilities have a final maturity date of June 30, 2005, and will amortize in quarterly payments of $5.0 million, beginning December 31, 1998, through June 30, 2000, increasing thereafter to $7.5 million per quarter through June 30, 2002, increasing thereafter to $10.0 million per quarter through June 30, 2004 and increasing to $12.5 million per quarter thereafter until the final maturity date. The Company's Aurora Series B Notes and Aurora Series D Notes mature in 2007 and the Notes mature in 2008, with semi-annual interest payments totalling $37.0 million annually.

    At March 28, 1998, the Company had $23.3 million of cash and cash equivalents and an unused commitment of $75.0 million on its revolving debt facility. The Company's primary sources of liquidity are cash flows from operations and available borrowings under the $75.0 million revolving debt facility. Management believes the available borrowing capacity under the revolving debt facility combined with cash provided by operations will provide the Company with sufficient cash to fund operations as well as to meet existing obligations.

INFLATION

    The Company does not believe that inflation has had a material impact on its financial position or results of operations during the years ended December 1995, 1996, and 1997.

YEAR 2000

    The Company is aware of the risks associated with the Year 2000 issue relative to computerized information systems of the Company and others. In connection with the Company's recent formation and subsequent acquisitions, it has modified and/or replaced all of its key computer information systems. Accordingly, management believes that the Company's key computerized information systems are Year 2000 compliant. Therefore, the Company, prospectively, does not expect to incur any material remediation costs for Year 2000 solutions of its existing information systems. The Company continues to assess the Year 2000 issue relative to its key vendors and other third parties having significant relationships with the Company. Although no assurance can be given with respect to vendors' and other third parties' computerized information systems being Year 2000 compliant, the Company believes other independent providers of similar goods and services can be secured without any material adverse effect on the future operating results and cash flows of the Company.

OTHER INFORMATION

    On January 16, 1998, during the Company's quarter ended March 28, 1998, the Company acquired all the assets of the DUNCAN HINES business from P&G for approximately $445.0 million. The Company financed the acquisition of the DUNCAN HINES business and related costs with a capital contribution by MBW Investors LLC of $93.6 million and with additional senior secured bank borrowings totaling approximately $373.5 million. The additional senior secured bank borrowings were incurred under the Aurora Senior Bank Facility.

    The Contribution Transaction occurred on April 8, 1998. New LLC is a majority owned subsidiary of MBW Investors LLC. New LLC and the Company will account for the contribution of the ownership of Aurora at MBW Investors LLC's historical cost and the contribution of the ownership of VDK will be accounted for as an acquisition using the purchase method of accounting at New LLC's cost. On June 19, 1998, the Company was incorporated and just prior to the Equity Offerings, New LLC contributed all of the issued and outstanding stock of Aurora and VDK to it.

    The Company expects to spend $23.0 million on capital expenditures in 1998 for both the Aurora Division and the VDK Division. As of June 22, 1998 the Company had no commitments for any other material capital expenditures for its current operations. Capital expenditures include the expansion of production capacity for frozen breakfast products and routine maintenance and cost saving projects. In addition, the Company anticipates one time expenditures of approximately $5.0 million in excess of relocation costs for which it will be reimbursed by P&G to relocate and install DUNCAN HINES machinery and equipment into the Company's contract manufacturers, and expenditures of approximately $5.0 million to relocate and install syrup machinery and equipment into Red Wing manufacturing facilities.

    In conjunction with the closing of the Offerings, the Company refinanced its Aurora Senior Bank Facilities and VDK Senior Bank Facilities. The new Senior Credit Facilities consist of $225.0 million of senior secured term loans and $175.0 million under a senior secured revolving credit facility. In addition, the Company has outstanding $200.0 million of Senior Subordinated Notes under the Aurora Indentures (see "Description of Other Indebtedness") and has issued $200.0 million of Notes under the Indenture. The Senior Credit Facilities and each of the Indentures contain a number of significant negative covenants. Under the Indentures, the negative covenants (i) limit the amount of indebtedness the Company may incur; (ii) limit the Company's ability to make certain payments;
(iii) restrict distributions from the Company's subsidiaries; (iv) place limitations on sales of assets by the Company and its subsidiaries; (v) limit transactions with affiliates of the Company; (vi) limit the sale of the capital stock of the Company's subsidiaries; (vii) limit the lines of businesses the Company may engage in; and (viii) limit the Company's ability to merge or consolidate or transfer all or substantially all of the assets of the Company. The Senior Credit Facilities also contain other restrictive covenants which require the Company to maintain specified financial ratios and satisfy financial condition tests including a minimum interest coverage ratio, a maximum leverage ratio, a minimum fixed charge ratio and a maximum level of capital expenditure amounts.

YEAR ENDED DECEMBER 27, 1997 FOR THE COMPANY COMPARED TO THE YEAR ENDED DECEMBER
  31, 1996 FOR THE PREDECESSOR

    NET SALES. Net sales for the period increased $51.4 million versus the prior year to $143.0 million. The increase was due primarily to the acquisition of LOG CABIN on July 1, 1997, which added $50.4 million in net sales. Net dollar sales for all of MRS. BUTTERWORTH'S branded products increased 1.1% to $92.6 million for the year ended December 27, 1997 from $91.6 million for the 1996 period, while case volume increased 5.1% to 4.1 million cases.

    Syrup sales increased $52.1 million to $133.2 million in 1997 from $81.1 million in 1996. The increase was due primarily to the LOG CABIN acquisition, which added $50.4 million in sales during 1997. MRS. BUTTERWORTH'S syrup dollar sales increased $1.7 million, or 2.1%, to $82.8 million in 1997. MRS.

BUTTERWORTH'S syrup case volume increased 7.6% to 3.5 million cases in 1997 from
3.3 million cases in 1996. The percentage increase in MRS. BUTTERWORTH'S syrup case volume exceeded the percentage increase in dollar sales because the Predecessor adopted a value pricing strategy in mid-1996, which lowered the list price on 90% of its retail syrup volume by 10%. The increase in syrup volume was attributable to increases in the Company's MRS. BUTTERWORTH'S Original brand and foodservice and club store sales. The volume increase was partially offset by a decrease in sales of MRS. BUTTERWORTH'S Country Best Recipe and MRS. BUTTERWORTH'S Lite brands. MRS. BUTTERWORTH'S Lite has been reformulated and was introduced in December 1997.

    MRS. BUTTERWORTH'S pancake mix sales of $9.8 million in 1997 were down by $0.7 million as compared to the 1996 period, and pancake mix volume decreased 7% to 0.6 million cases. The overall pancake mix category was down approximately 4% in 1997 from the prior year.

    The Company's pro forma 1997 net sales after giving effect to the acquisition of LOG CABIN were $194.2 million, which was $1.8 million less than the combined sales of MRS. BUTTERWORTH'S and LOG CABIN of $196.0 million for the year ended December 31, 1996. The decline in sales was attributable to softness in the LOG CABIN business.

    GROSS PROFIT. Gross profit as a percentage of net sales was 68.0% for the 1997 period as compared to 68.4% for the 1996 period. The gross margin percentage in the 1996 period was impacted by the value pricing strategy implemented by the Predecessor in mid-year 1996. The change to value pricing caused net revenues and gross profits to be reduced in 1997 relative to the prior year, which only included a partial year impact of value pricing.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for 1997 were 40.8% of net sales as compared to 42.2% for 1996. The improvement was due to lower trade promotions as a percentage of net sales in 1997 as a result of the value pricing strategy as well as a reduction in high redemption value coupons compared to 1996.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and other intangibles of $5.9 million in 1997 was attributable to amortization of goodwill associated with the acquisitions of MRS. BUTTERWORTH'S on December 31, 1996 and LOG CABIN on July 1, 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $5.2 million for 1997 were $1.6 million less than the $6.8 million of expense incurred for 1996. The favorable variance was due to lower overhead spending associated with the Company's stand-alone structure as compared to amounts allocated to MRS. BUTTERWORTH'S during the Predecessor's ownership period.

    INCENTIVE PLAN EXPENSE. Incentive plan expense was recorded under the Aurora Plan based on the estimated valuation of the Company. See Note 15 to the Company's 1997 financial statements included elsewhere in this Prospectus.

    TRANSITION EXPENSES. Transition expenses of $2.1 million in 1997 consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses of MRS. BUTTERWORTH'S and LOG CABIN, including relocation expenses, recruiting fees, sales support and other unique transitional expenses.

    OPERATING INCOME. Operating income as a percentage of net sales was 16.4% for 1997 as compared to 18.8% for 1996. The decrease in the Company's operating profit margin was primarily due to amortization of goodwill and other intangibles (4.1% of net sales), incentive compensation expense (1.6% of net sales) and transition expenses (1.5% of net sales), which were not incurred under the Predecessor's ownership. Excluding the impact of these expenses, the operating margin increased to 23.6% of net sales because trade promotions, consumer marketing and selling, general and administrative expenses as a percentage of net sales were lower than the prior year. Overall, operating income increased $6.2 million, or 36.1%, to $23.4 million as compared to $17.2 million in 1996.

    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. Net interest expense and amortization of deferred financing expense was $21.3 million in 1997. These expenses were related to the financing of the acquired businesses. The Predecessor did not separately allocate these respective costs to MRS. BUTTERWORTH'S.

    INCOME TAX PROVISION. The Company has a combined federal and state tax rate of approximately 38.7% in 1997 as compared to the Predecessor's effective rate in 1996 of 38.5%.

    NET INCOME. Net income was $1.2 million in 1997, which was $9.3 million lower than the prior year. The decline in net income was attributable to the interest expense and amortization of deferred financing expense incurred during 1997.

YEAR ENDED DECEMBER 31, 1996 FOR THE PREDECESSOR COMPARED TO YEAR ENDED DECEMBER
  31, 1995 FOR THE PREDECESSOR

    NET SALES. Net sales declined 1.9% to $91.6 million for the year ended December 31, 1996 as compared to $93.4 million for the year ended December 31, 1995. Sales volume increased 2.6% to 3.9 million cases in 1996 from 3.8 million cases in 1995.

    Syrup sales decreased $1.8 million to $81.1 million in 1996 from $82.9 million in 1995. Syrup volume increased 3.1% to 3.3 million cases in 1996 from
3.2 million cases in 1995. In May 1996, the Predecessor adopted a value pricing strategy to position its MRS. BUTTERWORTH'S brand as the best value among the three national syrup brands. This value pricing strategy benefited the brand through higher volumes and savings on consumer marketing expenses, but resulted in a net decrease in syrup dollar sales in 1996.

    MRS. BUTTERWORTH'S pancake mix sales remained constant at $10.5 million in 1996, the same as in 1995. Pancake mix volume was flat at 0.6 million cases in 1996, which was the same volume achieved in 1995.

    GROSS PROFIT. Gross profit was 68.4% in 1996, as compared to 70.3% in 1995. The decrease in the gross profit margin was primarily due to lower list prices related to the Predecessor's value pricing strategy.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses for 1996 were 42.2% as a percentage of net sales as compared to 45.3% for 1995. The favorable variance was the result of lower trade promotion and consumer marketing expenses attributable to the Predecessor's value pricing strategy.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $6.8 million for 1996 were $0.7 million more than expenses of $6.1 million in 1995.

    OPERATING INCOME. Operating income as a percentage of net sales improved to 18.8% for the year ended December 31, 1996 as compared to 18.4% for the year ended December 31, 1995. The operating margin improvement was primarily the result of a reduction in consumer marketing expense as a percentage of net sales to 11.8% in 1996 from 14.2% in 1995 due to a reduction in costly buy-one-get-one-free promotions.

    INTEREST EXPENSE AND AMORTIZATION OF DEFERRED FINANCING EXPENSE. The Predecessor did not allocate interest expense or amortization of deferred financing expense to MRS. BUTTERWORTH'S.

    INCOME TAX PROVISION. The provision for income taxes of $6.6 million in 1996 represented an effective tax rate of 38.5%, the same rate as in 1995.

    NET INCOME. Net income was $10.6 million in 1995 and 1996 due to the factors discussed above.

VDK

    The following discussion and analysis of VDK's financial condition and statements of operations should be read in conjunction with the historical financial information included in the financial statements. Unless otherwise noted, years (1997, 1996, etc.) in this discussion refer to VDK's fiscal years ended June 30 or June 29, as applicable.

STATEMENTS OF OPERATIONS

    The following table sets forth for the periods indicated the percentage which the items in the Statements of Operations bear to net sales. Certain amounts from prior years have been reclassified to conform with VDK's current year presentation. The Statement of Operations column for the period July 1, 1995 through June 29, 1996 combines VDK's operating period September 19, 1995 through June 29, 1996, including the operations of the acquired MRS. PAUL'S business for the period May 6, 1996 through June 29, 1996, and the operations by Pillsbury of VDK from July 1, 1995 through September 18, 1995.

(in thousands)

                                                         YEAR ENDED                           NINE MONTHS ENDED MARCH 31,
                                          -----------------------------------------   -------------------------------------------
                                             JUNE 29, 1996         JUNE 30, 1997             1997                   1998
                                          -------------------   -------------------   -------------------   ---------------------
                                                                                                      (UNAUDITED)
                                                      % OF                  % OF                  % OF                   % OF
STATEMENTS OF OPERATIONS:                  AMOUNT   NET SALES    AMOUNT   NET SALES    AMOUNT   NET SALES    AMOUNT    NET SALES
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Net sales...............................  $163,841    100.0%    $435,476    100.0%    $344,113    100.0%    $348,288    100.0%
Cost of goods sold......................    71,345     43.5      180,941     41.6      143,522     41.7      135,777     39.0
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Gross profit............................    92,496     56.5      254,535     58.4      200,591     58.3      212,511     61.0
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution............    17,517     10.7       45,352     10.4       37,005     10.8       33,765      9.7
  Trade promotions......................    36,216     22.1      108,925     25.0       83,908     24.4      101,534     29.2
  Consumer marketing....................    13,255      8.1       29,524      6.8       23,897      6.9       25,151      7.2
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Total brokerage, distribution and
  marketing expenses....................    66,988     40.9      183,801     42.2      144,810     42.1      160,450     46.1
Amortization of goodwill and other
  intangibles...........................     4,912      3.0       13,142      3.0        9,982      2.9       10,194      2.9
General and administrative expenses.....     6,637      4.1       14,270      3.3        9,825      2.8       13,968      4.0
Incentive plan expense..................     --       --           --       --           --       --          69,000     19.8
Transition expenses.....................     1,337      0.8        2,885      0.7        2,073      0.6        --       --
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Total operating expenses................    79,874     48.8      214,098     49.2      166,690     48.4      253,612     72.8
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Operating income (loss).................    12,622      7.7       40,437      9.3       33,901      9.9      (41,101)   (11.8)
Interest income.........................      (135)    (0.1)        (965)    (0.2)        (939)    (0.3)         (60)   --
Interest expense........................    12,469      7.6       32,499      7.5       24,762      7.2       23,634      6.8
Amortization of deferred financing
  expense...............................       607      0.4        2,108      0.5        1,573      0.5        1,612      0.5
Other bank and financing expenses.......        79    --             265      0.1          215      0.1          131    --
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Income (loss) before income tax expense
  (benefit).............................      (398)    (0.2)       6,530      1.5        8,290      2.4      (66,418)   (19.1)
Income tax expense (benefit)............       163      0.1        2,377      0.5        3,316      1.0      (21,304)    (6.1)
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
Net income (loss).......................  $   (561)    (0.3)%   $  4,153      1.0%    $  4,974      1.4%    $(45,114)   (13.0)%
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------
                                          --------  ---------   --------  ---------   --------  ---------   --------  -----------

                  NINE MONTHS ENDED MARCH 31, 1998 COMPARED TO
                        NINE MONTHS ENDED MARCH 31, 1997

    NET SALES. Net sales for the nine month period were $348.3 million, which was 1.2% higher than net sales during the prior nine month period of $344.1 million. Excluding the impact in both years of (i) sales of the desserts product line, which was divested on May 1, 1998, and (ii) sales of whipped topping product lines, which was divested in February 1997, sales increased $11.7 million, or 3.7%. AUNT JEMIMA sales increased by $5.0 million, or 8.4%, as a result of increased trade promotion spending and consumer marketing support. CELESTE pizza sales increased by $5.9 million, or 10.6%, due to the introduction of MAMA CELESTE Fresh Baked Rising Crust Pizza and increased sales of CELESTE Pizza For One products. Frozen seafood sales decreased 0.8% versus the same period last year primarily because the current period included two fewer weeks of high volume Lenten season sales than the prior year period (Lent began on February 25 in 1998 compared to February 12 in 1997), which affected the Company's sales as well as overall seafood category volume. Foodservice sales increased $2.2 million, or 9.1%, versus 1997 due to higher frozen breakfast volumes and a price increase of approximately 3.0% taken in July 1997.

    GROSS PROFIT. Gross profit increased from 58.3% as a percentage of net sales to 61.0%. The increase reflected favorable packaging and raw material costs, improved manufacturing and distribution efficiencies, and the impact of the divestiture of the less profitable whipped topping product line in February 1997.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses increased from 42.1% as a percentage of net sales in 1997 to 46.1% in the current period. Lower brokerage and distribution expenses were offset by higher trade promotion and consumer marketing expenses.

    Brokerage and distribution expenses declined as a percentage of net sales compared to last year as a result of operational efficiencies within VDK's distribution system and favorable freight rates. Trade promotion spending increased to support the introduction of new products in the frozen seafood and frozen pizza product lines and in response to competitive activity in the frozen seafood and breakfast categories. Management believes that certain of the Company's trade spending programs in the current period were not sufficiently productive and has implemented programs to improve the efficiency of the Company's trade spending. Increased coupon support and new media programs for VDK's frozen pizza and frozen breakfast product lines resulted in higher consumer marketing spending versus 1997.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and intangibles was unchanged as a percentage of net sales versus the same period in the prior year.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $4.1 million to 4.0% as a percentage of net sales versus 2.8% in the prior year. The increase reflected higher staffing levels required to support the acquired business and the incremental cost of a foodservice sales organization. In the prior year period, Quaker Oats managed the VDK foodservice sales function for a fee of $1.3 million, which was classified as a selling and distribution expense.

    INCENTIVE PLAN EXPENSE. For the nine months ended March 31, 1998, VDK recorded non-cash incentive plan expense of $69.0 million based on the estimated current valuation of VDK and in accordance with the VDK Plan. In addition, most rights under the VDK Plan are vested. Included in incentive plan expense was a tax gross up amount of $15.0 million, which relates to certain distributions as provided for in the VDK Plan. Valuations prior to the 1998 nine month period did not result in incentive plan expense under the VDK Plan. The expense has been recorded as a liability of VDK Foods LLC as the sponsor of the VDK Plan. However, because the VDK Plan is for the benefit of key personnel of VDK, expense recognized under the VDK Plan has been pushed down to VDK, and has been recorded by VDK as incentive plan expense and as additional paid in capital from its parent. See "Management--VDK Incentive Plan". In addition, the tax benefit related to the tax gross up element of incentive plan expense had been recorded to income tax expense and as a deferred tax asset. The Company will receive the tax benefit associated with the tax gross up amount, and the Company expects that the tax benefit will approximate the amount of the tax gross up payments. The tax gross up amount has been recorded as incentive plan expense and as an other liability. See "Management--VDK Incentive Plan."

    OPERATING (LOSS) INCOME. Operating loss for the nine month period was $41.1 million as compared to operating income of $33.9 million for the prior nine month period. Excluding the effect of the recognition of non-cash incentive plan expense of $69.0 million, operating profit was $27.9 million, which was $6.0 million lower than the prior year period. VDK's operating income margin, excluding the effect of incentive plan expense, was 8.0% as a percentage of net sales in 1998 as compared to 9.9% during the same period in 1997. The decrease in VDK's operating income, excluding the effect of incentive plan expense, was primarily due to increased promotional spending in support of VDK's new product offerings and in response to competitive activity and higher general and administrative expenses.

    INTEREST EXPENSE (INCOME). Interest expense decreased $1.2 million versus the same period in the prior year due to scheduled repayments of VDK's Senior Bank Facility. The decrease in interest expense was partially offset by additional borrowings versus last year on the VDK Senior Bank Facility. Interest income decreased $0.9 million in the current nine month period. In the prior nine month period, VDK earned interest income on an escrow account which held a $20.0 million senior secured convertible loan which was repaid in February 1997.

    INCOME TAX (BENEFIT) EXPENSE. VDK's combined effective federal and state tax rate for the current period was approximately 32.1%. The rate was lower than the rate experienced in the same period last year because a portion of incentive plan expense was not deductible, which generated a greater book loss than tax loss and commensurate lower income tax benefit benefit for tax purposes.

    NET INCOME (LOSS). VDK incurred a net loss of $45.1 million as compared to net income of $5.0 million for the same period last year. Excluding the effect of non-cash incentive plan expense, the net income of $1.3 million was lower than the net income in the 1997 period due to lower operating income.

YEAR ENDED JUNE 30, 1997 COMPARED TO THE YEAR ENDED JUNE 29, 1996

    NET SALES. Net sales for the year increased $271.6 million over the prior year to $435.5 million. MRS. PAUL'S seafood, which was acquired from Campbell Soup on May 6, 1996, generated $85.8 million in the first full year of ownership. CELESTE/AUNT JEMIMA, which was acquired from Quaker Oats on July 9, 1996, added $184.1 million in sales following the acquisition. VAN DE KAMP'S seafood sales increased $10.5 million, or 8.7% versus the prior year, largely due to the successful introduction of flavored baked and grilled fillet products. Desserts sales decreased $1.0 million versus 1996 due to lower whipped topping sales volume resulting from the divestiture of the whipped topping product line in February 1997. Excluding the impact of whipped topping sales in both years, desserts sales grew $5.7 million, or 26.4%, due to increased promotional efforts and new product introductions.

    Compared to 1996 pro forma sales of $401.5 million, sales increased $34.0 million, or 8.5%. MRS. PAUL'S sales increased by $4.7 million, or 5.8%, due to new product introductions which were supported by advertising and increased promotional activity. CELESTE pizza sales increased by $4.1 million, or 6%, behind focused promotional programs and more effective trade spending. AUNT JEMIMA sales increased by $11.6 million, or 16.7%, due to increased consumer marketing and trade promotion spending. Foodservice sales increased $4.1 million, or 15.8% versus the prior year, due to a focused selling effort on frozen breakfast products.

    GROSS PROFIT. Gross profit increased from 56.5% as a percentage of net sales in 1996 to 58.4% in 1997. The improvement was caused primarily by lower seafood manufacturing costs stemming from the integration of MRS. PAUL'S seafood production in the Erie, Pennsylvania facility and the effect of the sale of the lower margin private label whipped topping product line in February 1997.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses increased from 40.9% as a percentage of net sales in the prior year to 42.2% in 1997. The increase was due to an increase in trade promotion expense, which was partially offset by lower selling and distribution expense and lower consumer marketing expense.

    The increase in trade promotion spending was caused by (i) higher spending levels to support new product introductions under the VAN DE KAMP'S and MRS. PAUL'S brands, and (ii) the inclusion in 1997 of the CELESTE pizza business which has a higher rate of trade spending than the seafood product lines. Brokerage and distribution expenses declined from 10.7% as a percentage of net sales in 1996 to 10.4% as a percentage of sales in 1997 due to the development of a lower cost distribution network than the prior owner and distribution efficiencies resulting from the MRS. PAUL'S and CELESTE/AUNT JEMIMA acquisitions. Consumer marketing decreased as a percentage of net sales because the spending rate was lower for the CELESTE pizza and AUNT JEMIMA breakfast products than for VDK's other product lines. The lower CELESTE/ AUNT JEMIMA spending rate was partially offset by increased consumer spending to support the introduction of new seafood and dessert products during 1997.

    AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES. Amortization of goodwill and intangibles increased $8.2 million from 1996 to 1997 due to the increase in intangibles resulting from the acquisitions of VAN DE KAMP'S in the first quarter of 1996, MRS. PAUL'S in the fourth quarter of 1996, and CELESTE/AUNT JEMIMA in the first quarter of 1997.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $7.6 million from 1996 to 1997 due to management of the businesses acquired during calendar 1996. However, general and administrative expenses decreased from 1996 to 1997 from 4.1% as a percentage of net sales to 3.3% during this period due to delays in reaching full staffing levels following the MRS. PAUL'S and CELESTE/AUNT JEMIMA acquisitions, and lower overhead spending associated with VDK's organizational structure as compared to amounts allocated to the business during the Pillsbury ownership period.

    TRANSITION EXPENSES. Transition expenses of $2.9 million in 1997 and $1.3 million in 1996 consist of what management believes to be one-time costs incurred to establish operations and integrate acquired businesses, including relocation expenses, recruiting fees, sales training, broker conversions and orientations, computer systems conversion, and other unique transitional expenses. The increase in transition related costs was mainly attributable to the CELESTE/AUNT JEMIMA acquisition and additional MRS. PAUL'S costs not incurred in 1996.

    INTEREST EXPENSE. Interest expense increased versus the prior year due to additional debt incurred to complete the acquisition of CELESTE/AUNT JEMIMA and the inclusion of a full year of interest and debt resulting from the acquisitions of the VAN DE KAMP'S and MRS. PAUL'S businesses.

    INCOME BEFORE INCOME TAXES. Income before income taxes increased $6.9 million due to the increased size, and therefore operating income of VDK, as well as the operating improvements described previously.

    PROVISION FOR INCOME TAXES. VDK's combined effective federal and state tax rate for 1997 was 36.4%. This rate was lower than the rate experienced by Pillsbury, primarily because VDK's amortization of goodwill is deductible for income tax purposes.

    NET INCOME. Net income of $4.2 million in 1997 was higher than the $0.6 million loss experienced in 1996. The increase in size of VDK resulting from the acquisitions, combined with improvements in the gross profit margin, contributed to the increase in net income.

DUNCAN HINES

    The following discussion and analysis of DUNCAN HINES financial condition and results of operations should be read in conjunction with the historical financial information included in the financial statements. The Company acquired the DUNCAN HINES business from P&G in January 1998. Accordingly, all of the information presented below represents the operations of the DUNCAN HINES business by P&G. Unless otherwise noted, years (1997, 1996, etc.) in this discussion refer to DUNCAN HINES fiscal years ended June 30.

STATEMENTS OF DIRECT REVENUES, DIRECT EXPENSES, AND ALLOCATED SELLING EXPENSE

    The following table sets forth for the periods indicated the percentage which the items in the statements of direct revenues, direct expenses, and allocated selling expense bear to net sales. Certain amounts from prior periods have been reclassified to conform to the Company's presentation. The basis of presentation of the statements of direct revenues, direct expenses, and allocated selling expense is disclosed in Note 1 to the financial statements included elsewhere in this Prospectus.

                                                                                                                   SIX
                                                                                                                 MONTHS
                                                                                                                  ENDED
                                                                                                                DECEMBER
                                                                 YEAR ENDED JUNE 30,                               31,
                                        ----------------------------------------------------------------------  ---------
(IN THOUSANDS)                                   1995                    1996                    1997             1996
--------------------------------------  ----------------------  ----------------------  ----------------------  ---------
                                                      % OF                    % OF                    % OF
                                                       NET                     NET                     NET
                                         AMOUNT       SALES      AMOUNT       SALES      AMOUNT       SALES      AMOUNT
                                        ---------     -----     ---------     -----     ---------     -----     ---------
                                                                                                                (UNAUDITED)
STATEMENTS OF DIRECT
  REVENUES, DIRECT EXPENSES, AND
  ALLOCATED SELLING EXPENSE:
Net sales(1)..........................  $ 286,167       100.0%  $ 282,525       100.0%  $ 257,932       100.0%  $ 148,652
Cost of
  goods sold..........................    153,015        53.5     153,791        54.4     144,261        55.9      80,361
                                        ---------       -----   ---------       -----   ---------       -----   ---------
  Gross profit........................    133,152        46.5     128,734        45.6     113,671        44.1      68,291
                                        ---------       -----   ---------       -----   ---------       -----   ---------
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution(1).......     25,560         8.9      24,565         8.7      20,921         8.1      12,472
  Trade promotions....................     14,775         5.1      16,357         5.8      19,646         7.6       9,659
  Consumer marketing..................     25,407         8.9      26,411         9.4      18,753         7.3      10,365
                                        ---------       -----   ---------       -----   ---------       -----   ---------
Total brokerage, distribution and
  marketing expenses..................     65,742        22.9      67,333        23.9      59,320        23.0      32,496
Selling, general and administrative
  expenses............................      9,962         3.5      10,791         3.8      10,041         3.9       6,177
                                        ---------       -----   ---------       -----   ---------       -----   ---------
    Total operating expenses..........     75,704        26.4      78,124        27.7      69,361        26.9      38,673
                                        ---------       -----   ---------       -----   ---------       -----   ---------
    Excess of direct revenues, over
      direct expenses and allocated
      selling expense.................  $  57,448        20.1%  $  50,610        17.9%  $  44,310        17.2%  $  29,618
                                        ---------       -----   ---------       -----   ---------       -----   ---------
                                        ---------       -----   ---------       -----   ---------       -----   ---------


(IN THOUSANDS)                                                1997
--------------------------------------               ----------------------
                                           % OF                    % OF
                                            NET                     NET
                                           SALES      AMOUNT       SALES
                                           -----     ---------     -----

STATEMENTS OF DIRECT
  REVENUES, DIRECT EXPENSES, AND
  ALLOCATED SELLING EXPENSE:
Net sales(1)..........................       100.0%  $ 157,191       100.0%
Cost of
  goods sold..........................        54.1      85,139        54.2
                                             -----   ---------       -----
  Gross profit........................        45.9      72,052        45.8
                                             -----   ---------       -----
Brokerage, distribution and marketing
  expenses:
  Brokerage and distribution(1).......         8.4      11,832         7.5
  Trade promotions....................         6.5      15,822        10.1
  Consumer marketing..................         7.0      11,046         7.0
                                             -----   ---------       -----
Total brokerage, distribution and
  marketing expenses..................        21.9      38,700        24.6
Selling, general and administrative
  expenses............................         4.1       4,131         2.6
                                             -----   ---------       -----
    Total operating expenses..........        26.0      42,831        27.2
                                             -----   ---------       -----
    Excess of direct revenues, over
      direct expenses and allocated
      selling expense.................        19.9%  $  29,221        18.6%
                                             -----   ---------       -----
                                             -----   ---------       -----

------------------------

(1) Cash discounts of $4,864, $4,804, $4,384, $2,528, and $2,672 for the years ended June 30, 1995, 1996, and 1997 and the six-month periods ended December 31, 1996 and 1997, respectively, have been reclassified from net sales to brokerage and distribution expenses to provide consistency with the Company's presentation and accounting policy.

SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
  1996

    NET SALES. Net sales for the six months ended December 31, 1997 of $157.2 million were 5.7% higher than net sales of $148.7 million for the same six month period in 1996. During 1997, P&G instituted in some markets a modified everyday low pricing strategy ("EDLP"). In 1994, P&G converted its entire portfolio of products to an EDLP strategy, including the DUNCAN HINES business. The EDLP strategy had a detrimental effect on volumes as the baking mix category responds well to promotion and merchandising activity in contrast to an EDLP strategy. As trade activity was increased in certain markets during the six months ended December 31, 1997, the brand responded as characteristic in the category, and sales increased for the first time in over two years.

    GROSS PROFIT. Gross profit as a percentage of net sales in 1997 of 45.8% was flat as compared to the gross profit margin of 45.9% in 1996.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSE. Brokerage, distribution and marketing expenses were $6.2 million higher during the six month period in 1997 versus the comparable period in 1996. As a percentage of net sales, brokerage, distribution and marketing expenses were 24.6% in 1997, or 2.7% higher than 1996. The increase was attributable to higher trade promotions, which were $6.2 million above the prior year period. As a percentage of net sales, trade promotions in 1997 increased to 10.1% from 6.5% in 1996. The increase in trade promotion was attributable to the modified EDLP strategy undertaken in certain markets. Brokerage and distribution expenses were 1.1% lower than the prior year while consumer marketing expenses were flat as compared to 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $4.1 million in 1997 or $2.1 million lower than expenses of $6.2 million in 1996.

    EXCESS OF DIRECT REVENUES, DIRECT EXPENSES, AND ALLOCATED SELLING
EXPENSE. Excess of direct revenues, over direct expenses, and allocated selling expense was $29.2 million for the six months ended December 31, 1997, as compared to $29.6 million for the same six month period in 1996. The decrease of $0.4 million was due to higher trade promotions and was partially mitigated by lower selling, general and administrative expenses and increased gross profit.

YEAR ENDED JUNE 30, 1997 COMPARED TO YEAR ENDED JUNE 30, 1996

    NET SALES. Net sales of $257.9 million in 1997 decreased 8.7% from net sales of $282.5 million in 1996. The decrease in net sales was the result of volume declines caused by the suspension of the variety strategy implemented by P&G in 1994 and the reduction in corporate resources allocated to the DUNCAN HINES business by P&G. The variety strategy was initiated to meet trade and consumer demand for increased product variety. P&G introduced 50 new flavors, which brought initial strong volume and a peak in sales in fiscal 1995. However, the increase in sales proved unsustainable as a significant number of flavors failed to generate repeat purchases and often cannibalized and crowded out the brand's more popular product offerings. P&G suspended the variety strategy during 1997.

    The volume declines were also the result of a reduction in corporate resources devoted to the business. P&G had shifted its sales efforts to other more strategic and core brands. In addition, the EDLP strategy had a negative effect on volumes as competitors within the baking mix category continued to actively promote and merchandise while the DUNCAN HINES brand was left out of the promotional cycle.

    GROSS PROFIT. Gross profit as a percentage of net sales was 44.1%, which was lower than the gross profit margin of 45.6% in 1996. The decrease of 1.5 percentage points was due to higher flour and sugar costs experienced in the 1997 period and lower absorption of fixed manufacturing costs resulting from the lower sales levels.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses were $8.0 million lower in 1997 as compared to 1996. As a percentage of net sales, brokerage, distribution and marketing expenses were 23.0% in 1997 or 0.9 percentage points lower than 1996. The decrease in expenses was attributable to lower brokerage and distribution, and consumer marketing expenses. Consumer marketing expenses decreased $7.7 million, or 29%, as allocations of corporate marketing resources were reduced. Trade promotions increased to 7.6% as a percentage of sales from 5.8% in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10.0 million in 1997 or $0.8 million lower than expenses of $10.8 million in 1996.

    EXCESS OF DIRECT REVENUES, OVER DIRECT EXPENSES, AND ALLOCATED SELLING EXPENSE. Excess of direct revenues over direct expenses, and allocated selling expense in 1997 of $44.3 million was $6.3 million lower than the prior year amount of $50.6 million. The decrease was due to lower sales and a decline in the gross profit margin.

YEAR ENDED JUNE 30, 1996 COMPARED TO YEAR ENDED JUNE 30, 1995

    NET SALES. Net sales in 1996 of $282.5 million were 1.3% below net sales of $286.2 million in 1995. The sales decline in 1996 was the first indication that the variety strategy, which generated record sales in 1995, was causing a deterioration in sales volumes of core DUNCAN HINES products. The new flavors were not generating repeat purchases and the unproductive flavors introduced in 1994 remained on the retailers' shelves and crowded out the brand's higher turnover product offerings.

    GROSS PROFIT. Gross profit as a percentage of net sales was 45.6% in 1996, which was lower than the gross profit margin of 46.5% in 1995. The decrease of
0.9 percentage points was primarily due to higher flour and sugar costs.

    BROKERAGE, DISTRIBUTION AND MARKETING EXPENSES. Brokerage, distribution and marketing expenses were $67.3 million or 2.4% higher than the prior year. As a percentage of net sales, brokerage, distribution and marketing expenses were 23.9% in 1996, or 1.0 percentage points higher than in 1995. Trade promotions and consumer marketing expenses were 10.7% and 4.0%, respectively, higher than such expenses in 1995. The increase in marketing expenses was due to the requisite marketing support of the variety strategy and the introduction of the multiple new flavor product offerings. The increase in marketing expenses was somewhat offset by a 3.9% decrease in brokerage and distribution expenses.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $10.8 million in 1996 or $0.8 million higher than expenses of $10.0 million in 1995.

    EXCESS OF DIRECT REVENUES, OVER DIRECT EXPENSES, AND ALLOCATED SELLING EXPENSE. Excess of direct revenues over direct expenses in 1996 of $50.6 million was $6.8 million lower than the prior year amount of $57.5 million. The decrease was due to lower sales and gross profit margin and higher marketing expenses.

                                    BUSINESS

    The Company is a leading producer and marketer of premium branded food products including DUNCAN HINES baking mixes, LOG CABIN and MRS. BUTTERWORTH'S syrup, VAN DE KAMP'S and MRS. PAUL'S frozen seafood, AUNT JEMIMA frozen breakfast products and CELESTE frozen pizza. The Company's brands are among the most widely recognized food brands in the United States, have leading market positions and participate in some of the fastest growing categories in the supermarket. LOG CABIN and MRS. BUTTERWORTH'S have a leading 34.0% share of the syrup category, VAN DE KAMP'S and MRS. PAUL'S have a leading 28.2% share of the frozen seafood category, DUNCAN HINES is the #2 cake mix with a 35.8% share and CELESTE is the #3 brand of frozen pizza in the Northeast. In 1997, dollar sales of frozen pizza, frozen seafood and frozen waffles grew at annual rates of 8.5%, 9.5% and 7.8%, respectively. For the year ended December 27, 1997, the Company's pro forma net sales were $874.2 million and the Company's pro forma as adjusted EBITDA was $154.6 million.

    The Company was formed by Dartford, Fenway and MDC to serve as a platform upon which to build a leading branded grocery products company through both strategic acquisitions and internal growth. The Company has been built through six separate acquisitions over the last three years. The Company seeks to acquire well-recognized brands which have become non-core businesses to their corporate parents, but which retain strong brand equities and long-term growth potential. The Company's objective is to revitalize the brands it acquires and renew their growth by providing them with the strategic direction, dedicated management and marketing focus they lacked under prior owners.

    Under the direction of CEO Ian R. Wilson and Dartford, each of the brands owned by the Company for more than one year has experienced significant growth. The following table sets forth (i) the growth rates of the brands for the twelve months prior to the date of acquisition, and (ii) the annual growth rate as measured eighteen months after the date of acquisition, in each case based on dollar sales data provided by IRI and Nielsen.

                                                    DATE          GROWTH PRIOR           GROWTH
BRAND                       PRIOR OWNER        OF ACQUISITION    TO ACQUISITION     AFTER ACQUISITION
---------------------  ---------------------  ----------------  ----------------  ---------------------
VAN DE KAMP'S          Pillsbury                  Sept. 1995             -2.5%               +5.0%
MRS. PAUL'S            Campbell Soup                May 1996             -9.2                +7.1
AUNT JEMIMA            Quaker Oats                 July 1996             -8.9               +10.5
CELESTE                Quaker Oats                 July 1996            -16.8                +8.6
MRS. BUTTERWORTH'S     Unilever                    Dec. 1996              0.0                +3.1
LOG CABIN              Kraft                       July 1997             -6.0                 n/a
DUNCAN HINES           Procter & Gamble            Jan. 1998             -5.0                 n/a

    The Company has renewed the growth of its brands by providing them with experienced management, refocusing marketing support, reformulating and repackaging outdated products, developing and launching new products and expanding distribution. The Company has also realized significant cost savings by consolidating and improving the efficiency of its manufacturing operations, outsourcing the production of certain products and eliminating redundant administrative functions. The Company believes that the growth exhibited by the brands it acquired in 1995 and 1996, combined with expected growth from its most recent acquisitions and additional cost savings opportunities, has positioned it to achieve superior long-term sales and earnings growth.

BUSINESS STRATEGY

    The Company's objective is to continue to generate sales and earnings growth by (i) sustaining the growth of the brands it acquired in 1995 and 1996, (ii) achieving similar results for its recently acquired brands, and (iii) continuing to acquire brands with strong equities and long-term growth potential. The Company's strategy is to revitalize its brands, reduce costs and continue to make strategic acquisitions.

    REVITALIZE BRANDS. To revitalize the brands it has acquired and stimulate growth, the Company (i) provides experienced management, (ii) refocuses marketing support, (iii) reformulates and repackages outdated products, (iv) develops and launches new products, and (v) expands distribution of its products.

    PROVIDE EXPERIENCED MANAGEMENT. The Company has assembled a dedicated sales, marketing and administrative infrastructure by recruiting experienced managers from a wide variety of food and consumer products companies. The Company believes that it significantly improves the performance of its brands by taking them out of large organizations where they have not been a priority and providing them with experienced, dedicated management.

    REFOCUS MARKETING SUPPORT. The Company refocuses and broadens marketing support for its brands by rationalizing product lines, refreshing advertising campaigns and adjusting the mix of its marketing programs. The Company increases media advertising and consumer promotional events (coupons) and generally reduces price discounting. The Company has increased media advertising in order to increase brand awareness and introduce new or reformulated products. Focused consumer promotional support, including point-of-sale and in-store coupons and cross promotions with other food products, has also been increased to generate trial and repeat purchases of the Company's products. In many circumstances, trade spending levels have been reduced while the quality of the merchandising support for the Company's brands has improved.

    REFORMULATE AND REPACKAGE PRODUCTS. To reinvigorate its brands, the Company reformulates and repackages outdated products. For example, the Company has reformulated MRS. BUTTERWORTH'S Lite syrup and certain AUNT JEMIMA frozen breakfast products, resulting in significant increases in unit volumes for both product lines. The Company has recently launched reformulated DUNCAN HINES brownie mixes and plans to introduce reformulated LOG CABIN Lite syrup in the second half of 1998. The Company has also redesigned the packaging of its AUNT JEMIMA and MRS. PAUL'S product lines and plans to introduce new packaging for CELESTE Pizza for One and LOG CABIN syrup in the summer of 1998.

    DEVELOP AND LAUNCH NEW PRODUCTS. The Company has successfully developed and launched more than 25 new products. New product successes include grilled and premium fish fillets marketed under both the VAN DE KAMP'S and MRS. PAUL'S brands and MAMA CELESTE Fresh Baked Rising Crust pizza. The Company has developed and is preparing to launch additional new products for its frozen breakfast, frozen seafood and syrup product lines.

    EXPAND DISTRIBUTION.  The Company expands distribution of its products by
    (i) improving the selection of its products on the shelf, (ii) increasing penetration in established markets, (iii) broadening the geographic distribution of its products, and (iv) improving its presence in selected channels of distribution including club stores and foodservice.

    REDUCE COSTS. The Company has reduced costs of the acquired businesses by approximately $49.9 million since their respective acquisitions. To achieve these cost reductions, the Company has (i) consolidated the manufacture of MRS. PAUL'S frozen seafood products into the Van de Kamp's, Inc.'s facilities, (ii) outsourced the production of syrup, (iii) reduced fixed costs and improved the efficiency of its manufacturing facilities, and (iv) eliminated redundant administrative functions of the acquired businesses. The Company believes that there are further opportunities to reduce costs, which include outsourcing the production of baking mixes and further consolidating its brokerage and administrative functions. No assurances can be given, however, that these cost reductions can be realized.

    MAKE STRATEGIC ACQUISITIONS. The Company has a proven track record of successfully acquiring and integrating food businesses. The Company's acquisition strategy is to acquire established, well-recognized food brands that can leverage off of the infrastructure it has developed. The Company will continue to look for opportunities where strong but non-core brands would benefit from the renewed focus and experienced management it brings to its acquisitions. Management believes that these opportunities will continue to arise as a result of large food companies continuing their recent trend of divesting non-core businesses.

INDUSTRY

    The U.S. food industry is relatively stable with growth based on modest price and population increases. Over the last ten years, there has been industry consolidation and food companies have been divesting non-core business lines and making strategic acquisitions.

    The desire for nutrition and convenience strongly affects consumer demand for food products. Increasingly, consumers want nutritious food that is convenient to prepare and can be served as a meal occasion. The Company targets consumers between the ages of 18 and 48 and particularly households with children. There are approximately 39 million children between the ages of 5 and 14 which represent a growing target market for the Company.

    The Company competes in the dry grocery and frozen convenience food categories of the food industry. The Company is becoming increasingly competitive in the foodservice markets which offer further opportunities.

PRODUCTS AND MARKETS

    The Company manufactures and markets popular branded food products that are leaders within their respective markets. The Company groups its brands into two general categories: dry grocery products and frozen convenience food products. The dry grocery category includes DUNCAN HINES brand baking mix products and MRS. BUTTERWORTH'S and LOG CABIN brand syrup products. The frozen convenience food category includes VAN DE KAMP'S and MRS. PAUL'S brand frozen seafood products, AUNT JEMIMA brand frozen breakfast products, and CELESTE brand frozen pizza products. The following table sets forth aggregate pro forma net sales and related information for each of the brands within these two categories for the periods indicated.(1)

                                                                              YEAR ENDED DECEMBER
                                                                                    27, 1997
                                                                             ----------------------
                                                                              AMOUNT      % TOTAL
                                                                             ---------  -----------

                                                                                 (IN MILLIONS)
DRY GROCERY
    DUNCAN HINES baking mixes..............................................  $   266.5        30.5%
    LOG CABIN and MRS. BUTTERWORTH'S syrups................................      194.2        22.2
                                                                             ---------       -----
      TOTAL DRY GROCERY....................................................      460.7        52.7
                                                                             ---------       -----

FROZEN CONVENIENCE
    VAN DE KAMP'S and MRS. PAUL'S frozen seafood...........................      218.0        25.0
    AUNT JEMIMA frozen breakfast...........................................       85.6         9.8
    CELESTE frozen pizza...................................................       78.0         8.9
    Foodservice............................................................       31.9         3.6
                                                                             ---------       -----
      TOTAL FROZEN CONVENIENCE.............................................      413.5        47.3
                                                                             ---------       -----
AGGREGATE PRO FORMA NET SALES..............................................  $   874.2       100.0%
                                                                             ---------       -----
                                                                             ---------       -----

------------------------

(1) Aggregate pro forma net sales include sales of the Company as well as sales of the prior owners for each of the periods shown.

DUNCAN HINES BAKING MIXES (30.5% of 1997 Aggregate Pro Forma Net Sales)

    For over 40 years, the DUNCAN HINES brand has represented excellence in baking mixes. The DUNCAN HINES product line consists of cake mix, ready-to-spread ("RTS") frosting, brownie mix, muffin mix, and cookie and other specialty mixes. The DUNCAN HINES trademark is among the most recognized in the U.S. with 92% unaided brand awareness and 100% all commodity volume ("ACV") distribution for DUNCAN HINES cake mix. DUNCAN HINES baking mixes enjoy consumer satisfaction ratings which are superior to those of its principal competitors, BETTY CROCKER and PILLSBURY. Consumer test results show the DUNCAN HINES brand appeals to the consumer who wants to bake a "quality, good as homemade" product.

    The Company's products compete in the $1.3 billion baking mix category, which has grown at a compound annual rate of 3.7% over the last four years. Four products (layer cake, frosting, brownies, and muffin mixes) account for approximately 85% of the U.S. baking mix sales volume. The remaining 15% is comprised of several smaller items including specialty cake, dessert bar, and cookie mixes. Management believes there will be stable growth at historic rates in the baking mix category as consumers continue to purchase baking mix products which they perceive to be an easy, convenient, "quality" alternative to scratch baking.

    The following table indicates that the baking mix category is led by three brands, DUNCAN HINES, BETTY CROCKER, and PILLSBURY, with the remainder in regional brands and private label.

                                                                                          SHARE
                                                                ----------------------------------------------------------
                                                      $ SALES     DUNCAN          BETTY                       REGIONAL/
SEGMENT                                                (MM)        HINES         CROCKER       PILLSBURY    PRIVATE LABEL
---------------------------------------------------  ---------  -----------  ---------------  -----------  ---------------
Cake mix...........................................  $   315.0        36.3%          36.4%          22.1%           5.2%
Frosting...........................................      244.7        18.9           49.4           26.0            5.7
Brownie mix........................................      198.8        16.4           47.2           26.2           10.2
Muffin mix.........................................      145.0        12.8           34.5           24.9           27.8
Cookie mix.........................................       37.2        27.9           68.8            1.0            2.3

    The DUNCAN HINES brand has been built on the strength of its cake mix. Introduced in 1956, DUNCAN HINES has the #1 and #2 selling stock keeping units ("SKU's") in the cake mix segment (yellow and devil's food cake mixes). Cake mixes accounted for approximately 55% of DUNCAN HINES total sales for the year ended December 27, 1997.

    To complement its cake mixes, DUNCAN HINES offers RTS frostings. DUNCAN HINES frostings have received consumer satisfaction scores that are among the highest in its segment relative to its competitors. Popular DUNCAN HINES frostings include homestyle vanilla and chocolate flavors.

    DUNCAN HINES offers two tiers of brownie mixes, plain and premium. DUNCAN HINES brownie mixes have received the highest overall consumer satisfaction ratings relative to its competitors and ranked highest among consumers in key product attributes such as "tastes as good as homemade," "rich and fudgey," and "chewy." To capitalize on such key attributes, the Company has recently launched a new, improved, "thicker, moister" reformulated brownie mix. DUNCAN HINES brownies compete primarily in the premium tier of brownie mixes and include product offerings such as Double Fudge and Milk Chocolate Chunk.

    Other DUNCAN HINES products include muffin, cookie, and fruit bar mixes. Similar to its other products, DUNCAN HINES muffin mixes enjoy superior consumer satisfaction ratings.

    Management believes that sales of DUNCAN HINES products have suffered over the last several years as a result of two strategies pursued by its prior owner. First, DUNCAN HINES products were sold on an every day low price basis that was inconsistent with category dynamics. Industry studies show that over 50% of consumers make their purchase decision regarding baking mixes on impulse in the supermarket aisle. Every day low pricing placed DUNCAN HINES at a disadvantage because it was unable to promote its products as frequently as its competitors. Second, a variety strategy was launched in 1994 which involved the introduction of more than 50 new flavors such as key lime cake mix and grape bubble gum frosting. This initiative was not successful, as the new flavors failed to generate repeat purchases and caused core SKU's to be crowded off the retail shelf. The variety strategy was discontinued in 1997.

    The Company plans to stimulate sales of DUNCAN HINES products by reestablishing a high-low pricing and merchandising strategy, co-promoting the brand's products and increasing consumer promotions to stimulate trial purchases. Management has recently restored a high-low pricing strategy to its baking mix products by increasing the list price on DUNCAN HINES cake mix and frosting products, which will provide the Company with funds to more than double the frequency of its quality merchandising events--the number of times its products are featured or displayed by a retailer. While DUNCAN HINES cake mix is the cornerstone of the trademark with a 36.3% share, other DUNCAN HINES products have a weighted average share of approximately 15%. Management intends to increase sales of DUNCAN HINES brownie mixes and RTS frosting by co-promoting DUNCAN HINES RTS frosting with its cake mixes and highlighting the "new news" of the reformulated brownie mix through couponing and television advertising. Management intends to continue to build DUNCAN HINES brand equity by maintaining the brand's media advertising expenditures.

LOG CABIN AND MRS. BUTTERWORTH'S SYRUPS (22.2% of 1997 Aggregate Pro Forma Net Sales)

    MRS. BUTTERWORTH'S and LOG CABIN syrup products together have a leading 34% share of the syrup category. MRS BUTTERWORTH'S Original and LOG CABIN 24 ounce bottles are the #1 and #2 selling SKU's, respectively, in the syrup category. Different consumer perceptions of these two brands offer unique opportunities for consumer targeting. MRS. BUTTERWORTH'S distinctive, grandmother-shaped bottle represents a fun image to the family with children. The strong heritage of LOG CABIN, which dates back to 1888, represents an authentic, rich maple brand targeted more to traditional "warm, cozy" breakfast occasions. The Company also sells LOG CABIN'S COUNTRY KITCHEN, a value priced syrup, to target the economy segment. Introduced in 1954, COUNTRY KITCHEN has the highest share in the economy segment. The Company's products are also sold to the club store channel. The Company sells foodservice products under the LOG CABIN, LOG CABIN Lite, and WIGWAM labels and under private label arrangements to the restaurant and institutional channels. MRS. BUTTERWORTH'S, LOG CABIN, and COUNTRY KITCHEN are offered in regular and lite versions. The Company also sells pancake mixes under the MRS. BUTTERWORTH'S brand, which accounted for less than 1% of the Company's 1997 aggregate pro forma net sales.

    The U.S. retail syrup category is $469.3 million and has grown at a compound annual rate of approximately 2% over the last three years. The category is comprised of three segments: regular (approximately 60% of sales), lite (approximately 27% of sales), and pure maple/diet/specialty (approximately 13% of sales). Regular syrup is a full-calorie corn syrup based product. Lite syrup is also a corn syrup based product, but has only half the calories of regular syrup. Pure maple, diet, and other specialty syrups are all non-corn syrup based products which occupy market niches that are not currently offered by any of the major national syrup manufacturers. The Company competes in the regular and lite segments and plans to launch a LOG CABIN sugar-free diet syrup to capitalize on the strength of the LOG CABIN brand equity.

    The Company is the leader in both the regular and lite segments of the syrup category as indicated in the table below:

                                                                                 SHARE
                                             ------------------------------------------------------------------------------
                                      $
                                    SALES        MRS.                      COUNTRY       TOTAL        AUNT        HUNGRY
SEGMENT                             (MM)     BUTTERWORTH'S   LOG CABIN     KITCHEN      COMPANY      JEMIMA        JACK
--------------------------------  ---------  -------------  -----------  -----------  -----------  -----------  -----------
Regular.........................  $   279.5         17.0%         16.0%         4.6%        37.6%        13.8%         6.4%
Lite............................      126.1         15.9          15.5          4.6         36.0         31.9          8.4
Specialty/ Pure Maple...........       63.7           --            --           --           --           --           --
                                  ---------
Total...........................  $   469.3         15.0%         13.7%         5.3%        34.0%        18.1%         6.1%
                                                                                 --                                     --
                                                                                 --                                     --
                                  ---------          ---           ---                       ---          ---
                                  ---------          ---           ---                       ---          ---

                                   REGIONAL/
                                    PRIVATE
SEGMENT                              LABEL
--------------------------------  -----------
Regular.........................        42.2%
Lite............................        23.7
Specialty/ Pure Maple...........       100.0
Total...........................        41.8%
                                       -----
                                       -----

    As non-core brands to their prior owners, both the MRS. BUTTERWORTH'S and LOG CABIN brands lacked sufficient marketing and brand management resources, resulting in share erosion. To revitalize the LOG CABIN brand, management recently introduced a new television advertising campaign featuring the slogan, "In the heart of every home, there's a little Log Cabin". New packaging has been developed which replicates a log cabin and will be introduced in the second half of 1998. To compete against AUNT JEMIMA Lite, the Company introduced a new, reformulated MRS. BUTTERWORTH'S Lite product in December 1997. The Company also plans to reformulate its LOG CABIN Lite product.

VAN DE KAMP'S AND MRS. PAUL'S FROZEN SEAFOOD (25.0% of 1997 Aggregate Pro Forma Net Sales)

    Marketed under the VAN DE KAMP'S and MRS. PAUL'S brands, the Company manufactures and markets a variety of frozen seafood products including breaded and battered fish sticks and fish fillets, grilled and plain fish fillets, "healthy" breaded fish, and specialty seafood items. The Company's dual brand strategy emphasizes both the brands' respective regional strengths (VAN DE KAMP'S is stronger in the West and Central U.S. while MRS. PAUL'S is stronger in the Northeast and Southeast) and brand positioning (VAN DE KAMP'S targets families with children while MRS. PAUL'S targets adults). The VAN DE KAMP'S trademark dates back over 40 years and is recognized as a fun, "contemporary" image that appeals to families with children. The MRS. PAUL'S franchise began in the mid-1940's with the introduction of deviled crab cakes and has grown to include a wide range of specialty seafood items which target the adult consumer.

    The $869.0 million frozen seafood category has two segments: fin and non-fin. Fin products are fish whereas non-fin products are other seafood such as shrimp and clams. The frozen seafood category has experienced a compound annual growth rate of 6.7% over the last three years due to the introduction of new premium and healthy fillet products and increased advertising support by the Company and GORTON'S. VAN DE KAMP'S introduced a 97% fat-free product under its "Crisp and Healthy" label in 1992 and is the only major retail competitor to offer a line of "healthy" breaded fish products. The Company has introduced over the last two years 14 different premium and grilled products under the VAN DE KAMP'S and MRS. PAUL'S brands including salmon with creamy dill sauce, teriyaki tuna, and grilled lemon pepper and garlic herb fillets. The Company also offers a variety of specialty seafood products including shrimp, fried clams, and deviled crab cakes.

    As the table below indicates, the Company has a leading 28.1% share of the frozen seafood category. GORTON'S has the number two position with a 20.7% share, and the remainder of the category is comprised of a multitude of other regional brands and private label. According to IRI, the #1 and #2 selling frozen seafood SKU's are VAN DE KAMP'S 44 Breaded Fish Sticks and VAN DE KAMP'S Battered Fillets, respectively.

                                                                  SHARE
                                    -----------------------------------------------------------------
                             $
                           SALES      VAN DE                     TOTAL                     OTHER/
SEGMENT                    (MM)       KAMP'S     MRS. PAUL'S    COMPANY     GORTON'S    PRIVATE LABEL
-----------------------  ---------  -----------  -----------  -----------  -----------  -------------
Fin....................  $   557.5        25.0%        15.2%        40.2%        30.5%         29.3%
Non-fin................      311.5         2.4          4.0          6.4          3.1          90.5
                         ---------
Total..................  $   869.0        16.9%        11.2%        28.1%        20.7%         51.2%
                         ---------         ---          ---          ---          ---           ---
                         ---------         ---          ---          ---          ---           ---

GRILLED FIN(1).........  $    68.1        11.7%        29.4%        41.1%        42.8%         16.1%

------------------------

(1)  Included in fin segment.

    The Company has revitalized both the VAN DE KAMP'S and MRS. PAUL'S brands by introducing new products and increasing marketing support for the brands. For example, annual sales of VAN DE KAMP'S frozen seafood have increased from $112.8 million at acquisition (year ended June 1995) to $132.8 million in year ended 1997. The Company continuously builds VAN DE KAMP'S and MRS. PAUL'S brand equity through television and print advertising and consumer promotions. Cross-promoting is used to focus on the target consumer. For example, VAN DE KAMP'S products are cross-promoted with KRAFT macaroni and cheese to target children. Another example of cross-promoting is including in-pack samples of HEINZ cocktail sauce with VAN DE KAMP'S fish sticks.

    As the category leader in frozen seafood, the Company has begun a program of rationalizing SKU's between its two brands on a market-by-market basis. The program involves eliminating redundant and slower-moving SKU's and replacing them with new product offerings. Management believes that while this program will slow the sales growth of the Company's frozen seafood business, it should result in a more profitable mix of business for the Company and its retail customers. See "Business--Marketing, Sales and Distribution".

AUNT JEMIMA FROZEN BREAKFAST PRODUCTS (9.8% of 1997 Aggregate Pro Forma Net
Sales)

    AUNT JEMIMA was established as a brand over 100 years ago. AUNT JEMIMA frozen breakfast products are offered in three segments: waffles, pancakes (including frozen pancake batter), and french toast. AUNT JEMIMA is the only national brand represented across all three segments of the frozen syrup carrier segment. AUNT JEMIMA'S waffle and pancake products are offered in four varieties, original, blueberry, buttermilk, and lowfat. The french toast product is offered in two flavors, regular and cinnamon.

    The Company's frozen breakfast products compete in the frozen syrup carrier segment of the $1.3 billion frozen breakfast foods category. The frozen breakfast foods category has three segments: frozen syrup carriers (approximately 51% of total sales), breakfast entrees (approximately 28% of total sales), and frozen bagels (approximately 21% of total sales). The frozen syrup carrier segment consists of waffles (approximately 85% of total frozen syrup carrier sales), pancakes (approximately 9% of total frozen syrup carrier sales), and french toast (approximately 6% of total frozen syrup carrier sales). The frozen syrup carrier segment has grown faster than any other frozen breakfast product offering over the last ten years due to consumers' demand for quick, convenient, and nutritious foods. Annual per capita consumption of frozen syrup carriers has grown at a 7.5% compound average growth rate over the last three years.

    As the table below indicates, AUNT JEMIMA is the number three brand in the frozen syrup carrier category. AUNT JEMIMA is strongest in the Northeast and holds the number one national share in french toast.

                                                                                       SHARE
                                                        $      ------------------------------------------------------
                                                      SIZE        AUNT                     HUNGRY        REGIONAL/
SEGMENT                                               (MM)       JEMIMA        EGGO         JACK       PRIVATE LABEL
--------------------------------------------------  ---------  -----------  -----------  -----------  ---------------
Waffles...........................................  $   577.1         9.2%        64.4%        16.4%          10.0%
Pancakes and Pancake Batter.......................       68.4        21.6          8.9         50.1           19.4
French Toast......................................       42.8        51.8       --           --               48.2
                                                    ---------         ---          ---          ---            ---
Total.............................................  $   688.3        13.1%        54.9%        19.9%          12.1%
                                                    ---------         ---          ---          ---            ---
                                                    ---------         ---          ---          ---            ---

    The Company has increased sales of AUNT JEMIMA by expanding distribution and introducing AUNT JEMIMA to children through a series of print and television ads on the NICKELODEON television network. Annual sales of AUNT JEMIMA products have increased from $70.6 million in 1996 to $85.6 million in 1997. Management plans to increase further AUNT JEMIMA sales through a series of focused marketing initiatives. At the start of 1998, management redesigned AUNT JEMIMA's packaging, changing the color from white, which had a very low visual impact in the freezer case, to red, which has a strong visual impact. Management plans to or is in the process of (i) expanding distribution of current items, (ii) launching a reformulated "more homemade taste" pancake product, (iii) introducing new products in core markets that have proven successful in the category such as mini pancakes and french toast sticks, and (iv) expanding its foodservice and private label business.

CELESTE FROZEN PIZZA (8.9% of 1997 Aggregate Pro Forma Net Sales)

    For over 36 years CELESTE frozen pizza has been a prominent regional brand in the Northeast. CELESTE frozen pizzas are offered in small and large sizes and a rising crust pizza is offered under the MAMA CELESTE label. CELESTE'S small pizzas (marketed as CELESTE Pizza for One) and large pizzas are economy priced while the MAMA CELESTE Fresh Baked Rising Crust pizza is premium priced. Introduced in November 1997, MAMA CELESTE Fresh Baked Rising Crust pizza has performed well in consumer testing and has achieved an 8.5% share in CELESTE markets (as defined) for the 12 weeks ended April 19, 1998.

    Frozen pizza is a $2.0 billion category which has grown at a compound annual rate of 10.8% over the last two years. The category is comprised of three segments: large (46.5% total sales), small (33.7% total sales), and a new entrant, rising crust (19.8% of total sales). Rising crust pizzas have been a very successful line extension and have been the primary driver of growth within the frozen pizza category. Rising crust pizzas rise as they bake in the consumers' oven and offer a pizza comparable in quality to a restaurant or home delivered pizza.

    CELESTE is the number one brand in unit sales in the markets in which it competes. As indicated in the table below, CELESTE is the number three brand in dollar sales in the markets in which it competes and the number eight brand nationally. CELESTE products are primarily sold in the Northeast, Florida, and California. In the markets in which it competes, CELESTE Pizza for One is the leading brand of small pizzas. The frozen pizza category is highly fragmented with numerous regional brands such as CELESTE.

                                              $                              SHARE
                                            SIZE     ------------------------------------------------------
                                            (MM)       CELESTE      TOMBSTONE      DI GIORNO     ALL OTHER
                                          ---------  -----------  -------------  -------------  -----------
National................................  $   2,078         3.9%         17.1%          11.6%         67.4%
CELESTE markets.........................        671        10.6          15.4           11.6          62.9

    Sales of CELESTE frozen pizza products have increased from $67.8 million in 1996 to $78.0 million in 1997. Management believes the CELESTE brand is in a solid position to further grow sales in its core markets due to its strong brand image. Management intends to expand distribution of its MAMA CELESTE Fresh

Baked Rising Crust pizza and its Pizza For One by offering more items in existing accounts and increasing its geographic distribution. Management is also in the process of redesigning its Pizza For One packaging to update and contemporize its brand image.

FOODSERVICE (3.6% of 1997 Aggregate Pro Forma Net Sales)

    The Company's foodservice product line consist primarily of AUNT JEMIMA frozen breakfast products.

    Sales of frozen syrup carrier products in the foodservice channel are growing rapidly due to increased consumption of breakfasts away from home. Customers in this area include schools, colleges, businesses, and fast food chains. Management believes that significant opportunities exist for sales growth of frozen syrup carrier products as well as other frozen product lines. Management also believes the growth in the syrup carrier segment will drive foodservice opportunities for MRS. BUTTERWORTH'S and LOG CABIN syrup products.

MARKETING, SALES, AND DISTRIBUTION

    Management believes that a focused, consistent marketing strategy is critical to the successful merchandising and growth of the Company's brands. Television and print advertising is considered to be a key component to its marketing strategy. The Company's television and print advertising acts both as a builder of brand equity by emphasizing the heritage and characteristics of its product offerings and as a promoter of "new news" for new products within the brand segments. Consumer promotions include targeted couponing to generate trial usage and increase purchase frequency. The Company's trade promotions focus on obtaining retail display support, achieving key price points, and securing retail shelf space.

    The leading positions of the Company's brands has enabled it to practice category management and enter into alliances and co-marketing arrangements with leading manufacturers of complementary food products. As the category leader in syrups and frozen seafood, the Company can practice category management, which is a cooperative effort between the category leader and the retailer aimed at increasing shelf space profitability for the retail store by rationalizing product offerings in the category. The category leader generally benefits from category management because its products are usually featured more prominently and accorded more shelf space and it can maximize distribution efficiencies. Successful examples of co-marketing are coupon events for the VAN DE KAMP'S frozen seafood products with Kraft macaroni and cheese (the most frequently purchased item in the grocery store) and in-pack samples of Heinz cocktail sauce.

    The Company sells its dry grocery and frozen food products through two separate sales forces: broker networks and distribution systems. The dry grocery division has a sales force of 13 people which manages approximately 63 independent food brokers and 40 foodservice brokers. Dry grocery products are shipped either directly to the customer or to one of five independent, regionally located warehouses, which provides national coverage. The frozen convenience food division has a sales force of 16 people which manages approximately 57 independent frozen food brokers and 49 independent food service brokers. Frozen food products are shipped either directly to the customer or to one of four independent, regionally located warehouses, which provides national coverage. The Company's customers include most of the major supermarkets and chains in the U.S. None of the Company's customers or group of customers account for more than 10% of the Company's sales.

RAW MATERIALS

    The Company purchases its raw materials, all of which are widely available, from numerous independent suppliers throughout the year. The principal raw material of VAN DE KAMP'S and MRS. PAUL'S brand fish products is Alaskan pollock.

    The Company procures its annual Alaskan pollock fillet requirements from various North Pacific suppliers. The key fishing season is in January through April with a second season in September through October. In late May or early June, the Company contracts to purchase pollock fillet requirements for the following 10 to 12 months. This enables the Company to project reasonably accurately its production costs for the fall and Lent seasonal peaks in frozen seafood sales. The Company does not purchase the frozen fillets until delivery to ports in the United States, which occurs in stages as needed, over the course of 10 to 12 months. This arrangement minimizes the investment required in inventory.

    The Company's other primary raw materials are flour, sugar, corn syrup, liquid sucrose, maple sugar, flavorings, cheeses, meat, eggs, milk, and vegetable oil, which are generally sourced from the U.S. commodity market. The Company also utilizes significant quantities of glass, plastic, and cardboard for its packaging requirements. Supplies of raw materials and packaging requirements are readily available from a number of sources. Purchases are based on price and quality. Major purchases are made through a bidding process.

COMPETITION

    The food products business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on brand recognition and loyalty, price, quality, and convenience. The Company competes with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have broader product lines, substantially greater financial and other resources available to them, lower fixed costs and/or longer operating histories.

SEASONALITY

    The Company does not experience any material effects of seasonality in its business. There are no material backlogs.

RESEARCH AND DEVELOPMENT

    The Company maintains its primary research and development departments for its Aurora Division in Columbus, Ohio and for its VDK Division in St. Louis, Missouri. The departments are responsible for nearly all of the food research and product development for the Company. The Company uses food technology consultants where appropriate. The Company's research and development resources are focused on new product development, product enhancement, process design and improvement, packaging, and exploratory research in new business areas.

PRODUCTION AND FACILITIES

    The Company owns and operates two manufacturing facilities for its frozen food products described in the following table. The Company also owns a manufacturing facility and the real estate underlying such facility located in Chambersburg, Pennsylvania, comprising approximately 180,000 square feet, where the Company manufactured certain frozen desserts products lines which it sold on May 1, 1998. The Company plans to sell the Chambersburg, Pennsylvania manufacturing facility and real estate. The Company's headquarters are leased by Dartford pursuant to a lease that expires February 2002. See "Certain Relationships and Related Transactions". The VDK Division's corporate offices lease will expire in September 2000, subject to one five-year renewal option. The Aurora Division's corporate offices lease will expire in May 2002. The Company's facilities, equipment and offices are subject to security interests granted to its lenders:

                                                                                     APPROXIMATE
LOCATION                                               PRINCIPAL USE                SQUARE FOOTAGE  OWNED/LEASED
----------------------------------------  ----------------------------------------  --------------  -------------
Jackson, TN.............................  Frozen Breakfast, Frozen Pizza and             302,000          Owned
                                          Grilled Fish
Erie, PA................................  Frozen Seafood                                 116,000          Owned
St. Louis, MO...........................  VDK Division Corporate Offices                  12,000         Leased
Columbus, OH............................  Aurora Division Corporate Offices               10,500         Leased
San Francisco, CA.......................  Company Headquarters                             7,000         Leased

    BAKING MIXES

    DUNCAN HINES products are contract manufactured and distributed by P&G pursuant to a co-pack agreement for the following periods: until July 16, 1998 for specialty mixes, until October 16, 1998 for frosting, and until April 16, 1999 for cake mixes. The Company entered into and expects to enter into long-term co-pack agreements for its DUNCAN HINES cake mixes and frosting and specialty mixes with contract manufacturers and will transition the DUNCAN HINES manufacturing assets from P&G's Jackson, Tennessee plant to production facilities owned or leased by such contract manufacturers. The terms of the long-term co-pack agreements are five years with an automatic one-year renewal.

    SYRUPS

    The Company's syrup products are produced by contract manufacturers at four manufacturing facilities pursuant to syrup co-pack agreements with terms of five years and automatic renewal for one year unless cancelled by the other party. All of the Company's syrup production equipment, including batching, filling, and case-packing equipment, is or will be located at one of the contract manufacturers.

    FROZEN CONVENIENCE FOODS

    The Company manufactures its VAN DE KAMP'S and MRS. PAUL'S frozen seafood products at its Erie, Pennsylvania and Jackson, Tennessee facilities. The Erie plant currently operates at 59% of capacity (based on 3 shifts, 5 days a week). Annual capacity of the plant is approximately 9.2 million cases. Certain specialty seafood items such as shrimp and clams are contract manufactured by third parties. The Company produces AUNT JEMIMA and CELESTE products at its Jackson facility. The plant currently operates at a weighted average of approximately 70% of capacity (based on 3 shifts, 5 days a week).

TRADEMARKS

    The Company's principal trademarks are DUNCAN HINES, LOG CABIN, MRS. BUTTERWORTH'S, VAN DE KAMP'S, MRS. PAUL'S, CELESTE, and MAMA CELESTE. The Company licenses the AUNT JEMIMA trademark pursuant to a perpetual, royalty-free, license agreement which requires the Company to obtain the approval of Quaker Oats for any material change to any labels, packaging, advertising, and promotional materials bearing the AUNT JEMIMA trademark. Quaker Oats can only withhold approval if such proposed use violates such license agreement. The registrations for the Company's trademarks expire from time to time and the Company renews them in the ordinary course of business prior to the expiration dates. See "Risk Factors-- Trademarks".

EMPLOYEES

    As of June 1, 1998, the Company had a total of approximately 1,017 employees, none of whom are represented by unions. Management of the Company believes it has good relations with its employees.

CERTAIN LEGAL AND REGULATORY MATTERS

    LITIGATION

    The Company, in the ordinary course of business, is involved in various legal proceedings. The Company does not believe the outcome of these proceedings will have a material adverse effect on the Company's financial position or results of operation.

    PUBLIC HEALTH

    The Company is subject to the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, labeling, packaging and safety of food. For example, the FDA regulates manufacturing practices for foods through its current "good manufacturing practices" regulations and specifies the "recipes", called standards of identity, for certain foods. In addition, the Nutrition Labeling and Education Act of 1990, as amended, prescribes the format and content of certain information required to appear on the labels of food products. The Company is subject to regulation by certain other governmental agencies, including the USDA.

    The operations and the products of the Company are also subject to state and local regulation through such measures as licensing of plants, enforcement by state health agencies of various state standards and inspection of the facilities. Enforcement actions for violations of federal, state, and local regulations may include seizure and condemnation of violative products, cease and desist orders, injunctions and/or monetary penalties. Management believes that the Company's facilities and practices are sufficient to maintain compliance with applicable government regulations, although there can be no assurances in this regard.

    FEDERAL TRADE COMMISSION

    The Company is subject to certain regulations by the Federal Trade Commission ("FTC"). Advertising of the Company's products is subject to regulation by the FTC pursuant to the Federal Trade Commission Act and the regulations promulgated thereunder.

    EMPLOYEE SAFETY REGULATIONS

    The Company is subject to certain health and safety regulations including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require the Company to comply with certain manufacturing, health, and safety standards to protect its employees from accidents.

ENVIRONMENTAL

    The past and present business operations of, and ownership and operation of real property by, the Company are subject to extensive and changing federal, state, local, and foreign environmental laws and regulations pertaining to the discharge of materials into the environment and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. Compliance with such laws and regulations is not expected to have a material impact on the Company's capital expenditures, earnings, or competitive position. No assurance can be given, however, that additional environmental issues relating to presently known matters or identified sites or to other matters or sites will not require additional, currently unanticipated investigation, assessment, or expenditures.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides information concerning the directors and executive officers of the Company each of whom has served in the capacities indicated below since its incorporation on June 19, 1998.

NAME                                                     AGE                          POSITION(S)
---------------------------------------------------      ---      ---------------------------------------------------
Ian R. Wilson......................................          68   Chairman of the Board and Chief Executive Officer
James B. Ardrey....................................          40   Vice Chairman and Director
Ray Chung..........................................          50   Executive Vice President
M. Laurie Cummings.................................          34   Chief Financial Officer and Secretary
Thomas O. Ellinwood................................          44   President, VDK Division
Thomas J. Ferraro..................................          50   President, Aurora Division
Anthony A. Bevilacqua..............................          43   Executive Vice President--Sales and Marketing, VDK
                                                                  Division
C. Gary Willett....................................          42   Executive Vice President, Aurora Division
Clive A. Apsey.....................................          49   Director
Charles Ayres......................................          38   Director
David E. De Leeuw..................................          53   Director
Charles J. Delaney.................................          37   Director
Richard C. Dresdale................................          42   Director
Andrea Geisser.....................................          55   Director
Peter Lamm.........................................          46   Director
Tyler T. Zachem....................................          32   Director

    Each director will hold office until the next annual meeting of stockholders or until his or her successor has been elected and qualified. See "Principal Stockholders--Securityholders Agreement" for a discussion of the election of directors. Executive officers of the Company are appointed by, and serve at the pleasure of, the Board of Directors. A brief biography of each director and executive officer follows:

    IAN R. WILSON--CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. Mr. Wilson has served as Chairman of Aurora Foods Inc. since December 1996 and Chairman of Van de Kamp's, Inc. since September 1995. Mr. Wilson is the Managing Partner of Dartford Partnership L.L.C., a private partnership focused on the food and beverage industries. From 1989 through 1995, Mr. Wilson was Chairman and Chief Executive Officer of Windmill Holdings Corporation, a leading specialty miller and supplier of branded food products. From 1985 through 1989, Mr. Wilson was Chairman and Chief Executive Officer of Wyndham Foods, Inc., a major cookie company he founded and positioned as a leading popular priced cookie company in the United States. From 1983 to 1984, Mr. Wilson was the Chairman and Chief Executive Officer of Castle & Cooke, Inc. (now known as Dole Food Company, Inc.), an international food and real estate concern. Prior to Castle & Cooke, Inc., Mr. Wilson spent 25 years with The Coca-Cola Company, serving in a series of international operating management positions. Ultimately, Mr. Wilson served as Vice Chairman of The Coca-Cola Company and President of the Pacific Group. Mr. Wilson's past service as a director includes membership on the boards of Novell, Inc., Revlon, Inc., Crown Zellerbach Corporation, and Castle & Cooke, Inc. Mr. Wilson currently serves as Chairman of Windy Hill Pet Food Company, Inc.

    JAMES B. ARDREY--VICE CHAIRMAN AND DIRECTOR. Mr. Ardrey has served as Executive Vice President and Director of Aurora Foods Inc. since December 1996 and Executive Vice President and Director of Van de Kamp's, Inc. since September 1995. Mr. Ardrey is a partner of Dartford Partnership L.L.C. From 1993 to 1995, Mr. Ardrey was a consultant to Windmill Holdings Corporation, conducting its divestiture program. From 1984 to 1992, Mr. Ardrey was an investment banker with PaineWebber Incorporated, serving as Managing Director from 1990 to 1992. Prior to joining PaineWebber, Mr. Ardrey was a consultant with Booz, Allen & Hamilton. Mr. Ardrey currently serves as Executive Vice President of Windy Hill Pet Food Company, Inc.

    RAY CHUNG--EXECUTIVE VICE PRESIDENT. Mr. Chung has served as Executive Vice President and Director of Aurora Foods Inc. since December 1996 and Executive Vice President of Van de Kamp's, Inc. and Director of VDK Holdings, Inc. since September 1995. Mr. Chung is a founding partner of Dartford Partnership L.L.C. Mr. Chung has previously served as a Director, Executive Vice President and Chief Financial Officer of Windmill Holdings Corporation from 1989 to 1995 and as a Director, Executive Vice President and Chief Financial Officer of Wyndham Foods, Inc. from 1985 to 1990. From May 1984 to September 1985, Mr. Chung served as Vice President--Finance for the Kendall Company (Colgate-Palmolive). Between 1981 and 1984, Mr. Chung served as Vice President--Finance for Riviana Foods, Inc. Mr. Chung currently serves as Executive Vice President and Director of Windy Hill Pet Food Company, Inc.

    M. LAURIE CUMMINGS--CHIEF FINANCIAL OFFICER AND SECRETARY. Ms. Cummings has served as Vice President and Secretary of Aurora Foods Inc. since December 1996 and Vice President and Secretary of Van de Kamp's, Inc. since September 1995. Ms. Cummings has been a partner in Dartford Partnership L.L.C. since 1994. Ms. Cummings was Vice President, Controller and Treasurer of Windmill Holdings Corporation from 1989 to 1995. Between 1987 and 1990, Ms. Cummings was the Controller and Assistant Treasurer of Wyndham Foods, Inc. Ms. Cummings currently serves as Vice President and Secretary of Windy Hill Pet Food Company, Inc.

    THOMAS O. ELLINWOOD--PRESIDENT OF THE VDK DIVISION. Mr. Ellinwood has been with Van de Kamp's, Inc. since 1995. Mr. Ellinwood has been responsible for the management of VAN DE KAMP'S since Pet Incorporated acquired VAN DE KAMP'S from Grand Metropolitan, PLC in October 1989, when he headed the acquisition and integration team as Director/Marketing Manager. Mr. Ellinwood was Vice President and General Manager of Pet Incorporated from March 1992 until Van de Kamp's, Inc. bought the VAN DE KAMP'S business in 1995. Between 1990 and 1992, Mr. Ellinwood held the position of Vice President, Marketing. Prior to Pet's acquisition of VAN DE KAMP'S, from 1986 to 1989, Mr. Ellinwood held various positions of increasing responsibility with Pet's sales and marketing departments. Mr. Ellinwood served as General Manager of Omar, Inc., a privately owned aerospace manufacturing company, from 1983 to 1986.

    THOMAS J. FERRARO--PRESIDENT OF THE AURORA DIVISION. Prior to joining Aurora Foods Inc. in 1996, from September 1994 to June 1996, Mr. Ferraro served as President of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire, Inc., he was, from 1991 to 1994, Vice President of Sales for the Niche Grocery division of Borden, Inc. Mr. Ferraro's experience with niche grocery products extends back to his early career with RJR Nabisco Inc. and Dracket products, a division of Bristol-Meyers Squibb Company, where he held a variety of marketing and sales positions.

    ANTHONY A. BEVILACQUA--EXECUTIVE VICE PRESIDENT, SALES AND MARKETING, VDK DIVISION. Mr. Bevilacqua joined Van de Kamp's, Inc. in February 1998 and is responsible for the development, direction and implementation of Van de Kamp's, Inc. go-to-market strategy across all aspects of the Company's customer and consumer value strategy. Prior to joining Van de Kamp's, Inc., Mr. Bevilacqua was Senior Vice President at Aramark's Spectrum Healthcare Services from September 1994 to December 1997. Between 1980 and 1994, Mr. Bevilacqua held various positions of increasing responsibilities in sales and marketing with Ralston Purina Company ("Ralston"). In 1992, he was promoted to Vice President of Marketing at Ralston's Eveready Battery Canadian division.

    C. GARY WILLETT--EXECUTIVE VICE PRESIDENT, AURORA DIVISION. Mr. Willett joined Aurora Foods Inc. in December 1996. From August 1995 to September 1996, he served as Executive Vice President/General Manager of Campfire, Inc., which merged into International Home Foods, Inc. Prior to joining Campfire,

Inc., Mr. Willett spent 12 years with Borden, Inc., from June 1983 to August 1995, in a series of marketing and general management positions, most recently as Vice President/General Manager of Elmer's, a division of Borden, Inc.

    CLIVE A. APSEY--DIRECTOR. Mr. Apsey has served as a director of Van de Kamp's, Inc. since September 1995. Mr. Apsey has been an Executive Director of Tiger Oats Ltd. since 1987 and currently serves as Executive Chairman of the International Division of Tiger Oats Ltd. Tiger Oats Ltd. is a major public food company in Southern Africa. Mr. Apsey's past and present service as a director includes membership on the boards of the following companies: Tiger Milling & Feeds Ltd., Tiger Foods Ltd., Tiger Oats, Langeberg Foods, Ltd., Langeberg Holdings Ltd., Beacon Sweets and Chocolates (Pty) Ltd. and Durban Confectionery Works (Pty) Ltd.

    CHARLES AYRES--DIRECTOR. Mr. Ayres has served as a director of Aurora Foods Inc. since December 1996. Mr. Ayres is a managing director of McCown De Leeuw & Co., Inc. Mr. Ayres has been associated with McCown De Leeuw & Co. since 1991. Prior to joining McCown De Leeuw & Co., Mr. Ayres was a founding partner of HMA Investments, Inc., a private investment firm focused on middle market management buyouts. Mr. Ayres began his career as an investment banker with Lazard Freres & Co. He currently serves as a director of Nimbus CD International, Inc. and The Brown Schools, Inc.

    DAVID E. DE LEEUW--DIRECTOR. Mr. De Leeuw has served as a director of Aurora Foods Inc. since December 1996. Mr. De Leeuw is a managing director of McCown De Leeuw & Co., Inc. Prior to founding McCown De Leeuw & Co. with George
E. McCown in 1984, Mr. De Leeuw was Manager of the Leveraged Acquisition Unit and Vice President in the Capital Markets Group at Citibank, N.A. Mr. De Leeuw also worked with W.R. Grace & Co. where he was Assistant Treasurer and Manager of Corporate Finance. Mr. De Leeuw began his career as an investment banker with Paine Webber Incorporated. He currently serves as a director of Vans, Inc., Nimbus CD International, Inc., AmeriComm Holdings, Inc., Outsourcing Solutions Inc. and American Residential Investment Trust.

    CHARLES J. DELANEY--DIRECTOR. Mr. Delaney has served as a director of Van de Kamp's, Inc. since September 1995. Mr. Delaney has been President of UBS Capital LLC since January 1993 and Managing Director in charge of the Leveraged Finance Group of the Corporate Banking Division of Union Bank of Switzerland since May 1989. Mr. Delaney is also a director of Cinnabon International, Inc. and Peoples Telephone Company, Inc.

    RICHARD C. DRESDALE--DIRECTOR. Mr. Dresdale has served as a director of Aurora Foods Inc. since December 1996. Mr. Dresdale has been a Managing Director of Fenway Partners, Inc. since the firm's founding in 1994. Fenway is a New York-based private equity firm for institutional investors with a primary objective of acquiring leading middle-market companies. Prior to founding Fenway with Messrs. Lamm and Geisser, Mr. Dresdale was employed by Clayton, Dubilier and Rice, Inc. from June 1985 to March 1994, most recently as a Principal. Mr. Dresdale serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc. and Delimex Holdings, Inc. Mr. Dresdale is also a director of Remington Arms Company, Inc., a designer, manufacturer and seller of sporting goods products for the hunting, shooting sports and fishing markets.

    ANDREA GEISSER--DIRECTOR. Mr. Geisser has served as a director of Van de Kamp's, Inc. since September 1995. Mr. Geisser has been a Managing Director of Fenway Partners, Inc. since the firm's founding in 1994. Prior to founding Fenway with Messrs. Lamm and Dresdale, Mr. Geisser was employed by Butler Capital Corporation ("BCC") from February 1989 to June 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. From 1986 to 1989, Mr. Geisser was a Managing Director of Onex Investment Corporation, the largest Canadian leveraged buyout company, and prior to that started the U.S. operations of IFINT, a European investment company, where he was a Senior Vice President and Director.

Mr. Geisser serves as a director of a number of Fenway's portfolio companies, including Decorative Concepts, Inc., Delimex Holdings, Inc., Iron Age Corporation and Valley Recreation Products, Inc.

    PETER LAMM--DIRECTOR. Mr. Lamm has served as a director of Van de Kamp's, Inc. since September 1995 and as a director of Aurora Foods Inc. since December 1996. Mr. Lamm has been President of Fenway Partners, Inc. since the firm's founding in 1994. Prior to founding Fenway with Messrs. Dresdale and Geisser, Mr. Lamm was employed by BCC from February 1982 to April 1994, most recently as Managing Director and General Partner of each of the management partnerships of the investment partnerships sponsored by BCC. Mr. Lamm serves as a director of a number of Fenway's portfolio companies, including Blue Capital Management, LLC, Central Tractor Farm & Country, Inc., Delimex Holdings, Inc., Iron Age Corporation and National School Supply Company.

    TYLER T. ZACHEM--DIRECTOR. Mr. Zachem has served as a director of Aurora Foods Inc. since December 1996. Mr. Zachem is a managing director of McCown De Leeuw & Co., Inc. Mr. Zachem has been associated with McCown De Leeuw & Co. since July 1993. Mr. Zachem previously worked as a consultant with McKinsey & Co. and as an investment banker with McDonald & Company. He currently serves as a director of Outsourcing Solutions Inc., RSP Manufacturing Corporation, The Brown Schools, Inc. and Papa Gino's, Inc.

    There is no family relationship between any of the executive officers or directors of the Company.

ELECTION AND COMMITTEES OF THE BOARD OF DIRECTORS

    The election of directors is effectively governed by the terms of the Securityholders Agreement. See "Principal Stockholders--Securityholders Agreement".

    The Board of Directors of the Company has a compensation committee which determines the compensation of executive officers, including bonuses, and administers the Company's 1998 Incentive Plan and the 1998 Employee Stock Purchase Plan. The compensation committee consists of Messrs. Lamm, Ayres, and Dresdale. The Chairman of the Board is an EX-OFFICIO member of the compensation committee. The Board of Directors of the Company intends to appoint an Audit Committee within three months of the closing of the Equity Offerings comprised solely of independent directors. The Audit Committee's functions will include recommending to the Board of Directors the engagement of the Company's independent public accountants and reviewing with such accountants the plans for, and the result and scope of, their auditing engagement.

EXECUTIVE COMPENSATION

    The Company paid Dartford a fee of $768,000 in 1997 for serving in the role of the Company's executive office. Mr. Ian R. Wilson serves as Chief Executive Officer, Mr. James B. Ardrey serves as Vice Chairman, Mr. Ray Chung serves as Executive Vice President, and Ms. M. Laurie Cummings serves as Chief Financial Officer and Secretary of the Company pursuant to employment agreements. Messrs. Thomas J. Ferraro and Thomas O. Ellinwood serve as President of the Aurora Division and VDK Division, respectively, pursuant to employment agreements. In 1997, Mr. Ferraro earned $175,000 in salary, $143,000 in bonus, and $6,000 in the form of Company contributions on his behalf to profit sharing and savings plans and other related benefits. In 1997, Mr. Ellinwood earned $225,000 in salary, $112,500 in bonus, and $19,375 in contributions made by the VDK on his behalf to profit sharing and savings plans. Messrs. Ferraro and Ellinwood were each recently granted, contingent upon closing of the Equity Offerings, 175,000 options for shares of Common Stock of the Company under the 1998 Incentive Plan at an exercise price equal to the initial public offering price in the Equity Offerings. See "Management-- Employment Agreements" and "Certain Relationships and Related Transactions".

EMPLOYMENT AGREEMENTS

    Mr. Ian R. Wilson serves as the Chairman of the Board and the Chief Executive Officer of the Company pursuant to an employment agreement which became effective upon the closing of the Equity Offerings. Mr. Wilson receives an annual base salary of $1.0 million during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of the second anniversary of the closing of the Equity Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company other than for cause (as defined in the employment agreement), Mr. Wilson shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period. In addition, a termination of Mr. Wilson by the Company other than for cause shall also constitute a termination of Messrs. Ardrey and Chung and Ms. Cummings other than for cause under the employment agreements described below.

    Mr. James B. Ardrey serves as the Vice Chairman of the Company pursuant to an employment agreement which became effective upon the closing of the Equity Offerings. Mr. Ardrey receives an annual base salary of $600,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of the second anniversary of the closing of the Equity Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company of Mr. Ardrey or Mr. Wilson other than for cause, Mr. Ardrey shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period.

    Mr. Ray Chung serves as the Executive Vice President of the Company pursuant to an employment agreement which became effective upon the closing of the Equity Offerings. Mr. Chung receives an annual base salary of $350,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of his employment and thereafter, if applicable, until the earlier of the second anniversary of the closing of the Equity Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company of Mr. Chung or Mr. Wilson other than for cause, Mr. Chung shall receive his salary and shall be eligible to receive his bonus through the remaining term of the non-compete period.

    Ms. M. Laurie Cummings serves as the Chief Financial Officer and Secretary of the Company pursuant to an employment agreement which became effective upon the closing of the Equity Offerings. Ms. Cummings receives an annual base salary of $250,000 during the term of the agreement and is eligible to receive a bonus of up to 80% of her base salary based on certain earnings criteria. The employment agreement provides for a term of two years and a non-compete covenant for the term of her employment and thereafter, if applicable, until the earlier of the second anniversary of the closing of the Equity Offerings or the first anniversary of employing a Chief Executive Officer other than Mr. Ian R. Wilson. Upon termination by the Company of Ms. Cummings or Mr. Wilson other than for cause, Ms. Cummings shall receive her salary and shall be eligible to receive her bonus through the remaining term of the non-compete period.

    Mr. Thomas J. Ferraro serves as the President of the Aurora Division pursuant to an employment agreement, dated as of December 31, 1996, as amended (the "Ferraro Employment Agreement"). He receives a base salary of $275,000 per year and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. The Ferraro Employment Agreement provides for a two-year term ending December 31, 2000; however, on each December 31st, the term automatically extends for one additional year so that the term ends three years after such December 31st unless notice by either the Company or Mr. Ferraro to terminate is given 30 days prior to the automatic extension. If the Company

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
terminates Mr. Ferraro's employment without cause, the Ferraro Employment Agreement requires the Company to pay him an amount equal to the base salary he would have been entitled to receive through the end of the current term of his employment agreement. Mr. Ferraro is also entitled to receive any bonus for the preceding fiscal year which has not been paid as of the date of his termination plus a pro rata portion of any base and supplemental bonus with respect to such fiscal year based upon the actual number of days the Company employed Mr. Ferraro during such fiscal year. Mr. Ferraro may not compete with or solicit employees from the Company until the later of the first anniversary of his termination and the end of the current term of his employment agreement.

    Mr. Thomas O. Ellinwood serves as the President of the VDK Division pursuant to an employment agreement, dated as of March 1, 1997 as amended (the "Ellinwood Employment Agreement"). The Ellinwood Employment Agreement provides for a three-year term; however, on each September 30th, the term automatically extends for one additional year so that the term ends three years after such September 30th unless notice by either the Company or Mr. Ellinwood to terminate is given 30 days prior to the automatic extension. Mr. Ellinwood receives an annual base salary of $275,000 (subject to annual adjustment) during the term of the agreement and is eligible to receive a bonus of up to 80% of his base salary based upon certain earnings criteria. If the Company terminates Mr. Ellinwood's employment without cause before a change of control (as defined in the agreement), the Company is required to pay him the greater of (i) 200% of his base salary then in effect or (ii) the base salary he would have been entitled to receive through the end of the current term of the employment agreement plus his base bonus pro rated according to the actual number of days the Company employed him for such fiscal year. If the Company terminates Mr. Ellinwood's employment without cause after a change of control (as defined in the agreement) or Mr. Ellinwood terminates his employment with the Company for "Good Reason" (as defined in the agreement) after a change of control, the Company must pay him the sum of 200% of his base salary then in effect plus his bonus pro rated according to the actual number of days the Company employed him for such fiscal year. The pro rated portion of his bonus is payable as if the Company's financial results equal exactly 100% of the EBITDA target for that year. Mr. Ellinwood's employment agreement also provides that for one year following his termination of employment with the Company (other than a termination by the Company without cause), Mr. Ellinwood may not compete with or solicit employees from the Company.

AURORA INCENTIVE PLAN

    The Amended and Restated Limited Liability Company Agreement of MBW Investors LLC contained an incentive plan (the "Aurora Plan") as a means by which certain key employees and other specifically designated persons ("Aurora Covered Employees") of Aurora and/or affiliated with Aurora, were given an opportunity to benefit from appreciation in the value of Aurora. Under the Aurora Plan, Aurora Covered Employees were issued a specific class of limited liability company member units ("Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of Aurora. The Management Units were subject to vesting requirements based on terms of employment or other factors.

    Prior to the closing of the Equity Offerings, the final value of all classes of Management Units was determined based on the valuation of the Common Stock held indirectly by MBW Investors LLC, and upon the closing of the Equity Offerings all unvested Management Units became fully vested. The aggregate value of all Management Units is $58.9 million. Through December 27, 1997, Aurora had recorded estimated incentive plan expense of $2.3 million based on the estimated valuation of the Company at that time. Additional incentive plan expense of $56.6 million was recorded in the first and second quarters of 1998. The incentive plan expense has been recorded as a liability of MBW Investors LLC as sponsor of the Aurora Plan. However, because the Aurora Plan was for the benefit of Aurora Covered Employees, expense recognized under the Aurora Plan has been pushed down to the Company as incentive plan expense and as additional paid-in capital from its parent. After the closing of the Equity Offerings, no additional compensation expense will be recorded under the Aurora Plan.

    MBW Investors LLC will satisfy its liability under the Aurora Plan by distributing 4,154,014 shares of Common Stock of the Company based on the valuation of the Management Units at the initial public offering price of the Company's Common Stock on the dissolution of MBW Investors LLC. See "Certain Relationships and Related Transactions".

    Pursuant to the Aurora Plan, Dartford, Thomas J. Ferraro, and C. Gary Willett were entitled to receive 2,700,109, 429,197, and 268,248 shares of Common Stock, respectively, effective on the closing of the Equity Offerings in respect of the Aurora Plan. In addition, 56 other employees are entitled to receive an aggregate of 756,460 shares pursuant to the Aurora Plan.

VDK INCENTIVE PLAN

    VDK Foods LLC provided a compensation arrangement (the "VDK Plan") as a means by which certain key employees, and other specifically designated persons ("VDK Covered Employees") of VDK and/or affiliated with VDK, were given an opportunity to benefit from appreciation in the equity value of VDK. Under the VDK Plan, VDK Covered Employees were issued a specific class of limited liability company member units and/or performance-based units (collectively, "VDK Management Units"), at a nominal value, as a means to participate in the appreciation of the equity value of VDK. The VDK Management Units were subject to vesting requirement based on terms of employment or other factors.

    Prior to the closing of the Equity Offerings, the final value of all classes of VDK Management Units was determined based on the valuation of the shares of the Company held indirectly by VDK Foods LLC, and upon the closing of the Equity Offerings all unvested VDK Management Units became fully vested. The aggregate value of all VDK Management Units is $64.7 million. Through December 31, 1997, no incentive plan expense had been recorded by VDK based on the estimated valuation of VDK at that time. Incentive plan expense of $64.7 million was recorded in the first and second quarters of 1998. The incentive plan expense has been recorded as a liability of VDK Foods LLC as sponsor of the VDK Plan. However, because the VDK Plan was for the benefit of VDK Covered Employees, expense recognized under the VDK Plan has been pushed down to the Company as incentive plan expense and as additional paid-in capital from its parent. After the closing of the Equity Offerings, no additional incentive plan expense will be recorded under the VDK Plan.

    VDK Foods LLC (or the Company as described below) will distribute a fixed number of shares of Common Stock of the Company upon the dissolution of VDK Foods LLC, based on the valuation of the VDK Management Units at the initial public offering price of the Company's Common Stock. See "Certain Relationships and Related Transactions".

    The VDK Plan provides for tax gross-up payments on certain distributions. Because the Company will receive the tax benefit of such distributions and related tax gross-up payments, and because the tax benefit is expected to exceed the amount of the tax gross-up payments, the Company will bear the liability for any such tax gross-up payments due. The estimated tax gross-up payment is $12.4 million and has been recorded as additional incentive plan expense and other liabilities. The tax benefit of the tax gross-up payment and related distributions of $19.0 million, which more than offsets the gross-up payments, has been recorded to income tax expense and as a deferred tax asset.

    To facilitate payment of the tax gross-up obligation and recognition of related tax benefits, VDK adopted a new incentive plan (the "New VDK Plan" and, together with the VDK Plan, the "VDK Plans"), which was assumed by the Company in connection with the Contribution Transaction. Under the New VDK Plan, the Company is obligated to distribute no later than the first anniversary of the closing of the Equity Offerings 3,588,196 shares of the Company's Common Stock to VDK Covered Employees who were granted certain types of VDK Management Units under the VDK Plan. The issuance of such shares

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
(the "MC Shares") will not increase the number of outstanding shares of Common Stock because the Company's obligations to issue the MC Shares is contingent upon the Company's receiving from VDK Foods LLC, as a contribution, a number of shares of the Company's Common Stock owned by VDK Foods LLC equal to the number of MC Shares. The Company will have no obligation to issue MC Shares unless it receives a contribution of an equal number of shares from VDK Foods LLC. VDK Foods LLC is obligated to contribute such shares to the Company after the closing of the Equity Offerings. The Company's obligation to make the tax gross up payments referred to above is subject to the Company being allowed a deduction for federal income tax purposes with respect to the payment of the MC Shares and tax gross up payment.

    Pursuant to the VDK Plan, Dartford, Thomas O. Ellinwood, and Anthony A. Bevilacqua are entitled to receive 2,271,196, 243,279, and 91,458 shares of Common Stock, respectively, under the VDK Plans no later than the first anniversary of the closing of the Equity Offerings. In addition, 27 employees are entitled to receive an aggregate of 982,263 shares pursuant to the VDK Plans no later than the first anniversary of the closing of the Equity Offerings.

1998 LONG TERM INCENTIVE PLAN

    Prior to the Equity Offerings, the Board of Directors adopted the 1998 Incentive Plan and the sole stockholder approved such plan. The Company filed a Registration Statement on Form S-8 on June 30, 1998 to register with the Securities and Exchange Commission the shares issuable pursuant to the 1998 Incentive Plan.

    The following summary of the 1998 Incentive Plan is qualified in its entirety by reference to the complete text of the 1998 Incentive Plan, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms not separately defined below have the meanings set forth in the 1998 Incentive Plan.

    The purpose of the 1998 Incentive Plan is to foster and promote the long-term financial success and interests of the Company and materially increase the value of equity interests in the Company by: (a) encouraging the long-term commitment of selected key employees, (b) motivating superior performance of key employees by means of long-term performance related incentives, (c) encouraging and providing key employees with a formal program for obtaining an ownership interest in the Company, (d) attracting and retaining outstanding key employees by providing incentive compensation opportunities competitive with other major companies, and (e) enabling participation by key employees in the long-term growth and financial success of the Company. Under the 1998 Incentive Plan, the Compensation Committee has the authority to grant to key employees and consultants of the Company the following types of awards: (i) stock options in the form of incentive stock options qualified under Section 422 of the Code ("Incentive Options"), or nonqualified stock options ("Nonqualified Options," or collectively with the Incentive Options "Options"), or both; (ii) stock appreciation rights ("SARs"); (iii) restricted stock (the "Restricted Stock");
(iv) performance-based awards; and (v) supplemental payments dedicated to payment of any federal income taxes that may be payable in conjunction with the 1998 Incentive Plan (collectively referred to as "Incentive Awards"). All employees of the Company are eligible to participate in the 1998 Incentive Plan. 3,500,000 shares of Common Stock have been reserved for grants of Incentive Awards under the 1998 Incentive Plan.

    The 1998 Incentive Plan is administered by the Company's Compensation Committee which must consist of at least two members of the Board of Directors, each of whom is a nonemployee director. The 1998 Incentive Plan provides that the Compensation Committee may make adjustments to the number of shares and to the exercise price of all or any Incentive Awards. The Compensation Committee's determinations and interpretations under the 1998 Incentive Plan are final, binding and conclusive on all participants and need not be uniform and may be made by the compensation committee selectively among persons who receive, or are eligible to receive, grants and awards under the 1998 Incentive Plan.

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
    The Compensation Committee may limit an optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Compensation Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised. The 1998 Incentive Plan also provides that, under certain circumstances, if any employee is terminated within two years after a "Change of Control", each Option or SAR then outstanding shall immediately become vested and be immediately exercisable in full, all restrictions and conditions of all Restricted Stock then outstanding shall be deemed satisfied and the restriction period to have expired, and all Performance Shares (as defined below) and Performance Units (as defined below) shall vest, and be deemed earned in full and properly paid. In the event of a change in control, however, the Compensation Committee may, after notice to the Grantee, require the Grantee to "cash out" his rights by transferring them to the Company in exchange for their equivalent "cash value".

    If an employee's employment by the Company is terminated for any reason whatsoever other than death, disability, retirement, involuntary termination or termination for good reason, any Incentive Award outstanding at the time and all rights thereunder shall wholly and completely terminate, and unless otherwise established by the Compensation Committee, no further vesting shall occur and the Grantee shall be entitled to exercise his rights (if any) with respect to the portion of the Incentive Award vested as of the date of termination for a period of 30 calendar days after such termination date; provided, however, that if an employee is terminated for cause, such employee's right to exercise his rights (if any) with respect to the vested portion of his or her Incentive Award shall terminate as of the date of termination of employment. In the event of termination for death, disability, retirement, or in connection with a change in control, an Incentive Award may be only exercised as provided in an individual's incentive agreement, or as determined by the Compensation Committee.

OPTIONS

    No Incentive Option may be granted with an exercise price per share less than the fair market value of the Common Stock at the date of grant. Nonqualified Options may be granted at any exercise price. The exercise price of an Option may be paid in cash, by an equivalent method acceptable to the Compensation Committee, or, at the Compensation Committee's discretion, by delivery of already owned shares of Common Stock having a fair market value equal to the exercise price, or, at the Compensation Committee's discretion, by delivery of a combination of cash and already owned shares of Common Stock. However, if the optionee acquired the stock to be surrendered directly or indirectly from the Company, he must have owned the stock to be surrendered for at least six months prior to tendering such stock for the exercise of an Option.

    An eligible employee (a "Grantee") may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company (a "Ten-Percent Stockholder"), unless the exercise price is not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant. Awards of Nonqualified Options are not subject to these special limitations.

    Except as otherwise provided by the Compensation Committee, awards under the 1998 Incentive Plan are not transferable other than as designated by the Grantee by will or by the laws of descent and distribution. The expiration date of an Incentive Option is determined by the Compensation Committee at the time of the grant, but in no event may an Incentive Option be exercisable after the expiration of 10 years from the date of grant of the Incentive Option (five years in the case of an Incentive Option granted to a Ten-Percent Stockholder).

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
STOCK APPRECIATION RIGHTS

    SARs may be granted under the 1998 Incentive Plan in conjunction with all or part of an Option, or separately. The exercise price of the SAR generally will not be less than the fair market value of the Common Stock on the date of the grant. An SAR granted in conjunction with an option will be exercisable only when the underlying Option is exercisable and once an SAR has been exercised, the related portion of the Option underlying the SAR will terminate. Upon the exercise of an SAR, the Company will pay to the Grantee in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the Compensation Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price, multiplied by the number of SARs being exercised.

    The Compensation Committee, either at the time of grant or at the time of exercise of any Nonqualified Option or SAR, may provide for a supplemental payment (a "Supplemental Payment") by the Company to the Grantee with respect to the exercise of any Nonqualified Option or SAR, in an amount specified by the Compensation Committee, but which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the exercise of the Nonqualified Option and/or SAR and the receipt of the Supplemental Payment, based on the assumption that the stockholder is taxed at the maximum effective federal income tax rate on such amounts. The Compensation Committee shall have the discretion to grant Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Compensation Committee at the time of payment.

RESTRICTED STOCK

    Restricted Stock awards may be granted under the 1998 Incentive Plan, and the provisions attendant to a grant of Restricted Stock may vary among participants. In making an award of Restricted Stock, the Compensation Committee will determine the periods during which the Restricted Stock is subject to forfeiture. During the restriction period, as set forth in the grant of the Restricted Stock, the Grantee may not sell, transfer, pledge or assign the Restricted Stock, but will be entitled to vote the Restricted Stock.

    The Compensation Committee, at the time of vesting of Restricted Stock, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Compensation Committee that shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock and receipt of the Supplemental Payment, based on the assumption that the employee is taxed at the maximum effective federal income tax rate on such amount.

PERFORMANCE UNITS

    The Compensation Committee may grant Incentive Awards representing a contingent right to receive cash ("Performance Units") or shares of Common Stock ("Performance Shares") at the end of a performance period. The Compensation Committee may grant Performance Units and Performance Shares in such a manner that more than one performance period is in progress concurrently. For each performance period, the Compensation Committee shall establish the number of Performance Units or Performance Shares and the contingent value of any Performance Units or Performance Shares, which may vary depending on the degree to which performance objectives established by the Compensation Committee are met. The Compensation Committee may modify the performance measures and objectives as it deems appropriate.

    The basis for payment of Performance Units or Performance Shares for a given performance period shall be the achievement of those financial and nonfinancial performance objectives determined by the Compensation Committee at the beginning of the performance period. If minimum performance is not achieved for a performance period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share shall be based on the degree to which actual performance exceeded the pre-established minimum performance standards, as determined by the Compensation Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Shares granted at the beginning of the performance period by the final Performance Unit or Performance Share value. Payments shall be made, in the discretion of the Compensation Committee, solely in cash or Common Stock, or a combination of cash and Common Stock, following the close of the applicable performance period.

    The Compensation Committee, at the date of payment with respect to such Performance Units or Performance Shares, may provide for a Supplemental Payment by the Company to the Grantee in an amount specified by the Compensation Committee, which shall not exceed the amount necessary to pay the federal income tax payable with respect to the amount of payment made with respect to such Performance Units or Performance Shares and receipt of the Supplemental Payment, based on the assumption that the Grantee is taxed at the maximum effective federal income tax rate on such amount.

SECTION 162(M) LIMITATIONS

    In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), compensation expense deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1.0 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. Under a Section 162(m) transition rule for compensation plans of corporations which are privately held and which become publicly held in an initial public offering, the individual compensation plan will not be subject to Section 162(m) until the "Transition Date" which is defined as the earliest of (i) the expiration of the compensation plan, (ii) the material modification of the compensation plan;
(iii) the issuance of all Common Stock and other compensation that has been allocated under the compensation plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after December 31, 2001. After the Transition Date, compensation paid under the compensation plan, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such compensation is based upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company.

    The Company has attempted to structure its executive compensation plan and its 1998 Incentive Plan in such a manner that, after the Transition Date, subject to obtaining stockholder approval of the compensation, the remuneration attributable to such plans which meet the other requirements of Code Section 162(m) will not be subject to the $1.0 million limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue.

1998 EMPLOYEE STOCK PURCHASE PLAN

    Prior to the Equity Offerings, the Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "Purchase Plan") and the sole stockholder approved such plan covering an aggregate of 200,000 shares of Common Stock. The Company filed a Registration Statement on Form S-8 on June 30, 1998 to register with the Securities and Exchange Commission the shares issuable pursuant to the Purchase Plan.

    The following summary of the Purchase Plan is qualified in its entirety by reference to the complete text of the Purchase Plan, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms not separately defined below have the meanings set forth in the Purchase Plan.

    The primary purpose of the Purchase Plan is to attract and retain key employees by offering such persons a greater personal interest in the Company's business through stock ownership. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. All employees of the Company or a Subsidiary, who are employed by the Company or a Subsidiary at least 20 hours per week and five months per year are eligible to participate in the Purchase Plan. Under the

Purchase Plan, employees eligible to participate in the Purchase Plan will have the right to purchase up to the number of shares of Common Stock purchasable with 15% of such employee's earnings withheld pursuant to the Purchase Plan and applied, on specified dates determined by the Compensation Committee, to the purchase of shares of Common Stock. The purchase price per share under the Purchase Plan shall be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period and the relevant purchase date.

DIRECTOR COMPENSATION

    Directors who are officers, employees, or otherwise affiliates of the Company do not receive compensation for their services as directors. Non-employee directors receive an annual retainer of $20,000, plus $2,000 for attending each committee meeting of the Board of Directors and $5,000 per annum for serving as a Chairman of any committee of the Board of Directors. Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors has appointed Messrs. Lamm, Ayres, and Dresdale as members of its Compensation Committee. The Chairman of the Board is an EX OFFICIO member of the Compensation Committee. Mr. Wilson is the Chairman of the Board and Chief Executive Officer of the Company.

    Mr. Wilson is also the Chairman of the Board of Directors and Chief Executive Officer of Windy Hill Pet Food Company, Inc. ("Windy Hill") and managing director of Dartford. Mr. Ardrey, Vice Chairman of the Company, is also an Executive Vice President of Windy Hill and a partner of Dartford. Pursuant to an agreement, dated September 19, 1995 and terminated on or prior to the Offerings, Dartford provided management oversight on financial and operational matters to the Company with respect to Van de Kamp's, Inc. Dartford received $631,000, and $1,800,000 for 1996 and 1997, respectively, under such agreement. Further, pursuant to an agreement with the Company, dated December 31, 1996 and terminated on or prior to the Offerings, Dartford provided management oversight to the Company with respect to Aurora Foods. Dartford received $768,000 for 1997 under such agreement.

    From December 31, 1996 through January 16, 1998, the Company paid Dartford $1,250,000 in fees for services rendered in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business, and the DUNCAN HINES business. Also, from September 1995 through July 9, 1996, the Company paid Dartford $1,950,000 in fees for services rendered in connection with acquisitions by the Company and related financings of VDK's acquisitions.

    Pursuant to an agreement with Windy Hill, dated as of September 5, 1995, the Company paid $198,000 in 1996 and 1997 for computer support services. Dartford and its partners own 14.2% of Windy Hill. Also, Dartford earned $1,500,000 in fees in connection with the Contribution Transaction.

    The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Dartford, MDC, and Fenway of 0.333% of the acquisition price for future acquisitions by the Company.

    The Company has agreed to pay Dartford $800,000 per year as reimbursement of corporate headquarters expenses which include staff salaries, miscellaneous office expenses related to the administration of the Company's corporate headquarters, and rent for the space leased by Dartford and used by the Company as its corporate headquarters for a term ending the earlier of the second anniversary of the closing of the Equity Offerings and the date that Mr. Wilson is no longer Chairman or Chief Executive Officer of the Company. See "Certain Relationships and Related Transactions".

    Mr. Ayres is a general partner of MDC. Pursuant to an agreement, dated December 31, 1996 and terminated on or prior to the Offerings, MDC Management Company III, L.P., an affiliate of MDC, a beneficial owner of the Company, advised the Company as to the structuring of the Company's bank financing and the capital structure of the Company, identification and financing of future acquisitions, and general management advice relating to the overall strategy and positioning of the Company. MDC received $293,000 for 1997 under such agreement. From December 31, 1996 through January 16, 1998 the Company paid MDC $5,700,000 in fees for services rendered in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business, and the DUNCAN HINES business. Also, MDC earned $1,500,000 in fees in connection with the Contribution Transaction.

    Messrs. Dresdale and Lamm are partners of Fenway. From December 31, 1996 through January 16, 1998, the Company paid Fenway $1,500,000 in fees for services rendered in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business, and the DUNCAN HINES business. Also, from September 1995 through July 9, 1996, the Company paid Fenway $1,474,000 in fees for services rendered in connection with acquisitions by the Company and related financings of VDK's acquisitions. Fenway earned $1,500,000 in fees in connection with the Contribution Transaction.

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
                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of July 1, 1998, certain information regarding the beneficial ownership of the Company's Common Stock (after giving effect to the sale of the shares of Common Stock pursuant to the Equity Offerings) by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and executive officer of the Company and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                                          SHARES BENEFICIALLY
                                                                           OWNED AFTER EQUITY
                                                                              OFFERINGS(1)
NAME AND                                                                ------------------------
ADDRESS OF OWNER                                                          NUMBER       PERCENT
----------------------------------------------------------------------  -----------  -----------

Aurora/VDK LLC(2).....................................................  52,500,000.0       78.4%
VDK Foods LLC(2)......................................................   23,877,882        35.6%
Fenway Partners Capital Fund, L.P.(3).................................   16,617,701        24.8%
McCown De Leeuw & Co. entities(4)(5)..................................   16,376,896        24.4%
California Public Employees Retirement System(5)......................    3,751,713         5.6%
Dartford Partnership L.L.C.(6)........................................    7,294,261        10.9%
Tiger Oats Limited(7).................................................    4,235,014         6.3%
UBS Capital LLC(8)....................................................    4,235,014         6.3%

OFFICERS AND DIRECTORS:
Ian R. Wilson(6)......................................................    7,294,261        10.9%
James B. Ardrey(6)....................................................    7,294,261        10.9%
Ray Chung(6)..........................................................    7,294,261        10.9%
M. Laurie Cummings(6).................................................    7,294,261        10.9%
Thomas J. Ferraro(9)..................................................      488,420           *
Thomas O. Ellinwood(10)...............................................      279,336           *
Clive A. Apsey(7).....................................................    4,235,014         6.3%
Charles Ayres(4)......................................................   16,376,896        24.4%
David E. De Leeuw(4)..................................................   16,376,896        24.4%
Charles J. Delaney(8).................................................    4,235,014         6.3%
Richard C. Dresdale(3)................................................   16,617,701        24.8%
Andrea Geisser(3).....................................................   16,617,701        24.8%
Peter Lamm(3).........................................................   16,617,701        24.8%
Tyler T. Zachem(4)....................................................   16,376,896        24.4%

All directors and executive officers of the Company as a group (14
  persons)............................................................   49,526,642        73.9%

------------------------
*   Less than 1%.

(1) As used in this table, beneficial ownership means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared power to dispose, or direct the disposition of, a security. The table above assumes that immediately prior to the Equity Offerings, Aurora/VDK LLC, MBW Investors LLC, and VDK Foods LLC were dissolved and 52,500,000 shares of Common Stock were distributed to the members of VDK Foods LLC and MBW Investors LLC and were valued based upon the initial public offering price of the Common Stock. It is currently expected that VDK Foods LLC will not dissolve until some time after the Equity Offerings and not later than the one year anniversary thereof.

(2) Immediately prior to the closing of the Equity Offerings, Aurora/VDK LLC was the sole stockholder of the Company. As soon as practicable after such closing, Aurora/VDK LLC will be dissolved and its shares of Common Stock will be distributed to MBW Investors LLC and VDK Foods LLC, its sole members. MBW Investors LLC will also be dissolved soon after the dissolution of Aurora/VDK LLC and its shares of Common Stock will be distributed to its members including McCown De Leeuw & Co., Fenway Partners Capital Fund, L.P., Dartford Partnership L.L.C., CALPERS, Sunapee, and certain divisional management. Each of these beneficial owners is party to the Securityholders

    Agreement. See "--Securityholders Agreement". The address of Aurora/VDK LLC and VDK Foods LLC is c/o Dartford Partnership L.L.C., 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.

(3) Includes 16,293,996.5, 193,972.0 and 129,732.5 shares of Common Stock owned directly or indirectly by Fenway Partners Capital Fund, L.P. (the "Fenway Fund"), FPIP, LLC and FPIP Trust, LLC, respectively (assuming the liquidation of Aurora/VDK LLC, MBW Investors LLC and VDK Foods LLC). Does not include shares of Common Stock to be directly owned by VDK Foods LLC upon the dissolution of Aurora/VDK LLC in respect of which Fenway does not have an economic interest and as to which Fenway disclaims beneficial ownership. In the event the Underwriters exercise the overallotment option, Fenway will beneficially own, directly or indirectly, 15,753,502.3, or 23.5%, of the shares of Common Stock outstanding. The Fenway Fund holds a majority of the voting interests of VDK Foods LLC, and as such may be deemed to have the power to vote or dispose of the shares of Common Stock held directly by VDK Foods LLC. FPIP, LLC and FPIP Trust, LLC are entities formed by the investment professionals of Fenway Partners, Inc. to make co-investments alongside the Fenway Fund. The managing member of each of FPIP, LLC, and FPIP Trust, LLC is Fenway Partners, Inc. The general partner of the Fenway Fund is Fenway Partners, L.P., a Delaware limited partnership, whose general partner is Fenway Partners Management, Inc., a Delaware corporation. Peter Lamm, Richard Dresdale, and Andrea Geisser are directors and officers of each of Fenway Partners Management, Inc. and Fenway Partners, Inc., and as such may be deemed to have or share the power to vote or dispose of the shares of Common Stock held by the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. Each of Messrs. Lamm, Dresdale, and Geisser has no direct ownership of any shares of the Common Stock and disclaims beneficial ownership of any of such shares except to the extent of their direct or indirect partnership or membership interests in the Fenway Fund, FPIP, LLC and FPIP Trust, LLC. The address of Fenway is 152 West 57th Street, New York, New York 10019.

(4) Includes 6,036,572 shares of Common Stock owned by McCown De Leeuw & Co. III, L.P., an investment partnership whose general partner is MDC Management Company III, L.P. ("MDC III"), 428,553 shares of Common Stock owned by McCown De Leeuw & Co. III (Europe), L.P., an investment partnership whose general partner is MDC III, 100,433 shares of Common Stock owned by McCown De Leeuw & Co. III (Asia), L.P., an investment partnership whose general partner is MDC Management Company IIIA, L.P. ("MDC IIIA"), 130,579 shares of Common Stock owned by Gamma Fund LLC, a California limited liability company, 5,715,591 shares of Common Stock owned by McCown De Leeuw & Co. IV, L.P., an investment partnership whose general partner is MDC Management Company IV, LLC ("MDC IV"), 91,977 shares of Common Stock owned by Delta Fund LLC, a California limited liability company and 121,478 shares of Common Stock owned by McCown De Leeuw & Co. IV Associates, L.P., an investment partnership whose general partner is MDC IV. In addition, includes shares of Common Stock held by California Public Employees Retirement System for which McCown De Leeuw & Co. III, L.P. has an irrevocable proxy which provides the power to vote all of the securities held by California Public Employees Retirement System. In the event the Underwriters exercise the overallotment option, the MDC entities will beneficially own 15,525,222.1, or 23.1% of the shares of Common Stock outstanding, including shares held by California Public Employees Retirement System. The voting members of Gamma Fund LLC and Delta Fund LLC are George
    E. McCown, David E. De Leeuw, David E. King, Robert B. Hellman, Jr., Charles Ayres, and Steven A. Zuckerman, who are also the only general partners of MDC III and MDC IIIA and the only managing members of MDC IV. Voting and dispositive decisions regarding the securities are made by Mr. McCown and Mr. De Leeuw, as Managing General Partners of each of MDC III and MDC IIIA who together have more than the required two-thirds-in-interest vote of the Managing General Partners necessary to effect such decision on behalf of such entity and by a vote or consent of all of the managing members of MDC
    IV. Voting and dispositive decisions regarding securities owned by Delta Fund LLC and Gamma Fund LLC are made by a vote or consent of a majority in number of the voting members of Gamma Fund LLC and Delta Fund LLC. Messrs. McCown, De Leeuw, King, Hellman, Ayres and Zuckerman have no direct ownership of any securities and disclaim beneficial ownership of such shares except, in the case of Gamma Fund LLC and Delta Fund LLC, to the extent of their proportionate membership interests. The address of each of the above referenced entities is c/ o McCown De Leeuw & Co., 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(5) Under an irrevocable proxy, California Public Employees Retirement System has granted McCown De Leeuw & Co. III, L.P. the right to vote all of the shares of Common Stock it holds. Includes 3,751,713 shares of Common Stock to be distributed upon the dissolution of MBW Investors LLC. The address of California Public Employees Retirement System is Lincoln Plaza, 400 P Street, Sacramento, CA 95814. In the event the Underwriters exercise the over-allotment option, California Public Employees Retirement System will beneficially own 3,556,605.5, or 5.3%, of the shares of Common Stock outstanding.

(6) Includes 3,923,171.4 shares of Common Stock owned by Dartford to be distributed upon the dissolution of MBW Investors LLC, 1,099,820 shares of Common Stock held directly by VDK Foods LLC, and 2,271,196.5 shares of Common Stock to be distributed to Dartford under the VDK Plan no later than the first anniversary of the closing of the Equity Offerings. Also includes 152,881 shares of Common Stock transferred to a trust for the benefit of certain family members of Ian R. Wilson, an aggregate of 120,086 shares of Common Stock transferred to trusts for the benefit of certain family members of Ray Chung, and 38,993 shares of Common Stock transferred to certain family members and trusts for the benefit of certain family members of James
    B. Ardrey. Pursuant to the Securityholders Agreement, such permitted transferees of Dartford are included for the purpose of determining the number of persons Dartford may designate to the Board of Directors of the Company. Mr. Ian R. Wilson is the managing partner, and Messrs. James B. Ardrey and Ray Chung and Ms. M. Laurie Cummings are partners, of Dartford and, as such, they may be deemed to have or share the power to vote or dispose of the Company's Common Stock. Each of Messrs. Wilson, Ardrey, and Chung and Ms. Cummings has no direct ownership of any shares of the Company's Common Stock and disclaims beneficial ownership of any such shares. Does not include shares of Common Stock to be directly owned by VDK Foods LLC upon the dissolution of Aurora/VDK LLC in respect of which Dartford does not have an economic interest. Dartford is a member manager of VDK Foods LLC, together with UBS, Gloriande, and Fenway and as such, may be deemed to have the shared power to vote or dispose of such shares. Dartford disclaims beneficial ownership of any such shares. The address of Dartford is 456 Montgomery Street, Suite 2200, San Francisco, CA 94104.

(7) Includes 464,309 shares of Common Stock which will be distributed to Tiger Oats in connection with the Equity Offerings and 3,770,706 shares held directly by VDK Foods LLC. In the event the Underwriters exercise the over-allotment option, Tiger Oats will beneficially own 4,014,773.6, or 6.0% of the shares of Common Stock outstanding. Tiger Oats's shares are held by Gloriande (Luxembourg) SarL, a corporation organized under the laws of Luxembourg ("Gloriande"), which is the record owner of the Company's Common Stock. Gloriande is an indirect wholly-owned subsidiary of Tiger Oats. The shares of capital stock of Tiger Oats are traded publicly on the Johannesburg Stock Exchange. Mr. Clive A. Apsey is a director of Tiger Oats and as such may be deemed to have the power to vote or dispose of the Company's Common Stock held by Tiger Oats. Mr. Apsey disclaims beneficial ownership of any such shares. Does not include shares to be directly owned by VDK Foods LLC upon the dissolution of Aurora/VDK LLC in respect of which Tiger Oats does not have an economic interest. Gloriande is a member manager of VDK Foods LLC, together with Dartford, UBS and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock to be distributed just prior to the dissolution of Aurora/VDK LLC to VDK Foods LLC. Gloriande disclaims beneficial ownership of any such shares. The address of Tiger Oats Limited is 85 Bute Lane, Sandown, Sandton 2196, Republic of South Africa.

(8) Includes 464,309 shares of Common Stock which will be distributed to UBS in connection with the Equity Offerings and 3,770,706 shares held directly by VDK Foods LLC. In the event the Underwriters exercise the over-allotment option, UBS will beneficially own 4,014,773.6, or 6.0%, of the shares of Common Stock outstanding. UBS is a member manager of VDK Foods LLC, together with Dartford, Gloriande, and Fenway and as such may be deemed to have or share the power to vote or dispose of the Company's Common Stock to be distributed upon the dissolution of Aurora/VDK LLC to VDK Foods LLC. UBS disclaims beneficial ownership of any such shares. UBS is a wholly-owned indirect subsidiary of Union Bank of Switzerland. Does not include shares to be directly owned by VDK Foods LLC upon the dissolution of Aurora/VDK LLC in respect of which UBS does not have an economic interest and UBS disclaims any beneficial ownership as to such shares. The shares of capital stock of Union Bank of Switzerland are publicly held. Mr. Charles J. Delaney, a director of the Company, is the president of UBS and disclaims beneficial ownership of the Company's Common Stock held by UBS. The address of UBS is 299 Park Avenue, 34th Floor, New York, NY 10171.

(9) Includes 128,759 shares of Common Stock to be distributed to Mr. Ferraro under the Aurora Plan. Mr. Ferraro disclaims beneficial ownership as to 128,759 of such shares, which were transferred to a trust for the benefit of certain of his family members.

(10) Includes 243,279 shares of Common Stock to be distributed to Mr. Ellinwood under the VDK Plan no later than the first anniversary of the closing of the Equity Offerings. Mr. Ellinwood disclaims beneficial ownership as to any such shares.

    The following charts illustrate the organization and ownership of the Company immediately preceding the Equity Offerings and immediately after consummation of the Equity Offerings.

                     IMMEDIATELY PRIOR TO EQUITY OFFERINGS

    The first chart illustrates the ownership of the Company immediately prior to the Equity Offerings as follows. The Company owns all of the issued and outstanding shares of stock of Aurora Foods Holdings Inc. and VDK Holdings, Inc., which in turn own all of the issued and outstanding shares of stock of Aurora Foods Inc. and Van de Kamp's, Inc., respectively. The issuer is a wholly-owned subsidiary of Aurora/VDK LLC, the voting interests of which are 55.5% owned by MBW Investors LLC and 44.5% owned by VDK Foods LLC. The following investors own the interests of MBW Investors LLC: MDC, Fenway, CALPERS, Dartford, Management, and Sunapee. The following investors own the interests of VDK Foods LLC: Fenway, Tiger Oats Ltd., UBS, Dartford, and Management.

                       IMMEDIATELY AFTER EQUITY OFFERINGS

    The second chart illustrates the ownership of the Company immediately after the offerings. The Company has no subsidiaries. The following investors own all of the issued and outstanding stock of the Company: the public (through the acquisition of shares of Common Stock issued in the Equity Offerings), MDC, Fenway, CALPERS, Dartford, Management, Sunapee, and VDK Foods LLC (the interests of which are owned by Fenway, Tiger Oats Ltd., UBS, Dartford, and Management).
------------------------
* Certain management of Aurora Foods Inc. or the Auroa Division, as the case may be.
** Certain management of Van de Kamp's, Inc. or the VDK Division, as the case may be.

SECURITYHOLDERS AGREEMENT

    In connection with the formation of New LLC and the Contribution, New LLC, MBW Investors LLC, VDK Foods LLC and substantially all of the members (based on percentage interests) of MBW Investors LLC and VDK Foods LLC entered into the Securityholders Agreement, which sets forth certain rights and obligations of the Stockholders and New LLC and its subsidiaries, including the Company. The following discussion summarizes the terms of the Securityholders Agreement. The summary is qualified in its entirety by reference to the full text of the Securityholders Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    The Securityholders Agreement provides that the Board of Directors of the Company shall initially consist of ten members, of which Fenway will designate three (each a "Fenway Designee" and collectively, the "Fenway Designees"), MDC will designate three (each an "MDC Designee" and collectively, the "MDC Designees"), Dartford will designate two (each a "Dartford Designee" and collectively, the "Dartford Designees"), UBS will designate one (the "UBS Designee") and Tiger Oats will designate one (the "Tiger Designee"). For so long as Ian R. Wilson is Chairman and Chief Executive Officer of the Company, Mr. Wilson will be one of the Dartford Designees. Upon the election of an independent director to the Board who is mutually acceptable to two of the three of Fenway, MDC, and Dartford, the number of directors on the Board will be increased to 11. Upon the election of a second independent director to the Board who is mutually acceptable to two of the three of Fenway, MDC, and Dartford, the UBS Designee will resign from the Board and thereafter UBS will not be entitled to have any designee elected to the Board. Upon the appointment of a new Chief Executive Officer other than Ian R. Wilson to the Board, the Tiger Designee will resign from the Board and thereafter Tiger Oats will not be entitled to have any designee elected to the Board.

    The number of Fenway Designees or MDC Designees will (i) decrease to two if the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is less than 50% of the total number of shares of Common Stock beneficially owned by MDC on the closing of the Equity Offerings (excluding any shares held under a proxy), (ii) decrease to one if the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is less than 5% of the total number of shares of

Common Stock outstanding at the closing of the Equity Offerings, and (iii) decrease to zero if the number of shares of Common Stock beneficially owned by Fenway or MDC, as the case may be, is equal to zero. The number of Dartford Designees will (i) decrease to one if the number of shares of Common Stock beneficially owned by Dartford is less than 5% of the total number of shares of Common Stock outstanding at the closing of the Equity Offerings and (ii) decrease to zero if the number of shares of Common Stock beneficially owned by Dartford is equal to zero.

    Until the earlier of (i) the date that is 30 months after the closing of the Equity Offerings or (ii) with respect to either Fenway or MDC, such time as it shall not beneficially own a number of shares of Common Stock equal to at least 50% of the shares of Common Stock beneficially owned by MDC (excluding any shares held under a proxy) at the closing of the Equity Offerings (the "Consent Period"), the affirmative consent of Fenway and MDC is required for the following actions: (a) issuance by the Company or any subsidiary of additional equity, including by way of a public offering, or the approval or adoption of any option or equity incentive plan or any material non-equity incentive plan;
(b) merger, consolidation, recapitalization, liquidation or other reorganization with respect to the Company or any subsidiary, or any sale of any business representing at least 50% of the pre-transaction consolidated revenues, assets, or EBITDA of the Company for the most recently completed four fiscal quarters;
(c) acquisition of stock or assets by the Company or a subsidiary where the revenues, assets or EBITDA of the business to be acquired represents more than 50% of the pre-transaction consolidated revenues, assets or EBITDA of the Company for the most recently completed four fiscal quarters; and (d) removal or termination of Ian R. Wilson as Chief Executive Officer or the hiring or termination of any subsequent Chief Executive Officer.

    The Securityholders Agreement prohibits the Stockholders from transferring their shares of Common Stock prior to the second anniversary of the Equity Offerings without the consent of MDC and Fenway except transfers (i) to permitted transferees (including certain family members, affiliates and in the case of a partnership or limited liability company, to their respective partners in such partnership or members of such limited liability company), (ii) pursuant to the demand and piggyback registration rights described below and (iii) by UBS, CALPERS, Tiger Oats, and Sunapee pursuant to Rule 144 after the first anniversary of the closing of the Equity Offerings. After the second anniversary of the closing of the Equity Offerings, each Stockholder has the right to sell its shares of Common Stock privately or under Rule 144 to the extent permitted by applicable law but subject to certain lock-up periods relating to any underwritten equity offerings by the Company.

    The Securityholders Agreement provides for the following demand registration rights ("Demand Rights"): (a) prior to the second anniversary of the closing of the Equity Offerings, MDC and Fenway, acting together, will have demand registration rights with respect to their Registrable Securities (as defined below) in the Company; (b) from and after the second anniversary of the closing of the Equity Offerings, MDC, Fenway and Dartford will each have four demand registration rights with respect to their Registrable Securities in the Company;
(c) after the resignation or removal of the UBS Designee from the Board of the Company and prior to the second anniversary of the closing of the Equity Offerings, each of UBS and CALPERS will have one individual right to request a demand registration with respect to its Registrable Securities in the Company;
(d) after the resignation or removal of the Tiger Designee from the Board of the Company and prior to the second anniversary of the closing of the Equity Offerings, Tiger Oats will have one individual right to request a demand registration with respect to its Registrable Securities in the Company; and (e) from and after the second anniversary of the closing of the Equity Offerings, each of UBS and CALPERS will have individual rights to request a demand registration (two for UBS and one for CALPERS) with respect to their Registrable Securities in the Company. The Company shall not be required to effect more than two demand registrations on behalf of Stockholders prior to the second anniversary of the closing of the Equity Offerings without the approval of the Board. The Company's obligations to effect a registration will include an obligation to use its best efforts to cause such shares to be so registered, subject to the following: (i) no demand registration may be required unless the gross proceeds of the offering to which such registration statement applies are reasonably expected to exceed

$25 million, (ii) no registration may be required within 180 days immediately following the effective date of a registration statement for an underwritten public offering of securities of the Company (other than a registration on Form S-4 pursuant to Rule 145 or related solely to employee benefit plans), and (iii) the Board can postpone a demand registration for not more than 120 days if, in the good faith judgment of the Board, the registration would be detrimental to the Company or its stockholders. There can only be one such postponement with respect to any demanding Stockholder in any nine-month period. The Company's obligations to effect demand registrations terminates on the date ten years after the closing of the Equity Offerings.

    Pursuant to the Securityholders Agreement, upon certain proposed registrations of equity securities by the Company for sale to the public (whether for the account of the Company or any Stockholder, and including without limitation upon the exercise of a demand registration right), parties to the Securityholders Agreement who hold Registrable Securities will have the right to cause the Company to use its reasonable efforts to include in such registration statement all Registrable Securities which they request the Company to include ("Piggyback Rights"). No Stockholder will have Piggyback Rights on a registration of equity securities by the Company relating to the acquisition or merger by the Company or its Subsidiaries of or with any other business or solely relating to employee benefit plans or in the Equity Offerings.

    "Registrable Securities" that a Stockholder may elect to include in a registration by exercise of Demand Rights or Piggyback Rights are any shares of Common Stock in the Company that have been received as a result of holding an interest in MBW Investors LLC or VDK Foods LLC (except that, with respect to shares of Common Stock held by stockholders who are employees of the Company other than Messrs. Wilson, Chung, and Ardrey and Ms. Cummings, Registrable Securities are any shares of Common Stock received as a result of holding an interest in MBW Investors LLC or VDK Foods LLC held by such stockholders so long as they remain employees of the Company) and that are not then eligible to be sold without restriction pursuant to Rule 144(k), provided that the limitation regarding Rule 144(k) shall not be applicable to holdings of more than 2% of the outstanding Common Stock of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to an agreement, dated September 19, 1995 and terminated on or prior to the Offerings, Dartford, a beneficial owner of the Company, provided management oversight on financial and operational matters to the Company with respect to Van de Kamp's, Inc. Dartford received $631,000, and $1,800,000 for 1996 and 1997, respectively, under such agreement.

    Pursuant to an agreement with the Company, dated December 31, 1996 and terminated on or prior to the Offerings, Dartford, a beneficial owner of the Company, provided management oversight to the Company with respect to Aurora Foods. Dartford received $768,000 for 1997 under such agreement.

    Pursuant to an agreement, dated December 31, 1996 and terminated on or prior to the Offerings, MDC Management Company III, L.P., an affiliate of MDC, a beneficial owner of the Company, advised the Company as to the structuring of the Company's bank financing and the capital structure of the Company, identification and financing of future acquisitions, and general management advice relating to the overall strategy and positioning of the Company. MDC received $293,000 for 1997, under such agreement.

    From December 31, 1996 through January 16, 1998, the Company paid the following fees for services rendered in connection with the acquisitions of the MRS. BUTTERWORTH'S business, the LOG CABIN business, and the DUNCAN HINES business: $1,250,000 to Dartford, whose partners, Messrs. Wilson, Ardrey, and Chung, and Ms. Cummings are executive officers and directors of the Company; $184,000 to Mr. Ferraro (President of the Aurora Division) and $75,000 to Mr. Willett (Executive Vice President of the Aurora Division); $5,700,000 to MDC, whose general partners and principal include Messrs. De Leeuw, Ayres and Zachem (all directors of the Company); and $1,500,000 was paid to Fenway, whose partners include Messrs. Lamm, Dresdale, and Geisser (all directors of the Company). Services provided in connection with such fees included the identification and analysis of the acquisition opportunity, the negotiation of the acquisition and the raising of financing for such acquisition. Fees of $1,500,000, $2,925,000, and $4,025,000, in the aggregate were paid in connection with the acquisitions of MRS. BUTTERWORTH'S, LOG CABIN and, DUNCAN HINES, respectively.

    Also, from September 1995 through July 9, 1996, the Company paid the following fees for services rendered in connection with acquisitions and related financings of VDK's acquisitions: $1,950,000 to Dartford; $1,474,000 to Fenway; $294,000 to National Sun Industries Inc., an indirect wholly-owned subsidiary of Tiger Oats, whose director is Mr. Apsey (a director of the Company); and $294,000 to UBS, whose president is Mr. Delaney (a director of the Company). Services provided in connection with such fees included the identification and analysis of the acquisition opportunity, the negotiation of the acquisition and the raising of financing for such acquisition. Fees of $1,012,500, $950,000, and $2,050,000 in the aggregate were paid in connection with the acquisitions of Van de Kamp's, Inc., MRS. PAUL'S, and the Quaker Oats frozen business, respectively.

    Pursuant to an agreement with Windy Hill, dated as of September 5, 1995, the Company paid $198,000 in 1996 and 1997 for computer support services. Dartford (of which Mr. Wilson is the managing partner) and its partners own 14.2% of Windy Hill. Mr. Wilson is the Chairman of the Board and Chief Executive Officer of the Company and Windy Hill.

    Each of Fenway, MDC, and Dartford earned $1,500,000, UBS earned $150,000, and each of Tiger Oats and CALPERS earned $75,000 in fees in connection with the Contribution Transaction.

    The Company has entered into agreements pursuant to which it agreed to pay transaction fees to each of Fenway, MDC, and Dartford of 0.333% of the acquisition price for future acquisitions by the Company. Acquisition price is the sum of (i) the cash purchase price actually received by the seller, (ii) the fair market value of any equity securities issued by the seller, (iii) the face value of any debt securities issued to the seller less any discounts, (iv) the amount of liabilities assumed by the Company plus, (v) the fair market value of any other property or consideration paid in connection with the acquisition, with installment or deferred payments to be calculated using the present value thereof.

    The Company has agreed to pay Dartford $800,000 per year as reimbursement of corporate headquarters expenses which include staff salaries, miscellaneous office expenses related to the administration of the Company's corporate headquarters, and rent for the space leased by Dartford and used by the Company as its corporate headquarters for a term ending the earlier of the second anniversary of the closing of the Equity Offerings and the date that Mr. Wilson is no longer Chief Executive Officer of the Company.

    The Company and the Stockholders have entered into the Securityholders Agreement which provides for certain rights, including registration rights of the Stockholders. See "Principal Stockholders--Securityholders Agreement".

    On September 19, 1995, Mr. Thomas O. Ellinwood, the President of the VDK Division, executed a promissory note in the amount of $125,000 in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in VDK Foods LLC. The promissory note matures September 30, 1998 with required annual payments. Interest is due and payable quarterly at the rate of 8.5% per annum. The balance outstanding on his promissory note as of fiscal year end June 30, 1996 was $125,000, $83,333 as of June 30, 1997, and $41,666 as of March 31, 1998.

    On December 31, 1996 and January 16, 1998, Mr. Thomas J. Ferraro, the President of the Aurora Division, executed promissory notes in the amount of $60,000 and $131,000, respectively, in favor of the Company to evidence monies borrowed to assist in the capitalization of his limited liability company interests held in MBW Investors LLC. The promissory notes mature December 31, 1999 and January 16, 2001. Interest is due and payable quarterly at the rate of 8% per annum and there are required annual principal payments. The balance outstanding on his promissory note as of fiscal year end December 27, 1997 was $40,000 and as of March 31, 1998 was $171,000.

    Pursuant to the Aurora Plan, Dartford, Thomas J. Ferraro, and C. Gary Willett were entitled to receive 2,700,109, 429,197, and 268,248 shares of Common Stock effective on the closing of the Equity Offerings. See "Management--Aurora Incentive Plan".

    Pursuant to the VDK Plans, Dartford, Thomas O. Ellinwood, and Anthony A. Bevilacqua are entitled to receive 2,271,196, 243,279, and 91,458 shares of Common Stock, respectively, no later than the first anniversary of the closing of the Equity Offerings. See "Management--VDK Incentive Plan".

                          DESCRIPTION OF CAPITAL STOCK

    The following description of the capital stock of the Company and certain provisions of the Certificate of Incorporation and By-Laws is a summary and is qualified in its entirety by the provisions of the Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    As of July 1, 1998, the authorized capital stock of the Company consisted of
(i) 250,000,000 shares of Common Stock, par value $0.01 per share, of which 67,000,000 shares will be outstanding, and (ii) 25,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares will be outstanding.

COMMON STOCK

    Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of the Company and do not have cumulative voting rights and the rights of holders of Common Stock are identical in all respects. Pursuant to the Securityholders Agreement, the affirmative consent of Fenway and MDC is required for certain actions by the Company which could otherwise be approved by a majority of the directors including acquisitions of a certain size by the Company and the removal or termination of Ian R. Wilson as Chief Executive Officer of the Company or of his successor. In addition, Fenway, MDC, Dartford, UBS, and Tiger Oats and the Company have agreed to elect a certain number of directors designated by each of them, including the initial Board of Directors, subject to certain conditions. See "Principal Stockholders--Securityholders Agreement" and "Certain Relationships and Related Transactions".

    Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared, from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding Preferred Stock. Holders of shares of Common Stock have no preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares offered by the Company and certain of the Company's shareholders in the Equity Offerings will be, when issued and paid for as provided herein, validly issued, fully paid and non-assessable. The rights, preferences, and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

    The Common Stock is traded on the New York Stock Exchange and on the Pacific Exchange under the symbol "AOR".

PREFERRED STOCK

    The Board of Directors is authorized to issue from time to time shares of Preferred Stock in one or more series, and to fix the rights, designations, powers, preferences, qualifications, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series, all without stockholder approval. The ability of the Board of Directors to issue Preferred Stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring or making a proposal to acquire, the Company or the majority of the outstanding stock of the Company. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of Preferred Stock that may be issued in the future.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    The Company has elected in the Certificate of Incorporation to not be subject to the provisions of section 203 ("Section 203") of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within three years prior, did own) 15% or more of the corporation's voting stock.

                       DESCRIPTION OF OTHER INDEBTEDNESS

SENIOR CREDIT FACILITIES

    The description set forth below is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the Company's Senior Credit Facilities, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Senior Credit Facilities.

    The Company entered into a Third Amended and Restated Credit Agreement dated as of July 1, 1998 with The Chase Manhattan Bank ("Chase") and various lenders providing for senior secured credit facilities. In connection with such financing, Chase acts as Administrative Agent, Chase Securities Inc. acted as Arranging Agent, National Westminster Bank PLC acts as Syndication Agent and Swiss Bank Corporation acts as Documentation Agent. The Senior Credit Facilities provide as follows:

    The Senior Credit Facilities consist of (i) a senior secured Term Facility in a principal amount of $225.0 million and (ii) a senior secured Revolving Facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company, in an aggregate principal and stated amount at any time not to exceed $175.0 million.

    Loans and letters of credit under the Revolving Facility will be available at any time through the final maturity date on June 30, 2005. The Term Facility will have a final maturity date of June 30, 2005, and will amortize in quarterly payments of $5.0 million per quarter beginning December 31, 1998 through June 30, 2000, increasing thereafter to $7.5 million per quarter through June 30, 2002, increasing thereafter to $10.0 million per quarter through June 30, 2004, increasing to $12.5 million per quarter thereafter until the final maturity date.

    The Company is required to make mandatory prepayments on the Senior Credit Facilities under certain circumstances, including upon certain asset sales, issuance of debt securities or issuance of equity securities to persons. The Company will also be required under certain circumstances to make prepayments on the Senior Credit Facilities and permanently reduce commitments under the Revolving Facility in an amount equal to a specified percentage of the Company's annual trailing Consolidated Excess Cash Flow commencing with the fiscal year ending December 31, 1998 and thereafter and upon receipt of cash proceeds from property and casualty insurance or condemnation awards. At the Company's option, subject to certain requirements, loans may be prepaid, and revolving credit commitments or letters of credit may be permanently reduced, in whole or in part at any time without premium or penalty.

    At the Company's option the interest rate per annum applicable to loans under the Senior Credit Facilities will be either the rate (grossed-up for maximum statutory reserve requirements for eurocurrency liabilities) at which eurodollar deposits for one, two, three or six months (as selected by the Company) are offered to Chase in the interbank eurodollar market in the approximate amount of Chase's share of the relevant Loan (the "Adjusted Eurodollar Rate") plus a margin ranging from 2.25% to 0.875% (the "Applicable Eurodollar Rate Margin") or the Base Rate plus a margin ranging from 1.25% to 0.00%. The margin is based upon the Company's ratio of consolidated total debt to consolidated EBITDA. The Base Rate is the higher of (i) the rate of interest publicly announced by Chase as its prime rate in effect at its principal office in New York City, (ii) the federal funds effective rate plus 0.50% and (iii) the secondary market rate for certificates of deposit (grossed up for maximum statutory reserve requirements) plus 1.00%.

    The Company pays a per annum fee ranging from 0.50% to 0.30% on the undrawn portion of the commitments in respect of the Revolving Facility and a per annum fee on the face amount of all outstanding letters of credit equal to the Applicable Eurodollar Rate Margin then in effect with respect to loans under the Revolving Facility bearing interest based upon the Eurodollar Rate. The per annum fee is also based upon the Company's ratio of consolidated total debt to consolidated EBITDA.

    The Senior Credit Facilities contain a number of significant covenants that, among other things, restrict the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, pay dividends, create liens on assets, enter into leases, guarantees, investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Credit Facilities, the Company is required to comply with specified ratios and tests, including minimum interest coverage, minimum fixed charge coverage and maximum leverage ratios and a limitation on capital expenditures.

    An event of default under the Senior Credit Facilities will occur (i) if the Company fails to make payments under the Senior Credit Facilities or, in certain circumstances, under other outstanding indebtedness; (ii) if the Company breaches the financial covenants contained in the Senior Credit Facilities;
(iii) if the Company breaches the warranties contained in the Senior Credit Facilities; (iv) in the event of the bankruptcy, insolvency or reorganization of the Company; (v) if any judgment or attachment involving, in an individual case an amount in excess of $2,500,000 or, in the aggregate in excess of $5,000,000, shall be entered against the Company and shall remain undischarged on unstayed for a period of 60 days; (vi) if any judgment or decree of dissolution is entered against the Company; (vii) if there occurs certain specified ERISA events; (viii) if the Company undergoes a "change in control" as described below; (ix) if the Company breaches certain transitional agreements; (x) if there is a failure to comply with the subordination provisions contained in the Senior Credit Facilities; or (xi) under certain other circumstances customary for a transaction of this type. An Event of Default under the Existing Indentures will occur if any of the above occur and an amount in excess of $5.0 million is accelerated under the terms of the Senior Credit Facilities and such default is not cured or rescinded within a 10 day period. An Event of Default under the Indenture will occur if any of the above occur and an amount in excess of $10.0 million is accelerated under the terms of the Senior Credit Facilities and such default is not rescinded within a 10 day period. As noted above, an event of default under the Senior Credit Facilities will occur if there is a change in control in the Company.

    A change in control will be deemed to have occured if any person (other than MDC and certain of its affiliates (the "MDC Entities"), Dartford, Fenway, CALPERS, UBS and Tiger Oats), including a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) which includes such person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of securities of the Company and, as a result of such purchase or acquisition, any person (together with its associates and affiliates) shall directly or indirectly beneficially own in the aggregate securities representing more than 35% of the combined voting power of the Company's voting securities.

    The Senior Credit Facilities also contain provisions that prohibit any modification of the Indentures in any manner adverse to the banks, financial institutions and other entities under the Senior Credit Facilities and that limit the Company's ability to refinance the Notes or the Aurora Notes without the consent of such Lenders.

THE EXISTING NOTES

    The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms and conditions of the VDK Notes, Aurora Series B Notes and the Aurora Series D Notes each of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    THE VDK NOTES

    The VDK Notes were issued under an Indenture, dated as of September 15, 1995 (the "VDK Indenture"), between the Company and Harris Trust and Savings Bank, as Trustee (the "VDK Trustee"). The terms and conditions of the VDK Notes include those stated in the VDK Indenture and those made part of the VDK Indenture by reference to the Trust Indenture Act of 1939. Capitalized terms used in this "The VDK Notes" section and not otherwise defined have the meanings set forth in the VDK Indenture.

    The VDK Notes are unsecured senior subordinated obligations of the Company, limited to $100.0 million aggregate principal amount, and will mature on September 15, 2005. Each VDK Note bears interest at the rate of 12% per annum, payable semiannually on March 15 and September 15 of each year which commenced March 15, 1996 to holders of record at the close of business on the February 28 or August 31 immediately preceding the interest payment date. The Company has notified the VDK Trustee and the holders of the VDK Notes that (i) on July 31, 1998, the Company will redeem $35.0 million of principal of the VDK Notes with proceeds received from the Equity Offerings and (ii) on August 1, 1998, the Company will redeem the remaining $65.0 million of principal of the VDK Notes in connection with the Change of Control resulting from the Contribution Transaction.

    THE AURORA NOTES

    In addition to the VDK Notes, the Company has outstanding: (i) the 9 7/8% Series B Senior Subordinated Notes due 2007 (the "Aurora Series B Notes") issued under an Indenture, dated as of February 10, 1997 (the "Series B Indenture") between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), in connection with the MRS. BUTTERWORTH'S acquisition and (ii) the 9 7/8% Series D Senior Subordinated Notes due 2007 (the "Aurora Series D Notes", together with the Aurora Series B Notes, the "Aurora Notes") issued under an Indenture dated as of July 1, 1997 (the "Series D Indenture", together with the Series B Indenture, the "Aurora Indentures") between the Company and the Trustee in connection with the LOG CABIN acquisition. The terms and conditions of the Aurora Notes include those stated in each of the Aurora Indentures and those made part of the Aurora Indentures by reference to the Trust Indenture Act of 1939 as in effect on the date of each of the Aurora Indentures. Capitalized terms used in this "--The Aurora Notes" section and not otherwise defined have the meanings set forth in the Aurora Indentures which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    The Aurora Notes are unsecured senior subordinated obligations of the Company, limited to $200.0 million aggregate principal amount, and will mature on February 15, 2007. Each Note bears interest at the rate of 9 7/8% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually on February 15 and August 15 of each year to holders of record at the close of business on the February 1 or August 1 immediately preceding the interest payment date.

    OPTIONAL REDEMPTION. Except as set forth below, the Aurora Notes are not redeemable at the option of the Company prior to February 15, 2002. On and after such date, the Aurora Notes will be redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each holder of Aurora Notes to be redeemed, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    If redeemed during the 12-month period commencing on February 15 of the years set forth below:

Period                                      Redemption Price
------------------------------------------  ----------------

2002......................................       104.9375%

2003......................................       103.2917%

2004......................................       101.6458%

2005 and thereafter.......................       100.0000%

    In addition, at any time and from time to time prior to February 15, 2000, the Company may redeem up to $35.0 million of the aggregate principal amount of the Aurora Series B Notes and up to $35.0 million of the aggregate principal amount of the Aurora Series D Notes with the cash proceeds of one or more Equity Offerings (as defined in the Aurora Indentures) received by, or invested in, the Company at a redemption price (expressed as a percentage of principal amount) of 109.875%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least $65.0 million of the aggregate principal amount of each of the Aurora Series B Notes and Aurora Series D Notes remain outstanding after each such redemption.

    At any time on or prior to February 15, 2002, each of the Aurora Series B Notes and Aurora Series D Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control upon not less than 30 days or no more than 60 days prior notice (but in no event more than 90 days after the occurance of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    RANKING. The payment of Indebtedness evidenced by, and all other obligations in respect of, the Aurora Notes is subordinated in right of payment, as set forth in the Aurora Indentures, to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Company. The Aurora Indentures provide that in the event of an Asset Disposition by the Company, the proceeds of the Asset Disposition will be applied to repurchase the Aurora Series B Notes prior to any repurchase of the Aurora Series D Notes. Although the Aurora Indentures contain limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.

    Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Aurora Notes in accordance with the provisions of the Aurora Indentures. The Aurora Notes will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Aurora Indentures that it will not Incur, directly or indirectly, any indebtedness, that is subordinate or junior in ranking in any respect to Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control each holder of the Aurora Notes will have the right to require the Company to repurchase all or any part of such holder's Aurora Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    CERTAIN COVENANTS. The Aurora Indentures impose certain affirmative covenants and other requirements on the Company, including the reporting of financial and other information to the Trustee.

    The Aurora Indentures also contain certain negative covenants that include, among others things: (i) limitations on the amount of Indebtedness the Company and its Subsidiaries may incur, (ii) limitations on certain payments the Company and its Subsidiaries may make, (iii) limitations on restrictions on distributions from Subsidiaries, (iv) limitations on sales of assets by the Company and its Subsidiaries, (v) limitations on Affiliate Transactions, (vi) limitations on the sale of Subsidiary Capital Stock, (vii) limitations on the lines of business the Company and its Subsidiaries may engage in, and (viii) limitations on the Company's ability to merge or consolidate or transfer all or substantially all of the assets of the Company.

    EVENTS OF DEFAULT. An Event of Default under the Aurora Indentures includes among other things (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations with respect to mergers, consolidations, and transfers of all or substantially all of the assets of the Company under "--Certain Covenants" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the Change of Control provisions contained in the Aurora Indentures or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Aurora Notes which shall constitute an Event of Default under clause (ii) above), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Aurora Indentures, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million and such default shall not have been cured or such acceleration rescinded within a 10-day period, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary, (viii) any judgment or decree for the payment of money in excess of $5 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable, or (ix) the failure of any Security Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Security Guarantor of its obligations under the Aurora Indentures or any Security Guarantee if such default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default under the Series B Indenture or the Series D Indenture until the Trustee or the holders of at least 25% in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, may declare by notice to the Company the principal of and accrued and unpaid interest on all the Aurora Series B Notes or Aurora Series D Notes, as the case may be, to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Aurora Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Aurora Series B Notes or Aurora Series D Notes, as the case may be, may rescind any such acceleration with respect to the Aurora Notes and its consequences.

                              DESCRIPTION OF NOTES

GENERAL

    The New Notes will be be issued, and the Old Notes were issued, under an Indenture, to be dated as of July 1, 1998 (the "Indenture"), between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Capitalized terms used herein and not otherwise defined have the meanings set forth in "--Certain Definitions".

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, except that, at the option of the Company, payment of interest may be made by check mailed to the address of the holders as such address appears in the Note Register. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture. See "The Exchange Offer" and "Old Notes Exchange and Registration Rights Agreement."

    The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF NOTES

    The Notes are unsecured senior subordinated obligations of the Company, limited to $200.0 million aggregate principal amount, and will mature on July 1, 2008. Each Note will bear interest at the rate per annum shown on the front cover of this Prospectus from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semi-annually on January 1 and July 1 of each year commencing January 1, 1999 to holders of record at the close of business on the December 15 or June 15 immediately preceding the interest payment date.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes are not redeemable at the option of the Company prior to July 1, 2003. On and after such date, the Notes are redeemable, at the Company's option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to the registered address of each holder of Notes to be redeemed, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

        If redeemed during the 12 month period commencing on July 1 of the years set forth below:

PERIOD                                                                            REDEMPTION PRICE
--------------------------------------------------------------------------------  ----------------
2003............................................................................         104.375%
2004............................................................................         102.917%
2005............................................................................         101.458%
2006 and thereafter.............................................................        100.0000%

    In addition, at any time and from time to time prior to July 1, 2001, the Company may redeem up to $70.0 million of the aggregate principal amount of Notes with the cash proceeds of one or more Subsequent Equity Offerings received by, or invested in, the Company at a redemption price (expressed as a percentage of principal amount) of 108.75%, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $130.0 million of the aggregate principal amount of the Notes remain outstanding after each such redemption, provided, further, that each such redemption occurs within 90 days of the date of closing of each such Subsequent Equity Offering.

    At any time on or prior to July 1, 2003, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at July 1, 2003 (such redemption price being described under "--Optional Redemption") plus (2) all required interest payments due on such Note through July 1, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to July 1, 2003; provided, however, that if the period from the Redemption Date to July 1, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

RANKING

    The payment of Indebtedness evidenced by, and all other obligations in respect of, the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents when due of all Senior Indebtedness of the Company. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any Senior Indebtedness or subject to the restrictions described herein. At March 28, 1998 on a pro forma basis after giving effect to the Equity Offerings and the Refinancings, the Company would have $306.8 million of Senior Indebtedness outstanding (excluding unused revolving credit commitments of $93.2 million under the Senior Credit Facilities). Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Indebtedness".

    "Senior Indebtedness" means the principal of, premium (if any), and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, the Bank Indebtedness and all other Indebtedness of the Company, whether

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outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness will not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations or (v) any Capital Stock.

    Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank PARI PASSU with the Existing Notes and all other Senior Subordinated Indebtedness of the Company. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

    The Company may not pay principal of, premium (if any), or interest on, or liquidated damages with respect to, or make any payment on account of any other obligations with respect to, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise purchase or retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay any such amounts without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay any amounts in respect of the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash or Cash Equivalents). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360 day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash

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Equivalents of the Senior Indebtedness before the holders of the Notes are entitled to receive any payment, and until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each holder of the Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company (for purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a Person (the "specified corporation") held by any other Person (the "parent corporation") if such other person "beneficially owns" (as defined in this clause (i)), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as defined in this clause (i)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or
(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

    Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Notes in connection with such Change of Control, the Company shall

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mail a notice to each holder of record of the Notes with a copy to the Trustee stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date); (ii) the circumstances and relevant facts and financial information concerning such Change of Control; (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (iv) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes purchased.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

    The occurrence of certain of the events that would constitute a Change of Control would constitute a default under the Senior Credit Agreement. Future Senior Indebtedness of the Company and its Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. The occurrence of the events that would constitute a Change of Control would also constitute a "Change of Control" under the Existing Indentures. In such a case, the Company would be subject to the same obligations with respect to the Existing Notes as the Company would be subject to with the Notes. Moreover, the exercise by the holders of their right to require the Company to repurchase the Existing Notes and the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement generally prohibit the Company's prepayment of the Existing Notes and the Notes prior to their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any other Senior Indebtedness containing similar restrictions or obtain requisite consents or waivers, as described above, the Company will be unable to fulfill its repurchase obligations if holders of the Existing Notes and the Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

CERTAIN COVENANTS

    The Indenture contains certain covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) The Company shall not, and shall not permit any of its Subsidiaries to, Incur any Indebtedness; provided, however, that the Company and any of its Subsidiaries may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.00:1.00.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Subsidiaries may Incur the following Indebtedness: (i) Bank Indebtedness; provided that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (i) does not exceed an amount outstanding at any time equal to $400 million less the aggregate amount of permanent reductions of commitments to extend credit thereunder and repayments of principal thereof (without duplication of repayments required as a result of such reductions of commitments); (ii) Indebtedness (A) of the Company to any Wholly-Owned Subsidiary and (B) of any Subsidiary to the Company or any Wholly-Owned Subsidiary; (iii) Indebtedness represented by the Notes, any Indebtedness (other than the Indebtedness described in clauses (i)-(ii) above) outstanding on the date of the Indenture (including, without limitation, the Existing Notes) and any Refinancing

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Indebtedness Incurred in respect of any Indebtedness described in this clause
(iii) or this paragraph (b); (iv) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) above;
(v) Indebtedness under Currency Agreements and Interest Rate Agreements which are entered into for bona fide hedging purposes of the Company or its Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Subsidiaries on customary terms entered into in the ordinary course of business; (vi) Indebtedness of the Company attributable to Capitalized Lease Obligations, or Incurred to finance the acquisition, construction or improvement of fixed or capital assets, or constituting Attributable Indebtedness in respect of Sale/Leaseback Transactions, in an aggregate principal amount at any one time outstanding not in excess of $10.0 million; and (vii) Indebtedness of the Company or any of its Subsidiaries (which may comprise Bank Indebtedness) in an aggregate principal amount at any time outstanding not in excess of $15.0 million.

    (c) Notwithstanding any other provision of this covenant, the Company shall not Incur any Indebtedness (i) pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations or (ii) pursuant to paragraph (a) or (b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

    (d) The Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) and (B) dividends or distributions payable to the Company or another Subsidiary (and, if such Subsidiary is not a Wholly-Owned Subsidiary, to its other stockholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Subsidiary held by Persons other than the Company or another Subsidiary,
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or
(2) the Company could not Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) under "Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) or made subsequent to the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such

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deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other cash contributions to its capital on or subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); (C) aggregate Net Cash Proceeds from the issue or sale of its Capital Stock to an employee stock ownership plan or similar trust, provided, however, that if such plan or trust Incurs any Indebtedness to or Guaranteed by the Company to finance the acquisition of such Capital Stock, such aggregate amount shall be limited to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made by such plan or trust with respect to Indebtedness Incurred by it to finance the purchase of such Capital Stock; and (D) the amount by which Indebtedness of the Company or its Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property, distributed by the Company or any Subsidiary upon such conversion or exchange).

    (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under "Limitation on Sales of Assets and Subsidiary Stock" below; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) amounts expended by the Company to repurchase Capital Stock of the Company owned by employees (including former employees) of the Company or its Subsidiaries or their assigns, estates and heirs; provided that the aggregate amount paid, loaned or advanced pursuant to this clause (v) shall not, in the aggregate, exceed the sum of $5.0 million plus any amounts received by the Company as a result of resales of such repurchased shares of Capital Stock; or (vi) any repurchase of equity interest deemed to occur upon exercise of stock options if such equity interests represent a portion of the exercise price of such options.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company; except: (A) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date, including those arising under the Senior Credit Documents; (B) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Subsidiary prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary was acquired by the Company); (C) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (A) or (B) or this clause (C) or contained in any amendment, supplement or modification (including an amendment and restatement) to an agreement referred to in clauses (A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment taken as a whole are no less favorable to the holders of the Notes in any material respect than encumbrances and restrictions contained in such agreements; (D) in the case of clause (iii), any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by the Indenture, or (3) contained in security agreements securing Indebtedness of a Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements; (E) any such restriction imposed by applicable law; (F) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition; and (G) purchase obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired.

    LIMITATION ON SALES OF ASSETS. (a) The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless (i) the Company or such Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 85% of the consideration thereof received by the Company or such Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary with Net Available Cash received by the Company or another Subsidiary) within one year after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to purchase the Existing Notes pursuant and subject to the conditions of the Existing Indentures to the noteholders thereof at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to make an offer to purchase the Notes and other Senior Subordinated Indebtedness (other than the Existing Notes) at the time outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes") at 100% of the principal amount thereof (or 100% of the accreted value of such Pari Passu Notes if such Pari Passu Notes were issued at a discount) plus accrued and unpaid interest, if any, to the date of purchase; and
(E) fifth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B), (C) and (D), to (x) acquire Additional Assets (other than Indebtedness and Capital Stock) or (y) prepay, repay or purchase Indebtedness of the Company (other than Indebtedness owed to an Affiliate of the Company and other than Disqualified Stock of the Company) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or an Affiliate of the Company), in each case described in this clause (E) within one year from the receipt of such Net Available Cash or, if the Company has made an Offer pursuant to clause (D), six months from the date such Offer is consummated; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (C), (D) or (E) above, the Company or such Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $5.0 million. The Company shall not be required to make an offer for Notes and Pari Passu Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A), (B) and (C)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    For the purposes of this covenant, the following will be deemed to be cash:
(x) the assumption of Indebtedness (other than Disqualified Stock) of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and
(y) securities received by the Company or any Subsidiary of the Company from the transferee that are promptly converted by the Company or such Subsidiary into cash.

    (b) In the event of an Asset Disposition that requires the purchase of Notes and Pari Passu Notes pursuant to clause (a)(iii)(D), the Company will be required to apply the Net Available Cash available therefor to the purchase of the Notes and any Pari Passu Notes as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Net Available Cash multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount (or accreted value, as the case may be) of the Pari Passu Notes at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase and (B) the Company will make an offer to purchase any Pari Passu Notes (a "Pari Passu Offer") in an amount equal to the excess of such Net Available Cash over the Note Amount at a purchase price of 100% of the principal amount (or accreted value, as the case may be) thereof plus accrued and unpaid interest, if any, to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in the documentation governing such Pari Passu Notes with respect to the Pari Passu Offer. If the aggregate purchase price of the Notes and Pari Passu Notes tendered pursuant to the Offer and the Pari Passu Offer is less than such Net Available Cash, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(E) above.

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

    LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.5 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such

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Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

    (b) The provisions of the foregoing paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments" (and in the case of Permitted Investments, only those described in clauses (v), (vi) and (ix) of the definition of Permitted Investments), (ii) the performance of the Company's or Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to, and indemnity provided on behalf of, employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries, (vi) the payment of fees under the Agreements dated as of April 8, 1998 between the Company and Dartford Partnership L.L.C., Fenway Partners, Inc. and an affiliate of McCown De Leeuw & Co., respectively, as in effect on the Issue Date and (vii) payments of up to $800,000 per year to Dartford Partnership L.L.C. as reimbursement of corporate headquarters expenses and rent for space leased by Dartford Partnership L.L.C. and used by the Company as corporate headquarters.

    LIMITATION ON SALE OF SUBSIDIARY CAPITAL STOCK. The Company (i) will not, and will not permit any Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Subsidiary to any Person (other than to the Company or a Wholly-Owned Subsidiary) and (ii) will not permit any Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Subsidiary; provided, however, that the foregoing shall not prohibit such conveyance, sale, lease or other disposition of all the Capital Stock of a Subsidiary if the net cash proceeds from such transfer, conveyance, sale, lease, other disposition or issuance are applied in accordance with the covenant described above under "--Limitation on Sales of Assets".

    SEC REPORTS. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, and within 15 days after such reports are filed, provide the Trustee and the holders (at their addresses as set forth in the register of Notes) with the annual reports and the information, documents and other reports which are otherwise required pursuant to Section 13 and 15(d) of the Exchange Act, for so long as the Notes are outstanding the Company shall furnish to the Trustee and the holders, promptly upon their becoming available, copies of the Company's annual report to stockholders and any other information provided by the Company to its public stockholders generally.

    FUTURE NOTE GUARANTORS. The Company will cause each Subsidiary which Incurs Indebtedness or which is a guarantor of Indebtedness Incurred pursuant to clause
(b)(i) of the covenant described under "--Limitation on Indebtedness" to execute and deliver to the Trustee a Note Guarantee pursuant to which such Subsidiary will Guarantee, jointly and severally, to the holders and the Trustee, subject to subordination provisions substantially the same as those described above, the full and prompt payment of the Notes in the Indenture. Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Note Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Existing Indentures contain similar provisions with respect to the Existing Notes.

    LIMITATION ON LINES OF BUSINESS. The Company will not, and will not permit any Subsidiary to, engage in any business, other than the food business and such other business activities which are incidental or related thereto.

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    MERGER AND CONSOLIDATION.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of "--Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Company will have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor, the Company, in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

    Notwithstanding the foregoing clauses (ii), (iii) and (iv), (1) any Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Wholly-Owned Subsidiary of the Company and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

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EVENTS OF DEFAULT

    An Event of Default is defined in the Indenture as (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) the failure by the Company to comply with its obligations under "--Merger and Consolidation" above, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under covenants described under "Certain Covenants" above (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above), other than "--Merger and Consolidation", (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million and such default shall not have been cured or such acceleration rescinded within a 10-day period (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any judgment or decree for the payment of money in excess of $10.0 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision") or (ix) the failure of any Note Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Note Guarantor of its obligations under the Indenture or any Note Guarantee if such default continues for 10 days. However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee

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
determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of the Notes, (vii) impair the right of any holder to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes or (viii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

    Without the consent of any holder, the Company and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

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DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under covenants described under "Certain Covenants" (other than "Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "Events of Default" above and the limitations contained in clauses (iii) and
(iv) under "Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Subsidiaries), (viii) or (ix) under "Events of Default" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants--Merger and Consolidation" above.

    In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    Wilmington Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

    "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Subsidiary is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly,

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whether through the ownership of voting securities, by contract or otherwise;
and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock", "--Limitation on Restricted Payments" and "--Limitation on Affiliate Transactions" only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or a Wholly-Owned Subsidiary or by the Company or a Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory or Temporary Cash Investments in the ordinary course of business, (iii) a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) the sale of other assets so long as the fair market value of the assets disposed of pursuant to this clause (iv) does not exceed $2.5 million in the aggregate in any fiscal year, (v) for the purposes of the covenant described under "Certain Covenants--Limitation on Sales of Assets" only, a disposition subject to the covenant described under "--Limitation on Restricted Payments" and (vi) the disposition of all or substantially all of the assets of the Company in the manner permitted pursuant to the provisions described under the caption "--Merger and Consolidation" or any disposition that constitutes a Change of Control pursuant to the Indenture.

    "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Documents and any Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) Indebtedness under such Senior Credit Documents including Indebtedness that refinances such Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof (including, without limitation, cash collateralization of letters of credit).

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

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    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

    "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government, or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition; (ii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; (iii) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any domestic commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Group, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having capital and surplus in excess of $500.0 million; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i), (ii) and (iii) entered into with any bank meeting the qualifications specified in clause (iii) above; (v) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within 270 days after the date of acquisition thereof; and (vi) interests in any investment company which invests solely in instruments of the type specified in clauses (i) through (v) above.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus, to the extent deducted in calculating such Consolidated Net Income, (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, in each case for such period,
(v) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period), and (vi) for the period ending on the first anniversary of the Issue Date only, non-recurring relocation and start-up expenses not in excess of $16.5 million, in each case for such period, and minus, to the extent not already deducted in calculating Consolidated Net Income, (i) the aggregate amount of "earnout" payments paid in cash during such period in connection with acquisitions previously made by the Company and (ii) non-cash items increasing Consolidated Net Income for such period.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any of its Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise

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discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any of its Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any of its Subsidiaries (by merger or otherwise) shall have made an Investment in any Subsidiary of the Company (or any Person which becomes a Subsidiary of the Company) or an acquisition of assets, including any Investment in a Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness and including pro forma expenses and cost reductions) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Subsidiary of the Company or was merged with or into the Company or any Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and imputed interest with respect to Attributable Indebtedness, (ii) amortization of debt discount and debt issuance cost (other than those debt discounts and debt issuance costs incurred on the Issue Date), (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,
(vii) net costs associated with Currency Agreements and Interest Rate Agreements (including amortization of fees), (viii) the product of (A) all Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such

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plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $5.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to 123 days after the Stated Maturity of the Notes.

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    "Equity Investors" means Fenway Partners Capital Fund, L.P., McCown De Leeuw
& Co. III, L.P., McCown De Leeuw & Co. III (Europe), L.P., McCown De Leeuw & Co. III (Asia), L.P. Gamma Fund LLC, McCown De Leeuw & Co. IV, L.P., McCown DeLeeuw
& Co. IV Associates, L.P., Delta Fund LLC, California Public Employees
Retirement System, Dartford Partnership L.L.C., Tiger Oats Limited and UBS Capital LLC.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Existing Indentures" means the Indenture dated as of September 15, 1995 between the Company and Harris Trust and Savings Bank, as trustee, the Indenture dated as of February 10, 1997 between the Company and Wilmington Trust Company, as trustee, and the Indenture dated as of July 1, 1997 between the Company and Wilmington Trust Company, as trustee, in each case, as the same may have been and may from time to time be amended, modified or supplemented.

    "Existing Notes" means the Company's 12% Senior Subordinated Notes due 2005, 9 7/8% Series B Senior Subordinated Noes due 2007 and 9 7/8% Series D Senior Subordinated Notes due 2007.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

    "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than contingent or "earn-out" payment obligations and Trade Payables

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
and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations of such Person under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above as such amount would be reflected on a balance sheet in accordance with GAAP and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

    "Issue Date" means the date on which the Old Notes were originally issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Subsidiary of the Company after such Asset Disposition and (v) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net

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
Available Cash shall be increased by any portion of funds therein released to the Company or any Subsidiary.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

    "Note Guarantee" means any guarantee which may from time to time be executed and delivered by a Subsidiary of the Company pursuant to the provisions of the covenant described under "Certain Covenants --Future Note Guarantors." Each such Note Guarantee will have subordination provisions equivalent to those contained in the Indenture.

    "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

    "Officer" means the Chairman of the Board, Chief Executive Officer, the President, the Vice Chairman, any Vice President, the Treasurer, the Chief Financial Officer or the Secretary of the Company.

    "Officers' Certificate" means a certificate signed by an Officer.

    "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Permitted Holders" means the Equity Investors and their respective Affiliates.

    "Permitted Investment" means (i) any Investment in a Subsidiary of the Company or a Person which will, upon making such Investment, become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business; (ii) any Investment in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business; (iii) any Investment in Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) Investments the payment for which consists exclusively of equity securities (exclusive of Disqualified Stock) of the Company; (ix) loans or advances to employees and directors to purchase equity securities of the Company; provided that the aggregate amount of such loans and advances shall not exceed $5.0 million at any time outstanding;
(x) any Investment in another Person to the extent such Investment is received by the Company or any Subsidiary as consideration for Asset Disposition effected in compliance with the covenant under "Limitations on Sales of Assets"; (xi) prepayment and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Subsidiaries;
(xii) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations; and (xiii) any Investment in another Person not to exceed in the aggregate $5.0 million at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the

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distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of a Note means the principal of the Note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

    "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary and Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that
(i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and plus reasonable fees and expenses in connection therewith); provided further that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

    "Related Business" means the food business and such other business activities which are incidental or related thereto.

    "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

    "SEC" or "Commission" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Senior Credit Agreement" means the Credit Agreement dated as of July 1, 1998, among the Company, the lenders parties thereto, The Chase Manhattan Bank, as administrative agent, Chase Securities Inc., as arranging agent, National Westminster Bank PLC as syndication agent and Swiss Bank Corporation as documentation agent.

    "Senior Credit Documents" means the collective reference to the Senior Credit Agreement, the notes issued pursuant thereto and the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, the Collateral Account Agreement and the Patent and Trademark Security Agreement (each as defined in the Senior Credit Agreement) and each of the mortgages and other security agreements, guarantees and other instruments and documents executed and delivered pursuant to any of the foregoing or the Senior Credit Agreement, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amounts of available borrowing thereunder provided that such increase in borrowing is permitted by the covenant described under the caption "--Limitation on Indebtedness" or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

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
    "Senior Subordinated Indebtedness" means the Notes, the Existing Notes and any other Indebtedness of the Company that ranks pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

    "Subsequent Equity Offering" means any public or private sales of equity securities (excluding Disqualified Stock) of the Company after the Issue Date.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

    "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

    "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

    "Wholly-Owned Subsidiary" means a Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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
                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    In the opinion of White & Case LLP, special tax counsel to the Company, the following is a description of the material U.S. federal income tax consequences relating to the exchange of Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, all as in effect and available as of the date hereof and all of which are subject to change (possibly on a retroactive basis) or different interpretation. The opinion of White & Case LLP, is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will not challenge one or more of the tax consequences described herein, and the Company has not obtained, nor does it intend to obtain, a ruling from the Service with respect to the U.S. federal income tax consequences of the Offering. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances, the U.S. federal income tax consequences to certain types of holders subject to special treatment under the Code (for example, life insurance companies, tax exempt organizations, financial institutions, dealers or traders in securities or currencies, holders subject to the alternative minimum tax, holders holding (or that will hold) Notes as a part of a position in a "straddle" or as part of a "hedging," "conversion" or "integrated" transaction for U.S. federal income tax purposes, or holders with a "functional currency" other than the U.S. dollar) or the effect of any applicable U.S. federal estate and gift tax laws or state, local or foreign tax laws. Moreover, this description addresses only the U.S. federal income tax considerations of an initial purchaser that purchased Old Notes for their original issue price and holds such Old Notes or capital assets and will hold the New Notes as capital assets. INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES OF THE EXCHANGE OFFER UNDER U.S. FEDERAL AND APPLICABLE STATE, LOCAL AND OTHER TAX LAWS.

    For purposes of this summary, a "U.S. Holder" means a beneficial owner of Notes that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust or (v) a person that otherwise is subject to U.S. federal income tax on a net income basis with respect to the Notes.

EXCHANGE OFFER

    The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. A holder will not recognize gain or loss upon the receipt of New Notes pursuant to the Exchange Offer and a U.S. Holder will be required to include interest on the New Notes in gross income in the manner and to the extent interest income was includible under the Old Notes. A holder's holding period of the New Notes will include the holding period of the Old Notes exchanged therefor, and such holder's adjusted basis of the New Notes will be the same as the basis of the Old Notes exchanged therefor immediately before the exchange.

    THE FOREGOING DESCRIPTION IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER SHOULD CONSULT WITH ITS OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER WITH RESPECT TO THEIR PARTICULAR SITUATIONS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

              OLD NOTES EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

    The Company and the Initial Purchasers entered into the Exchange and Registration Rights Agreement on July 1, 1998. Pursuant to the Exchange and Registration Rights Agreement, the Company agreed to (i) file with the Commission on or prior to 45 days after the date of issuance of the Notes (the "Issue Date") a registration statement on Form S-1 or Form S-4, if the use of such form is then available (the "Exchange Offer Registration Statement") relating to a registered exchange offer (the "Exchange Offer") for the Notes under the Securities Act and (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 135 days after the Issue Date. As soon as practicable after the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes (the "New Notes") that are identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Company will keep the Exchange Offer open for not less than 30 days (or longer, if required by applicable law) after the date on which notice of the Exchange Offer is mailed to the holders of the Notes.

    If (i) because of any change in law or applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect the Exchange Offer as contemplated hereby, (ii) any Securities validly tendered pursuant to the Exchange Offer are not exchanged for Exchange Securities within 165 days after the Issue Date, (iii) any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer, (iv) any applicable law or interpretations do not permit any holder of Notes to participate in the Exchange Offer, (v) any holder of Old Notes that participates in the Exchange Offer does not receive freely transferable New Notes in exchange for tendered Old Notes, or (vi) the Company so elects, then the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Note has been exchanged for a freely transferable Exchange Note in the Exchange Offer; (ii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

    The Company will use its reasonable best efforts to have the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement (each, a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. Unless the Exchange Offer would not be permitted by a policy of the Commission, the Company will commence the Exchange Offer and will use its reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but in any event prior to 165 days after the Issue Date. If applicable, the Company will use its reasonable best efforts to keep the Shelf Registration Statement effective for a period of two years after the Issue Date.

    If (i) the applicable Registration Statement is not filed with the Commission on or prior to 45 days after the Issue Date; (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 135 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 165 days after the Issue Date or (iv) the Shelf Registration Statement is filed and declared effective within 135 days after the Issue Date but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 45 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the Notes constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed, the Exchanged Offer Registration Statement is declared effective and the Exchange Offer is consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Notes on semi-annual payment dates which correspond to interest payment dates for the Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

    The Exchange and Registration Rights Agreement also provides that the Company (i) shall make available for a period of 180 days after the consummation of the Exchange Offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such New Notes and (ii) shall pay all expenses incident to the Exchange Offer (including the expense of one counsel to the holders of the Notes) and will indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Exchange and Registration Rights Agreement (including certain indemnification rights and obligations).

    Each holder of Old Notes who wishes to exchange such Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any New Notes to be received by it will be acquired in the ordinary course of its business; (ii) it has no arrangement or understanding with any person to participate in the distribution of the New Notes and (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities (an "Exchanging Dealer"), it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

    Holders of the Old Notes will be required to make certain representations to the Company (as described above) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connect with such sales and will be bound by the provisions of the Exchange and Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

    For so long as the Notes are outstanding, the Company will continue to provide to holders of the Notes and to prospective purchasers of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

    The foregoing description of the Exchange and Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by reference to all provisions of the Exchange and Registration Rights Agreement which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                         BOOK-ENTRY; DELIVERY AND FORM

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTE

    Except as set forth below, the New Notes will be represented by one permanent global registered note in global form, without interest coupons (the "Global Note"). The Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

    The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Company nor the Initial Purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

    DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

    The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

    The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by the Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by the Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

    So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Note will not be entitled to have Notes represented by the Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or the Global Note. The Company understands that under existing industry practice, in the event that the Company requests any action of holders of Notes, or a holder that is an owner of a beneficial interest in the Global Note desires to take any action that DTC, as the holder of the Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

    Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by the Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in the Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in the Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

    Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Note, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

    Neither the Company nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Notes directly from the Company or (iii) broker-dealers who acquired Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such New Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with the Prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Exchange and Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers to use this Prospectus in connection with the resale of such New Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

    Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer--Purpose and Effect of the Exchange Offer". In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

    The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Exchange and Registration Rights Agreement.

                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for the Company by White & Case LLP, New York, New York.

                                    EXPERTS

    The financial statements of the Company as of December 27, 1997 and December 31, 1996 and for the year ended December 27, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of the MRS. BUTTERWORTH'S Business as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of VDK as of June 30, 1997 and June 29, 1996 and for the period September 19, 1995 through June 29, 1996 and for the year ended June 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The statements of equipment and goodwill as of June 30, 1997 and 1996 and the statements of direct revenues, direct expenses, and allocated selling expenses of the DUNCAN HINES Business of The Procter & Gamble Company for each of the three years in the period ended June 30, 1997, included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance on the report of such firm given on the authority of said firm as experts in accounting and auditing.

    The statements of assets to be acquired of the LOG CABIN Business, a component of Kraft Foods, Inc. as of December 28, 1996 and December 30, 1995 and the statements of operations for the years ended December 31, 1996, December 31, 1995 and December 31, 1994, included in this Prospectus have been so included in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined statements of income of Van de Kamp's and Frozen Dessert Product Lines of Pet Incorporated for the operating period July 1, 1995 through September 18, 1995 and the year ended June 30, 1995, included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
AURORA FOODS HOLDINGS INC.
    Report of Independent Accountants......................................................................        F-3
    Consolidated Balance Sheets as of December 31, 1996, December 27, 1997 and March 28, 1998
     (unaudited)...........................................................................................        F-4
    Consolidated Statements of Operations for the year ended December 27, 1997 and for the three months
     ended March 29, 1997 and March 28, 1998 (unaudited)...................................................        F-5
    Consolidated Statements of Changes in Stockholder's Equity for the year ended December 27, 1997 and for
     the three months ended March 28, 1998 (unaudited).....................................................        F-6
    Consolidated Statements of Cash Flows for the year ended December 27, 1997 and for the three months
     ended March 29, 1997 and March 28, 1998 (unaudited)...................................................        F-7
    Notes to Consolidated Financial Statements.............................................................        F-8

PREDECESSOR BUSINESS TO AURORA FOODS HOLDINGS INC.

MRS. BUTTERWORTH'S BUSINESS, A COMPONENT OF CONOPCO, INC.
    Report of Independent Accountants......................................................................       F-23
    Statement of Assets to be Acquired as of December 31, 1996.............................................       F-24
    Statements of Operations for the years ended December 31, 1995 and 1996................................       F-25
    Notes of Financial Statements..........................................................................       F-26

ACQUIRED BUSINESSES

VDK HOLDINGS, INC.
    Report of Independent Accountants......................................................................       F-30
    Consolidated Balance Sheet as of June 29, 1996, June 30, 1997 and March 31, 1998 (unaudited)...........       F-31
    Consolidated Statements of Operations for the operating period September 19, 1995 through June 29,
     1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1997 and 1998
     (unaudited)...........................................................................................       F-32
    Consolidated Statements of Changes in Stockholder's Equity for the period September 19,1995 through
     June 29, 1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1998
     (unaudited)...........................................................................................       F-33
    Consolidated Statements of Cash Flows for the operating period September 19, 1995 through June 29,
     1996, for the year ended June 30, 1997 and for the nine months ended March 31, 1997 and 1998
     (unaudited)...........................................................................................       F-34
    Notes to Consolidated Financial Statements.............................................................       F-35

DUNCAN HINES BUSINESS OF THE PROCTER & GAMBLE COMPANY
    Independent Auditors' Report...........................................................................       F-49
    Statements of Equipment and Goodwill as of June 30, 1996 and 1997, and December 31, 1997 (unaudited)...       F-50
    Statements of Direct Revenues and Direct Expenses and Allocated Selling Expense for the years ended
     June 30, 1997, 1996, and 1995 and for the six months ended December 31, 1997 and 1996 (unaudited).....       F-51
    Notes to Financial Statements..........................................................................       F-52

                                                                                                               PAGE
                                                                                                             ---------
LOG CABIN SYRUP BUSINESS, A COMPONENT OF KRAFT FOODS, INC.
    Report of Independent Accountants......................................................................       F-55
    Statements of Assets to be Acquired as of December 28, 1996 and December 30, 1995......................       F-56
    Statements of Operations for the years ended December 28, 1996, December 30, 1995 and December 31,
     1994..................................................................................................       F-57
    Notes to Financial Statements..........................................................................       F-58
    Statement of Operations for the six months ended June 28, 1997 (unaudited) and June 29, 1996
     (unaudited)...........................................................................................       F-63

PREDECESSOR BUSINESS TO VDK HOLDINGS, INC.

VAN DE KAMP'S AND FROZEN DESSERT PRODUCT LINES OF PET INCORPORATED
    Report of Independent Accountants......................................................................       F-64
    Combined Statements of Income for the operating period July 1, 1995 through September 18, 1995 and for
     the year ended June 30, 1995..........................................................................       F-65
    Notes to Combined Statements of Income.................................................................       F-66

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Aurora Foods Holdings Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statement of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Aurora Foods Holdings Inc. and its subsidiary (the Company) at December 27, 1997 and December 31, 1996 (commencement of operations), and the results of their operations and their cash flows for the year ended December 27, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

San Francisco, California
March 18, 1998

                           AURORA FOODS HOLDINGS INC.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                 COMMENCEMENT
                                                                                 OF OPERATIONS
                                                                 DECEMBER 27,    DECEMBER 31,
                                                                     1997            1996
                                                     MARCH 28,   -------------  ---------------
                                                       1998
                                                    -----------
                                                    (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents.......................   $  23,330     $   4,717       $   8,666
  Accounts receivable (net of $234 and $140
    allowance, respectively)......................      12,271        12,362          --
  Accounts receivable--other (Note 4).............      10,576         1,474             480
  Inventories (Note 5)............................      24,851         6,902           1,182
  Prepaid expenses and other assets...............       4,973         1,955               9
  Current deferred tax assets (Note 11)...........       8,537         2,966          --
                                                    -----------  -------------  ---------------
    Total current assets..........................      84,538        30,376          10,337

Property, plant and equipment, net (Note 6).......      45,031        14,075           5,206
Goodwill and other intangible assets, net (Note
  7)..............................................     717,956       315,241         111,358
Other assets......................................      22,026        13,047           3,995
                                                    -----------  -------------  ---------------
    Total assets..................................   $ 869,551     $ 372,739       $ 130,896
                                                    -----------  -------------  ---------------
                                                    -----------  -------------  ---------------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long term debt (Note 9)......   $   9,000     $   4,375       $  --
  Accounts payable................................      26,267         6,443          --
  Accrued liabilities (Note 8)....................      29,107        17,409           2,736
                                                    -----------  -------------  ---------------
    Total current liabilities.....................      64,374        28,227           2,736

Non-current deferred tax liabilities (Note 11)....       7,771         3,745          --
Senior secured revolving debt facility (Note 9)...      --            37,500          30,000
Senior secured term debt (Note 9).................     441,000        35,625          15,000
Senior subordinated notes (Note 9)................     202,377       202,419          50,000
                                                    -----------  -------------  ---------------
    Total liabilities.............................     715,522       307,516          97,736
                                                    -----------  -------------  ---------------
Stockholder's equity:
  Common stock, $0.01 par value; 3,000 shares
    authorized; 1,000 shares issued and
    outstanding...................................      --            --              --
  Paid-in capital.................................     218,191        64,203          33,270
  Promissory notes (Note 14)......................        (565)         (215)           (110)
  (Accumulated deficit) retained earnings.........     (63,597)        1,235          --
                                                    -----------  -------------  ---------------
    Total stockholder's equity....................     154,029        65,223          33,160
                                                    -----------  -------------  ---------------

Commitments and contingencies (Notes 12 and 16)

    Total liabilities and stockholder's equity....   $ 869,551     $ 372,739       $ 130,896
                                                    -----------  -------------  ---------------
                                                    -----------  -------------  ---------------

          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                         ------------------------   YEAR ENDED
                                                          MARCH 28,    MARCH 29,   DECEMBER 27,
                                                            1998         1997          1997
                                                         -----------  -----------  -------------
                                                               (UNAUDITED)
Net sales..............................................   $  89,385    $  21,253     $ 143,020
Cost of goods sold.....................................      37,734        7,167        45,729
                                                         -----------  -----------  -------------

  Gross profit.........................................      51,651       14,086        97,291
                                                         -----------  -----------  -------------

Brokerage, distribution and marketing expenses:
  Brokerage and distribution...........................       9,355        2,279        17,096
  Trade promotions.....................................      15,568        3,643        26,075
  Consumer marketing...................................       7,997        1,331        15,142
                                                         -----------  -----------  -------------
Total brokerage, distribution and marketing expenses...      32,920        7,253        58,313

Amortization of goodwill and other intangibles.........       4,597          828         5,938
Selling, general and administrative expenses...........       2,346        1,053         5,229
Incentive plan expense (Note 15).......................      60,000           --         2,300
Transition expenses (Note 10)..........................       1,926          126         2,113
                                                         -----------  -----------  -------------
Total operating expenses...............................     101,789        9,260        73,893
                                                         -----------  -----------  -------------

    Operating (loss) income............................     (50,138)       4,826        23,398

Interest income........................................        (223)         (32)         (151)
Interest expense.......................................      12,837        2,654        18,393
Amortization of deferred financing expense.............         513        2,313         3,059
Other bank and financing expenses......................          51            9            83
                                                         -----------  -----------  -------------

    (Loss) income before income taxes..................     (63,316)        (118)        2,014
Income tax (benefit) expense (Note 11).................        (360)         (47)          779
                                                         -----------  -----------  -------------
    Net (loss) income before extraordinary item........     (62,956)         (71)        1,235
Extraordinary loss on early extinguishment of debt, net
  of tax of $1,184.....................................       1,876       --            --
                                                         -----------  -----------  -------------
Net (loss) income......................................   $ (64,832)   $     (71)    $   1,235
                                                         -----------  -----------  -------------
                                                         -----------  -----------  -------------
Basic and diluted (loss) earnings per share before
  extraordinary item...................................   $     (63)   $  --         $       1
Extraordinary item per share...........................          (2)      --            --
                                                         -----------  -----------  -------------
Basic and diluted (loss) earnings per share............   $     (65)   $  --         $       1
                                                         -----------  -----------  -------------
                                                         -----------  -----------  -------------
Weighted average number of shares outstanding..........           1            1             1
                                                         -----------  -----------  -------------
                                                         -----------  -----------  -------------

          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                              RETAINED
                                     COMMON                                   EARNINGS
                                      STOCK       PAID-IN     PROMISSORY    (ACCUMULATED
                                     SHARES       CAPITAL        NOTES        DEFICIT)       TOTAL
                                   -----------  -----------  -------------  -------------  ---------
Balance at December 31, 1996.....       1,000    $  33,270     $    (110)     $  --        $  33,160
Capital contribution.............      --           28,633          (125)        --           28,508
Payments on officer promissory
  notes (Note 14)................      --           --                20         --               20
Incentive plan expense
  (Note 15)......................      --            2,300        --             --            2,300
Net income.......................      --           --            --              1,235        1,235
                                        -----   -----------       ------    -------------  ---------
Balance at December 27, 1997.....       1,000       64,203          (215)         1,235       65,223
Capital contribution
  (unaudited)....................      --           93,988          (366)        --           93,622
Payments on officer promissory
  notes (Note 14) (unaudited)....      --           --                16         --               16
Incentive plan expense
  (unaudited)....................      --           60,000        --             --           60,000
Net loss (unaudited).............      --           --            --            (64,832)     (64,832)
                                        -----   -----------       ------    -------------  ---------
Balance at March 28, 1998
  (unaudited)....................       1,000    $ 218,191     $    (565)     $ (63,597)   $ 154,029
                                        -----   -----------       ------    -------------  ---------
                                        -----   -----------       ------    -------------  ---------

          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                         ------------------------   YEAR ENDED
                                                          MARCH 28,    MARCH 29,   DECEMBER 27,
                                                            1998         1997          1997
                                                         -----------  -----------  -------------
                                                               (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income....................................   $ (64,832)   $     (71)    $   1,235
  Early extinguishment of debt, net of tax.............       1,876       --            --
  Adjustments to reconcile net (loss) income to cash
  provided by (used in) operating activities:
    Depreciation and amortization......................       6,140        3,274        10,057
    Deferred income taxes..............................        (360)        (177)          779
    Incentive plan expense (Note 15)...................      60,000       --             2,300
    Change in assets and liabilities, net of effects of
    businesses acquired:
      Decrease (increase) in accounts receivable.......          91       (5,510)      (12,362)
      Decrease (increase) in accounts
      receivable--other................................         898       (3,183)         (994)
      (Increase) decrease in inventories...............     (17,949)          18         2,975
      Increase in prepaid expenses and other assets....      (3,018)          (9)       (1,946)
      Increase in accounts payable.....................      19,824       --             6,443
      Increase in accrued liabilities..................      11,698        5,117        14,624
                                                         -----------  -----------  -------------
Net cash provided by (used in) operating activities....      14,368         (541)       23,111
                                                         -----------  -----------  -------------
Cash flows from investing activities:
  Additions to property, plant and equipment...........      (1,511)         (96)       (2,411)
  Asset dispositions...................................         330       --            --
  Additions to other non-current assets................         (90)         (49)         (925)
  Payment for acquisition of businesses (Note 3).......    (448,121)      --          (225,930)
                                                         -----------  -----------  -------------
Net cash used in investing activities..................    (449,392)        (145)     (229,266)
                                                         -----------  -----------  -------------
Cash flows from financing activities:
  Proceeds from senior secured revolving and term debt
  (Note 9).............................................     450,000       --            90,000
  Proceeds from senior subordinated notes (Note 9).....      --          100,000       202,500
  Repayment of borrowings..............................     (77,500)     (95,000)     (107,500)
  Capital contributions, net of officer promissory
  notes................................................      93,638       --            28,500
  Debt issuance costs..................................     (12,501)      (4,951)      (11,294)
                                                         -----------  -----------  -------------
Net cash provided by financing activities..............     453,637           49       202,206
                                                         -----------  -----------  -------------
Increase (decrease) in cash and cash equivalents.......      18,613         (637)       (3,949)
Cash and cash equivalents, beginning of period.........       4,717        8,666         8,666
                                                         -----------  -----------  -------------
Cash and cash equivalents, end of period...............   $  23,330    $   8,029     $   4,717
                                                         -----------  -----------  -------------
                                                         -----------  -----------  -------------
Supplemental Cash Flow Disclosure:
  Cash paid for interest...............................   $  11,154    $   1,211     $  10,091
                                                         -----------  -----------  -------------
                                                         -----------  -----------  -------------

          See accompanying notes to consolidated financial statements.

                           AURORA FOODS HOLDINGS INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1--THE COMPANY

    ORGANIZATION

    Aurora Foods Holdings Inc. ("Holdings" and together with its subsidiary the "Company"), a Delaware corporation, is a privately held food company. Holdings owns 100% of its direct subsidiary, Aurora Foods Inc. ("Foods"), also a Delaware corporation. Holdings is wholly-owned by MBW Investors LLC ("MBW LLC"), a Delaware limited liability company. The Company commenced operations on December 31, 1996, when it acquired the Mrs. Butterworth's syrup and pancake business ("MBW") (Note 3) from Conopco, Inc., a subsidiary of Unilever United States, Inc. ("Conopco" or the "Predecessor"). On July 1, 1997, the Company acquired substantially all the assets of the Log Cabin syrup business ("LC") from Kraft Foods, Inc. ("Kraft") (Note 3). Foods holds all of the Company's operations and debt. Holdings has no assets other than its investment in Foods. See Subsequent Events (Note 17).

    OPERATIONS

    The Company produces and markets syrup and pancake mix products that are sold across the United States. The products are manufactured under temporary co-packing agreements with Conopco and Kraft and under long-term co-packing agreements with third parties. The Company's manufacturing equipment has been or will be installed at certain facilities of these third parties. The principal trademarks under which the products are sold are Mrs.
Butterworth's-Registered Trademark- and Log Cabin-Registered Trademark-.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of Holdings and its subsidiary. All significant intercompany transactions and balances have been eliminated. The policies utilized by the Company in the preparation of the financial statements conform to generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual amounts could differ from these estimates and assumptions. The Company uses the accrual basis of accounting in the preparation of its financial statements.

    FISCAL YEAR

    The Company's fiscal year ends on the last Saturday of December. Accordingly, the results of operations reflect activity for the period from December 31, 1996 (commencement of operations) through December 27, 1997. The balance sheet as of December 31, 1996 reflects the acquisition of the business from Conopco as of that date but prior to the commencement of operations.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

    INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in first-out (FIFO) method. Inventories include the cost of contract manufacturers' raw materials, packaging, labor and manufacturing overhead.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation.Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets ranging from three to fifteen years. Costs which improve an asset or extend its useful life are capitalized, while repairs and maintenance costs are expensed as incurred.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets include goodwill, trademarks and various identifiable intangible assets purchased by the Company. Goodwill is being amortized over forty years using the straight-line method. Other intangible assets are being amortized using the straight-line method over periods ranging from five to forty years.

    IMPAIRMENT OF LONG-LIVED ASSETS

    Upon commencement of operations, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down would be recorded, measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. Management believes that there has been no impairment at December 27, 1997.

    OTHER ASSETS

    Other assets consist of deferred loan acquisition costs, systems software, and other miscellaneous assets. Deferred loan acquisition costs of the senior subordinated notes and senior secured term debt are being amortized using the interest method over the terms of the respective notes and debt. Aggregate amortization of deferred loan acquisition costs and other assets charged against income in the year ended December 27, 1997 was $3.1 million.

    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    For purposes of financial reporting, the Company has determined that the fair value of financial instruments, other than the senior subordinated notes, approximates book value at December 27, 1997.The fair market value of the senior subordinated notes at December 27, 1997, based on quoted market prices, was $210.5 million.

    CONCENTRATION OF CREDIT RISK

    The Company sells its products to supermarkets and other retail channels. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and had no significant concentration of credit risk at December 27, 1997.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company records income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". This method of accounting for income taxes uses an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

    ADVERTISING

    Costs related to advertising the Company's products are expensed as incurred, or expensed ratably over the fiscal year in relation to revenues depending on the nature of such costs. Advertising expense for the year ended December 27, 1997 was $4.1 million.

    UNAUDITED INTERIM INFORMATION

    The interim financial data as of March 28, 1998, and for the three months ended March 28, 1998 and March 29, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results for the interim periods.

NOTE 3--BUSINESS ACQUISITIONS

    MRS. BUTTERWORTH'S

    At the close of business on December 31, 1996, the Company acquired substantially all the assets of Mrs. Butterworth's syrup and pancake business from Conopco.The Company manufactures its products under co-packing agreements with third parties.

    The Company acquired the inventories, manufacturing equipment and intangible assets of MBW for a purchase price of $114.1 million. The purchase agreement contains customary representations, warranties and covenants by each of Conopco and the Company. The acquisition was accounted for by using the purchase method of accounting.

    The acquisition was financed by (i) a net capital contribution from MBW LLC of approximately $33.2 million, (ii) term loans of $15.0 million and revolving loans of $30.0 million borrowed under a $60.0 million senior secured debt facility, and (iii) loans of $50.0 million borrowed under a senior subordinated debt facility.On February 10, 1997, the senior subordinated debt facility of $50.0 million and the senior secured facilities of $15.0 million of term debt and $30.0 million of revolving debt were repaid with proceeds from a $100.0 million senior subordinated note offering.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED)
    The cost to acquire MBW has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets.......................................................  $ 114,132
Other acquisition costs...........................................................      3,663
                                                                                    ---------
                                                                                      117,795
Costs assigned to tangible assets.................................................     (6,138)
                                                                                    ---------
Cost attributable to intangible assets............................................  $ 111,657
                                                                                    ---------
                                                                                    ---------

    LOG CABIN

    On July 1, 1997, the Company acquired substantially all the assets of the LC syrup business from Kraft.The Company manufactures the products under co-packing agreements with Kraft and a third party.

    The Company acquired the inventories, certain manufacturing equipment and intangible assets of LC for a purchase price of $222.0 million.The purchase agreement contains customary representations, warranties and covenants by each of Kraft and the Company.The acquisition was accounted for by using the purchase method of accounting.The allocation of purchase price has not been finalized; however, any changes are not expected to be material.

    The acquisition was financed by (i) a capital contribution from MBW LLC of approximately $28.6 million, (ii) term loans of $40.0 million and revolving loans of $47.0 million borrowed under a senior secured debt facility, and (iii) proceeds of $102.5 million received in an additional senior subordinated note offering.

    The cost to acquire LC has been allocated to tangible and intangible assets acquired, as follows:

Cash paid to acquire assets.......................................................  $ 221,995
Other acquisition costs...........................................................      3,636
                                                                                    ---------
                                                                                      225,631
Costs assigned to tangible assets.................................................    (16,163)
                                                                                    ---------
Cost attributable to intangible assets............................................  $ 209,468
                                                                                    ---------
                                                                                    ---------

    Had the acquisition of LC taken place on January 1, 1997, the unaudited pro forma net sales and net income for the year ended December 27, 1997 would have been $194.2 million and $7.0 million, respectively.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 4--ACCOUNTS RECEIVABLE--OTHER

    Accounts receivable--other consist of the following:

                                                                  DECEMBER 27,     DECEMBER 31,
                                                                      1997             1996
                                                                 ---------------  ---------------
Conopco........................................................     $     111        $     480
Kraft..........................................................         1,057           --
Other..........................................................           306           --
                                                                       ------            -----
                                                                    $   1,474        $     480
                                                                       ------            -----
                                                                       ------            -----

    The balances due as of December 27, 1997 from Conopco and Kraft were comprised of accounts receivable collected by them on behalf of the Company.The balance due as of December 31, 1996 from Conopco was a purchase price settlement adjustment owed to the Company.

NOTE 5--INVENTORIES

    Inventories consist of the following:

                                                                  DECEMBER 27,     DECEMBER 31,
                                                                      1997             1996
                                                                 ---------------  ---------------
Raw materials..................................................     $     270        $     523
Finished goods.................................................         6,632              659
                                                                       ------           ------
                                                                    $   6,902        $   1,182
                                                                       ------           ------
                                                                       ------           ------

NOTE 6--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                                 DECEMBER 27,    DECEMBER 31,
                                                                     1997            1996
                                                                 -------------  ---------------
Machinery and equipment........................................    $  14,357       $   5,206
Furniture and fixtures.........................................          416          --
Computer equipment.............................................          313          --
                                                                 -------------        ------
                                                                      15,086           5,206
    Less accumulated depreciation..............................       (1,011)         --
                                                                 -------------        ------
                                                                   $  14,075       $   5,206
                                                                 -------------        ------
                                                                 -------------        ------

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 7--GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following:

                                                                 DECEMBER 27,   DECEMBER 31,
                                                                     1997           1996
                                                                 -------------  -------------
Goodwill.......................................................    $ 216,485      $  64,518
Trademarks.....................................................       99,600         44,500
Other intangibles..............................................        5,040          2,340
                                                                 -------------  -------------
                                                                     321,125        111,358
    Less accumulated amortization..............................       (5,884)        --
                                                                 -------------  -------------
                                                                   $ 315,241      $ 111,358
                                                                 -------------  -------------
                                                                 -------------  -------------

NOTE 8--ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                 DECEMBER 27,    DECEMBER 31,
                                                                     1997            1996
                                                                 -------------  ---------------
Accrued interest...............................................    $   8,383       $  --
Accrued trade promotions and consumer marketing................        5,092          --
Other..........................................................        3,934           2,736
                                                                 -------------        ------
                                                                   $  17,409       $   2,736
                                                                 -------------        ------
                                                                 -------------        ------

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 9--LONG TERM DEBT

    Long term debt consists of the following:

                                                                 DECEMBER 27,   DECEMBER 31,
                                                                     1997           1996
                                                                 -------------  -------------
SENIOR SECURED DEBT

Senior secured term debt; weighted average interest rate of
  8.0% at December 27, 1997; principal due in quarterly
  installments through December 31, 2003; floating interest
  rate at the prime rate plus 1.25% or, alternatively, the one, two, three or six month Eurodollar rate plus 2.25% payable quarterly or at the termination of the Eurodollar contract
  interest period..............................................    $  40,000      $  --

Senior secured revolving debt facility; interest rate of 8.0%
  at December 27, 1997; principal due December 31, 2003;
  floating interest rate at prime plus 1.25% or, alternatively, the one, two, three, or six month Eurodollar rate plus 2.25%
  payable quarterly or at the termination of the Eurodollar
  contract period..............................................       37,500         --

Senior secured revolving debt; interest rate of 9.50% at
  December 31, 1996; principal due in quarterly installments through December 15, 2001; floating interest rate at the
  prime rate plus 1.25% or, alternatively, the one, three, or sixth month Eurodollar rate plus 2.50% payable quarterly or at the termination of the Eurodollar contract interest
  period.......................................................       --             30,000

Senior secured term debt; interest rate of 10.0% at December
  31, 1996; principal due in quarterly installments through
  December 15, 2002; floating interest rate at the prime rate plus 1.75% or, alternatively, the one, three, or six month
  Eurodollar rate plus 3.00% payable quarterly or at the
  termination of the Eurodollar contract interest period.......       --             15,000

SENIOR SUBORDINATED NOTES

Senior subordinated notes issued February 10, 1997 at par value of $100,000; coupon interest rate of 9.875% with interest
  payable each August 15 and February 15; matures on February
  15, 2007.....................................................      100,000         --

Senior subordinated notes issued July 1, 1997 at par value of
  $100,000 plus premium of $2,500; net of unamortized premium of $2,419 at December 27, 1997; coupon interest rate of
  9.875% with interest payable each August 15 and February 15;
  matures on February 15, 2007.................................      100,000         --

Senior subordinated note; interest rate of 12.75% at December
  31, 1996; floating interest rate at the prime rate plus (i)
  4.50% through June 29, 1997, (ii) 5.50% for the period June
  30, 1997 through September 29, 1997, and (iii) 6.00% for the period September 30, 1997 through maturity; matures on
  December 31, 2006............................................       --             50,000
                                                                 -------------  -------------

                                                                     277,500         95,000

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 9--LONG TERM DEBT (CONTINUED)

                                                                 DECEMBER 27,   DECEMBER 31,
                                                                     1997           1996
                                                                 -------------  -------------
Add: unamortized premium on senior subordinated notes..........        2,419         --

Less: current portion of long term debt........................       (4,375)        --
                                                                 -------------  -------------

Long term debt.................................................    $ 275,544      $  95,000
                                                                 -------------  -------------
                                                                 -------------  -------------

    Annual principal payments for the next five years and thereafter consist of the following:

1998..............................................................  $   4,375
1999..............................................................      4,875
2000..............................................................      5,750
2001..............................................................      6,750
2002..............................................................      7,750
Thereafter........................................................    248,000
                                                                    ---------
                                                                    $ 277,500
                                                                    ---------
                                                                    ---------

    SENIOR SECURED DEBT

    On December 31, 1996, the Company entered into a Credit Agreement (the "Agreement") with several banks for $15.0 million of senior secured term debt and a $45.0 million senior secured revolving debt facility. The proceeds from the senior secured term debt, a draw of $30.0 million from the senior secured revolving debt facility, the $50.0 million senior subordinated note and capital contributed from MBW LLC were used to acquire MBW from Conopco, pay fees and expenses and fund working capital.

    The Company amended the Agreement, dated as of July 1, 1997, to provide for borrowings of $40.0 million of senior secured term debt and a $60.0 million senior secured revolving debt facility. Together with a $100.0 million senior subordinated note offering and capital contributed from MBW LLC, the Company consummated the LC acquisition, paid fees and expenses and provided for the working capital requirements related to the acquisition.

    The $60.0 million senior secured revolving debt facility is subject to limitations based on letters of credit. At December 27, 1997, the Company had unused borrowing availability of $22.5 million. The Agreement requires a commitment fee of 0.5% per annum payable quarterly on the unused portions of the revolving debt facility.

    The Agreement includes restrictive covenants, which limit additional borrowing, cash dividends, and capital expenditures while also requiring the Company to maintain certain financial ratios. The Company was in compliance with these covenants at December 27, 1997.

    SENIOR SUBORDINATED NOTES

    On February 10, 1997, the Company issued $100.0 million of senior subordinated notes (the "Old Notes"). The proceeds from the Old Notes were primarily used to retire the $45.0 million of senior secured

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 9--LONG TERM DEBT (CONTINUED)
debt and the $50.0 million senior subordinated note incurred to finance the MBW acquisition. On July 1, 1997, the Company issued $100.0 million of senior subordinated notes (the "New Notes"). The New Notes were issued at a premium in the amount of $2.5 million. The unamortized balance of the premium on the New Notes at December 27, 1997 was $2.4 million. The proceeds from the New Notes were primarily used to fund the acquisition of LC. (Together, the Old Notes and New Notes are the "Notes".)

    The Company may redeem the Notes at any time after February 15, 2002, at the redemption price together with accrued and unpaid interest. In addition, the Company may redeem $35.0 million of the Notes at any time prior to February 15, 2000 subject to certain requirements, with the cash proceeds received from one or more Equity Offerings (as defined), at a redemption price of 109.875% together with accrued and unpaid interest. Upon a Change in Control (as defined), the Company has the option at any time prior to February 15, 2002 to redeem the Notes at a redemption price of 100% plus the Applicable Premium (as defined), together with accrued and unpaid interest. If the Company does not redeem the Notes or if the Change of Control occurs after February 15, 2002, the Company is required to offer to repurchase the Notes at a price equal to 101% together with accrued and unpaid interest.

    The indenture includes restrictive covenants, which limit additional borrowings, cash dividends, sale of assets, mergers and the sale of stock. The Company was in compliance with these covenants at December 27, 1997.

NOTE 10--TRANSITION EXPENSES

    Transition expenses consist of one-time costs incurred to establish the Company's operations and integrate the acquired businesses, including relocation expenses, recruiting fees, sales support and other unique transitional expenses. Transition expenses for the year ended December 27, 1997 were approximately $2.1 million.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 11--INCOME TAXES

    The Company files a consolidated federal income tax return. State income tax returns are filed by the Company and Foods on a separate company basis or on a combined basis depending on the particular rules in each state.

                                                                                 YEAR ENDED
                                                                                DECEMBER 27,
                                                                                    1997
                                                                               ---------------
    The provision for income taxes is summarized as follows:

Current tax expense:
        Federal..............................................................     $  --
        State................................................................        --
                                                                                     ------
Total current provision......................................................        --
                                                                                     ------
Deferred tax expense:
        Federal..............................................................           656
        State................................................................           123
                                                                                     ------
Total deferred provision.....................................................           779
                                                                                     ------
Total provision for income taxes.............................................     $     779
                                                                                     ------
                                                                                     ------

    Deferred tax assets (liabilities) consist of the following:

Deferred tax assets--current:
        Loss carryforwards...................................................     $   1,230
        Coupon reserves......................................................           844
        Inventory............................................................           325
        Accrued expenses.....................................................           320
        Other................................................................           247
                                                                                     ------
Total deferred tax assets--current...........................................         2,966
                                                                                     ------
Deferred tax assets--non-current:
        Incentive plan expense...............................................           873
        Goodwill.............................................................           228
        Depreciation.........................................................            20
                                                                                     ------
Total deferred tax assets--non-current.......................................         1,121
                                                                                     ------
Deferred tax liabilities--non-current:
        Goodwill.............................................................        (4,465)
        Depreciation.........................................................          (401)
                                                                                     ------
Total deferred tax liabilities--non-current..................................        (4,866)
                                                                                     ------
Net deferred tax liability...................................................     $    (779)
                                                                                     ------
                                                                                     ------

Net deferred tax assets current..............................................     $   2,966
Net deferred tax liabilities--non-current....................................        (3,745)
                                                                                     ------
Net deferred tax liabilities.................................................     $    (779)
                                                                                     ------
                                                                                     ------

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 11--INCOME TAXES (CONTINUED)
    The Company has not recorded a valuation allowance for its deferred tax assets. Management believes the deferred tax assets are more likely than not to be realized.

    At December 27, 1997, the Company generated a federal net operating loss of approximately $3.1 million. These losses can be used to offset future taxable income through the year 2017. The Company is a loss corporation as defined in section 382 of the Internal Revenue Code. Therefore, if certain substantial changes of the Company's ownership should occur, there could be significant annual limitations of the amount of net operating loss carryforwards which can be utilized.

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                                                 YEAR ENDED
                                                                                DECEMBER 27,
                                                                                    1997
                                                                               ---------------
Provision for income taxes at U.S. statutory rate............................     $     685
Increase in tax resulting from:
  Nondeductible expenses.....................................................            13
  State taxes, net of federal benefit........................................            81
                                                                                      -----
                                                                                  $     779
                                                                                      -----
                                                                                      -----

NOTE 12--LEASES

    The Company leases certain facilities, machinery and equipment under operating lease agreements with varying terms and conditions. The leases are noncancellable operating leases which expire on various dates through 2002.

    Future annual minimum lease payments under these leases are summarized as follows:

                                                                                     MINIMUM
                                                                                      LEASE
YEARS ENDING DECEMBER 27,                                                           PAYMENTS
-------------------------------------------------------------------------------  ---------------
1998...........................................................................     $     115
1999...........................................................................           114
2000...........................................................................           124
2001...........................................................................           137
2002...........................................................................            59
Thereafter.....................................................................        --
                                                                                        -----
                                                                                    $     549
                                                                                        -----
                                                                                        -----

    Rent expense was $0.1 million for the year ended December 27, 1997.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 13--SAVINGS AND BENEFIT PLANS

    The Company offers a retirement savings plan to employees in the form of 401(k) and profit sharing plans. Under the 401(k) plan, employee contributions up to 6% of total compensation are matched 50% by the Company, with vesting occurring ratably over a five year period. Profit sharing contributions of 2% of compensation are made on behalf of all employees on an annual basis. Profit sharing contributions also vest ratably over a five year period. The Company's contributions to the 401(k) and profit sharing plans for the fiscal year ending December 27, 1997 were $0.1 million.

NOTE 14--RELATED PARTY TRANSACTIONS

    Aurora Foods Inc. maintains business relationships and engages in certain transactions as described below.

    The Company entered into a Management Services Agreement with Dartford Partnership, L.L.C. ("Dartford") pursuant to which Dartford provides management oversight on financial and operational matters. The Company paid fees to Dartford, a member of MBW LLC, in connection with this agreement totaling $768 in fiscal 1997. The annual management fee was $600 prior to the acquisition of LC and $935 after the acquisition of LC.

    The Company entered into an Advisory Services Agreement with McCown De Leeuw & Co. III, L.P. ("MDC") pursuant to which MDC provides certain advisory functions. The Company paid fees to MDC, a member of MBW LLC, in connection with this agreement totaling $293 in fiscal 1997. The annual advisory fee was $250 prior to the acquisition of LC and $336 after the acquisition of LC.

    In connection with the acquisitions of MBW and LC, the Company paid to certain members of MBW LLC, who are also represented on the Board of Directors or officers of the Company and beneficial owners, fees for services rendered in connection with the acquisitions and related financings consummated in 1997. The aggregate amount paid to certain members of MBW LLC was $4.7 million and was funded by the proceeds of the financings. Of this amount, $1.3 million was paid to Dartford, whose partners include Mr. Ian R. Wilson, Mr. Ray Chung, Mr. James
B. Ardrey and Ms. M. Laurie Cummings (all are directors and/or executive officers of the Company); $259 in total was paid to Mr. Thomas J. Ferraro (director and President of the Company) and Mr. C. Gary Willett (Executive Vice President of the Company); $2.7 million was paid to MDC, whose general partners and principal include Mr. David E. De Leeuw, Mr. Charles Ayres and Mr. Tyler T. Zachem (all directors of the Company); and $481 was paid to Fenway Partners Capital Fund, L.P., whose partners include Mr. Peter Lamm and Mr. Richard C. Dresdale (both directors of the Company). The fee amounts were negotiated among the equity investors.

    On December 31, 1996, Mr. Thomas J. Ferraro, the President of the Company, and Mr. C. Gary Willett, Executive Vice President of the Company and on July 1, 1997, Mr. Alan Mintz, Vice President Sales, and Mr. Dirk C. Grizzle, Chief Financial Officer of the Company, executed promissory notes in favor of the Company in exchange for monies borrowed to assist in the capitalization of their limited liability company interests held in MBW LLC. The promissory notes mature December 31, 1999 for Mr. Ferraro and Mr. Willett, and June 30, 2000 for Mr. Mintz and Mr. Grizzle. Interest is due and payable quarterly at the rate of 8.0% per annum and there are required annual principal payments. The aggregate

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 14--RELATED PARTY TRANSACTIONS (CONTINUED) balances outstanding as of December 27, 1997 on the promissory notes were $215. The outstanding balances are as follows:

Mr. Ferraro..........................................................................  $      40
Mr. Willett..........................................................................         50
Mr. Mintz............................................................................         50
Mr. Grizzle..........................................................................         75
                                                                                       ---------
                                                                                       $     215
                                                                                       ---------
                                                                                       ---------

NOTE 15--INCENTIVE PLAN EXPENSE

    The Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") of MBW LLC contains a management compensation arrangement (the "Management Plan") as a means by which certain key employees and other specifically designated persons ("Key Personnel") of the Company, and/ or affiliated with the Company, may be given an opportunity to benefit from appreciation in the value of the Company. Under the Management Plan, Key Personnel are issued a specific class of limited liability company member units ("Management Units"), at a nominal value, as a means to participate in the appreciation of the Company. The Management Units are subject to vesting requirements based on terms of employment or other factors.

    Upon a change of control or initial public offering ("IPO") of the Company's stock, all Management Units will vest immediately, except for certain Management Units issued after December 31, 1997 (see Note 17--Subsequent Events--Incentive Plan Amendment), which will remain subject to normal vesting requirements under the Management Plan. The holders of vested Management Units will be entitled to certain payments or distributions based on the amounts paid or distributed to the investors in MBW LLC. In general, there will be no payments to holders of vested Management Units until the MBW LLC investors have received a designated return on their investments. The type of payment will be cash or non-cash consideration, depending on the type of triggering event and the type of distribution received by MBW LLC and in any event, will be funded by MBW LLC.

    The total amount due under the Management Plan, if any, is subject to the vesting factors discussed above. Based on management and the Board of Directors' assessment of the current valuation of the Company, compensation expense for the year ended December 27, 1997 totaled $2.3 million. Should the Company appreciate further in value, compensation expense to be recognized in future periods under the Management Plan could be significant (see Note 17--Subsequent Events--Incentive Plan Expense). The fiscal 1997 compensation expense has been recorded as a liability of MBW LLC as the sponsor of the Management Plan. However, because the Management Plan is for the benefit of Key Personnel of the Company, expense recognized under the Management Plan has been pushed down to the Company, and has been recorded by the Company as expense and as additional paid in capital from its parent.

NOTE 16--COMMITMENTS AND CONTINGENCIES

    The Company is subject to litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation would not have a material adverse effect on the Company's financial condition or results of operations.

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 16--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company has entered into manufacturing contracts, which require minimum annual production orders. The minimum annual production orders for all contracts through the year 2003 are 3.3 million cases of product. This volume represents substantially less than the Company's current production requirements.

NOTE 17--SUBSEQUENT EVENTS

    ACQUISITION

    On January 16, 1998, subsequent to the Company's fiscal year end, the Company acquired all the assets of the Duncan Hines Business from the Procter & Gamble Company ("P&G"). The assets acquired by the Company include (i) DUNCAN HINES-REGISTERED TRADEMARK- and associated trademarks, (ii) substantially all of the equipment for the manufacture of Duncan Hines products currently located in P&G's Jackson, Tennessee facility, (iii) proprietary formulations for Duncan Hines products, (iv) other product specifications and customer lists and (v) rights under certain contracts, licenses, purchase orders and other arrangements and permits. The Company intends to use the acquired assets in its operations of the Duncan Hines Business. The purchase price of approximately $445.0 million was based on an arm's length negotiation between the Company and P&G.

    To finance the acquisition of the Duncan Hines Business and related costs, the Company incurred an early extinguishment of its existing senior secured term debt and senior secured revolving debt facility, borrowed $450.0 million of senior secured bank debt under a Second Amended and Restated Credit Agreement, and received a capital contribution from MBW LLC of $93.8 million. As a result of the early extinguishment, the Company will record an extraordinary charge of $1.8 million, net of income taxes of $1.2 million, for the write-off of deferred loan acquisition costs in 1998.

    The cost to acquire the Duncan Hines Business has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets.......................................................  $ 445,000
Other acquisition costs...........................................................      3,121
                                                                                    ---------
                                                                                      448,121
Costs assigned to tangible assets.................................................    (40,953)
                                                                                    ---------
Costs attributable to intangible assets...........................................  $ 407,168
                                                                                    ---------
                                                                                    ---------

    The following unaudited pro forma combined results of operations of the Company and the Duncan Hines Business, together with the other acquisitions made by the Company for the year ended December 27, 1997, gives pro forma effect to the acquisitions as though the acquisitions occurred as of January 1, 1997 (dollars in thousands):

Net sales.........................................................................  $ 460,294
                                                                                    ---------
                                                                                    ---------
Net income........................................................................  $   4,260
                                                                                    ---------
                                                                                    ---------

                           AURORA FOODS HOLDINGS INC.

                                 (IN THOUSANDS)

NOTE 17--SUBSEQUENT EVENTS (CONTINUED)
    The foregoing unaudited pro forma results of operations reflect one year's amortization of the goodwill and other intangibles resulting from the acquisition of the assets of the Duncan Hines Business. The allocation of purchase price has not been finalized; however, any changes are not expected to be material.

    INTEREST RATE SWAP AGREEMENT

    The Company entered into an interest rate swap agreement (the "Swap") on March 17, 1998, in order to reduce the impact of changes in interest rates on its floating rate long term debt. The notional principal amount covered under the Swap is $150.0 million and the term is three years. The effective current swap rate is 5.81%. The applicable rate is set quarterly with the first reset date on June 17, 1998. Amounts to be paid or received, if any, under the Swap will be recognized as an increase or decrease, respectively, in interest expense. The counterparty to the Company's Swap is a major financial institution.

    Under the Swap, the Company will make payments to the counterparty if the three-month LIBOR rate is less than the swap rate and receive payments from the counterparty if the three month LIBOR rate exceeds the swap rate. The payments will be calculated based upon the notional principal amount. At the time the Swap was entered into, the three-month LIBOR rate was 5.69%.

    Risks associated with the Swap include those associated with changes in the market value and interest rates. Management considers the potential loss in future earnings and cash flows attributable to the Swap to not be material.

INCENTIVE PLAN AMENDMENT

    In May 1998, the Company's Board of Directors approved an amendment to the Management Plan. This amendment accelerated the vesting of all Management Units issued after December 31, 1997 in the event of an initial public offering of the Company's Common Stock. As a result, all of the outstanding Management Units are fully vested in the event of an initial public offering of the Company's Common Stock.

    INCENTIVE PLAN EXPENSE

    In the quarter ended March 28, 1998, the Company recognized a pre-tax charge of $60.0 million for incentive plan expense under the Management Plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of CONOPCO, Inc.

We have audited the accompanying statement of assets to be acquired as of December 31, 1996 and the statements of operations for the years ended December 31, 1996 and 1995 of Mrs. Butterworth's Business, a component of CONOPCO, Inc. (the "Business"). These financial statements are the responsibility of CONOPCO, Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets to be acquired and the results of operations of the Business pursuant to the purchase agreement between CONOPCO, Inc. and MBW Acquisition Corp. (the "Buyer") as described in Note 1 and are not intended to be a complete presentation of the Business's financial position and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired of the Business as of December 31, 1996 and the results of its operations for the years ended December 31, 1996 and 1995, pursuant to the purchase agreement referred to in Note 1, in conformity with generally accepted accounting principles.

Price Waterhouse LLP
San Francisco, California
March 14, 1997

                          MRS. BUTTERWORTH'S BUSINESS

                         (A COMPONENT OF CONOPCO, INC.)

                       STATEMENT OF ASSETS TO BE ACQUIRED
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

Inventories.........................................................................  $     829
Machinery and equipment, net of accumulated depreciation of $1,791..................      2,774
                                                                                      ---------
    Total assets....................................................................  $   3,603
                                                                                      ---------
                                                                                      ---------

    The accompanying notes are an integral part of the financial statements

                          MRS. BUTTERWORTH'S BUSINESS

                         (A COMPONENT OF CONOPCO, INC.)

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                    YEARS ENDED DECEMBER 31,
                                                                  ----------------------------
                                                                      1996           1995
                                                                  -------------  -------------
Net sales.......................................................    $  89,541      $  91,302
                                                                  -------------  -------------
Costs and expenses:
  Cost of products sold.........................................       28,955         27,743
  Brokerage and distribution....................................        8,140          7,583
  Trade promotions..............................................       17,672         19,380
  Consumer marketing............................................       10,835         13,291
  Selling, general and administrative...........................        6,753          6,120
                                                                  -------------  -------------

  Total costs and expenses......................................       72,355         74,117
                                                                  -------------  -------------
Net sales less direct and allocated expenses before taxes.......       17,186         17,185
  Provision for income taxes....................................        6,616          6,616
                                                                  -------------  -------------
Net sales less direct and allocated expenses....................    $  10,570      $  10,569
                                                                  -------------  -------------
                                                                  -------------  -------------

    The accompanying notes are an integral part of the financial statements

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

    In December 1996, CONOPCO, Inc. ("CONOPCO" or the "Company"), a subsidiary of Unilever United States, Inc., entered into an Asset Purchase Agreement (the "Agreement") with MBW Acquisition Corp., the predecessor of MBW Foods Inc. (the "Buyer"). The Agreement provides for the sale of certain assets of CONOPCO pertaining to its Mrs. Butterworth's Business (the "Business") and the assumption of certain liabilities relating to future commitments as defined (see
Note 7). The Business was operated as part of Van den Bergh Foods Company ("Van den Bergh"), a division of the Company. The Business' products, which are distributed on a national basis, consist of syrup and pancake mix. A significant portion of the Business' net sales are with major retailers.

    The sale was consummated on December 31, 1996, after the close of business but before the end of the business day. Under the terms of the Agreement, CONOPCO, Inc. sold to the Buyer certain assets exclusively used in the Business, as defined in the Agreement, and retains the manufacturing plants, employees and the retained liabilities of the Business, as defined in the Agreement.

    Throughout the periods covered by the financial statements, the Business operations were conducted and accounted for as a part of the Company. These financial statements have been carved out from the Company's historical accounting records.

    Under the Company's centralized cash management system, cash requirements of the Business were generally provided directly by the Company and cash generated by the Business was generally remitted directly to the Company. Transaction systems (e.g., payroll, employee benefits, accounts payable), used to record and account for cash disbursements were provided by centralized company organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/ liabilities and receipts/payments on a business specific basis. Given these constraints and the fact that only certain assets of the Business were sold, statements of financial position and cash flows could not be prepared.

    The manufacturing and distribution operations of the Business are conducted at sites where other Company manufacturing and distribution not included in the Business are present. In addition, certain non-manufacturing operations of the Business share facilities and space with other Company operations. At these shared sites, only the assets of the Business (inventories and machinery and equipment) are included in the Statement of Assets to be Acquired. The Statement of Assets to be Acquired is as of the close of business on December 31, 1996, immediately prior to the sale.

    Net sales in the accompanying Statement of Operations represent net sales directly attributable to the Business. Costs and expenses in the accompanying statement of operations represent direct and allocated costs and expenses related to the Business. Costs for certain functions and services performed by centralized Company organizations outside the defined scope of the Business have been allocated to the Business based on usage or sales of the Business, as appropriate, compared to total Van Den Bergh usage or sales. The results of operations include expense allocations for (1) costs for administrative functions and services performed on behalf of the Business by centralized staff groups within the Company, (2) research and development expense and (3) CONOPCO's general corporate expenses including pension and certain other postretirement benefits costs (see Note 2, 3 and 5 for a description of the allocation methodologies

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS (CONTINUED)
employed). CONOPCO maintains all debt and notes payable on a consolidated basis to fund and manage all of its operations. Debt and related interest expense were not allocated to the Business.

    All of the allocations and estimates in the Statements of Operations are based on assumptions that Company management believes are reasonable under the circumstances.However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or future results of the Business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INCOME RECOGNITION. Sales and related cost of products sold are included in income and expense, respectively, when products are shipped to the customer.

    INVENTORIES. Inventories are priced at the lower of cost or market with cost determined by the last-in, first-out (LIFO) method.

    MACHINERY AND EQUIPMENT ("M&E"). M&E is stated at historical cost. Alterations and major overhauls which extend the lives of its property or increase the capacity of M&E are capitalized. The amounts for property disposals are removed from M&E and accumulated depreciation accounts and any resultant gain or loss is included in earnings. Ordinary repairs and maintenance are charged to operating costs.

    DEPRECIATION. Van Den Bergh calculates depreciation using the straight-line method over the useful lives of its property and M&E. Depreciation provided in costs and expenses is allocated to the Business based on sales of the Business compared to total Van Den Bergh sales.

    COST OF PRODUCTS SOLD. Cost of products sold includes direct costs of materials, labor, and overhead and allocated costs for facilities, functions and services used by the Business at shared sites. Overhead allocations are based on estimated time spent by employees, relative use of facilities, estimated consumption of supplies, and sales of the Business compared to total Van Den Bergh sales.

    BROKERAGE AND DISTRIBUTION. Brokerage and distribution includes costs of the outside brokerage network and outbound freight.

    TRADE PROMOTIONS. Trade promotions represents promotional incentives offered to retailers.

    CONSUMER MARKETING. Consumer marketing is comprised of all costs associated with advertising coupons. Advertising expense is accrued as incurred. Production costs are expensed on the initial use of the advertisement.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative consists solely of allocated selling, administration and research and development expenses. The Business is allocated these expenses based on sales of the Business compared to total Van den Bergh sales.

    INCOME TAXES. The taxable income of the Business was included in the tax returns of CONOPCO. As such, separate income tax returns were not prepared or filed for the Business. The provision for income

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) taxes included in the accompanying statement of operations has been determined based upon statutory rates applied to pre-tax income.

    PENSIONS. The Company has noncontributory defined benefit plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. It is the Company's policy to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. The Company maintains profit-sharing and savings plans for full-time employees who meet certain eligibility requirements. The costs allocated to the Business relative to the aforementioned plans are based on sales of the Business.

    OTHER POST RETIREMENT BENEFITS. The Company provides certain health care and life insurance benefits (post retirement benefits) to substantially all eligible retired U.S. employees and their dependents. These benefits are accounted for as they are earned by active employees. The post retirement costs allocated to the Business are based on sales of the Business.

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or future results of the Business.

3. RELATED PARTY TRANSACTIONS

    The statement of operations include significant allocations from other Company organizations involving functions and services (such as finance and accounting, management informations systems, research and development, legal, human resources and purchasing) that were provided to the Business by centralized CONOPCO organizations outside the defined scope of the Business. The costs of these functions and services have been allocated to the Business using methods that CONOPCO's management believes are reasonable. Such allocations are not necessarily indicative of the costs that would have been incurred if the Business had been a separate entity. Total cost of products sold includes $2,656 and $3,026 in allocated costs for the years ended December 31, 1996 and 1995, respectively. Selling, general and administrative expenses include $6,753 and $6,120 of allocated costs for the years ended December 31, 1996 and 1995, respectively.

                          MRS. BUTTERWORTH'S BUSINESS
                         (A COMPONENT OF CONOPCO, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 1996

                                 (IN THOUSANDS)

4. PROVISION FOR INCOME TAXES

    Taxes computed at the U.S. statutory rates are summarized below:

                                                        1996                    1995
                                               ----------------------  ----------------------
                                                 AMOUNT         %        AMOUNT         %
                                               -----------     ---     -----------     ---
Federal......................................   $   5,843        34.0   $   5,843        34.0
State (net of federal tax benefit)...........         773         4.5         773         4.5
                                               -----------        ---  -----------        ---
Provision for income taxes...................   $   6,616        38.5   $   6,616        38.5
                                               -----------        ---  -----------        ---
                                               -----------        ---  -----------        ---

5. INVENTORIES

                                                                         1996
                                                                       ---------
Raw materials, packaging and supplies................................  $     301
Finished products....................................................        631
                                                                       ---------
                                                                             932
Adjustment to LIFO basis.............................................       (103)
                                                                       ---------
                                                                       $     829
                                                                       ---------
                                                                       ---------

    The Company's application of LIFO is not attributable to individual business units. Accordingly, the results of applying LIFO have been allocated to the Business based on relative inventory values. Management believes such allocations are reasonable, but may not necessarily reflect the cost that would have been incurred if LIFO had been applied on a business specific basis.

6. DEPRECIATION EXPENSE

    Depreciation provided in costs and expenses was $277 in 1996 and $311 in 1995.

7. COMMITMENTS AND CONTINGENCIES

    The Business is currently subject to certain lawsuits and claims with respect to matters such as product liability and other actions arising in the normal course of business. Such lawsuits and claims, as defined in the Agreement, are the responsibility of CONOPCO.

    In the normal course of its operations, the Business has informal agreements with two suppliers to provide the Business with its glass bottle requirements. These informal agreements contain no specified duration and are subject to price adjustments. If these agreements were to terminate, the Company expects that the Business would acquire any on-hand inventory of the suppliers.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of VDK Holdings, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of VDK Holdings, Inc. and its subsidiary (the Company) at June 30, 1997, and June 29, 1996, and the results of their operations and their cash flows for the year ended June 30, 1997 and the period September 19, 1995 through June 29, 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
San Francisco, California
September 23, 1997

                               VDK HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                MARCH 31,   JUNE 30,   JUNE 29,
                                                                  1998        1997       1996
                                                               -----------  ---------  ---------
                                                               (UNAUDITED)
ASSETS

Current assets:
  Cash and cash equivalents..................................   $      53   $     308  $   4,040
  Accounts receivable (net of $420, $416 and $190 allowance,
    respectively)............................................      43,350      33,011     16,250
  Accounts receivable--other (Note 5)........................      --               9        506
  Inventories (Note 6).......................................      35,825      33,535     30,202
  Prepaid expenses...........................................       1,459       1,208        724
  Current deferred tax assets (Note 12)......................      11,989       8,260      3,373
                                                               -----------  ---------  ---------
    Total current assets.....................................      92,676      76,331     55,095

Property, plant and equipment, net (Note 7)..................      88,240      86,394     35,943
Non-current deferred tax assets..............................       7,171      --         --
Goodwill and other intangible assets, net (Note 8)...........     322,550     331,013    203,736
Other assets.................................................      16,434      15,853     10,725
                                                               -----------  ---------  ---------
    Total assets.............................................   $ 527,071   $ 509,591  $ 305,499
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Current portion of long term debt (Note 10)................   $  16,978   $  13,097  $   5,000
  Senior secured revolving debt facility.....................      15,000       5,000     --
  Accounts payable...........................................      13,577      13,791     14,144
  Accrued liabilities (Note 9)...............................      31,607      24,619     15,789
  Current deferred tax liabilities (Note 12).................      --          --            143
                                                               -----------  ---------  ---------
    Total current liabilities................................      77,162      56,507     35,076

Non-current deferred tax liabilities (Note 12)...............      --          10,404      2,997
Other liabilities (Note 16)..................................      15,000      --         --
Senior secured term debt (Note 10)...........................     177,781     194,759     83,750
Senior subordinated notes (Note 10)..........................     100,000     100,000    100,000
                                                               -----------  ---------  ---------
    Total liabilities........................................     369,943     361,670    221,823
                                                               -----------  ---------  ---------

Stockholder's equity:
  Common stock, $1.00 par value; 3,000 shares authorized; 100
    shares issued and outstanding............................      --          --         --
  Paid-in capital............................................     198,635     144,420     84,420
  Promissory notes (Note 15).................................        (107)       (213)      (305)
  (Accumulated deficit) retained earnings (Note 16)..........     (41,400)      3,714       (439)
                                                               -----------  ---------  ---------
    Total stockholder's equity...............................     157,128     147,921     83,676
                                                               -----------  ---------  ---------
Commitments and contingencies (Notes 6, 7, 13 and 17)

    Total liabilities and stockholder's equity...............   $ 527,071   $ 509,591  $ 305,499
                                                               -----------  ---------  ---------
                                                               -----------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                             NINE MONTHS ENDED                 OPERATING PERIOD
                                                 MARCH 31,        YEAR ENDED    SEPTEMBER 19,
                                            --------------------   JUNE 30,      1995 THROUGH
                                              1998       1997        1997       JUNE 29, 1996
                                            ---------  ---------  -----------  ----------------
                                                (UNAUDITED)
Net sales.................................  $ 348,288  $ 344,113   $ 435,476      $  143,296
Cost of goods sold........................    135,777    143,522     180,941          60,367
                                            ---------  ---------  -----------       --------

    Gross profit..........................    212,511    200,591     254,535          82,929
                                            ---------  ---------  -----------       --------

Brokerage, distribution and marketing
  expenses:
    Brokerage and distribution............     33,765     37,005      45,352          15,901
    Trade promotions......................    101,534     83,908     108,925          32,517
    Consumer marketing....................     25,151     23,897      29,524          11,336
                                            ---------  ---------  -----------       --------
Total brokerage, distribution and
  marketing expenses......................    160,450    144,810     183,801          59,754

Amortization of goodwill and other
  intangibles.............................     10,194      9,982      13,142           4,223
Selling, general and administrative
  expenses................................     13,968      9,825      14,270           5,267
Incentive plan expense (Note 16)..........     69,000     --          --              --
Transition expenses (Note 11).............     --          2,073       2,885           1,337
                                            ---------  ---------  -----------       --------
Total operating expenses..................    253,612    166,690     214,098          70,581
                                            ---------  ---------  -----------       --------

    Operating (loss) income...............    (41,101)    33,901      40,437          12,348

Interest income...........................        (60)      (939)       (965)           (135)
Interest expense..........................     23,634     24,762      32,499          12,469
Amortization of deferred financing
  expense.................................      1,612      1,573       2,108             607
Other bank and financing expenses.........        131        215         265              79
                                            ---------  ---------  -----------       --------

    (Loss) income before income taxes.....    (66,418)     8,290       6,530            (672)

Income tax (benefit) expense..............    (21,304)     3,316       2,377            (233)
                                            ---------  ---------  -----------       --------
    Net (loss) income.....................  $ (45,114) $   4,974   $   4,153      $     (439)
                                            ---------  ---------  -----------       --------
                                            ---------  ---------  -----------       --------
Basic and diluted (loss) earnings per
  share...................................  $    (451) $      50   $      42      $       (4)
                                            ---------  ---------  -----------       --------
                                            ---------  ---------  -----------       --------
Weighted average number of shares
  outstanding.............................        0.1        0.1         0.1             0.1
                                            ---------  ---------  -----------       --------
                                            ---------  ---------  -----------       --------

          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                 (IN THOUSANDS)

                                                                                RETAINED
                                        COMMON                                  EARNINGS
                                         STOCK        PAID-IN    PROMISSORY   (ACCUMULATED
                                        SHARES        CAPITAL       NOTES       DEFICIT)       TOTAL
                                     -------------  -----------  -----------  -------------  ---------
Balance at September 19, 1995......          100     $  69,420    $    (500)    $  --        $  68,920
Capital contribution...............       --            15,000       --            --           15,000
Officer payments on promissory
  notes (Note 15)..................       --            --              195        --              195
Net loss...........................       --            --           --              (439)        (439)
                                             ---    -----------  -----------  -------------  ---------
Balance at June 29, 1996...........          100        84,420         (305)         (439)      83,676

Capital contribution...............       --            60,000       --            --           60,000
Officer payments on promissory
  notes (Note 15)..................       --            --               92        --               92
Net income.........................       --            --           --             4,153        4,153
                                             ---    -----------  -----------  -------------  ---------

Balance at June 30, 1997...........          100       144,420         (213)        3,714      147,921
Capital contribution (unaudited)...       --               215       --            --              215
Payments on officer promissory
  notes (Note 15) (unaudited)......       --            --              106        --              106
Incentive plan expense
  (unaudited)......................       --            54,000       --            --           54,000
Net loss (unaudited)...............       --            --           --           (45,114)     (45,114)
                                             ---    -----------  -----------  -------------  ---------
Balance at March 31, 1998
  (unaudited)......................          100     $ 198,635    $    (107)    $ (41,400)   $ 157,128
                                             ---    -----------  -----------  -------------  ---------
                                             ---    -----------  -----------  -------------  ---------

          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                       NINE MONTHS ENDED                  OPERATING PERIOD
                                                           MARCH 31,        YEAR ENDED   SEPTEMBER 19, 1995
                                                      --------------------   JUNE 30,     THROUGH JUNE 29,
                                                        1998       1997        1997             1996
                                                      ---------  ---------  -----------  ------------------
                                                          (UNAUDITED)
Cash flows from operating activities:
  Net (loss) income.................................  $ (45,114) $   4,974   $   4,153       $     (439)
  Adjustments to reconcile net (loss) income to cash
    provided by operating activities:
    Depreciation and amortization...................     17,483     16,772      22,317            7,454
    Deferred income taxes...........................    (21,304)     1,808       2,377             (233)
    Incentive plan expense..........................     69,000     --          --               --
    Change in assets and liabilities, net of effects
      of businesses acquired:
      Increase in accounts receivable...............    (10,330)   (27,950)    (16,264)         (16,756)
      (Increase) decrease in inventories............     (2,290)    (2,748)        402           (4,980)
      (Increase) in prepaid expenses................       (251)      (256)       (484)            (139)
      (Decrease) increase in accounts payable.......       (214)     2,273        (353)          14,144
      Increase in accrued liabilities...............      6,988     10,895       6,396           13,366
      Increase in income taxes payable..............     --          1,456      --               --
      Increase in other assets......................     (1,296)      (484)       (984)          --
                                                      ---------  ---------  -----------        --------
Net cash provided by operating activities...........     12,672      6,740      17,560           12,417
                                                      ---------  ---------  -----------        --------

Cash flows from investing activities:
  Additions to property, plant and equipment........     (7,524)   (12,717)    (14,379)          (2,204)
  Additions to other non-current assets.............     (2,627)    (1,267)     (1,453)            (316)
  Proceeds from sale of assets......................     --          6,192       6,192           --
  Payment for acquisition of businesses (Note 3)....     --       (190,222)   (190,226)        (268,035)
                                                      ---------  ---------  -----------        --------
Net cash used in investing activities...............    (10,151)  (198,014)   (199,866)        (270,555)
                                                      ---------  ---------  -----------        --------

Cash flows from financing activities:
  Proceeds from senior secured revolving and term
    debt............................................     31,000    188,000     188,000           97,150
  Proceeds from senior subordinated notes...........     --         --          --              100,000
  Repayment of borrowings...........................    (34,097)   (54,894)    (63,894)          (8,400)
  Capital contributions, net of officer promissory
    notes (Note 17).................................        321     60,092      60,092           84,115
  Debt issuance costs...............................     --         (5,631)     (5,624)         (10,687)
                                                      ---------  ---------  -----------        --------
Net cash (used in) provided by financing
  activities........................................     (2,776)   187,567     178,574          262,178
                                                      ---------  ---------  -----------        --------

(Decrease) increase in cash and cash equivalents....       (255)    (3,707)     (3,732)           4,040

Cash and cash equivalents, beginning of period......        308      4,040       4,040           --
                                                      ---------  ---------  -----------        --------

Cash and cash equivalents, end of period............  $      53  $     333   $     308       $    4,040
                                                      ---------  ---------  -----------        --------
                                                      ---------  ---------  -----------        --------

Supplemental Cash Flow Disclosure:

  Cash paid for interest............................  $  11,096  $  11,229   $  32,805       $    7,738
                                                      ---------  ---------  -----------        --------
                                                      ---------  ---------  -----------        --------

          See accompanying notes to consolidated financial statements.

                               VDK HOLDINGS, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

NOTE 1--THE COMPANY

    ORGANIZATION

    VDK Holdings, Inc. ("Holdings" and together with its subsidiary the "Company"), a Delaware corporation, is a privately held frozen food company. Holdings owns 100% of its direct subsidiary, Van de Kamp's, Inc. ("VDK, Inc."), also a Delaware corporation. Holdings is wholly owned by VDK Foods LLC ("VDK LLC"), a Delaware limited liability company. The Company commenced operations on September 19, 1995, when it acquired the frozen seafood and frozen dessert businesses of The Pillsbury Company and PET Incorporated. On May 6, 1996, the Company acquired substantially all the assets of the Mrs. Paul's frozen food business from Campbell Soup Company ("CSC") (Note 3). On July 9, 1996, substantially all of the assets of the frozen food division of The Quaker Oats Company ("Quaker") were purchased by the Company (Note 3). VDK Inc. holds all of the Company's operations and debt. Holdings has no assets other than its investment in VDK Inc..

    OPERATIONS

    The Company produces and markets frozen seafood, frozen dessert products, frozen vegetables, frozen pizza and frozen breakfast products which are sold across the United States. The products are manufactured out of three manufacturing facilities in Erie and Chambersburg, Pennsylvania and in Jackson, Tennessee. The principal trademarks under which the products are sold are Van de Kamp's-Registered Trademark-, Pet-Ritz-Registered Trademark-, Oronoque Orchards-Registered Trademark-, Mrs. Paul's-Registered Trademark-, Celeste-Registered Trademark-, and Aunt Jemima-Registered Trademark-.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of Holdings and its subsidiary. All significant intercompany transactions and balances have been eliminated. The policies utilized by the Company in the preparation of the financial statements conform to generally accepted accounting principles and require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual amounts could differ from these estimates and assumptions. The Company uses the accrual basis of accounting in the preparation of its financial statements.

    FISCAL YEAR

    The Company's fiscal year ended June 30, 1997. The Company's prior fiscal year ended on the last Saturday of June. Accordingly, the results of operations reflect activity for the year ended June 30, 1997 and the period from September 19, 1995 (commencement of operations) through June 29, 1996. The Company has presented balance sheets as of June 30, 1997 and June 29, 1996. The Company's cash flows reflect activity for the year ended June 30, 1997 and the period from September 19, 1995 to June 29, 1996. Certain prior year amounts have been reclassified to conform with the current year's presentation.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments with a maturity of three months or less to be cash equivalents.

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES

    Inventories are stated at the lower of cost or market value. Cost is determined using the first-in first-out (FIFO) method. Inventories include the cost of raw materials, packaging, labor and manufacturing overhead.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the individual assets ranging from five to thirty years (primarily machinery and equipment with useful lives of 10-15 years). Costs which improve an asset or extend its useful life are capitalized, while repairs and maintenance costs are expensed as incurred.

    GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets include goodwill, trademarks and various identifiable intangible assets purchased by the Company. Goodwill is being amortized over forty years using the straight-line method. Other intangible assets are being amortized using the straight-line method over periods ranging from five to forty years. Amortization of goodwill and other intangible assets charged against income during the year ended June 30, 1997 was $12,301 and for the period ended June 29, 1996 was $4,152.

    IMPAIRMENT OF LONG-LIVED ASSETS

    Upon commencement of operations, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS 121 requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment of impairment is based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the assets. If the undiscounted future cash flows of an asset are less than the carrying value, a write-down would be recorded, measured by the amount of the difference between the carrying value of the asset and the fair value of the asset. Management believes that there has been no impairment at June 30, 1997.

    OTHER ASSETS

    Other assets consist of deferred loan acquisition costs, systems development costs, and other miscellaneous assets. Deferred loan acquisition costs of the senior subordinated notes are being amortized using the interest method over the term of the respective notes. Deferred loan acquisition costs of the senior secured debt are being amortized using the straight-line method over the terms of the related debt tranches. Aggregate amortization of deferred loan acquisition costs and other assets charged against income in the year ended June 30, 1997 was $2,949 and in the period ended June 29, 1996 was $678.

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    For purposes of financial reporting, the Company has determined that the fair value of financial instruments approximates book value at June 30, 1997, based on terms currently available to the Company in financial markets.

    CONCENTRATION OF CREDIT RISK

    The Company sells its products to supermarkets and other retail channels. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential credit losses and had no significant concentration of credit risk at June 30, 1997.

    INCOME TAXES

    The Company records income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". This method of accounting for income taxes uses an asset and liability approach which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

    UNAUDITED INTERIM INFORMATION

    The interim financial data as of December 31, 1997, and for the six months ended December 31, 1997 and 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and operating results for the interim periods.

NOTE 3--BUSINESS ACQUISITIONS

    VAN DE KAMP'S AND FROZEN DESSERT PRODUCT LINES

    On September 19, 1995 (commencement of operations), the Company acquired the assets of the frozen seafood business (which operated as Van de Kamp's) and the frozen dessert product lines (together, the "Businesses") from The Pillsbury Company and PET Incorporated (collectively, the "Sellers"). The Company manufactures frozen seafood products out of its Erie, Pennsylvania production facility and its frozen dessert product line is produced out of its Chambersburg, Pennsylvania manufacturing facility.

    The Company acquired the inventories, property, plant and equipment and intangible assets of the Businesses for a purchase price of $190.0 million. The Company paid The Pillsbury Company $2.0 million, a contractually agreed upon amount, to retain all of the current liabilities of the Businesses. The purchase agreement contains customary representations, warranties and covenants by each of the Sellers and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of approximately $70.0 million, (ii) the proceeds from the issuance of $100.0 million of senior subordinated notes (Note 10),

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED) and (iii) the borrowing by the Company of $30.0 million and $2.0 million of senior secured tranche A debt and senior secured revolving debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire the Businesses has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire Businesses...................................................  $ 190,000
Cash paid for disposition of current liabilities..................................      2,000
Other acquisition costs...........................................................      2,543
                                                                                    ---------
                                                                                      194,543
Costs assigned to tangible assets.................................................    (50,407)
                                                                                    ---------
Cost attributable to intangible assets............................................  $ 144,136
                                                                                    ---------
                                                                                    ---------

    MRS. PAUL'S

    On May 6, 1996, the Company acquired substantially all the assets of the Mrs. Paul's frozen food business from CSC. Mrs. Paul's frozen food business includes frozen seafood and frozen vegetable products which are manufactured at both of the Company's Pennsylvania production facilities.

    The Company acquired the inventories, certain manufacturing equipment and intangible assets from CSC. The manufacturing equipment was removed from a CSC facility with certain production lines installed in each of the Company's Erie and Chambersburg production plants. The purchase price was $73.2 million which included a contractually agreed upon payment related to inventories. The purchase agreement contains customary representations, warranties and covenants by each of CSC and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of $15.0 million, and (ii) the borrowing by the Company of $20.0 million and $40.0 million of senior secured tranche A debt and senior secured tranche B debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire Mrs. Paul's has been allocated to tangible and intangible assets acquired, as follows:

Cash paid to acquire Businesses....................................  $  73,203
Cash paid for disposition of current liabilities...................      3,326
                                                                     ---------
Other acquisition costs............................................     76,529
Costs assigned to tangible assets..................................    (11,716)
                                                                     ---------
Cost attributable to intangible assets.............................  $  64,813
                                                                     ---------
                                                                     ---------

    QUAKER FROZEN FOOD BUSINESS

    On July 9, 1996, substantially all of the assets of the frozen food division of Quaker were purchased by the Company for $185.8 million. The Company purchased the Celeste-Registered Trademark- trademark and was granted an

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 3--BUSINESS ACQUISITIONS (CONTINUED) exclusive perpetual, transferable, royalty-free license of the Aunt Jemima-Registered Trademark- trademark for use in the frozen breakfast products business. Also included in the acquisition were inventories and the manufacturing facility located in Jackson, Tennessee, where the Company produces both product lines. The purchase agreement contains customary representations, warranties and covenants by each of Quaker and the Company. The acquisition was accounted for by using the purchase method of accounting and the allocation of the purchase price has been finalized.

    The acquisition was financed by (i) an equity capital contribution from VDK LLC of $60.0 million, and (ii) the borrowing by the Company of $45.0 million, $40.0 million and $50.0 million of senior secured tranche A debt, senior secured tranche B debt and senior secured tranche C debt, respectively, under the senior secured bank facilities (Note 10).

    The cost to acquire the Quaker Frozen Food Business has been allocated to tangible and intangible assets acquired as follows:

Cash paid to acquire assets.......................................  $ 185,800
Other acquisition costs...........................................      3,492
                                                                    ---------
                                                                      189,292
Costs assigned to tangible assets.................................    (49,356)
                                                                    ---------
Cost attributable to intangible assets............................  $ 139,936
                                                                    ---------
                                                                    ---------

    UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma combined financial information reflects the historical net sales and income before income taxes of the Company as if all acquisitions had occurred on July 1, 1995. Had the acquisitions described in this Note 3 taken place July 1, 1995, the unaudited pro forma net sales and income before income taxes for the year ended June 30, 1997 would not have been significantly different from those reflected in the Statement of Operations. For the period ended June 29, 1996 the pro forma net sales were $401,522 and the income before income taxes was $11,651.

NOTE 4--SALE OF ASSETS

    On February 3, 1997, the Company sold substantially all of the assets of its whipped topping product line, which was part of the frozen desserts business, including inventory, certain manufacturing equipment, and intangible assets for approximately $6.2 million in cash. The impact of the sale on current results was not material, and the sale will not significantly impact future results. The net proceeds from the sale, $5.5 million, were used to repay a portion of the Company's senior secured term debt.

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 5--ACCOUNTS RECEIVABLE--OTHER

    Accounts Receivable--Other consist of the following:

                                                           JUNE 30,     JUNE 29,
                                                             1997         1996
                                                          -----------  -----------
The Pillsbury Company...................................   $  --        $     320
Miscellaneous...........................................           9          186
                                                          -----------  -----------
                                                           $       9    $     506
                                                          -----------  -----------
                                                          -----------  -----------

    The balance due from The Pillsbury Company was comprised of accounts receivable collected by them on behalf of the Company.

NOTE 6--INVENTORIES

    Inventories consist of the following:

                                                           JUNE 30,     JUNE 29,
                                                             1997         1996
                                                          -----------  -----------
Raw materials...........................................   $  12,556    $   6,856
Packaging supplies......................................       3,178        2,022
Finished goods..........................................      17,801       21,324
                                                          -----------  -----------
                                                           $  33,535    $  30,202
                                                          -----------  -----------
                                                          -----------  -----------

    At June 30, 1997 and June 29, 1996, the Company had commitments to purchase raw materials aggregating approximately $7.0 million and $3.2 million, respectively.

NOTE 7--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following:

                                                           JUNE 30,     JUNE 29,
                                                             1997         1996
                                                          -----------  -----------
Land....................................................   $   2,342    $     700
Machinery and equipment.................................      73,514       31,105
Buildings and improvements..............................      18,637        5,155
Construction-in-progress................................       1,241        1,607
                                                          -----------  -----------
                                                              95,734       38,567
  Less accumulated depreciation.........................      (9,340)      (2,624)
                                                          -----------  -----------
                                                           $  86,394    $  35,943
                                                          -----------  -----------
                                                          -----------  -----------

    At June 30, 1997 and June 29, 1996, the Company had commitments for facility construction and related machinery and equipment purchases aggregating approximately $2.3 million and $0.5 million, respectively.

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 8--GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following:

                                                          JUNE 30,   JUNE 29,
                                                            1997       1996
                                                          ---------  ---------
Goodwill................................................  $ 163,599  $ 103,553
Trademarks..............................................    151,600     84,200
Other intangibles.......................................     32,105     20,135
                                                          ---------  ---------
                                                            347,304    207,888
  Less accumulated amortization.........................    (16,291)    (4,152)
                                                          ---------  ---------
                                                          $ 331,013  $ 203,736
                                                          ---------  ---------
                                                          ---------  ---------

NOTE 9--ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                          JUNE 30,   JUNE 29,
                                                            1997       1996
                                                          ---------  ---------
Interest................................................  $   4,425  $   4,732
Trade promotion accruals................................     12,478      4,781
Other...................................................      7,716      6,276
                                                          ---------  ---------
                                                          $  24,619  $  15,789
                                                          ---------  ---------
                                                          ---------  ---------

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT

    Long term debt consists of the following:

                                                                         JUNE 30,   JUNE 29,
                                                                           1997       1996
                                                                         ---------  ---------
SENIOR SECURED DEBT

Senior secured tranche A debt--interest rate of 8.3% at June 30, 1997;
  principal due in semi-annual installments through September 19, 2001;
  floating interest rate at the prime rate plus 1.5%, or alternatively, the one, three or six month Euro dollar rate plus 2.5% payable quarterly or at the termination of the Euro dollar contract interest period...............................................................  $  83,192  $  48,750

Senior secured tranche B debt--interest rate of 8.8% at June 30, 1997;
  principal due in semi-annual installments through April 30, 2003;
  floating interest rate at the prime rate plus 2.0% or, alternatively, the one, three or six month Euro dollar rate plus 3.0% payable quarterly or at the termination of the Euro dollar contract interest
  period...............................................................     76,640     40,000

Senior secured tranche C debt--interest rate of 9.0% at June 30, 1997;
  principal due in semi-annual installments through September 30, 2003;
  floating interest rate at the prime rate plus 2.25% or,
  alternatively, the one, three or six month Euro dollar rate plus
  3.25% payable quarterly or at the termination of the Euro dollar
  contract interest period.............................................     48,024     --

Revolving credit facility--interest rate of 10.0% at June 30, 1997;
  principal due September 19, 2001; floating interest rate at the prime rate plus 1.50% or, alternatively, the one, three, or six month Euro dollar rate plus 2.50% payable quarterly or at the termination of the
  Euro dollar contract period..........................................      5,000     --

SENIOR SUBORDINATED NOTES

Senior subordinated notes issued September 15, 1995 at par value of
  $100,000,000; coupon interest rate of 12.0% with interest payable
  each March 15 and September 15; matures on September 15, 2005........    100,000    100,000
                                                                         ---------  ---------
                                                                           312,856    188,750
Less: current portion of long term debt                                    (13,097)    (5,000)
  current portion of revolving credit facility.........................     (5,000)    --
                                                                         ---------  ---------
Long term debt.........................................................  $ 294,759  $ 183,750
                                                                         ---------  ---------
                                                                         ---------  ---------

    Annual principal payments for the next five years and thereafter consist of the following:

1998..............................................  $  18,097
1999..............................................     16,978
2000..............................................     22,071
2001..............................................     24,497
2002..............................................     33,227
Thereafter........................................    197,986
                                                    ---------
                                                    $ 312,856
                                                    ---------
                                                    ---------

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT (CONTINUED)
    SENIOR SECURED DEBT

    On September 19, 1995, the Company entered into the VDK Holdings, Inc. Credit and Guarantee Agreement (the "Agreement") with several banks for $30.0 million of senior secured term and revolving debt. The proceeds from the debt were used to acquire the Businesses, pay fees and expenses and fund working capital. The debt is guaranteed by the Company and its subsidiary. The Agreement contains optional prepayment provisions with no premium. Substantially all assets of the Company are pledged as collateral for the debt.

    In conjunction with the Mrs. Paul's acquisition, the Company amended the Agreement, dated as of May 6, 1996, to provide for additional borrowings of $20.0 million under senior secured tranche A debt and $40.0 million of senior secured tranche B debt. Proceeds from the additional borrowings were used to acquire the Mrs. Paul's business, pay fees and expenses and to provide the working capital requirements related to the Mrs. Paul's acquisition.

    In conjunction with the acquisition of the Quaker Frozen Food Business, the Company amended the Agreement, dated as of July 9, 1996 to provide for additional borrowings of $45.0 million under senior secured tranche A debt, an increase of $40.0 million to the senior secured tranche B debt and an increase of $50.0 million to the senior secured tranche C debt. Proceeds from the additional borrowings were used to acquire the business from Quaker, pay fees and expenses and to provide the working capital requirements related to the Celeste/Aunt Jemima acquisition.

    The Agreement includes $25.0 million of available borrowing under a revolving debt facility, subject to limitations based on letters of credit. At June 30, 1997, the Company had unused borrowing availability of $19.6 million after adjustment for previously issued letters of credit and an outstanding balance of $5.0 million. The interest rate on the outstanding balance was 10.0%. The Agreement requires a commitment fee of 0.5% per annum payable quarterly on the unused portions of the revolving debt facility.

    The Agreement includes restrictive covenants which limit additional borrowing, cash dividends, and capital expenditures while also requiring the Company to maintain certain financial ratios. The Company was in compliance with these covenants at June 30, 1997.

    SENIOR SUBORDINATED NOTES

    On September 19, 1995, the Company issued $100.0 million of senior subordinated notes (the "Notes") registered under the Securities Act of 1933. The proceeds were used to fund the acquisition of the Businesses. The Notes may be redeemed at any time prior to September 15, 2000. The prepayment redemption price would be equal to 100% of the principal plus a premium equal to the greater of (i) 1% of the principal amount or (ii) the excess of (a) present value at time of redemption plus required interest payments due on the Notes through September 15, 2000 over (b) principal amount of Notes. The indenture includes restrictive covenants which limit additional borrowing, cash dividends, the sale of assets, mergers and the sale of stock. The Company was in compliance with these covenants at June 30, 1997.

    INTEREST RATE COLLAR AGREEMENTS

    The Company uses interest rate collar agreements (the "Agreements") to reduce the impact of changes in interest rates on its floating rate term debt. Premiums paid for such Agreements are being

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 10--LONG TERM DEBT (CONTINUED)
amortized to interest expense over the terms of the Agreements. Unamortized premiums are included in Other assets in the balance sheet. Amounts to be paid or received, if any, under the Agreements are recognized as an increase or decrease, respectively, in interest expense. The counterparty to the Company's Agreements is a major financial institution.

    At June 30, 1997, the Company was party to two Agreements. On August 22, 1996, the Company entered into a three year interest rate collar agreement with a notional principal amount of $70.0 million, a cap rate of 7.5% (plus the applicable margin) and a floor rate of 5.5% (plus the applicable margin). On November 26, 1996, the Company entered into a three year interest rate collar agreement with a notional principal amount of $50.0 million, a cap of 6.5% (plus the applicable margin) and a floor rate of 5.75% (plus the applicable margin). The aggregate premiums paid for the two Agreements was $0.1 million.

    Under the Agreements, the Company would receive payments from the counterparty if the three-month LIBOR rate exceeds the cap rates and make payments to the counterparties if the three-month LIBOR rate falls below the floor rates. The payments would be calculated based upon the respective notional principal amount. During fiscal 1997 the Company made payments aggregating $0.1 million under the Agreements. At June 30, 1997, the three-month LIBOR rate was 5.94%.

    Risk associated with the Agreements include those associated with changes in market value and interest rates. At June 30, 1997, the fair value of the Company's interest rate collars was immaterial and management considers the potential loss in future earnings and cash flows attributable to such collars to be immaterial.

NOTE 11--TRANSITION EXPENSES

    Transition related costs consist of what management believes are one-time costs incurred to establish the Company's operations, including expenditures to regain distribution of products that had been discontinued during the transition of the acquired Businesses, relocation expenses, recruiting fees, sales training, computer systems training and other one-time transitional expenses. Transition related costs for the year ended June 30, 1997 and the period ended June 29, 1996 were approximately $2.9 million and $1.3 million, respectively.

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 12--INCOME TAXES

    The Company files a consolidated federal income tax return. State income tax returns are filed by the Company and VDK Inc. on a separate company basis or on a combined basis depending on the particular rules in each state.

                                                                    YEAR ENDED   PERIOD ENDED
                                                                     JUNE 30,      JUNE 29,
                                                                       1997          1996
                                                                    -----------  -------------
    The provision (benefit) for income taxes is summarized as
    follows:

Current tax expense:
  Federal.........................................................   $  --         $  --
  State...........................................................      --            --
                                                                    -----------       ------
Total current provision...........................................      --            --
                                                                    -----------       ------
Deferred tax expense:
  Federal.........................................................       1,989          (196)
  State...........................................................         388           (37)
                                                                    -----------       ------
Total deferred provision..........................................       2,377          (233)
                                                                    -----------       ------
Total provision (benefit) for income taxes........................   $   2,377     $    (233)
                                                                    -----------       ------
                                                                    -----------       ------

    Deferred tax assets (liabilities) consist of the following:

  Deferred tax assets--current:
  Loss carryforwards..............................................   $   5,679     $   1,697
  Promotion reserves..............................................       1,658         1,305
  Other...........................................................         923           371
                                                                    -----------       ------
    Total deferred tax assets--current............................       8,260         3,373
                                                                    -----------       ------
  Deferred tax liabilities--current:
  Inventory reserves..............................................      --              (130)
  Deferred state taxes............................................      --               (13)
                                                                    -----------       ------
    Total deferred tax liabilities--current.......................      --              (143)
                                                                    -----------       ------
  Deferred tax liabilities--non-current:
  Goodwill........................................................      (7,043)       (1,961)
  Depreciation....................................................      (3,361)       (1,036)
                                                                    -----------       ------
    Total deferred tax liabilities--non-current...................     (10,404)       (2,997)
                                                                    -----------       ------
      Total deferred tax liabilities..............................     (10,404)       (3,140)
                                                                    -----------       ------
      Net deferred tax asset (liability)..........................   $  (2,144)    $     233
                                                                    -----------       ------
                                                                    -----------       ------

    The Company has not recorded a valuation allowance for its deferred tax assets. Management believes the deferred tax assets are more likely than not to be realized.

    At June 30, 1997, the Company has federal net operating loss carryforwards of approximately $14.2 million. These losses can be used to offset future taxable income through the year 2011. The Company is a

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 12--INCOME TAXES (CONTINUED)
loss corporation as defined in section 382 of the Internal Revenue Code. Therefore, if certain substantial changes of the Company's ownership should occur, there could be significant annual limitations of the amount of net operating loss carryforwards which can be utilized.

    The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

                                                                     YEAR ENDED     PERIOD ENDED
                                                                      JUNE 30,        JUNE 29,
                                                                        1997            1996
                                                                    -------------  ---------------
Provision for income taxes at U.S. statutory rate.................    $   2,220       $    (229)
Increase (decrease) in tax resulting from:
Nondeductible expenses............................................           36              20
State taxes, net of federal benefit...............................          121             (24)
                                                                         ------           -----
                                                                      $   2,377       $    (233)
                                                                         ------           -----
                                                                         ------           -----

NOTE 13--LEASES

    The Company leases certain facilities, machinery and equipment under operating lease agreements with varying terms and conditions. The leases are noncancellable operating leases which expire on various dates through 2002.

    Future annual minimum lease payments under these leases are summarized as follows:

                                                    MINIMUM
                                                     LEASE
YEARS ENDING JUNE 30,                              PAYMENTS
-----------------------------------------------  -------------
1998...........................................    $     753
1999...........................................          758
2000...........................................          728
2001...........................................          574
2002...........................................          143
Thereafter.....................................       --
                                                      ------
                                                   $   2,956
                                                      ------
                                                      ------

    Rent expense was $0.5 million for the year ended June 30, 1997 and $0.2 million for the period ended June 29, 1996.

NOTE 14--SAVINGS AND BENEFIT PLANS

    The Company offers a retirement savings plan to its nonunion employees in the form of 401(k) and profit sharing plans. Under the 401(k) plan, employee contributions up to 3% of total compensation are matched by the Company, with vesting occurring ratably over a five year period. Profit sharing contributions of 2% of compensation are made on behalf of all nonunion employees on an annual basis. Profit sharing contributions also vest ratably over a five year period. The Company's contributions to the 401(k)

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 14--SAVINGS AND BENEFIT PLANS (CONTINUED) plan for the year ended June 30, 1997 and the period ended June 29, 1996 were $0.6 million and $0.1 million, respectively. The Company's contributions to the profit sharing plan for the year ended June 30, 1997 and the period ended June 29, 1996 were $0.5 million and $0.1 million, respectively.

    The Company also has a defined benefit retirement plan for unionized employees in the Chambersburg plant. Benefits are based on years of credited service and average compensation or stated amounts for each year of service. Net pension expense for the defined benefit retirement plan totaled $0.1 million and $0 for the year ended June 30, 1997 and the period ended June 29, 1996, respectively. The funding policy is consistent with the requirements of federal law and regulations.

NOTE 15--RELATED PARTY TRANSACTIONS

    The Company has a Management Services Agreement with Dartford Partnership, LLC ("Dartford") to provide consulting services and management oversight on financial and operational matters. The Company paid fees totaling $1.8 million to Dartford, a member of VDK LLC, during the year ended June 30, 1997 and $0.6 million during the period ended June 29, 1996. The annual management fee was $0.7 million prior to the acquisition of Mrs. Paul's and $1.2 million prior to the acquisition of the Quaker Frozen Food Business. The charge is included in general and administrative expenses in the Statement of Operations.

    The Company paid certain members of VDK LLC fees totaling $2.1 million during the year ended June 30, 1997 and $2.0 million during the period ended June 29, 1996. The fees were paid for services provided in identifying, negotiating and consummating the Company's acquisitions. The fees were included in the costs of the acquisitions.

    On September 19, 1995, Mr. Thomas O. Ellinwood, the President of the Company, and Mr. Thomas J. Youngerman, Mr. Olafur Gudmundsson and Ms. C. Renee Sloan, Vice Presidents of the Company, executed promissory notes in favor of the Company in exchange for monies borrowed to assist in the capitalization of their limited liability company interests held with VDK LLC. The promissory notes mature September 30, 1998 with required annual payments. Interest is due and payable quarterly at the rate of 8.5% per annum. The aggregate balance outstanding on the promissory notes was $213.3 and $305.0 at June 30, 1997 and June 29, 1996, respectively. The net outstanding balance has been recorded as a reduction to paid-in capital and is reflected as such on the Statement of Changes in Stockholder's Equity.

NOTE 16--INCENTIVE PLAN EXPENSE

    VDK LLC has implemented a Management Compensation Plan ("the Plan") as a means by which Key Personnel (defined as employees and other specific designated persons) of the Company, and/or affiliated with the Company, may be given an opportunity to benefit from the appreciation in the value of the Company. The Amended and Restated Limited Liability Company Agreement of VDK LLC, dated as of September 19, 1995, was amended and restated as of May 22, 1997 to approve and adopt the Plan. The effective date of the Plan is as of September 19, 1995.

    Under the Plan, Key Personnel are issued various types of management compensation units (the "Units") in the Plan as a means to participate in the valuation of the Company, as determined based on certain formulae in the Plan document. The Units are subject to forfeiture based on the failure to meet vesting requirements, specified earnings targets, and/or rates of return targets for certain investors in VDK

                               VDK HOLDINGS, INC.

                                 (IN THOUSANDS)

NOTE 16--INCENTIVE PLAN EXPENSE (CONTINUED)
LLC. Pursuant to the Plan document, the Units will have special valuation and payment provisions upon a change of control or initial public offering of the Company's stock (an "IPO").

    Upon a change of control or IPO, the Units will be valued and amounts will be paid to Unit holders according to various factors, such as the type of triggering event and the amount of proceeds paid to the VDK LLC's investors. In general, there will be no payment on the Units until the VDK LLC's investors have received a designated return on their investments. The payment to Unit holders may be cash and/or non-cash securities, depending on the triggering event and the type of distribution received by VDK LLC's investors. In addition, the Plan will gross-up payments to the Unit holders in certain events relating to (i) any excise tax due under federal income tax rules, and (ii) any tax on the Units in excess of capital gains tax rates.

    The total amount due under the Plan, if any, is subject to the rates of return and forfeiture factors discussed above. Based on management and the Board of Director's assessment of the current valuation of the Company, there is no basis to record an accrual for incentive expense at this time. Should the Company appreciate further in value, incentive expense to be recognized in future periods could be significant. To the extent any amounts are deemed accruable under the Plan in the future, such amounts will be a liability of VDK LLC as the sponsor of the Plan. However, because the Plan is for the benefit of Key Personnel of the Company, any expense to be recognized under the Plan will be pushed down to the Company, and will be recorded by the Company as expense and as additional paid in capital from its parent over the applicable vesting periods. See Note 18--Subsequent Events.

NOTE 17--COMMITMENTS AND CONTINGENCIES

    The Company is subject to litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation would not have a material adverse effect on the Company's financial position or results of operations.

NOTE 18--SUBSEQUENT EVENTS--(UNAUDITED)

    SALE OF COMPANY

    On April 8, 1998, VDK LLC sold all of the outstanding common stock of the Company to Aurora/ VDK LLC, a newly formed limited liability company, in exchange for an interest in Aurora/VDK LLC. Following the sale transaction, Aurora/VDK LLC is owned 44.5% by VDK LLC and 55.5% by MBW Investors LLC.

    INCENTIVE PLAN EXPENSE

    In the quarter ended March 31, 1998, the Company recognized a pre-tax charge of $69.0 million for incentive plan expense under the Plan.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Management of The Procter & Gamble Company:

    We have audited the accompanying statements of equipment and goodwill as of June 30, 1997 and 1996 and statements of direct revenues, direct expenses, and allocated selling expense of the Duncan Hines Business of The Procter & Gamble Company ("Procter & Gamble") for the years ended June 30, 1997, 1996, and 1995 (collectively, the "statements"). These statements are the responsibility of Procter & Gamble's management. Our responsibility is to express an opinion on these statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements referred to above are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements referred to above. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements referred to above. We believe that our audits provide a reasonable basis for our opinion.

    The assets and operations covered by the statements referred to above are a part of The Procter & Gamble Company and have no separate legal status. As described in Notes 1 and 2 to the statements, the statements referred to above have been prepared from Procter & Gamble's consolidated financial records and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis.

    In our opinion, the statements referred to above present fairly, in all material respects, the equipment and goodwill as of June 30, 1997 and 1996 and the direct revenues, direct expenses, and allocated selling expense of the Duncan Hines Business of The Procter & Gamble Company for the years ended June 30, 1997, 1996, and 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
June 9, 1998
Cincinnati, Ohio

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY

                      STATEMENTS OF EQUIPMENT AND GOODWILL
               AS OF DECEMBER 31, 1997 AND JUNE 30, 1997 AND 1996

                                                                               DECEMBER 31,  JUNE 30,   JUNE 30,
(IN THOUSANDS)                                                                     1997        1997       1996
                                                                               ------------  ---------  ---------
                                                                               (UNAUDITED)
EQUIPMENT--NET...............................................................   $   18,065   $  19,349  $  20,502
GOODWILL.....................................................................        3,914       3,914      3,914
                                                                               ------------  ---------  ---------
TOTAL........................................................................   $   21,979   $  23,263  $  24,416
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------

              See accompanying notes to the financial statements.

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY

         STATEMENTS OF DIRECT REVENUES, DIRECT EXPENSES, AND ALLOCATED SELLING EXPENSE FOR THE YEARS ENDED JUNE 30, 1997, 1996, AND 1995, AND FOR
             THE SIX-MONTH PERIODS ENDED DECEMBER 31, 1997 AND 1996

                                                       SIX-MONTH PERIOD ENDED
                                                            DECEMBER 31,              YEAR ENDED JUNE 30,
                                                       ----------------------  ----------------------------------
                                                          1997        1996        1997        1996        1995
                                                       ----------  ----------  ----------  ----------  ----------
(IN THOUSANDS)                                              (UNAUDITED)
DIRECT REVENUES:
  Gross revenues.....................................  $  154,519  $  146,124  $  253,548  $  277,721  $  281,303
  Less:
    Trade spending...................................     (15,822)     (9,659)    (19,646)    (16,357)    (14,775)
    Coupon expense...................................      (2,194)     (2,110)     (2,900)     (3,378)     (5,388)
                                                       ----------  ----------  ----------  ----------  ----------
      Net direct revenues............................     136,503     134,355     231,002     257,986     261,140
                                                       ----------  ----------  ----------  ----------  ----------

COSTS OF PRODUCTS SOLD:
  Product costs......................................      85,139      80,361     144,261     153,791     153,015
  Delivery costs.....................................       6,398       6,647      11,787      13,388      14,267
                                                       ----------  ----------  ----------  ----------  ----------
      Total costs of products sold...................      91,537      87,008     156,048     167,179     167,282
                                                       ----------  ----------  ----------  ----------  ----------

GROSS MARGIN.........................................      44,966      47,347      74,954      90,807      93,858
                                                       ----------  ----------  ----------  ----------  ----------

DIRECT MARKETING:
  Consumer promotional expense.......................       1,184       1,226       3,376       5,186       4,498
  Advertising expense................................       6,549       5,576       9,957      13,798      12,276
  Other marketing expenses...........................       1,119       1,453       2,520       4,049       3,245
                                                       ----------  ----------  ----------  ----------  ----------
      Total direct marketing expenses................       8,852       8,255      15,853      23,033      20,019
                                                       ----------  ----------  ----------  ----------  ----------

DIRECT SELLING, ADMINISTRATIVE AND OTHER.............       4,131       6,177      10,041      10,791       9,962
ALLOCATED SELLING EXPENSE............................       2,762       3,297       4,750       6,373       6,429
                                                       ----------  ----------  ----------  ----------  ----------
EXCESS OF DIRECT REVENUES OVER DIRECT EXPENSES AND
  ALLOCATED SELLING EXPENSE..........................  $   29,221  $   29,618  $   44,310  $   50,610  $   57,448
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------

              See accompanying notes to the financial statements.

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. BASIS OF PRESENTATION

    On January 16, 1998, The Procter & Gamble Company (Procter & Gamble) sold certain assets and the related business of the Duncan Hines brand ("Duncan Hines Business"). The Duncan Hines Business produces baking goods which are manufactured at Procter & Gamble's Jackson, TN. plant, which also produces other food products for Procter & Gamble that are unrelated to the Duncan Hines Business. The accompanying statements present the equipment and goodwill that Procter & Gamble sold as of December 31, 1997 and June 30, 1997 and 1996 and direct revenues, costs of products sold, direct marketing expenses, direct selling, administrative and other expenses, and allocated selling expense for the years ended June 30, 1997, 1996, and 1995, the six-month periods ended December 31, 1997 and 1996 for the Duncan Hines Business. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

    Procter & Gamble did not account for the Duncan Hines Business as a separate entity. Accordingly, the information included in the accompanying statements of direct revenues, direct expenses, and allocated selling expense has been obtained from Procter & Gamble's consolidated financial records. The statements of direct revenues, direct expenses, and allocated selling expense include allocations of certain Procter & Gamble selling, administrative, and other expenses, as discussed in Note 2. Procter & Gamble management believes the allocations are reasonable; however, these allocated expenses are not necessarily indicative of expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis, since certain administrative and other expenses are provided to the Duncan Hines Business that are not included in the accompanying statements as discussed in Note 2.

    In addition, the statements of direct revenues, direct expenses, and allocated selling expense include allocations of certain Jackson Plant costs, as discussed in Note 2. Procter & Gamble management believes these allocations are reasonable; however, these allocated costs may not necessarily be indicative of costs that would have been incurred by the Duncan Hines Business on a stand-alone basis, since these allocated costs are based on the structure of the Jackson Plant operations and related activities, as managed and operated by Procter & Gamble.

    Equipment and goodwill and direct revenues, direct expenses, and allocated selling expense are presented in the accompanying statements in accordance with generally accepted accounting principles. The unaudited information for the six-month periods ended December 31, 1997 and 1996 contain all adjustments, consisting only of normal recurring accruals, necessary for a consistent presentation of the direct revenues, direct expenses, and allocated selling expense for the six-month periods.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION--Revenue from the sale of products is recognized at the time the products are shipped.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions Procter & Gamble may undertake in the future, actual results ultimately may differ from the estimates.

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EQUIPMENT--Equipment cost and the related accumulated depreciation were as follows:

                                                                               DECEMBER 31,
                                                                                   1997      JUNE 30,   JUNE 30,
                                                                               (UNAUDITED)     1997       1996
                                                                               ------------  ---------  ---------
Equipment cost...............................................................   $   51,604   $  51,793  $  50,038
Accumulated depreciation.....................................................       33,539      32,444     29,536
                                                                               ------------  ---------  ---------
Net book value...............................................................   $   18,065   $  19,349  $  20,502
                                                                               ------------  ---------  ---------
                                                                               ------------  ---------  ---------

    Depreciation is computed using the straight-line method over the estimated useful lives of the assets which primarily range from 4 to 19 years.

    GOODWILL--Goodwill represents the cost of acquisition in excess of tangible assets and identifiable intangible assets received. Since the goodwill was acquired prior to November 1970 it is not being amortized.

    COUPON EXPENSE--Coupon expense represents deductions from direct revenues for coupons related to Duncan Hines products. The expense is based on expected redemption rates of issued coupons based on historical data.

    COSTS OF PRODUCTS SOLD--Inventories are valued at cost, which is not in excess of current market. Cost is primarily determined by the average cost method. The cost of products sold include allocations of costs to the Duncan Hines Business activities, including warehousing, utilities, insurance, and employee costs. These plant costs are allocated between the Duncan Hines Business and other food products that are produced at the Jackson Plant based primarily on number of employees, usage, and square footage.

    DIRECT MARKETING--Direct marketing represents specifically identified promotional, advertising, and other marketing expenses related to the Duncan Hines Business.

    DIRECT SELLING, ADMINISTRATIVE & OTHER--Certain selling, administrative and other direct expenses are specifically identifiable and others are allocated to the Duncan Hines Business based primarily on an estimate of actual time and effort spent, number of employees, and square footage. Such allocated expenses represent those charges that are attributable to the Duncan Hines Business and include Procter & Gamble's Food and Beverage Sector and the Duncan Hines Category related expenses such as human resources, public affairs, research and development, finance and accounting, selling, and other general administrative expenses. Certain administrative and other expenses are allocated to the Duncan Hines Business by Procter & Gamble that are not directly attributable or specifically identifiable to the Business and, therefore, are excluded from direct selling, administrative, and other expenses in the accompanying statements. Such expenses primarily include Procter & Gamble's Corporate and North American Region related expenses such as human resources, executive compensation, management systems, finance and accounting, research and development, and general corporate expenses.

    ALLOCATED SELLING EXPENSE--Selling expense is not specifically identifiable to the Duncan Hines Business. Such expense is allocated to the Duncan Hines Business based on the volume in relation to the total volume of the Duncan Hines Business in relation to the total volume of the North American Region of Procter & Gamble.

    UNAUDITED INTERIM INFORMATION--The interim financial data as of December 31, 1997, and for the six months ended December 31, 1997 and 1996 is unaudited; however, in the opinion of the Company, the

                          THE DUNCAN HINES BUSINESS OF
                          THE PROCTER & GAMBLE COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. SUPPLEMENTAL FINANCIAL INFORMATION

    The following table presents supplemental financial information:

                                                                    SIX-MONTH PERIOD ENDED
                                                                         DECEMBER 31,              YEAR ENDED JUNE 30,
                                                                   ------------------------  -------------------------------
(IN THOUSANDS)                                                        1997         1996        1997       1996       1995
                                                                   -----------  -----------  ---------  ---------  ---------
                                                                         (UNAUDITED)
Depreciation and Amortization(1)                                    $   1,777    $   1,863   $   3,818  $   3,689  $   3,598
Cash Flows:
  Capital Expenditures(1)........................................       1,500        1,500       4,600      4,500      3,800
  Changes in Inventory...........................................       1,313       (1,098)     (3,162)       355      1,149

------------------------------

(1) The amounts for Depreciation and Amortization and Capital Expenditures include allocations of certain Jackson Plant costs, in addition to those costs related to Equipment - Net presented in the accompanying statements of equipment and goodwill. Amounts for Depreciation and Amortization are included in Product costs in the accompanying statements of direct revenues, direct expenses, and allocated selling expense. These amounts are not necessarily indicative of the costs and expenses that would have been incurred by the Duncan Hines Business on a stand-alone basis.

                                    * * * * * *

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Kraft Foods, Inc.

    We have audited the accompanying statements of assets to be acquired of the Log Cabin Syrup Business (the "Business"), a component of Kraft Foods, Inc. as of December 28, 1996 and December 30, 1995, and the statements of operations of the Business for the years ended December 28, 1996, December 30, 1995 and December 31, 1994. These financial statements are the responsibility of Kraft Foods, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying financial statements were prepared to present assets to be acquired and the results of operations of the Business pursuant to the asset purchase agreement between Kraft Foods, Inc. and MBW Foods, Inc. as described in
Note 1 and are not intended to be a complete presentation of the Business's financial position and cash flows.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be acquired of the Business as of December 28, 1996 and December 30, 1995 and the results of its operations for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Chicago, Illinois
August 20, 1997

                            LOG CABIN SYRUP BUSINESS
                          (A COMPONENT OF KRAFT FOODS)
                      STATEMENTS OF ASSETS TO BE ACQUIRED
                    DECEMBER 28, 1996 AND DECEMBER 30, 1995
                                 (IN THOUSANDS)

                                                                                       DECEMBER 28,  DECEMBER 30,
                                                                                           1996          1995
                                                                                       ------------  ------------
ASSETS
Inventories..........................................................................   $    6,717    $    6,661
Machinery and equipment, net of accumulated depreciation of $2,415 and $2,099,
  respectively.......................................................................        8,238         8,976
                                                                                       ------------  ------------
      Total assets...................................................................   $   14,955    $   15,637
                                                                                       ------------  ------------
                                                                                       ------------  ------------

    The accompanying notes are an integral part of the financial statements.

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                            STATEMENTS OF OPERATIONS
                     FOR THE YEARS ENDED DECEMBER 28, 1996,
                             DECEMBER 30, 1995 AND
                               DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                 DECEMBER 28,     DECEMBER 30,     DECEMBER 31,
                                                                     1996             1995             1994
                                                                ---------------  ---------------  ---------------
Net sales.....................................................    $   104,466      $   106,330      $   115,894
Costs and expenses:
  Cost of products sold.......................................         36,237           35,804           35,254
  Freight and distribution....................................          7,099            7,620            7,553
  Trade promotions............................................         21,355           23,239           20,898
  Consumer marketing..........................................          3,994            5,478            7,940
  Selling, general and administrative.........................          7,388            7,738            7,863
  Amortization of goodwill....................................          1,350            1,350            1,350
                                                                ---------------  ---------------  ---------------
    Total costs and expenses..................................         77,423           81,229           80,858
                                                                ---------------  ---------------  ---------------
  Net sales less direct and allocated expenses before taxes...         27,043           25,101           35,036
Provision for income taxes....................................         11,229           10,461           14,391
                                                                ---------------  ---------------  ---------------
Net sales less direct and allocated expenses..................    $    15,814      $    14,640      $    20,645
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------

    The accompanying notes are an integral part of the financial statements.

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS

    On May 7, 1997, Kraft Foods, Inc. ("Kraft" or the "Company"), entered into an Asset Purchase Agreement (the "Agreement") with MBW Foods Inc. (the "Buyer"). The Agreement provides for the sale of certain assets of Kraft pertaining to its Log Cabin Syrup Business (the "Business"). Under the terms of the Agreement, Kraft Foods, Inc. sold to the Buyer certain assets (inventory and machinery and equipment) used in the Business, as defined in the Agreement, and retained the manufacturing plants, employees and certain liabilities, as defined in the Agreement, of the Business. The sale was consummated on July 1, 1997.

    The Business's products, which are distributed on an international basis, consist of retail and foodservice syrup products. A significant portion of the Business's net sales are with major retailers. The accompanying financial statements represent the results of operations and assets to be acquired of the Business in the United States and Canada, including export sales, but specifically excluding the Business in Mexico and the manufacture and sale of syrups under the Kraft brand name pursuant to a distribution agreement with Alliant Foodservice, a former indirect wholly-owned subsidiary of Kraft. Throughout the periods covered by the financial statements, the Business's operations were conducted and accounted for as part of the Company. These financial statements have been carved out from the Company's historical accounting records.

    The manufacturing and distribution operations of the Business are conducted at sites where other Company manufacturing and distribution operations not included in the Business are present. In addition, certain nonmanufacturing operations of the Business share facilities and space with other Company operations. At these shared sites, only the assets of the Business (inventories and machinery and equipment) are included in the statements of assets to be acquired.

    Under the Company's centralized cash management system, cash requirements of the Business were generally provided directly by the Company and cash generated by the Business was generally remitted directly to the Company. Transaction systems (e.g., payroll, employee benefits, accounts payable) used to record and account for cash disbursements were provided by centralized Kraft organizations outside the defined scope of the Business. Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis. Given these constraints and since only certain assets of the Business were sold, statements of financial position and cash flows could not be prepared.

    Net sales in the accompanying statements of operations represent net sales directly attributable to the Business. Costs and expenses in the accompanying statements of operations represent direct and allocated costs and expenses related to the Business. Costs for certain functions and services performed by centralized Company organizations outside the defined scope of the Business have been allocated to the Business based on usage or sales of the Business, as appropriate, compared to total usage or sales. The results of operations include expense allocations for (1) selling costs for sales and customer service functions and services performed on behalf of the Business by the centralized sales group within the Company, (2) fixed manufacturing and distribution costs of the facilities that produce and store the products of the Business, (3) research and development expense, (4) administrative costs of the marketing division responsible for the Business, including finance and accounting, and (5) certain Kraft marketing and corporate expenses attributable to the Business, including human resources, systems, legal, and risk management (see Notes 2 and 4 for a description of the allocation methodologies employed). Kraft

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

1. DESCRIPTION OF BUSINESS (CONTINUED)
maintains all debt and notes payable on a consolidated basis to fund and manage all of its operations. Debt and related interest expense were not allocated to the Business.

    The statements of operations of the Business exclude allocations of certain expenses, primarily related to certain Kraft general corporate expenses. Expenses not allocated include, but are not limited to, general overhead costs related to corporate accounting, human resources, legal, systems, and risk management.

    Total cost of products sold includes $2,398, $2,401, and $2,091 in allocated costs for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively. Freight and distribution expenses include $2,369, $2,597 and $2,801 of allocated costs for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively. Selling, general and administrative expenses include $7,388, $7,738 and $7,863 of allocated costs for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively.

    All of the allocations and estimates in the statements of operations are based on assumptions that Company management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or the future operating results of the Business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL PERIODS

    The Business's fiscal year consists of 52 or 53 weeks, ending on the last Saturday in December. The year ended December 31, 1994 consisted of 53 weeks. Each of the years ended December 30, 1995 and December 28, 1996 consisted of 52 weeks.

INCOME RECOGNITION

    Sales and related cost of products sold are included in income and expense, respectively, when products are shipped to the customer.

INVENTORIES

    Finished goods inventories are directly attributable to the Business. Raw materials, packaging and supplies have been allocated to the Business on the basis of usage during the preceding year. Inventories are priced at the lower of cost or market with cost determined on a last-in, first-out (LIFO) basis. Certain distribution and fixed costs have been included in inventory in accordance with the Uniform Capitalization Rules under the Tax Reform Act of 1986 ("UNICAP") rules.

MACHINERY AND EQUIPMENT

    Machinery and equipment in the accompanying statements of assets to be acquired (the "M&E") is stated at historical cost, net of accumulated depreciation directly related to that machinery and equipment. Alterations and major overhauls which extend the lives or increase the capacity of the M&E are

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) capitalized. The amounts for property disposals are removed from the M&E and accumulated depreciation accounts and any resultant gain or loss is included in earnings. Ordinary repairs and maintenance are charged to operating costs.

    Depreciation is calculated using the straight-line method over the useful lives of the M&E. Depreciation expense provided in costs and expenses in the accompanying statements of operations for the M&E is directly attributable to the Business. Depreciation expense provided in costs and expenses in the accompanying statements of operations for the shared facilities is allocated to the Business based on usage or occupancy of the Business compared to total usage or occupancy.

COST OF PRODUCTS SOLD

    Cost of products sold includes direct costs of materials, labor and overhead and allocated costs for facilities, functions and services used by the Business at shared sites. Overhead allocations are based on estimated time spent by employees, relative use of facilities, estimated consumption of common supplies, and sales of the Business compared to total Kraft sales.

FREIGHT AND DISTRIBUTION

    Freight and distribution expenses consisting of direct outbound freight and direct and allocated costs related to the warehousing of products of the Business are included in cost of products sold.

TRADE PROMOTIONS

    Trade promotions are directly attributable to the Business and represent promotional incentives offered to retailers, including both performance and non-performance trade deals.

CONSUMER MARKETING

    Consumer marketing is directly attributable to the Business and consists primarily of advertising and coupons. Advertising and promotional costs are generally expensed as incurred. Production costs are expensed on the initial use of the advertisement or the initial drop of the coupons. Advertising expense was $361, $23 and $1,594 for the years ended December 28, 1996, December 30, 1995 and December 31, 1994, respectively.

SELLING, GENERAL AND ADMINISTRATIVE

    Selling, general and administrative consists solely of allocated selling, administrative and research and development expenses. The Business has allocated these expenses based on various measures relevant to the expense being allocated.

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
AMORTIZATION OF GOODWILL

    Goodwill consists of an estimate of goodwill allocable to the Business arising from Philip Morris's acquisition of General Foods, Inc. in 1985. Goodwill is amortized over 40 years using the straight-line method.

INCOME TAXES

    The taxable income of the Business was included in the tax returns of Philip Morris. As such, separate income tax returns were not prepared or filed for the Business. The provisions for income taxes included in the accompanying statements of operations have been determined on a separate company basis. No deferred income taxes have been attributed to the Business.

PENSIONS

    The Company has noncontributory defined benefit plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees' years of service and employees' compensation during the last years of employment. It is the Company's policy to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974. The Company maintains profit-sharing and savings plans for full-time employees who meet certain eligibility requirements. The service and interest costs allocated to the Business relative to the aforementioned plans are based on pensionable earnings of employees directly attributable or allocated to the Business.

OTHER POSTRETIREMENT BENEFITS

    The Company provides certain health care and life insurance benefits (postretirement benefits) to substantially all eligible retired U.S. employees and their dependents. These benefits are accounted for as they are earned by active employees. The postretirement costs allocated to the Business are based on headcount of employees directly attributable or allocated to the Business.

ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or the future results of the Business.

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                           (IN THOUSANDS) (CONTINUED)

3. PROVISION FOR INCOME TAXES

    The provisions for income taxes for the years ended December 28, 1996, December 30, 1995 and December 31, 1994 are as follows:

                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Federal..........................................................................  $   9,242  $   8,610  $  11,844
State............................................................................      1,987      1,851      2,547
                                                                                   ---------  ---------  ---------
Provision for income taxes.......................................................  $  11,229  $  10,461  $  14,391
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The Business's effective income tax rate differed from the U.S. federal statutory rate for the following reasons:

                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Federal..........................................................................       35.0%      35.0%      35.0%
State (net of federal tax benefit)...............................................        4.8        4.8        4.7
Goodwill amortization............................................................        1.7        1.9        1.4
                                                                                   ---------  ---------  ---------
Provision for income taxes.......................................................       41.5%      41.7%      41.1%
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

4. INVENTORIES

                                                                                                   1996       1995
                                                                                                 ---------  ---------
Raw materials, packaging and supplies..........................................................  $   2,846  $   2,455
Finished products..............................................................................      4,186      5,223
                                                                                                 ---------  ---------
                                                                                                     7,032      7,678
Adjustment to LIFO basis.......................................................................       (315)     1,017
                                                                                                 ---------  ---------
                                                                                                 $   6,717  $   6,661
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company's application of LIFO is not attributable to individual product lines. Accordingly, the results of applying LIFO have been allocated to the Business based on sales of the Business compared to total sales of Kraft. Management believes such allocations are reasonable, but may not necessarily reflect the costs that would have been incurred if LIFO had been applied on a business specific basis.

5. COMMITMENTS AND CONTINGENCIES

    The Business is currently subject to certain lawsuits and claims with respect to matters such as product liability and other actions arising in the normal course of business. Such lawsuits and claims, as defined in the Agreement, are the responsibility of Kraft.

6. CASH FLOW INFORMATION

    The Business had capital expenditures of $500, $1,200 and $800, for the years ended December 28, 1996, December 30, 1995 and December 31, 1994.

                            LOG CABIN SYRUP BUSINESS
                       (A COMPONENT OF KRAFT FOODS, INC.)
                      STATEMENT OF OPERATIONS (UNAUDITED)
            FOR THE SIX MONTHS ENDED JUNE 28, 1997 AND JUNE 29, 1996
                                 (IN THOUSANDS)

                                                                                                SIX MONTHS ENDED
                                                                                              --------------------
                                                                                              JUNE 28,   JUNE 29,
                                                                                                1997       1996
                                                                                              ---------  ---------
Net Sales...................................................................................  $  51,222  $  51,509
Costs and Expenses
  Cost of products sold.....................................................................     18,067     16,269
  Brokerage and distribution................................................................      3,239      3,589
  Trade promotions..........................................................................      9,457     10,452
  Consumer marketing........................................................................        597      3,789
  Selling, general and administrative.......................................................      3,637      3,802
  Amortization of goodwill..................................................................        675        675
                                                                                              ---------  ---------
Total costs and expenses....................................................................     35,672     38,576
                                                                                              ---------  ---------

Net sales less direct and allocated expenses before taxes...................................     15,550     12,933

Provision for income taxes..................................................................      6,376      5,303
                                                                                              ---------  ---------
Net sales less direct and allocated expenses................................................  $   9,174  $   7,630
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder of
Pet Incorporated

    In our opinion, the accompanying combined statements of income of Van de Kamp's frozen seafoods business and frozen dessert product lines (the Businesses), comprising businesses of Pet Incorporated (the Company), present fairly, in all material respects, results of operations of the Businesses for the period July 1, 1995 through September 18, 1995 and for the year ended June 30, 1995 in conformity with generally accepted accounting principles. These statements are the responsibility of the Company's management; our responsibility is to express an opinion on these statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether these statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of these statements. We believe that our audits of these statements provide a reasonable basis for the opinion expressed above.

    As explained in Note 1, Van de Kamp's, Inc. acquired the assets of the Businesses from The Pillsbury Company and Pet Incorporated on September 19, 1995.

Price Waterhouse LLP
San Francisco, California
July 22, 1996

                        VAN DE KAMP'S AND FROZEN DESSERT
                       PRODUCT LINES OF PET INCORPORATED
                         COMBINED STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                                    JULY 1, 1995     FOR THE YEAR
                                                                                      THROUGH            ENDED
                                                                                 SEPTEMBER 18, 1995  JUNE 30, 1995
                                                                                 ------------------  -------------
Net sales......................................................................      $   20,545       $   149,359
Cost of goods sold.............................................................          10,978            66,111
                                                                                        -------      -------------
  Gross profit.................................................................           9,567            83,248
                                                                                        -------      -------------
Selling distribution and marketing expenses:
  Selling and distribution.....................................................           1,616            11,376
  Trade promotions.............................................................           3,699            34,530
  Consumer marketing...........................................................           1,919             8,260
                                                                                        -------      -------------
    Total selling, distribution and marketing expenses.........................           7,234            54,166

Amortization of goodwill.......................................................             689             3,305
General and administrative expenses............................................           1,370             9,789
                                                                                        -------      -------------
    Total operating expenses...................................................           9,293            67,260
                                                                                        -------      -------------
    Income from operations before income taxes.................................             274            15,988
Provision for income taxes.....................................................             396             7,716
                                                                                        -------      -------------
    Net income (loss)..........................................................      $     (122)      $     8,272
                                                                                        -------      -------------
                                                                                        -------      -------------

                        VAN DE KAMP'S AND FROZEN DESSERT
                       PRODUCT LINES OF PET INCORPORATED

                   NOTES TO THE COMBINED STATEMENTS OF INCOME

1. THE ENTITY

    The Van de Kamp's frozen seafoods business (VDK) and certain frozen dessert product lines (Desserts, together with VDK referred to as the "Businesses"), were owned by Pet Incorporated (Pet) which had operated as a stand alone entity from April 1, 1991 through February 8, 1995, upon which date Pet was acquired as a wholly-owned subsidiary of The Pillsbury Company (Pillsbury), an indirect wholly-owned subsidiary of Grand Metropolitan PLC, a company incorporated in England. In accordance with the Asset Purchase Agreement dated as of July 7, 1995 (the Agreement), Pillsbury and Pet agreed to sell and transfer certain assets of the Businesses to Van de Kamp's, Inc. VDK produces and markets branded frozen seafood in the United States. The Desserts businesses represent frozen dessert lines consisting of Pet-Ritz brand cream pies and cobblers, Oronoque Orchards brand pie crusts and private label whipped toppings. Assets acquired by Van de Kamp's, Inc. on September 19, 1995 were limited to inventories, property, plant and equipment, and the intangible assets of the Businesses. No other assets were acquired and no liabilities of the Businesses were assumed.

    The historical net sales of the Businesses represented approximately 10% of Pet's consolidated net sales in recent years. Of the Businesses' net sales for the period July 1, 1995 through September 18,1995 and the year ended June 30, 1995 approximately 67.7% and 75.6%, respectively, relate to VDK, with the remainder relating to Desserts.

2. BASIS OF PRESENTATION

    The combined statements of income of the Businesses were derived from the accounting records of Pillsbury and Pet and have been presented on a Pet historical cost basis. Purchase accounting adjustments reflecting the Pillsbury basis after February 8, 1995, in conjunction with the acquisition of Pet, were not pushed down to the asset balances of the Businesses and are not reflected in the related financial information presented herein.

    The combined statements of income include revenue and expenses directly attributable to the manufacture and sale of the Businesses' products as well as the allocation of general and administrative expenses (see Note 3). However, Pillsbury and Pet maintained all debt and notes payable on a consolidated basis to fund and manage all product lines and businesses; debt and related interest expense were not allocated to individual product lines. Accordingly, no interest expense for these Businesses is included in the combined statements of income presented herein.

    Full financial statements, including complete historical balance sheets and statements of cash flows, of the Businesses have not been presented. Neither Pillsbury nor Pet operated these product lines as separate divisions or business entities. Accordingly, it is not practicable to separate other components of assets, liabilities or cash flows related specifically to these product lines. The financial information in these statements is not necessarily indicative of results that would have occurred if the Businesses had been a separate stand alone entity during the periods presented or of future results of the Businesses.

                        VAN DE KAMP'S AND FROZEN DESSERT
                       PRODUCT LINES OF PET INCORPORATED

             NOTES TO THE COMBINED STATEMENTS OF INCOME (CONTINUED)

3. SUMMARY OF ACCOUNTING POLICIES

    Revenue recognition--Revenue from the sale of the Businesses' products is recognized upon shipment to the customer. Costs and related expenses to manufacture the Businesses' products are recorded as costs of goods sold when the related revenue is recognized.

    Allocation of general and administrative expenses--Prior to the acquisition by Pillsbury, Pet provided various general and administrative services to the Businesses including quality control, quality assurance, engineering, cost accounting, labor relations, product development, computer processing systems, treasury, legal, employee benefits, human resources, insurance and corporate facilities and management. These expenses were allocated to all of Pet's product lines, including the Businesses, based primarily on budgeted sales. Upon conversion to Pillsbury's systems as of May 1, 1995, similar costs for the months of May and June of 1995 and during the period ended September 18, 1995 were allocated from Pillsbury on a consistent basis.

    Warehousing costs--Warehousing costs, including internal and external costs, of $1,176 and $4,248 for the period July 1, 1995 through September 18, 1995 and the year ended June 30, 1995, respectively, are reflected in cost of goods sold.

    Selling, distribution and marketing expenses--Pet aggregates its selling, distribution and marketing expenses into three categories. Selling and distribution expenses include costs of the outside brokerage network and outbound freight. Trade promotions represent promotional incentives offered to retailers. Consumer marketing expense is comprised of costs for advertising and coupon placements and related processing.

    Property, plant and equipment--Property, plant and equipment are stated at cost and depreciation is computed using the straight line method at annual rates of 2% to 20%. Expenditures for improvements which substantially extend the useful life or increase the capacity of assets, including interest during the construction period, are capitalized. Capital expenditures for the Businesses were $0 and $1,884 for the period July 1, 1995 to September 18, 1995 and the year ended June 30, 1995, respectively. Ordinary repairs and maintenance are expensed as incurred. When property, plant and equipment are sold or retired, cost and accumulated depreciation are removed from the accounts and gains and losses are recorded in income. Depreciation expense for the Businesses was $653 and $3,016 for the period July 1, 1995 through September 18, 1995 and the year ended June 30, 1995, respectively.

    Goodwill--Goodwill consists of the excess of cost over the fair market value of net tangible assets acquired. Goodwill is being amortized on a straight-line basis over 40 years.

4. PROVISION FOR INCOME TAXES

    The Businesses have been included in the combined federal and certain state tax returns of Pet through February 8, 1995 and included with those of Pillsbury through September 18, 1995. The provision for income taxes included in these statements has been calculated based upon statutory rates applied to pre-tax income adjusted for goodwill amortization and may not necessarily be indicative of the Businesses' tax expense on a stand alone basis.

                        VAN DE KAMP'S AND FROZEN DESSERT
                       PRODUCT LINES OF PET INCORPORATED

             NOTES TO THE COMBINED STATEMENTS OF INCOME (CONTINUED)

4. PROVISION FOR INCOME TAXES (CONTINUED)
    The items which gave rise to differences between the income taxes provided in the statement of income and income taxes computed at the U.S. statutory rate are summarized below (in thousands):

                                                           JULY 1, 1995
                                                             THROUGH
                                                        SEPTEMBER 18, 1995            1995
                                                      ----------------------  --------------------
                                                        AMOUNT         %       AMOUNT        %
Income tax expense computed at statutory rate.......   $      96        35.0  $   5,595       35.0
State income taxes, net of federal income tax
 benefit............................................          14         5.0        799        5.0
Goodwill amortization...............................         286         4.4      1,322        8.3
                                                           -----         ---  ---------        ---
  Provision for federal taxes.......................   $     396        44.4  $   7,716       48.3
                                                           -----         ---  ---------        ---
                                                           -----         ---  ---------        ---

NO PERSON HAS BEEN AUTHORIZED HEREBY TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                  -------------------------------------------

TABLE OF CONTENTS

Available Information..................        iii
Prospectus Summary.....................          1
Risk Factors...........................         10
Equity Offerings.......................         16
Refinancings...........................         16
Use of Proceeds of the New Notes.......         16
Background.............................         17
Capitalization.........................         18
The Exchange Offer.....................         19
Unaudited Pro Forma Financial
  Information..........................         27
Selected Historical Financial Data.....         42
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................         46
Business...............................         60
Management.............................         72
Principal Stockholders.................         85
Certain Relationships and Related
  Transactions.........................         91
Description of Capital Stock...........         93
Description of Other Indebtedness......         94
Description of Notes...................         99
Certain United States Federal Tax
  Considerations.......................        122
Old Notes Exchange and Registration
  Rights Agreement.....................        124
Book Entry; Delivery and Form..........        126
Plan of Distribution...................        128
Legal Matters..........................        129
Experts................................        129
Index to Financial Statements..........        F-1

                               AURORA FOODS INC.

                               OFFER TO EXCHANGE

                             8 3/4% SERIES B SENIOR

                               SUBORDINATED NOTES

                                    DUE 2008

                              FOR ALL OUTSTANDING
                        8 3/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                           , 1998

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the registrant, eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions)or (iv) for any transaction from which a director derived an improper personal benefit. Article Eighth of the Company's Certificate of Incorporation has eliminated the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

    Article VI of the Company's By-Laws provides, among other things that the Company shall indemnify, in the manner and to the fullest extent permitted by applicable law, officers and directors of the Company (or the estate of such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was or has agreed to be a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred (and not otherwise recovered) by such person in connection with the investigation, preparation to defend or defense of such action, suit, claim or proceeding. To the extent and in the manner provided by applicable law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding even if such director or officer is alleged to have not met the applicable standard of conduct required under Article VI or is alleged to have committed conduct so that, if true, such director or officer would not be entitled to indemnification under Article VI, upon receipt of an undertaking, which need not be secured, by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in Article VI, PROVIDED, HOWEVER, that the foregoing shall not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Unless otherwise permitted by applicable law, the indemnification provided for in Article VI shall be made only as authorized in the specific case upon a determination, made in the manner provided by applicable law, that indemnification of such director or officer is proper in the circumstances. The By-Laws also allow the Company, to the fullest extent permitted by applicable law, to purchase and maintain insurance for any such person indemnified by Article VI.

    The foregoing statements are subject to the detailed provisions of Section 102(b)(7) of the DGCL, Article Eighth of the Certificate of Incorporation of the Company and Article VI of the By-Laws of the Company, as applicable.

    The Company and each of its directors and Ms. Cummings have each entered into an indemnification agreement pursuant to which the Company indemnifies such person to the fullest extent permitted under its By-Laws providing, among other things, for the payment, in advance by the Company, of expenses incurred by any such person in connection with an investigation, preparation to defend or defense of an

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS (CONTINUED) action, suit, claim or proceeding which arises by reason of the fact that such person agreed to be a director or an officer of the Company, as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Purchase Agreement, dated as of June 25, 1998 among Aurora Foods Inc. and Chase Securities, Inc.,
             Goldman, Sachs & Co. and NatWest Capital Markets Limited. (Incorporated by reference to Exhibit 10.3 to
             Aurora Foods Inc.'s Form S-1 (File Number 98656056) (the "Aurora S-1")).
       2.1   Merger Agreement, dated as of June 22, 1998, between Aurora Foods Inc. and A Foods Inc. (Incorporated by reference to Exhibit 2.1 to the Aurora S-1).
       2.2   Merger Agreement, dated as of June 25, 1998 among Aurora Foods Holdings Inc., Foods Operating Co. Inc.,
             VDK Holdings, Inc., Van de Kamp's, Inc. and Aurora Foods Inc. (Incorporated by reference to Exhibit 2.2 to the Aurora S-1).
       2.3   Asset Purchase Agreement, dated as of November 26, 1997, by and between Aurora Foods Inc. and The
             Procter & Gamble Company. (Incorporated by reference to Exhibit 2.1 to Aurora Foods Inc.'s Form 8-K filed on January 30, 1998).
       2.4   Asset Purchase Agreement, dated as of March 7, 1997 by and between Aurora Foods Inc. and Kraft Foods,
             Inc. (Incorporated by reference to Exhibit 2.2 to Aurora Foods Inc.'s Form S-4 filed on August 21, 1997
             (the "Aurora S-4").
       2.5   Amendment to Asset Purchase Agreement, dated as of February 13, 1997, between Van de Kamp's, Inc. and
             Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.2 to Form 10-Q for the quarter ended
             March 31, 1997).
       2.6   Asset Purchase Agreement, dated as of February 3, 1997, between Van de Kamp's, Inc. and Morningstar
             Foods, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-Q for the quarter ended March 31,
             1997).
       2.7   Asset Purchase Agreement, dated as of December 18, 1996, by and between MBW Foods Inc. (as successor-in-interest to MBW Acquisition Corp.) and Conopco, Inc., as amended. (Incorporated by reference to Exhibit 2.1 to the Aurora S-4).
       2.8   Supplement No. 1 to Asset Purchase and Sales Agreement, dated as of July 9, 1996, between Van de Kamp's,
             Inc. and the Quaker Oats Company ("Quaker Oats"). (Incorporated by reference to Exhibit 2.2 to Van de
             Kamp's, Inc.'s Form 8-K dated July 9, 1996).
       2.9   Asset Purchase and Sales Agreement, dated as of May 15, 1996 between Van de Kamp's, Inc. and Quaker
             Oats. (Incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 8-K dated July 9, 1996).
       2.10  Asset Purchase and Sales Agreement, dated as of January 17, 1996, between Shellfish Acquisition Company,
             LLC ("Shellfish") and Campbell Soup Company ("Campbell") (the text of which and Exhibits to which are
             Incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March
             30, 1996 and a list of the contents of the schedules of which is incorporated by reference to Exhibit
             2.1 to Van de Kamp's, Inc.'s Form 8-K dated May 6, 1996).
       2.11  Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc. and Shellfish.
             (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s Form 10-Q for the quarter ended March
             30, 1996).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (CONTINUED)

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.12  Agreement and Amendment No. 1, dated September 19, 1995, to the Asset Purchase Agreement among Van de
             Kamp's, Inc., the Pillsbury Company and PET Incorporated. (Incorporated by reference to Exhibit 2.2 to
             Van de Kamp's, Inc.'s Form S-4 filed on October 4, 1995 (the "Van de Kamp's S-4").
       2.13  Asset Purchase Agreement, dated as of July 7, 1995 among Van de Kamp's, Inc., the Pillsbury Company and
             PET Incorporated. (Incorporated by reference to Exhibit 2.1 to the Van de Kamp's S-4).
       2.14  Certificate of Merger, dated June 23, 1998, of Aurora Foods Inc. with and into A Foods Inc.
             (Incorporated by reference to Exhibit 2.14 to the Aurora S-1).
       3.1   Certificate of Incorporation of A Foods Inc., filed with the Secretary of State of the State of Delaware on June 19, 1998. (Incorporated by reference to Exhibit 3.1 to the Aurora S-1).
       3.2   Amended and Restated By-Laws of Aurora Foods Inc. (Incorporated by reference to Exhibit 3.2 to the
             Aurora S-1).
       4.1   Indenture, dated as of July 1, 1998, between Aurora Foods Inc. and Wilmington Trust Company (the "New
             Indenture"). (Incorporated by reference to Exhibit 4.13 to the Aurora S-1).
       4.2   Specimen Certificate of the 8 3/4% Senior Subordinated Note Due 2008 and 8 3/4% Series B Senior
             Subordianted Note Due 2008 (included in Exhibit 4.1 hereto).
       4.3   Registration Rights Agreement, dated July 1, 1998, between Aurora Foods Inc. and Chase Securities Inc.,
             Goldman, Sachs & Co. and Natwest Capital Markets Limited. (Incorporated by reference to Exhibit 4.15 to the Aurora S-1).
       4.4   Indenture, dated as of February 10, 1997, by and between Aurora Foods Inc. and Wilmington Trust Company
             (the "Series B Indenture"). (Incorporated by reference to Exhibit 4.1 to the Aurora S-4).
       4.5   Specimen Certificate of 9 7/8% Series B Senior Subordinated Note due 2007 (included in Exhibit 4.4 hereto).
       4.6   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the Series B
             Indenture (included in Exhibit 4.4 hereto).
       4.7   Indenture, dated as of July 1, 1997, by and between Aurora Foods Inc. and Wilmington Trust Company (the
             "Series D Indenture"). (Incorporated by reference to Exhibit 4.6 to the Aurora S-4).
       4.8   Specimen Certificate of 9 7/8% Series D Senior Subordinated Note, due 2007 (included in Exhibit 4.7 hereto).
       4.9   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the Series D
             Indenture (included in Exhibit 4.7 hereto).
       5.1   Opinion of White & Case LLP regarding the legality of the New Notes.
       8.1   Opinion of White & Case LLP regarding certain tax matters.
      10.1   Securityholders Agreement, dated as of April 8, 1998, among the parties listed on Schedule A attached thereto. (Incorporated by reference to Exhibit 4.2 to the Aurora S-1).
      10.2   VDK Holdings, Inc. Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.1 to the Aurora
             S-1).
      10.3   1998 Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Aurora S-1)
      10.4   Employment Agreement, dated as of July 1, 1998, between Ian R. Wilson and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.7 to the Aurora S-1).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (CONTINUED)

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.5   Employment Agreement, dated as of July 1, 1998, between James B. Ardrey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.8 to the Aurora S-1).
      10.6   Employment Agreement, dated as of July 1, 1998, between Ray Chung and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.9 to the Aurora S-1).
      10.7   Employment Agreement, dated as of July 1, 1998, between M. Laurie Cummings and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.10 to the Aurora S-1).
      10.8   Amendment No. 1 to Ferraro Employment Agreement, dated as of January 1, 1998, between Aurora Foods Inc.
             and Thomas S. Ferraro. (Incorporated by reference to Exhibit 10.11 to the Aurora S-1).
      10.9   Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and Thomas J.
             Ferraro (Incorporated by reference to Exhibit 10.5 to the Aurora S-4).
      10.10  Amendment No. 1 to Willett Employment Agreement, dated as of January 1, 1998, between C. Gary Willett and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.13 to the Aurora S-1).
      10.11  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and C. Gary
             Willett. (Incorporated by reference to Exhibit 10.6 to the Aurora S-4).
      10.12  Amendment No. 1 to Ellinwood Amended and Restated Employment Agreement, dated as of January 1, 1998, between Thomas 0. Ellinwood and Van de Kamp's, Inc. (Incorporated by reference to Exhibit 10.15 to the
             Aurora S-1).
      10.13  Amended and Restated Employment Agreement, dated as of March 11, 1997, by and between Thomas 0.
             Ellinwood and Van de Kamp's, Inc. (Incorporated by reference to Exhibit 10.16 to the Aurora S-1).
      10.14  Employment Agreement, dated as of February 16, 1998, by and between Van de Kamp's, Inc. and Anthony A.
             Bevilacqua. (Incorporated by reference to Exhibit 10.17 to the Aurora S-1).
      10.15  Third Amended and Restated Credit Agreement, dated as of July 1, 1998, by and among Aurora Foods Inc., as Borrower, the Lenders listed therein, The Chase Manhattan Bank as Administrative Agent, Chase
             Securities Inc. as Arranging Agent, National Westminster Bank PLC as Syndication Agent and Swiss Bank
             Corporation as Documentation Agent. (Incorporated by reference to Exhibit 10.20 to the Aurora S-1).
      10.16  First Amended and Restated Red Wing Co-Pack Agreement, dated as of November 19, 1997, by and between
             Aurora Foods Inc. and The Red Wing Company, Inc. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.16 to the Aurora 10-K).
      10.17  Production Agreement, dated November 19, 1997, by and between Aurora Foods Inc. and The Red Wing
             Company, Inc. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.18 to the Aurora 10-K).
      10.18  Transitional Supply Agreement, dated November 26, 1997, by and between Aurora Foods Inc. and The Procter
             & Gamble Distributing Company. (Confidential treatment has been granted for a portion of this document.
             Incorporated by reference to Exhibit 10.20 to the Aurora 10-K).
      10.19  Expense Agreement, made as of July 1, 1998, between Aurora Foods Inc. and Dartford Partnership L.L.C.
             (Incorporated by reference to Exhibit 10.32 to the Aurora S-1).
      10.20  Advisory Agreement, made as of April 8, 1998, among Aurora/VDK LLC, Van de Kamp's Inc., VDK Holdings,
             Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc. and Dartford Partnership L.L.C. (Incorporated by
             reference to Exhibit 10.33 to the Aurora S-1).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (CONTINUED)

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.21  Advisory Agreement, made as of April 8, 1998, among Aurora/VDK LLC, Van de Kamp's, Inc., VDK Holdings,
             Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc. and MDC Management Company III, L.P.
             (Incorporated by reference to Exhibit 10.34 to the Aurora S-1).
      10.22  Advisory Agreement, made as of April 8, 1998, between Fenway Partners, Inc. and Aurora/VDK LLC Van de
             Kamp's, Inc., VDK Holdings, Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc. (Incorporated by
             reference to Exhibit 10.35 to the Aurora S-1).
      10.23  Agreement, dated March 31, 1994, between Van de Kamp's, Seafood and Ore-Ida Foods, Inc. (Incorporated by
             reference to Exhibit 10.29 to the Van de Kamp's S-4).
      10.24  Flavor Supply Agreement, dated as of December 31, 1996, by and between Quest International Flavors &
             Food Ingredients Company and MBW Foods Inc. (Incorporated by reference to Exhibit 10.8 to the Aurora
             S-4).
      10.25  License Agreement, dated as of February 21, 1979, between General Host Corporation and VDK Acquisition
             Corporation (Incorporated by reference to Exhibit 10.27 to the Van de Kamp's S-4).
      10.26  License Agreement, dated as of October 14, 1978, between General Host Corporation and Van de Kamp's
             Dutch Bakeries (Incorporated by reference to Exhibit 10.28 to the Van de Kamp's S-4).
      10.27  Trademark License Agreement, dated July 9, 1996 among Quaker Oats, The Quaker Oats Company of Canada
             Limited and Van de Kamp's, Inc. (Incorporated by reference to Exhibit H to Exhibit 2.1 to Van de Kamp's
             Inc.'s Form 8-K dated July 9, 1996 (the "Van de Kamp's 8-K")).
      10.28  Patent License Agreement, dated July 9, 1996, between Quaker Oats and Van de Kamp's, Inc. (Incorporated by reference to Exhibit K to Exhibit 2.1 to the Van de Kamp's 8-K).
      10.29  Indemnity Agreement, dated as of July 1, 1998, between Ian R. Wilson and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.46 to the Aurora S-1).
      10.30  Indemnity Agreement, dated as of July 1, 1998, between James B. Ardrey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.49 to the Aurora S-1).
      10.31  Indemnity Agreement, dated as of July 1, 1998, between Clive A. Apsey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.50 to the Aurora S-1).
      10.32  Indemnity Agreement, dated as of July 1, 1998, between Charles Ayres and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.51 to the Aurora S-1).
      10.33  Indemnity Agreement, dated as of July 1, 1998, between David E. DeLeeuw and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.52 to the Aurora S-1).
      10.34  Indemnity Agreement, dated as of July 1, 1998, between Charles J. Delaney and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.53 to the Aurora S-1).
      10.35  Indemnity Agreement, dated as of July 1, 1998, between Richard C. Dresdale and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.54 to the Aurora S-1).
      10.36  Indemnity Agreement, dated as of July 1, 1998, between Andrea Geisser and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.55 to the Aurora S-1).
      10.37  Indemnity Agreement, dated as of July 1, 1998, between Peter Lamm and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.56 to the Aurora S-1).
      10.38  Indemnity Agreement, dated as of July 1, 1998, between Tyler T. Zachem and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.57 to the Aurora S-1).
      10.39  1998 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.47 to the Aurora S-1).

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES. (CONTINUED)

  EXHIBIT
  NUMBER                                               EXHIBIT DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      10.40  Production Agreement, dated as of June 4, 1998, by and between Aurora Foods Inc. and Gilster-Mary Lee
             Corporation. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.48 to the Aurora S-1).
      12.1   Statement re computation of ratios.
      21.1   Subsidiaries of Registrant.
      23.1   Consent of PricewaterhouseCoopers LLP.
      23.2   Consent of PricewaterhouseCoopers LLP.
      23.3   Consent of PricewaterhouseCoopers LLP.
      23.4   Consent of Deloitte & Touche LLP.
      23.5   Consent of PricewaterhouseCoopers LLP.
      23.6   Consent of PricewaterhouseCoopers LLP.
      23.7   Consent of White & Case LLP (included in Exhibit 5.1 hereto).
      24.1   Power of Attorney (see pages II-8 and II-9).
      25.1   Statement of eligibility of trustee.
      99.1   Form of Letter of Transmittal for New Notes.
      99.2   Form of Notice of Guaranteed Delivery for New Notes.
      99.3   Letter to Brokers.
      99.4   Letter to Clients.
      99.5   Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial Owner.
      99.6   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.

------------------------

**  Previously filed with the Commission.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on July 21, 1998.

                                AURORA FOODS INC.

                                BY:              /S/ IAN R. WILSON
                                     -----------------------------------------
                                                   Ian R. Wilson
                                             Chairman of the Board and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints and hereby authorizes Ian R. Wilson, James B. Ardrey and M. Laurie Cummings and each of them, as attorney-in-fact, to sign on such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to the registration statement.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 1998:

          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                Chairman of the Board and
      /s/ IAN R. WILSON           Chief Executive Officer
------------------------------    (Principal Executive
        Ian R. Wilson             Officer)

     /s/ JAMES B. ARDREY        Vice Chairman and Director
------------------------------
       James B. Ardrey

                                Chief Financial Officer
    /s/ M. LAURIE CUMMINGS        and Secretary
------------------------------    (Principal Financial
      M. Laurie Cummings          Officer and Principal
                                  Accounting Officer)

       /s/ CLIVE APSEY          Director
------------------------------
         Clive Apsey

      /s/ CHARLES AYRES         Director
------------------------------
        Charles Ayres

          SIGNATURE                        TITLE
------------------------------  ---------------------------

    /s/ DAVID E. DE LEEUW       Director
------------------------------
      David E. De Leeuw

    /s/ CHARLES J. DELANEY      Director
------------------------------
      Charles J. Delaney

   /s/ RICHARD C. DRESDALE      Director
------------------------------
     Richard C. Dresdale

      /s/ ANDREA GEISSER        Director
------------------------------
        Andrea Geisser

        /s/ PETER LAMM          Director
------------------------------
          Peter Lamm

     /s/ TYLER T. ZACHEM        Director
------------------------------
       Tyler T. Zachem

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                          EXHIBIT DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------
       1.1   Purchase Agreement, dated as of June 25, 1998 among Aurora Foods Inc. and Chase Securities,
             Inc., Goldman, Sachs & Co. and NatWest Capital Markets Limited. (Incorporated by reference to
             Exhibit 10.3 to Aurora Foods Inc.'s Form S-1 (File Number 98656056) (the "Aurora S-1")).
       2.1   Merger Agreement, dated as of June 22, 1998, between Aurora Foods Inc. and A Foods Inc.
             (Incorporated by reference to Exhibit 2.1 to the Aurora S-1).
       2.2   Merger Agreement, dated as of June 25, 1998 among Aurora Foods Holdings Inc., Foods Operating
             Co. Inc., VDK Holdings, Inc., Van de Kamp's, Inc. and Aurora Foods Inc. (Incorporated by
             reference to Exhibit 2.2 to the Aurora S-1).
       2.3   Asset Purchase Agreement, dated as of November 26, 1997, by and between Aurora Foods Inc. and
             The Procter & Gamble Company. (Incorporated by reference to Exhibit 2.1 to Aurora Foods Inc.'s
             Form 8-K filed on January 30, 1998).
       2.4   Asset Purchase Agreement, dated as of March 7, 1997 by and between Aurora Foods Inc. and Kraft
             Foods, Inc. (Incorporated by reference to Exhibit 2.2 to Aurora Foods Inc.'s Form S-4 filed on
             August 21, 1997 (the "Aurora S-4").
       2.5   Amendment to Asset Purchase Agreement, dated as of February 13, 1997, between Van de Kamp's,
             Inc. and Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.2 to Form 10-Q for the quarter ended March 31, 1997).
       2.6   Asset Purchase Agreement, dated as of February 3, 1997, between Van de Kamp's, Inc. and
             Morningstar Foods, Inc. (Incorporated by reference to Exhibit 2.1 to Form 10-Q for the quarter ended March 31, 1997).
       2.7   Asset Purchase Agreement, dated as of December 18, 1996, by and between MBW Foods Inc. (as successor-in-interest to MBW Acquisition Corp.) and Conopco, Inc., as amended. (Incorporated by reference to Exhibit 2.1 to the Aurora S-4).
       2.8   Supplement No. 1 to Asset Purchase and Sales Agreement, dated as of July 9, 1996, between Van de Kamp's, Inc. and the Quaker Oats Company ("Quaker Oats"). (Incorporated by reference to
             Exhibit 2.2 to Van de Kamp's, Inc.'s Form 8-K dated July 9, 1996).
       2.9   Asset Purchase and Sales Agreement, dated as of May 15, 1996 between Van de Kamp's, Inc. and
             Quaker Oats. (Incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form 8-K dated
             July 9, 1996).
       2.10  Asset Purchase and Sales Agreement, dated as of January 17, 1996, between Shellfish
             Acquisition Company, LLC ("Shellfish") and Campbell Soup Company ("Campbell") (the text of which and Exhibits to which are Incorporated by reference to Exhibit 2.1 to Van de Kamp's,
             Inc.'s Form 10-Q for the quarter ended March 30, 1996 and a list of the contents of the schedules of which is incorporated by reference to Exhibit 2.1 to Van de Kamp's, Inc.'s Form
             8-K dated May 6, 1996).
       2.11  Asset Purchase Agreement, dated as of January 17, 1996, between Van de Kamp's, Inc. and
             Shellfish. (Incorporated by reference to Exhibit 2.2 to Van de Kamp's, Inc.'s Form 10-Q for
             the quarter ended March 30, 1996).
       2.12  Agreement and Amendment No. 1, dated September 19, 1995, to the Asset Purchase Agreement among
             Van de Kamp's, Inc., the Pillsbury Company and PET Incorporated. (Incorporated by reference to
             Exhibit 2.2 to Van de Kamp's, Inc.'s Form S-4 filed on October 4, 1995 (the "Van de Kamp's
             S-4").
       2.13  Asset Purchase Agreement, dated as of July 7, 1995 among Van de Kamp's, Inc., the Pillsbury
             Company and PET Incorporated. (Incorporated by reference to Exhibit 2.1 to the Van de Kamp's
             S-4).
       2.14  Certificate of Merger, dated June 23, 1998, of Aurora Foods Inc. with and into A Foods Inc.
             (Incorporated by reference to Exhibit 2.14 to the Aurora S-1).
       3.1   Certificate of Incorporation of A Foods Inc., filed with the Secretary of State of the State of Delaware on June 19, 1998. (Incorporated by reference to Exhibit 3.1 to the Aurora S-1).
       3.2   Amended and Restated By-Laws of Aurora Foods Inc. (Incorporated by reference to Exhibit 3.2 to the Aurora S-1).

  EXHIBIT
  NUMBER                                          EXHIBIT DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------
       4.1   Indenture, dated as of July 1, 1998, between Aurora Foods Inc. and Wilmington Trust Company
             (the "New Indenture"). (Incorporated by reference to Exhibit 4.13 to the Aurora S-1).
       4.2   Specimen Certificate of the 8 3/4% Senior Subordinated Note Due 2008 and 8 3/4% Series B
             Senior Subordianted Note Due 2008 (included in Exhibit 4.1 hereto).
       4.3   Registration Rights Agreement, dated July 1, 1998, between Aurora Foods Inc. and Chase
             Securities Inc., Goldman, Sachs & Co. and Natwest Capital Markets Limited. (Incorporated by
             reference to Exhibit 4.15 to the Aurora S-1).
       4.4   Indenture, dated as of February 10, 1997, by and between Aurora Foods Inc. and Wilmington
             Trust Company (the "Series B Indenture"). (Incorporated by reference to Exhibit 4.1 to the
             Aurora S-4).
       4.5   Specimen Certificate of 9 7/8% Series B Senior Subordinated Note due 2007 (included in Exhibit
             4.4 hereto).
       4.6   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the Series B Indenture (included in Exhibit 4.4 hereto).
       4.7   Indenture, dated as of July 1, 1997, by and between Aurora Foods Inc. and Wilmington Trust
             Company (the "Series D Indenture"). (Incorporated by reference to Exhibit 4.6 to the Aurora
             S-4).
       4.8   Specimen Certificate of 9 7/8% Series D Senior Subordinated Note, due 2007 (included in
             Exhibit 4.7 hereto).
       4.9   Form of Note Guarantee to be issued by future subsidiaries of Aurora Foods Inc. pursuant to the Series D Indenture (included in Exhibit 4.7 hereto).
       5.1   Opinion of White & Case LLP regarding the legality of the New Notes.
       8.1   Opinion of White & Case LLP regarding certain tax matters.
      10.1   Securityholders Agreement, dated as of April 8, 1998, among the parties listed on Schedule A attached thereto. (Incorporated by reference to Exhibit 4.2 to the Aurora S-1).
      10.2   VDK Holdings, Inc. Incentive Compensation Plan. (Incorporated by reference to Exhibit 10.1 to the Aurora S-1).
      10.3   1998 Incentive Plan. (Incorporated by reference to Exhibit 10.2 to the Aurora S-1)
      10.4   Employment Agreement, dated as of July 1, 1998, between Ian R. Wilson and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.7 to the Aurora S-1).
      10.5   Employment Agreement, dated as of July 1, 1998, between James B. Ardrey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.8 to the Aurora S-1).
      10.6   Employment Agreement, dated as of July 1, 1998, between Ray Chung and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.9 to the Aurora S-1).
      10.7   Employment Agreement, dated as of July 1, 1998, between M. Laurie Cummings and Aurora Foods
             Inc. (Incorporated by reference to Exhibit 10.10 to the Aurora S-1).
      10.8   Amendment No. 1 to Ferraro Employment Agreement, dated as of January 1, 1998, between Aurora
             Foods Inc. and Thomas S. Ferraro. (Incorporated by reference to Exhibit 10.11 to the Aurora
             S-1).
      10.9   Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and
             Thomas J. Ferraro (Incorporated by reference to Exhibit 10.5 to the Aurora S-4).
      10.10  Amendment No. 1 to Willett Employment Agreement, dated as of January 1, 1998, between C. Gary
             Willett and Aurora Foods Inc. (Incorporated by reference to Exhibit 10.13 to the Aurora S-1).
      10.11  Employment Agreement, dated as of December 31, 1996, by and between Aurora Foods Inc. and C.
             Gary Willett. (Incorporated by reference to Exhibit 10.6 to the Aurora S-4).
      10.12  Amendment No. 1 to Ellinwood Amended and Restated Employment Agreement, dated as of January 1,
             1998, between Thomas 0. Ellinwood and Van de Kamp's, Inc. (Incorporated by reference to
             Exhibit 10.15 to the Aurora S-1).
      10.13  Amended and Restated Employment Agreement, dated as of March 11, 1997, by and between Thomas
             0. Ellinwood and Van de Kamp's, Inc. (Incorporated by reference to Exhibit 10.16 to the Aurora
             S-1).

  EXHIBIT
  NUMBER                                          EXHIBIT DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------
      10.14  Employment Agreement, dated as of February 16, 1998, by and between Van de Kamp's, Inc. and
             Anthony A. Bevilacqua. (Incorporated by reference to Exhibit 10.17 to the Aurora S-1).
      10.15  Third Amended and Restated Credit Agreement, dated as of July 1, 1998, by and among Aurora
             Foods Inc., as Borrower, the Lenders listed therein, The Chase Manhattan Bank as
             Administrative Agent, Chase Securities Inc. as Arranging Agent, National Westminster Bank PLC
             as Syndication Agent and Swiss Bank Corporation as Documentation Agent. (Incorporated by
             reference to Exhibit 10.20 to the Aurora S-1).
      10.16  First Amended and Restated Red Wing Co-Pack Agreement, dated as of November 19, 1997, by and between Aurora Foods Inc. and The Red Wing Company, Inc. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.16 to the
             Aurora 10-K).
      10.17  Production Agreement, dated November 19, 1997, by and between Aurora Foods Inc. and The Red
             Wing Company, Inc. (Confidential treatment has been granted for a portion of this document.
             Incorporated by reference to Exhibit 10.18 to the Aurora 10-K).
      10.18  Transitional Supply Agreement, dated November 26, 1997, by and between Aurora Foods Inc. and
             The Procter & Gamble Distributing Company. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.20 to the Aurora 10-K).
      10.19  Expense Agreement, made as of July 1, 1998, between Aurora Foods Inc. and Dartford Partnership
             L.L.C. (Incorporated by reference to Exhibit 10.32 to the Aurora S-1).
      10.20  Advisory Agreement, made as of April 8, 1998, among Aurora/VDK LLC, Van de Kamp's Inc., VDK
             Holdings, Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc. and Dartford Partnership
             L.L.C. (Incorporated by reference to Exhibit 10.33 to the Aurora S-1).
      10.21  Advisory Agreement, made as of April 8, 1998, among Aurora/VDK LLC, Van de Kamp's, Inc., VDK
             Holdings, Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc. and MDC Management Company
             III, L.P. (Incorporated by reference to Exhibit 10.34 to the Aurora S-1).
      10.22  Advisory Agreement, made as of April 8, 1998, between Fenway Partners, Inc. and Aurora/VDK LLC
             Van de Kamp's, Inc., VDK Holdings, Inc., Aurora Foods Inc. and Aurora Foods Holdings Inc.
             (Incorporated by reference to Exhibit 10.35 to the Aurora S-1).
      10.23  Agreement, dated March 31, 1994, between Van de Kamp's, Seafood and Ore-Ida Foods, Inc.
             (Incorporated by reference to Exhibit 10.29 to the Van de Kamp's S-4).
      10.24  Flavor Supply Agreement, dated as of December 31, 1996, by and between Quest International
             Flavors & Food Ingredients Company and MBW Foods Inc. (Incorporated by reference to Exhibit
             10.8 to the Aurora S-4).
      10.25  License Agreement, dated as of February 21, 1979, between General Host Corporation and VDK
             Acquisition Corporation (Incorporated by reference to Exhibit 10.27 to the Van de Kamp's S-4).
      10.26  License Agreement, dated as of October 14, 1978, between General Host Corporation and Van de
             Kamp's Dutch Bakeries (Incorporated by reference to Exhibit 10.28 to the Van de Kamp's S-4).
      10.27  Trademark License Agreement, dated July 9, 1996 among Quaker Oats, The Quaker Oats Company of
             Canada Limited and Van de Kamp's, Inc. (Incorporated by reference to Exhibit H to Exhibit 2.1 to Van de Kamp's Inc.'s Form 8-K dated July 9, 1996 (the "Van de Kamp's 8-K")).
      10.28  Patent License Agreement, dated July 9, 1996, between Quaker Oats and Van de Kamp's, Inc.
             (Incorporated by reference to Exhibit K to Exhibit 2.1 to the Van de Kamp's 8-K).
      10.29  Indemnity Agreement, dated as of July 1, 1998, between Ian R. Wilson and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.46 to the Aurora S-1).
      10.30  Indemnity Agreement, dated as of July 1, 1998, between James B. Ardrey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.49 to the Aurora S-1).

  EXHIBIT
  NUMBER                                          EXHIBIT DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------
      10.31  Indemnity Agreement, dated as of July 1, 1998, between Clive A. Apsey and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.50 to the Aurora S-1).
      10.32  Indemnity Agreement, dated as of July 1, 1998, between Charles Ayres and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.51 to the Aurora S-1).
      10.33  Indemnity Agreement, dated as of July 1, 1998, between David E. DeLeeuw and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.52 to the Aurora S-1).
      10.34  Indemnity Agreement, dated as of July 1, 1998, between Charles J. Delaney and Aurora Foods
             Inc. (Incorporated by reference to Exhibit 10.53 to the Aurora S-1).
      10.35  Indemnity Agreement, dated as of July 1, 1998, between Richard C. Dresdale and Aurora Foods
             Inc. (Incorporated by reference to Exhibit 10.54 to the Aurora S-1).
      10.36  Indemnity Agreement, dated as of July 1, 1998, between Andrea Geisser and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.55 to the Aurora S-1).
      10.37  Indemnity Agreement, dated as of July 1, 1998, between Peter Lamm and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.56 to the Aurora S-1).
      10.38  Indemnity Agreement, dated as of July 1, 1998, between Tyler T. Zachem and Aurora Foods Inc.
             (Incorporated by reference to Exhibit 10.57 to the Aurora S-1).
      10.39  1998 Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.47 to the Aurora
             S-1).
      10.40  Production Agreement, dated as of June 4, 1998, by and between Aurora Foods Inc. and
             Gilster-Mary Lee Corporation. (Confidential treatment has been granted for a portion of this document. Incorporated by reference to Exhibit 10.48 to the Aurora S-1).
      12.1   Statement re computation of ratios.
      21.1   Subsidiaries of Registrant.
      23.1   Consent of PricewaterhouseCoopers LLP.
      23.2   Consent of PricewaterhouseCoopers LLP.
      23.3   Consent of PricewaterhouseCoopers LLP.
      23.4   Consent of Deloitte & Touche LLP.
      23.5   Consent of PricewaterhouseCoopers LLP.
      23.6   Consent of PricewaterhouseCoopers LLP.
      23.7   Consent of White & Case LLP (included in Exhibit 5.1 hereto).
      24.1   Power of Attorney (see pages II-8 and II-9).
      25.1   Statement of eligibility of trustee.
      99.1   Form of Letter of Transmittal for New Notes.
      99.2   Form of Notice of Guaranteed Delivery for New Notes.
      99.3   Letter to Brokers.
      99.4   Letter to Clients.
      99.5   Instructions to Registered Holder and/or Book Entry Transfer Participant from Beneficial
             Owner.
      99.6   Guidelines for Certificate of Taxpayer Identification Number on substitute Form W-9.

------------------------

**  Previously filed with the Commission.